                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            U S WEST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                             1801 California Street
                             Denver, Colorado 80202

            NOTICE OF SPECIAL MEETING TO BE HELD ON NOVEMBER 2, 1999

To the Shareholders of U S WEST, Inc.:

    The special meeting of shareholders of U S WEST, Inc. will be held on Tuesday, November 2, 1999, starting at 9:00 a.m. local time, at the Auditorium at Equitable Center, The Equitable Building, 787 7th Avenue, New York, New York, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 18, 1999, as amended, between U S WEST, Inc. and Qwest Communications International Inc., and the merger, as described in the attached joint proxy statement/prospectus;

    2. To consider and vote upon any proposal to adjourn or postpone the special meeting; and

    3. To transact such other business as may properly come before the special meeting, including any adjournment or postponement thereof.

    Holders of record of U S WEST, Inc. common stock at the close of business on Tuesday, September 7, 1999, will be entitled to vote at the special meeting or any adjournment or postponement thereof.

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE ENCOURAGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, USE U S WEST'S INTERNET VOTING PROCEDURES OR CAST YOUR VOTE VIA TELEPHONE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED.

    ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED A PROXY, HAS USED U S WEST'S INTERNET VOTING PROCEDURES OR HAS VOTED BY TELEPHONE. PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR STOCK AT THIS TIME.

                                          By Order of the Board of Directors

                                                    [SIG]

                                          Mark Roellig
                                          Executive Vice President--Public
                                          Policy,
                                          Human Resources and Law, General
                                          Counsel
                                          and Secretary

September 17, 1999.

                                                                     WSTNC-SL-99

                                                                       [LOGO]

       [LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

The Boards of Directors of Qwest Communications International Inc. and U S WEST, Inc. have approved a merger agreement which provides for the strategic merger of the two companies. We believe the combined company will be able to create substantially more shareholder value than could be achieved by the companies individually.

Our combined company will be named Qwest Communications International Inc. and will have its headquarters in Denver, Colorado.

Upon completion of the merger, holders of U S WEST common stock will receive, for each U S WEST share they own, subject to the collar and the cash option described in this joint proxy statement/prospectus, shares of Qwest common stock having a value of $69 per share. Qwest shareholders will continue to own their existing shares after the merger.

We estimate that Qwest will issue between 873,058,054 and 1,232,662,130 shares of Qwest common stock to U S WEST shareholders in the merger. These shares will represent between 53.9% and 62.3% of the outstanding shares of Qwest common stock after the merger. Qwest shareholders before the merger will hold between 46.1% and 37.7% of the outstanding Qwest shares after the merger.

We are asking shareholders of Qwest and U S WEST to approve the merger agreement and the merger. We cannot complete the merger unless the shareholders of both companies approve it. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE I-8 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER AND THE OTHER PROPOSALS.
The dates, times and places of the meetings are:
For QWEST shareholders:

    Tuesday, November 2, 1999

    10:00 a.m. (local time)

    Hyatt Regency Denver

    The Grand Ballroom

    1750 Welton Street

    Denver, Colorado 80202

For U S WEST shareholders:

    Tuesday, November 2, 1999

    9:00 a.m. (local time)

    The Auditorium at Equitable Center

    The Equitable Building

    787 Seventh Avenue

    New York, New York 10019

            [SIG]                             [SIG]
Joseph P. Nacchio                             Solomon D. Trujillo
Chairman and Chief Executive Officer          Chairman, President and Chief Executive
Qwest Communications International Inc.       Officer
                                              U S WEST, Inc.

Neither the Securities and Exchange Commission nor any state securities regulators have approved the Qwest stock to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Joint proxy statement/prospectus dated September 17, 1999 and first mailed to shareholders on September 18, 1999.

                               TABLE OF CONTENTS

                                                 PAGE
                                               ---------

CHAPTER ONE--THE MERGER

QUESTIONS AND ANSWERS ABOUT THE MERGER.......        I-1

SUMMARY......................................        I-2
  The Companies..............................        I-2
  Our Recommendations to Shareholders........        I-2
  The Merger.................................        I-3

THE MERGER...................................        I-8
  General....................................        I-8
  Risk Factors...............................        I-8
  Background of the Merger...................       I-10
  Our Reasons for the Merger; Recommendations
    of Our Boards of Directors...............       I-17
  Material Federal Income Tax Consequences of
    the Merger...............................       I-22
  Regulatory Matters Relating to the
    Merger...................................       I-24
  Appraisal Rights...........................       I-25
  Federal Securities Laws Consequences; Stock
    Transfer Restriction Agreements..........       I-26
  Accounting Treatment.......................       I-26
  Legal Proceedings..........................       I-26

INTERESTS OF OFFICERS AND DIRECTORS IN THE
  MERGER.....................................       I-28
  Qwest Board; Management....................       I-28
  Indemnification; Directors' and Officers'
    Insurance................................       I-28
  Qwest's Stock Options and Growth Share
    Plan.....................................       I-28
  Qwest's Retention Grants...................       I-29
  Modification of Compensation Terms for
    Qwest's Chief Executive Officer..........       I-30
  U S WEST's Stock and Stock Option Plans....       I-30
  U S WEST Long-Term Incentive Plan..........       I-31
  U S WEST Executive Short-Term Incentive
    Plan.....................................       I-32
  Other Benefits.............................       I-32
  U S WEST's Retention Plan..................       I-33
  Recent Developments........................       I-35

THE MERGER AGREEMENT.........................       I-36
  Structure of the Merger....................       I-36
  Timing of Closing..........................       I-36
  Merger Consideration.......................       I-36

                                                 PAGE
                                               ---------
  Treatment of U S WEST Stock Options........       I-39
  Exchange of Shares.........................       I-39
  Qwest Board and Board Committees...........       I-39
  Office of the Chairman.....................       I-40
  Executive Officers.........................       I-40
  Certain Covenants..........................       I-40
  Representations and Warranties.............       I-42
  Conditions to the Completion of the
    Merger...................................       I-42
  Termination of the Merger Agreement........       I-42
  Other Expenses.............................       I-45
  Amendments and Waivers.....................       I-45

VOTING AGREEMENT.............................       I-46
  Agreement to Vote..........................       I-46
  Restrictions on Transfer...................       I-46
  Termination................................       I-46

THE GLOBAL AGREEMENTS........................       I-47
  The Qwest-Global Agreement.................       I-47
  The U S WEST-Global Termination
    Agreement................................       I-47
  The Amendment to the U S WEST-Global Tender
    Offer and Purchase Agreement.............       I-47
  The Qwest-Global Capacity Purchase
    Agreement................................       I-47

OPINIONS OF FINANCIAL ADVISORS...............       I-48
  Opinion of Financial Advisor to Qwest......       I-48
  Opinions of Financial Advisors to U S
    WEST.....................................       I-53
  Merrill Lynch Opinion......................       I-54
  Lehman Brothers Opinion....................       I-55

EMPLOYEE BENEFITS PROPOSAL...................       I-62

CHAPTER TWO--FINANCIAL INFORMATION

COMPARATIVE PER SHARE MARKET PRICE AND
  DIVIDEND INFORMATION.......................       II-1

SELECTED FINANCIAL DATA......................       II-2

COMPARATIVE PER SHARE DATA...................       II-6

UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL INFORMATION......................       II-7

                                                 PAGE
                                               ---------
PROJECTIONS AND SYNERGIES....................      II-16

CHAPTER THREE--INFORMATION ABOUT THE MEETINGS
  AND VOTING

  Matters Relating to the Meetings...........      III-1
  Vote Necessary to Approve Qwest and U S
    WEST Proposals...........................      III-3
  Proxies....................................      III-3
  Other Business; Adjournments...............      III-6

CHAPTER FOUR--CERTAIN LEGAL INFORMATION

COMPARISON OF QWEST AND U S WEST SHAREHOLDER
  RIGHTS.....................................       IV-1
  Summary of Material Differences Between
    Current Rights of Qwest and U S WEST
    Shareholders and Rights Those
    Shareholders Will Have as Qwest
    Shareholders Following the Merger........       IV-1

DESCRIPTION OF QWEST CAPITAL STOCK...........       IV-5
  Authorized Capital Stock...................       IV-5
  Qwest Common Stock.........................       IV-5
  Qwest Preferred Stock......................       IV-5
  Transfer Agent and Registrar...............       IV-6
  Stock Exchange Listing; Delisting and
    Deregistration of U S WEST Common
    Stock....................................       IV-6

INFORMATION REGARDING FORWARD-LOOKING
  STATEMENTS.................................       IV-6
                                                 PAGE
                                               ---------
  Qwest......................................       IV-6
  U S WEST...................................       IV-7

LEGAL MATTERS................................       IV-8

EXPERTS......................................       IV-8

CHAPTER FIVE--ADDITIONAL INFORMATION FOR
  SHAREHOLDERS

FUTURE SHAREHOLDER PROPOSALS.................        V-1
  Qwest......................................        V-1
  U S WEST...................................        V-1

WHERE YOU CAN FIND MORE INFORMATION..........        V-1

ANNEXES
Annex A      Agreement and Plan of Merger
Annex B      Voting Agreement
Annex C      Opinion of Donaldson, Lufkin &
             Jenrette Securities Corporation
Annex D      Opinion of Merrill Lynch,
             Pierce, Fenner & Smith, Inc.
Annex E      Opinion of Lehman Brothers Inc.
Annex F      Section 262 of the Delaware
             General Corporation Law
Annex G      Qwest Equity Incentive Plan
Annex H      Form of Qwest Charter
Annex I      Form of Qwest Bylaws

                                  CHAPTER ONE

                                   THE MERGER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHEN AND WHERE ARE THE SHAREHOLDER MEETINGS?

A: The shareholder meeting of Qwest Communications International Inc. ("Qwest") will take place on November 2, 1999 in Denver, Colorado. The shareholder meeting of U S WEST, Inc. ("U S WEST") will take place on November 2, 1999 in New York, New York. The address of each meeting is specified on the cover page.

Q: WHAT DO I NEED TO DO NOW?

A: Just mail your signed proxy card in the enclosed return envelope or vote by telephone or the Internet, as soon as possible, so that your shares may be represented at your meeting. In order to assure that we obtain your vote, please give your proxy as instructed on your proxy card even if you currently plan to attend your meeting in person.

Q: WHAT SHOULD I DO IF I WANT TO CHANGE MY VOTE?

A: Just send in a later-dated, signed proxy card to your company's Secretary or vote again by telephone or the Internet before your meeting. Or, you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company's Secretary at the address under "Summary--The Companies" on page I-2.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet voting.

If you do not give voting instructions to your broker, you will, in effect, BE VOTING AGAINST THE MERGER unless you appear in person at your shareholder meeting and vote in favor of the merger.

Q: WHAT HAPPENED TO THE U S WEST MERGER WITH GLOBAL CROSSING LTD. ("GLOBAL")?
A: U S WEST terminated the Global-U S WEST merger agreement in order to enter into the merger agreement with Qwest. In connection with the termination, U S WEST paid Global $140 million in cash and 2,231,076 shares of Global common stock, Qwest loaned $140 million in cash to U S WEST and Qwest entered into an agreement to buy $140 million in services from Global.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will send U S WEST shareholders written instructions for exchanging their share certificates. Qwest shareholders will keep their existing certificates.

Q: WILL I CONTINUE TO RECEIVE DIVIDENDS ON MY U S WEST SHARES UNTIL THE MERGER?

A: We do not expect any changes in the current dividend policies of either of the companies before the merger. However, subject to the terms of the merger agreement, either company may change its dividend policy before the merger.

Q: WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: After the closing of the merger, Qwest will initially pay a dividend of $0.0125 per quarter. The payment of dividends by the combined company in the future, however, will depend on business conditions, the combined company's financial condition and earnings, and other factors.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as quickly as practicable. In addition to shareholder approvals, we must also obtain regulatory approvals. We hope to complete the merger by mid-2000.

Q: WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETINGS OR THE MERGER?

A: Qwest shareholders may call 1-800-567-7296. U S WEST shareholders may call 1-800-735-3568.

CHAPTER ONE - THE MERGER

                                    SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO CAREFULLY. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE V-1.

THE COMPANIES

QWEST COMMUNICATIONS INTERNATIONAL INC.

700 Qwest Tower

555 Seventeenth Street

Denver, Colorado 80202

(303) 992-1400

Qwest is a worldwide broadband Internet communications company whose principal business is providing leading-edge communications to businesses and consumers. Qwest has operations throughout North America, Europe and Mexico, and has developed one of the most technologically advanced, secure and reliable networks capable of carrying data, image and voice communications.

U S WEST, INC.

1801 California Street

Denver, Colorado 80202

(303) 672-2700

U S WEST's principal business is telecommunications and related services, including local exchange telephone services, exchange access services, long distance within Local Access and Transport Areas, high speed data and Internet services, wireless communications and directory services.

OUR RECOMMENDATIONS TO SHAREHOLDERS

TO QWEST SHAREHOLDERS:

The Qwest Board believes the merger is advisable, fair to you and in your best interest and recommends that you vote FOR the proposal to approve and adopt the merger agreement and the merger, including the issuance of shares of Qwest common stock in the merger, the Qwest charter amendments and the increase in the number of shares of Qwest common stock eligible for award under Qwest's equity incentive plan contemplated by the merger agreement.

The Qwest Board also recommends that you vote FOR the proposal to approve and ratify Qwest's equity incentive plan.

TO U S WEST SHAREHOLDERS:

The U S WEST Board believes the merger is advisable, fair to you and in your best interest and recommends that you vote FOR the proposal to approve and adopt the merger agreement and the merger.

SHAREHOLDER VOTES REQUIRED

FOR QWEST SHAREHOLDERS: Approval and adoption of the merger agreement and the merger, including the issuance of shares of Qwest common stock in the merger, the Qwest charter amendments and the increase in the number of shares of Qwest common stock eligible for award under Qwest's equity incentive plan contemplated by the merger agreement, requires the affirmative vote of at least a majority of the outstanding shares of Qwest common stock.

Approval and ratification of Qwest's equity incentive plan requires the affirmative vote of at least a majority of the shares of Qwest common stock present in person or by proxy and entitled to vote at the Qwest meeting, assuming a quorum is present.

NEITHER OF THE QWEST PROPOSALS IS CONDITIONED ON APPROVAL OF THE OTHER QWEST PROPOSAL.

FOR U S WEST SHAREHOLDERS: Approval and adoption of the merger agreement and the merger requires the affirmative vote of at least a majority of the outstanding shares of U S WEST common stock.

                                                        CHAPTER ONE - THE MERGER

THE MERGER

THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS JOINT PROXY
STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

WHAT U S WEST SHAREHOLDERS WILL RECEIVE (SEE PAGE I-36)

As a result of the merger, U S WEST shareholders will receive, for each share of U S WEST common stock, subject to the collar and cash option described below, shares of Qwest common stock having a value of $69. The value of the consideration will be $69 so long as the Qwest average price (as described below) is between $28.26 and $39.90.

If the Qwest average price is above $39.90, U S WEST shareholders will receive, for each of their shares of U S WEST common stock, 1.72932 shares of Qwest common stock. In these circumstances, the Qwest shares received for each U S WEST share would have a value of more than $69.

If the Qwest average price is below $28.26, U S WEST shareholders will receive, subject to the cash option described below, for each of their shares of U S WEST common stock, 2.44161 shares of Qwest common stock. In these circumstances, the Qwest shares received for each U S WEST share would have a value of less than $69.

If the Qwest average price is less than $38.70, Qwest and U S WEST may elect to pay a portion of the merger consideration in cash.

If the Qwest average price is less than $22 or the closing price of Qwest common stock is less than $22 for 20 consecutive trading days before the completion of the merger, U S WEST may terminate the merger agreement.

The Qwest average price is the average of the volume weighted averages of the trading prices of Qwest common stock on the Nasdaq National Market for the 15 trading days randomly selected by lot by Qwest and U S WEST together from the 30 consecutive trading days ending on the third trading day immediately before the date on which all of the conditions to the closing of the merger have been satisfied or waived.

YOU MAY CALL 1-888-339-9805 ANYTIME AFTER MONDAY, OCTOBER 4, 1999 UNTIL THE MERGER CLOSES TO HEAR A TAPE RECORDED MESSAGE STATING WHAT THE EXCHANGE RATIO IN THE MERGER WOULD BE IF THE QWEST AVERAGE PRICE WERE EQUAL TO THE MOST RECENT CLOSING PRICE OF QWEST COMMON STOCK.

Qwest will not issue any fractional shares in the merger. U S WEST shareholders will receive a check in the amount of the proceeds from the sale of their fractional shares in the market unless Qwest elects instead to pay the U S WEST shareholders a price equal to the average of the closing prices of Qwest common stock on the Nasdaq National Market for the ten consecutive trading days immediately following the closing of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER (SEE PAGE I-42)

The completion of the merger depends upon meeting a number of conditions, including the following:

- approval by the Qwest and U S WEST shareholders;

- receipt of necessary approvals from the Federal Communications Commission and certain state public utility commissions;

- absence of any law or court order prohibiting the merger;

- receipt of opinions of counsel to Qwest and   U S WEST that the merger will
  qualify as a tax-free reorganization;

- receipt by U S WEST of the opinion of its counsel that the merger will not affect the tax-free qualification of the prior spin-off of U S WEST and delivery of a copy of that opinion to Qwest;

- material accuracy as of closing of the representations and warranties made by the other party; and

- absence of an imposition by any regulatory authority of any condition, requirement or

CHAPTER ONE - THE MERGER

  restriction that would (1) reasonably be expected to have a material adverse effect on the combined company after the merger, or (2) result in a reduction in aggregate revenues of Qwest and U S WEST on a pro forma, combined basis for the last four fiscal quarters prior to the closing of the merger of more than $750 million or require any additional capital investment of more than $500 million.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE I-42)

Either Qwest or U S WEST can terminate the merger agreement if any of the following occurs:

    - we do not complete the merger by July 30, 2000; however, that date will be extended to December 31, 2000 if we have not completed the merger by July 30, 2000 because the regulatory conditions specified in the merger agreement have not been satisfied by that date; or

    - Qwest or U S WEST shareholders do not give the required approvals; or

    - a law or court order permanently prohibits the merger; or

    - the other party breaches the merger agreement in a manner that renders a condition to the merger incapable of being satisfied before July 30, 2000; or

    - before its shareholder vote, the other party's board of directors modifies its recommendation of the merger and merger agreement in a manner adverse to the party seeking to terminate.

In addition, U S WEST may terminate the merger agreement if the Qwest average price is less than $22 or the closing price of Qwest common stock is less than $22 for any 20 consecutive trading days before the completion of the merger.

Neither Qwest nor U S WEST can terminate the merger agreement as described in the first bullet point above if the merger has not closed because it is in material breach of the merger agreement.

Finally, Qwest and U S WEST can mutually agree to terminate the merger agreement.

Although the Qwest and U S WEST Boards are entitled to withdraw their recommendations of the merger in response to a superior acquisition proposal, neither Qwest nor U S WEST is permitted to terminate the merger agreement to accept a superior acquisition proposal made by a third party. Accordingly, it is expected that the Qwest and U S WEST meetings will be held even if Qwest or U S WEST receives a superior acquisition proposal from a third party.

TERMINATION FEES (SEE PAGES I-43)

U S WEST must pay Qwest a termination fee of $850 million in cash if:

    - the merger agreement is terminated by Qwest because the U S WEST Board modifies its recommendation of the merger and merger agreement in a manner adverse to Qwest; or

    - the merger agreement could have been terminated by Qwest as described in the immediately preceding bullet point but was not and is subsequently terminated as a result of the failure to obtain U S WEST shareholder approval; or

    - the merger agreement is terminated in circumstances where:

        - U S WEST's shareholders do not vote in favor of the merger;

        - a third party has made a proposal for an alternative transaction involving U S WEST before the U S WEST shareholder vote; and

        - within twelve months after the termination of the merger agreement U S WEST enters into an agreement for an alternative transaction with any third party; or

    - the merger agreement is terminated by Qwest as a result of U S WEST's material breach of its non-solicitation obligations in the merger agreement.

                                                        CHAPTER ONE - THE MERGER

Qwest must pay U S WEST a termination fee of $850 million in cash if:

    - the merger agreement is terminated by U S WEST because the Qwest Board modifies its recommendation of the merger and merger agreement in a manner adverse to U S WEST; or

    - the merger agreement could have been terminated by U S WEST as described in the immediately preceding bullet point but was not and is subsequently terminated as a result of the failure to obtain Qwest shareholder approval; or

    - the merger agreement is terminated in circumstances where:

        - Qwest's shareholders do not vote in favor of the merger;

        - a third party has made a proposal for an alternative transaction involving Qwest before the Qwest shareholder vote; and

        - within twelve months after the termination of the merger agreement Qwest enters into an agreement for an alternative transaction with any third party; or

    - the merger agreement is terminated by U S WEST as a result of Qwest's material breach of its non-solicitation obligations in the merger agreement.

PAYMENTS TO GLOBAL (SEE PAGE I-44)

Immediately before the signing of the merger agreement, U S WEST and Global agreed to terminate their merger agreement. In connection with the termination of the Global-U S WEST merger agreement, U S WEST paid Global $140 million in cash and 2,231,076 shares of Global common stock, Qwest loaned $140 million in cash to U S WEST and Qwest entered into an agreement to buy $140 million in services from Global. If the merger agreement is terminated, Qwest will not receive repayment from U S WEST of its $140 million loan and will have to deliver to U S WEST the same number of shares of Global common stock delivered to Global by U S WEST (or pay their market value in cash at that time). However, if the termination of the merger agreement is the result of U S WEST changing its recommendation of the merger, U S WEST will be obligated to repay $70 million (plus interest at LIBOR plus .15%) to Qwest and will receive only 1,115,538 shares of Global common stock (or their market value in cash at that time) from Qwest. No other payments have been made in connection with the termination of the Global-U S WEST merger agreement.

QWEST BOARD AND BOARD COMMITTEES AFTER THE MERGER (SEE PAGE I-39)

Following the merger, the Qwest Board will have fourteen members, seven of whom will be designated by Qwest and seven of whom will be designated by U S WEST. The Qwest Board committees will consist of an equal number of Qwest and U S WEST Board designees. The Qwest by-law provisions that implement these requirements will survive for three years after the completion of the merger and during that period may not be changed except with the approval of 75% of the Qwest Board.

OFFICE OF THE CHAIRMAN (SEE PAGE I-40)

Following the merger, Philip F. Anschutz, Qwest's Chairman of the Board, Joseph
P. Nacchio, Qwest's Chairman and Chief Executive Officer, and Solomon D. Trujillo, U S WEST's Chairman, President and Chief Executive Officer, together will constitute the Office of the Chairman. Subject to the power and authority of the Qwest Board after the merger, the Office of the Chairman will have exclusive power and final authority for all decisions relating to material acquisitions and dispositions, the allocation of capital resources, the termination of any of the eight most senior executive officers of Qwest other than Mr. Nacchio and Mr. Trujillo, and general corporate strategy. Any decision by the Office of the Chairman will require a majority vote, and any of Messrs. Anschutz, Nacchio and Trujillo may present any of these matters to the entire Qwest Board. The Qwest bylaw provisions

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CHAPTER ONE - THE MERGER

that implement these requirements will survive for three years after the completion of the merger and during that period may not be changed except with the approval of 75% of the Qwest Board.

EXECUTIVE OFFICERS (SEE PAGE I-40)

After the merger, Mr. Anschutz will be the Non-Executive Chairman of Qwest, Mr. Nacchio will be Chairman and Chief Executive Officer of Qwest and Mr. Trujillo will be Chairman of Qwest and President of the broadband local and wireless division of Qwest. For a period of one year following the closing of the merger, the twenty most senior policy-making executive officers of Qwest will be substantially equally represented by officers of Qwest and U S WEST. Messrs. Anschutz, Nacchio and Trujillo will jointly appoint these twenty executive officers.

REGULATORY APPROVALS (SEE PAGE I-24)

Completion of the merger will not occur until after we have received specified regulatory approvals required for the transaction. The parties have satisfied their obligation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to provide specified materials and information for review by the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the specified review period has ended without either the DOJ or the FTC taking action. In addition, the Federal Communications Commission and certain state public utility commissions will, and other state public utility commissions may, have jurisdiction to approve the merger.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE I-28)

When considering our Boards' recommendations that you vote in favor of the merger, you should be aware that a number of our officers and directors have interests in the merger that are different from, or in addition to, yours.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE I-22)

A U S WEST shareholder's receipt of Qwest common stock in the merger generally will be tax-free for United States federal income tax purposes, except for taxes resulting from the receipt of cash instead of any fractional shares of Qwest common stock.

If Qwest and U S WEST elect to pay a portion of the merger consideration in cash, a U S WEST shareholder will be taxed on any gain on the shares of U S WEST common stock surrendered in the merger to the extent of cash received as merger consideration.

VOTING AGREEMENT (SEE PAGE I-46)

Qwest's principal shareholder, Mr. Anschutz, has agreed to vote his shares of Qwest common stock in favor of the approval and adoption of the merger agreement and merger and against any competing acquisition proposal involving Qwest or any other action that could reasonably be expected to impede the closing of the merger. Under the terms of the voting agreement with U S WEST, at least 250 million shares of Qwest common stock, representing approximately 33% of the Qwest common stock outstanding as of the date of this joint proxy statement/prospectus, must remain subject to the voting agreement. Unless otherwise agreed to by the parties, the voting agreement will survive any termination of the merger agreement and will remain in effect even if the Qwest Board withdraws its recommendation to vote in favor of the merger (unless U S WEST decides to terminate the merger agreement in response to the change in the Qwest Board recommendation).

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

Qwest common stock is quoted on the Nasdaq National Market and U S WEST common stock is listed on the New York Stock Exchange. On May 14, 1999, the last full trading day before the announcement of the signing of the Global-U S WEST merger agreement, U S WEST common stock closed at $62.25. On June 11, 1999, the last full trading day before

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                                                        CHAPTER ONE - THE MERGER

Qwest publicly announced its initial proposal for U S WEST, Qwest common stock closed at $44.875 and U S WEST common stock closed at $54.875. On July 16, 1999, the last full trading day before the announcement of the signing of the merger agreement, Qwest common stock closed at $35.00 and U S WEST common stock closed at $60.25. On September 16, 1999, the most recent practicable date prior to the mailing of this joint proxy statement/prospectus, Qwest common stock closed at $29.25 and U S WEST common stock closed at $56.188.

LISTING OF QWEST COMMON STOCK

The shares of Qwest common stock to be issued in the merger will be quoted on the Nasdaq National Market under the ticker symbol "QWST."

OWNERSHIP OF QWEST AFTER THE MERGER

We estimate that Qwest will issue between 873,058,054 and 1,232,662,130 shares of Qwest common stock to U S WEST shareholders in the merger. The shares of Qwest common stock to be issued to U S WEST shareholders in the merger will represent between 53.9% and 62.3% of the outstanding Qwest common stock after the merger. Qwest shareholders before the merger will hold between 46.1% and 37.7% of the outstanding Qwest shares after the merger. This information is based on the number of Qwest and U S WEST shares outstanding on September 7, 1999 and the Qwest average price ranging from $28.26 (which is the price at the bottom of the collar) to $39.90 (which is the price at the top of the collar) and does not take into account stock options or other equity-based awards or other transactions involving the issuance of stock, including acquisitions.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGE I-48)

In connection with the merger, the Qwest Board received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, Qwest's financial advisor, and the U S WEST Board received the opinions of Merrill Lynch, Pierce, Fenner & Smith, Inc. and Lehman Brothers Inc., U S WEST's financial advisors. Qwest received a written opinion from DLJ as to the fairness, from a financial point of view, to Qwest shareholders of the consideration to be paid by Qwest in the merger as of July 18, 1999, and U S WEST received an opinion from each of Merrill Lynch and Lehman Brothers that, as of June 18, 1999, the consideration to be received by the U S WEST shareholders in the merger was fair to them from a financial point of view. These opinions, which are attached as Annex C, Annex D and Annex E, set forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinions. We encourage you to read these opinions in their entirety. THESE OPINIONS ARE DIRECTED TO THE BOARDS OF DIRECTORS OF THE RESPECTIVE COMPANIES AND ARE NOT RECOMMENDATIONS TO SHAREHOLDERS WITH RESPECT TO ANY MATTER RELATING TO THE MERGER. THE OPINIONS SPEAK ONLY AS OF THEIR RESPECTIVE DATES AND THE FINANCIAL ADVISORS TO QWEST AND U S WEST ARE UNDER NO OBLIGATION TO CONFIRM THEIR OPINIONS AS OF A LATER DATE. FURTHER, THE QWEST AND U S WEST BOARDS MAY NOT NECESSARILY REQUEST THAT THEIR FINANCIAL ADVISORS CONFIRM THESE OPINIONS AS OF A LATER DATE.

APPRAISAL RIGHTS (SEE PAGE I-25)

The holders of Qwest common stock do not have any right to an appraisal of the value of their shares in connection with the merger. The holders of U S WEST common stock have appraisal rights for their shares only if they receive cash as consideration in the merger.

ACCOUNTING TREATMENT (SEE PAGE I-26)

The merger will be accounted for using the purchase method of accounting. U S WEST will be deemed the acquiror for accounting purposes.

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Chapter One - The Merger

                                   THE MERGER

GENERAL

    The Qwest Board is using this joint proxy statement/prospectus to solicit proxies from the holders of Qwest common stock for use at the Qwest meeting. The U S WEST Board is also using this document to solicit proxies from the holders of U S WEST common stock for use at the U S WEST meeting.

QWEST PROPOSALS

    At the Qwest meeting, Qwest shareholders will be asked to vote upon a proposal to approve and adopt the merger agreement and the merger, including approval of the issuance of Qwest common stock in the merger, the Qwest charter amendments and the increase in the number of shares of Qwest common stock eligible for award under Qwest's equity incentive plan contemplated by the merger agreement. We sometimes refer to this proposal as the "Qwest merger proposal."

    At the Qwest meeting, Qwest shareholders will also be asked to vote upon a proposal to approve and ratify Qwest's equity incentive plan. We sometimes refer to this proposal as the "Qwest employee benefits proposal" and to the "Qwest merger proposal" and the "Qwest employee benefits proposal" collectively as the "Qwest proposals."

    NEITHER OF THE QWEST PROPOSALS IS CONDITIONED ON APPROVAL OF THE OTHER QWEST PROPOSAL.

U S WEST PROPOSAL

    At the U S WEST meeting, holders of U S WEST common stock will be asked to vote upon a proposal to approve and adopt the merger agreement and the merger. We sometimes refer to this proposal as the "U S WEST proposal."

RISK FACTORS

    In addition to the risks relating to the businesses of Qwest and U S WEST which are incorporated by reference in this joint proxy statement/prospectus from our other Securities and Exchange Commission filings, you should carefully consider the following risk factors relating to the merger in determining whether to vote in favor of the approval and adoption of the merger and the merger agreement. You should also consider the risk factors that will generally have an impact on the combined company's financial condition, results of operations and business after the merger, including those described under "Information Regarding Forward-looking Statements."

    DIFFICULTIES IN COMBINING OPERATIONS AND REALIZING SYNERGIES. Qwest and U S WEST have entered into the merger agreement with the expectation that the merger will result in certain benefits including operating efficiencies, cost savings, synergies and other benefits. Achieving the benefits of the merger will depend in part upon the integration of the businesses of Qwest and U S WEST in an efficient manner, which we believe will require considerable effort. In addition, the consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the combined company. No assurance can be given that Qwest and U S WEST will succeed in integrating their operations in a timely manner or without encountering significant difficulties or that the expected operating efficiencies, cost savings, synergies and other benefits from such integration will be realized.

    UNCERTAIN VALUE OF QWEST COMMON STOCK TO BE RECEIVED IN THE MERGER. No assurances can be given to the U S WEST shareholders of the value of the shares of Qwest common stock to be issued in the merger. The calculation of the exchange ratio is designed so that U S WEST shareholders receive Qwest common

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                                                        CHAPTER ONE - THE MERGER

stock having a value of $69 for each share of U S WEST common stock converted in the merger. If, however, the Average Price of Qwest common stock for the 15 randomly selected trading days during the 30-day pricing period prior to closing is less than $28.26, U S WEST shareholders will receive Qwest common stock having a value of less than $69 for each share of U S WEST common stock converted in the merger. If the Average Price is less than $22 or the closing price of Qwest common stock is less than $22 for 20 consecutive trading days between the signing of the merger agreement and the closing of the merger, the U S WEST Board is entitled to terminate the merger agreement. Because the U S WEST meeting will occur before the date on which the Average Price of Qwest common stock is determined, U S WEST shareholders will not have the power to vote against the merger if the average price is less than $28.26.

    In addition, even if the average price of Qwest common stock is more than $28.26, no assurances can be given to the U S WEST shareholders that the Qwest common stock to be issued in the merger will have a value of $69 upon completion of the merger. If the price of Qwest common stock is declining during the 30 trading day pricing period prior to the closing of the merger, U S WEST shareholders may receive Qwest common stock actually having a value of less than $69 at the effective time of the merger, notwithstanding the fact that the average price is more than $28.26.

    Furthermore, no assurances can be given to the U S WEST shareholders of the value of the shares of Qwest common stock to be issued in the merger after the completion of the merger. After the completion of the merger, the price of Qwest common stock is likely to change based upon changes in the business, operations and prospects of the combined company, general market and economic conditions, regulatory considerations and other factors beyond our control. Also, the merger will result in the recognition of a substantial amount of goodwill. We have preliminarily estimated that the useful life associated with the goodwill will be 40 years, however, due to changes in the communications industry, including advances in technology, competition, consolidation of service providers and the regulatory environment, the SEC believes a life of 20 to 25 years to be more appropriate. Although we believe a 40-year life is appropriate and consistent with industry practice, there can be no assurance that the SEC will not require, or we will not decide, to change the useful life to a shorter period. If we were to reduce the useful life from 40 to 20 years, annual earnings per share would be reduced by $0.34. See footnote 5 to the pro forma financial statements on page II-13.

    REGULATORY APPROVALS MAY BE DELAYED OR CONDITIONED. Completion of the merger is conditioned on receipt of all material regulatory consents and approvals required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as the applicable statutes, policies and rules governing the Federal Communications Commission and state public utility commissions. The DOJ and the FTC granted early termination of the Hart-Scott-Rodino Act review period without taking action, but other consents and approvals remain to be obtained. There can be no assurance that such approvals will be granted on a timely basis, or without materially adverse conditions.

    DIVESTITURE OF IN-REGION INTERLATA BUSINESS. The Telecommunications Act of 1996 currently prohibits U S WEST from providing long distance telecommunications services between Local Access and Transport Areas (LATAs) within its 14 state region, and between these LATAs and locations outside its region. Upon the closing of the merger, the interLATA service prohibition also would apply to Qwest. Consequently, as of the closing, Qwest plans to discontinue providing these interLATA services, and these services will be divested under separate agreements. There can be no assurance that the terms and conditions under which the divestitures will be made will permit Qwest to receive the full economic value of its in-region interLATA business. Furthermore, closing of the merger could be delayed if the necessary divestitures cannot be completed on a timely basis. The combined company will continue to provide long distance services outside the U S WEST region. The parties have anticipated some loss of out-of-region long

CHAPTER ONE - THE MERGER

distance business as a result of the discontinuance of in-region business. There can be no assurance that these losses will not be materially greater than expected.

    FUTURE PROVISION OF INTERLATA SERVICES. U S WEST and, upon closing, the combined company will be allowed to provide in-region interLATA services upon satisfaction of certain regulatory conditions primarily related to local exchange telephone competition. These restrictions will be lifted on a state by state basis following further proceedings in each U S WEST state and at the FCC. Qwest and U S WEST expect the combined company to work actively to meet the applicable requirements so that interLATA services can be provided in particular states starting in 2000 or 2001, but there can be no assurance that they will be successful in that regard. Even after elimination of the interLATA restriction, the combined company's long distance operations will be subject to various regulatory constraints, including the requirement that interLATA services be offered through a subsidiary that is structurally separated from the company's local exchange services. There can be no assurance that these regulations will not have a material adverse affect on the combined company's ability to compete.

    CONCENTRATION OF VOTING POWER; POTENTIAL CONFLICTS OF INTEREST. As of the date of this joint proxy statement/prospectus, Philip F. Anschutz, Qwest's Chairman of the Board, beneficially owns approximately 39% of the outstanding shares of Qwest common stock. Based on the number of shares of Qwest common stock and U S WEST common stock outstanding as of September 7, 1999, the record date for the Qwest and U S WEST meetings, and depending on the number of shares of Qwest common stock issued in the merger (which will in turn depend on the Qwest average price), upon completion of the merger, Mr. Anschutz will beneficially own between approximately 14.86% and 18.02% of the outstanding shares of Qwest common stock. Based on Qwest and U S WEST's current shareholder composition, it is not anticipated that, upon completion of the merger, any Qwest shareholder other than Mr. Anschutz would own more than 5% of the outstanding shares of Qwest common stock. In addition, Mr. Anschutz will be Qwest's Non-Executive Chairman and a member of the Office of the Chairman. As a result, Mr. Anschutz will continue to be in a position to substantially influence actions that require shareholder approval, including the election of the Qwest Board.

    ANTI-TAKEOVER PROVISIONS. The merger agreement provides that, upon the completion of the merger, Qwest's amended and restated charter and bylaws will include certain provisions that may have the effect of delaying, deterring or preventing a future takeover or change in control of Qwest unless that takeover or change in control is approved by the Qwest Board. These provisions may render the removal of directors and management more difficult. For example, upon completion of the merger, Qwest shareholders will not be permitted to call a special meeting of shareholders or act by written consent to vote on the removal of directors and will not be able to remove directors without cause. In addition, since the Qwest Board will be classified upon completion of the merger, a shareholder attempting to gain control of the Qwest Board might have to wage two successful proxy contests to do so.

    INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER. A number of the officers and directors of Qwest and U S WEST have interests in the merger that are different from, or in addition to, yours as a shareholder of Qwest or U S WEST. For a description of these interests, see "Interests of Officers and Directors in the Merger."

BACKGROUND OF THE MERGER

    In pursuing their strategies for enhancing shareholder value, each of Qwest and U S WEST regularly considers opportunities for acquisitions, joint ventures and other strategic alliances. While each company believes that it has positive prospects on a stand-alone basis, representatives of each of Qwest and U S WEST from time to time hold discussions with third parties regarding a range of possible options to

                                                        CHAPTER ONE - THE MERGER

improve their competitive positions, including acquisitions or dispositions of assets, possible partnerships, alliances or other significant transactions.

    In April of 1998, Qwest and U S WEST entered into a joint marketing and teaming arrangement. Qwest and U S WEST terminated their activities under this arrangement in May of 1998 when the FCC determined that these activities were impermissible under the Telecommunications Act of 1996.

    After the June 12, 1998 separation from its former parent company, U S WEST reviewed its strategic position and objectives in light of changes in the competitive marketplace as evidenced by recent significant consolidations and mergers in the telecommunications industry, swiftly advancing technology and changes in the regulatory landscape. From September 30 through October 2, 1998, the U S WEST Board held a strategy session during which it reviewed these changes. With this background, it considered various strategic alternatives for U S WEST. These alternatives included potential relationships and industry alliances with other entities but no specific transactions were proposed. Following this session, during the fall of 1998, representatives of U S WEST and Global met on various occasions to discuss a potential transaction involving U S WEST's data business and Global. These discussions ended in January 1999. Also, representatives of U S WEST and Qwest discussed opportunities for the two companies in the changing telecommunications industry.

    On February 4 and 5, 1999, in the context of the discussion of a potential opportunity for U S WEST's data business, the U S WEST Board had lengthy discussions regarding the various strategies that U S WEST could pursue.

    Through February and into April 1999, representatives of Global and U S WEST had further discussions about ways of combining Global and the data business of U S WEST.

    On March 17, 1999, Global and Frontier Corporation announced the execution of a definitive merger agreement.

    At an April 2 regular meeting, the U S WEST Board reviewed the strategic objectives of U S WEST and requested that its management further investigate possible long-term strategic alternatives and options for U S WEST, including the possibility of a business combination transaction involving Global. Analysis of possible strategies to either acquire or build the technology necessary to advance U S WEST into the forefront of the rapidly expanding data and telecommunications industry was undertaken. U S WEST considered a number of potential acquisition candidates with a variety of technologies that would enhance its products or services.

    Thereafter, representatives of U S WEST had preliminary discussions with a number of significant potential partners that could strategically fit with its goals of becoming a global leader in the data/ communications race. U S WEST retained Merrill Lynch to advise it with respect to a possible transaction.

    From April 22 through May 11, representatives of U S WEST and Global met to discuss the possibility of a business combination or a joint venture between U S WEST and Global.

    On May 3, U S WEST and Global executed a mutual confidentiality agreement and agreed to exchange non-public information.

    On May 4, a U S WEST representative asked a Qwest representative whether Qwest had any interest in a business combination between U S WEST and Qwest. The Qwest representative said that, in light of other pending matters, Qwest was not then interested in pursuing such a combination.

    During the first two weeks of May, representatives of U S WEST and Global met to discuss a possible structure for a business combination between U S WEST and Global and agreed that any business combination transaction between U S WEST and Global would include a tender offer for Global shares.

CHAPTER ONE - THE MERGER

    On May 11, at a special meeting of the U S WEST Board, senior management of U S WEST and U S WEST's financial and legal advisors reviewed with the U S WEST Board the possible long-term strategic alternatives for U S WEST and the status of the discussions between U S WEST and Global. The U S WEST Board then authorized senior management of U S WEST to continue discussions with Global.

    Thereafter, representatives of U S WEST and Global continued to meet to negotiate the terms of a possible business combination, including the terms of a tender offer for Global shares, and continued negotiations relating to a merger and the tender offer for Global shares.

    On May 14, Qwest learned that U S WEST and Global were negotiating a business combination. On May 15, representatives of Qwest discussed with representatives of U S WEST the possibility of a business combination transaction between Qwest and U S WEST.

    On May 16, the U S WEST Board met for the purpose of considering the terms and conditions of the proposed merger agreement with Global, the tender offer and the related transactions and agreements. U S WEST's financial and legal advisors were present at the meeting. The U S WEST Board was advised that Qwest had become aware of the possible combination with Global and had requested that U S WEST delay negotiations while Qwest continued to consider making an alternative proposal. Throughout the day and evening, representatives of U S WEST encouraged Qwest to make a firm and specific proposal that could be considered. Representatives of Qwest advised representatives of U S WEST that Qwest was not prepared to make an offer at that time because Qwest had not undertaken the necessary work to evaluate a possible offer for U S WEST, and they requested U S WEST to postpone the execution of any agreement with Global or, failing that, to maintain the flexibility to discuss future proposals from third parties in any agreement between U S WEST and Global. At the U S WEST Board meeting, senior management of U S WEST and U S WEST's legal and financial advisors reviewed with the U S WEST Board the terms and conditions of the Global merger agreement, the tender offer and the related transactions. Merrill Lynch addressed certain financial aspects of the Global merger. Counsel reviewed legal considerations to be considered by the U S WEST Board in approving the Global merger and the tender offer. Extensive discussion followed relating to the financial and legal aspects of the transaction as well as the status of the conversations with the representatives of Qwest. After discussion, the Board unanimously approved the Global merger, the tender offer, the Global merger agreement and the related transactions and agreements and agreed to reconvene later that evening to authorize management to execute and deliver the Global merger agreement and the related agreements. Later that evening, the U S WEST Board reconvened and, after being advised that no proposal from Qwest was imminent and that Global would not defer entering into the Global merger agreement, authorized senior management of U S WEST to execute and deliver the Global merger agreement and commence the tender offer for Global shares.

    On May 17, Global and U S WEST announced that they had entered into a definitive merger agreement, under which U S WEST and Global/Frontier would each become subsidiaries of a newly-created holding company to be named Global Crossing Corporation ("New Holdco"). New Holdco would establish two categories of tracking stock: the Class G stock would track the global data and voice network and Internet assets of New Holdco, and the Class L stock would track its local telecommunications assets. In the merger, each share of U S WEST stock would be exchanged for approximately 1.2 shares of New Holdco tracking stock, and each share of Global common stock would be exchanged for one share of New Holdco tracking stock. Shareholders could elect which class of tracking stock they would receive, subject to proration based on an appraisal of the relative values of the two classes of assets represented by the two classes of tracking stock shortly before closing. As part of the Global merger transaction, U S WEST agreed to make a cash tender offer for approximately 9.5% of the outstanding Global common stock at a price of $62.75 per share. The tender offer closed on June 18.

                                                        CHAPTER ONE - THE MERGER

    Following the announcement of the Global merger agreement, representatives of Qwest commenced their due diligence investigation of publicly available information about U S WEST and Frontier and analyzed possible synergies that might result from the potential combinations with one or both companies.

    In late May and early June, representatives of Qwest and BellSouth entered into discussions regarding various alternatives relating to BellSouth's interest in Qwest, including the acquisition of a control position in, or a combination with, Qwest. The discussions terminated without Qwest and BellSouth reaching agreement on these issues.

    At special meetings of the Qwest Board held on June 11 and June 13, Qwest's senior management and its financial and legal advisors briefed the Qwest Board on the potential offers for U S WEST and Frontier. On June 13, the Qwest Board discussed the proposals and unanimously authorized senior management to make proposals to acquire U S WEST and Frontier. Immediately thereafter, representatives of Qwest called representatives of U S WEST, Frontier and Global and told them that Qwest was making offers to acquire U S WEST and Frontier.

    On the same day, Joseph P. Nacchio, Chairman and Chief Executive Officer of Qwest, sent Solomon D. Trujillo, Chairman, President and Chief Executive Officer of U S WEST, a letter stating that Qwest was offering to pay 1.738 shares of Qwest common stock for each share of U S WEST common stock, having a value of $78.00 per share at the close of trading on Friday, June 11. The letter also stated that Qwest was simultaneously offering to acquire Frontier in a separate transaction, and that the consideration offered to U S WEST shareholders would increase to 1.783 shares of Qwest common stock for each share of U S WEST common stock, having a value of $80.00 per share at the close of trading on Friday, June 11, if Frontier were to accept Qwest's proposal. Mr. Nacchio enclosed a draft merger agreement with the letter.

    On June 14, the U S WEST Board held a special meeting to discuss the Qwest proposal. At the meeting, the U S WEST Board received financial and legal advice regarding the Qwest proposal and its obligations under the Global merger agreement. Also on June 14, U S WEST retained Lehman Brothers as a financial advisor.

    On June 17, Frontier issued a press release stating that the Frontier Board had not, at that time, decided to take any action with respect to Qwest's offer.

    On June 18, U S WEST issued a press release stating that the U S WEST Board was continuing to review Qwest's offer.

    On June 21, Mr. Nacchio sent separate letters to Mr. Trujillo and Joseph P. Clayton, Chief Executive Officer of Frontier, detailing the reasons why Qwest believed its offers for U S WEST and Frontier were superior to Global's outstanding offers.

    Also on June 21, the U S WEST Board held a special meeting to further discuss the Qwest proposal. At the special meeting, the U S WEST Board decided to take no action at that time with respect to the Qwest proposal. On the same day, U S WEST issued a press release expressing its concerns about the Qwest proposal.

    On June 23, Mr. Nacchio sent a letter to Mr. Trujillo stating that Qwest had modified its offer for U S WEST and was now offering to acquire each U S WEST share for $69.00 in Qwest stock. The revised offer was subject to a collar on the price of Qwest stock between $30.50 and $43.50, under which Qwest would have the option to pay cash or issue additional shares to offset any decline in Qwest's stock price from $38.70 per share down to $30.50 per share, while U S WEST stockholders would realize all of the upside of any increase in the Qwest stock price above the collar. At the same time, Qwest also revised its offer to acquire Frontier.

    On June 24, the U S WEST Board held a special meeting to discuss the revised Qwest proposal made on June 23. At the meeting, the U S WEST Board received financial and legal advice regarding the revised Qwest proposal. The U S WEST Board directed the company's officers to determine if Global would improve its offer or would allow U S WEST to enter into discussions with Qwest.

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Chapter One - The Merger

    On June 27, the U S WEST Board held a special meeting to discuss developments relating to the revised Qwest proposal, including management's discussions with Global and Global's press release indicating that Qwest would face significant regulatory problems in completing a merger with U S WEST. Also on that day, in response to Global's press release, Mr. Nacchio sent Mr. Trujillo a letter stating that Qwest's strategic merger with U S WEST would not face any greater regulatory hurdles than the Global/ U S WEST transaction. Mr. Nacchio also sent to the Boards of U S WEST and Frontier a presentation describing why Qwest's offer was, in each case, superior to the relevant Global's offer.

    On June 28, Mr. Nacchio sent a letter to Qwest's shareholders explaining the strategic purpose for Qwest's offers for U S WEST and Frontier. In that letter, Mr. Nacchio said that Qwest would consider adopting different strategies to encourage U S WEST and Frontier, or their shareholders, to accept Qwest's offers, and would consider setting deadlines by which the offers must be accepted.

    In late June, without notice to U S WEST, representatives of Global contacted representatives of Qwest and suggested a meeting between the representatives of Global and Qwest. As a result of these contacts, on June 30 and July 1 representatives of Qwest and Global discussed, among other things, the terms of a possible resolution of the issues among the parties in the event Qwest determined to discontinue its offer to acquire Frontier in connection with a possible transaction with U S WEST. The terms of a possible resolution included a reduction in the termination fee payable to Global by U S WEST under the Global/U S WEST merger agreement, payment of a part of that fee in the form of Global's common stock acquired in the tender offer by U S WEST for 9.5% of Global's common stock, a change in certain provisions of the agreements between Global and U S WEST related to the tender offer, and Qwest's agreeing to enter into a commercial arrangement to purchase services from Global.

    On June 30, Frontier announced in a press release that the Frontier Board had directed management of Frontier to meet with Qwest and to discuss a potential business combination. Qwest and Frontier signed a confidentiality agreement on July 2. During the week of July 5, representatives of Qwest and Frontier met several times to discuss the terms of Qwest's offer, including features of the offer that representatives of Frontier said were unacceptable or undesirable, and to conduct preliminary financial due diligence. Among other matters, representatives of Frontier expressed a concern about the regulatory delays in the closing of any Qwest/Frontier transaction that might result from a three-way combination of Qwest, Frontier and U S WEST. The parties also discussed Frontier's expectations regarding the terms of a potential business combination, including the limitations on the conditions to closing and an increase in the consideration payable by Qwest if the closing was delayed because of Qwest's offer to acquire U S WEST.

    Also on June 30, the U S WEST Board held a special meeting to further discuss the revised Qwest proposal. U S WEST's management reported to the U S WEST Board that they had discussions with representatives of Global who stated that Global would not improve its offer at that time and consented to a waiver of the non-solicitation limitations in the Global merger agreement so as to allow U S WEST to commence negotiations with Qwest.

    On July 1, Mr. Nacchio sent a letter to Mr. Trujillo which stated that Qwest was prepared to discuss increasing the number of U S WEST Directors to be elected to the Board of the combined company beyond the four board seats previously offered, and stating Qwest's expectation that Mr. Trujillo and senior management of U S WEST would be integral members of the management team within the new company.

    Also on July 1, U S WEST announced that the U S WEST Board had determined to authorize the company's management and advisors to discuss with Qwest issues relating to the revised Qwest merger proposal. That same day, Global announced that at the request of U S WEST it had granted a waiver

                                                        CHAPTER ONE - THE MERGER

under the merger agreement to allow U S WEST to furnish information to, and to participate in discussions with, Qwest.

    From July 2 through July 7, representatives of Qwest and U S WEST discussed the terms of Qwest's offer. The discussions focused on such issues as the structure of the proposed merger; the use of a single class of stock rather than dual tracking stocks; the terms of the collar; regulatory issues; the contribution to the strategic vision of the combined company by the directors and officers of both companies; possible governance structures which would afford senior executives of both companies the opportunity to participate in the realization of this strategic vision; employee issues; the name and principal office location of the combined company; non-solicitation and related termination provisions and the termination fees. U S WEST representatives expressed their view that the combined company would have better uses for its capital than for the acquisition of Frontier. In response, Qwest representatives expressed their willingness to terminate the offer for Frontier if satisfactory agreement could be reached with U S WEST on the open issues.

    During the weeks of July 5 and July 12, representatives of Qwest and Global continued to discuss the possibility that Qwest and Global could resolve the issues relating to their offers for Frontier and U S WEST generally on the terms referred to above.

    On July 8, the U S WEST Board held a special meeting to further discuss the status of the negotiations with Qwest.

    Also on July 8, U S WEST delivered to Qwest drafts of a merger agreement and a voting agreement pursuant to which certain affiliates of Philip F. Anschutz, Chairman of the Board of Qwest, would agree to vote their Qwest shares in favor of the transactions contemplated by a Qwest/U S WEST merger agreement.

    On July 9, representatives of Qwest provided comments on these agreements to U S WEST and its counsel and, in the following days, representatives of Qwest and U S WEST continued to negotiate the provisions of these agreements. During discussions that followed, Qwest reiterated its willingness to terminate its offer for Frontier if Qwest and U S WEST agreed on the terms of a definitive merger agreement.

    Also on July 9, Qwest and U S WEST entered into a reciprocal confidentiality agreement and exchanged due diligence request lists. Beginning on July 9, and continuing through the week of July 12, representatives of Qwest and U S WEST undertook reciprocal due diligence investigations and in that connection exchanged and discussed certain business, personnel, legal and financial information relating to Qwest and U S WEST. They also discussed the potential near- and long-term benefits achievable from a potential merger as well as the synergies that might be achieved by the combined company.

    On July 12, representatives of Qwest and U S WEST discussed governance issues and other matters related to Qwest's offer. Among other things, the representatives discussed the composition of the Board and senior management of the combined company and the roles of Messrs. Anschutz, Nacchio and Trujillo in the combined company.

    On July 13, representatives of Qwest and Frontier discussed the terms of Qwest's offer for Frontier. Qwest and Frontier were not able to reach agreement on matters each of them considered fundamental to Qwest's offer.

    On July 14, at a regularly scheduled meeting, the Qwest Board was briefed by senior management on the strategic benefits, both near- and long-term, available from a merger with U S WEST, as well as on the status of discussions with U S WEST. The Qwest Board was also informed of the discussions with Global

CHAPTER ONE - THE MERGER

and the possibility of reaching a resolution with Global. DLJ, Qwest's financial advisor, reviewed with the Qwest Board the financial aspects of the merger. Qwest's legal counsel, Davis Polk & Wardwell ("Davis Polk"), reviewed the terms and conditions of the proposed merger agreement as well as the remaining open issues, and reviewed the Qwest Board's legal duties and responsibilities. The Qwest Board discussed these matters. Later that day, representatives of Qwest and U S WEST discussed various issues, including the strategic vision of the combined company and governance issues, including the roles of Messrs. Anschutz, Nacchio and Trujillo in the combined company.

    Also on July 14, Qwest delivered a draft agreement to Global that reflected Qwest's proposed resolution of the issues relating to their offers for Frontier and U S WEST. Thereafter, representatives of Global provided their comments on the proposed agreement and representatives of Qwest and Global commenced their efforts to resolve the open issues related to the agreements.

    On July 15 and 16, representatives of Qwest and U S WEST continued to discuss issues related to the merger agreement and other agreements described in this document.

    At a July 16 special meeting to consider the merger, the Qwest Board received a presentation from Davis Polk on the terms and conditions of the merger agreement, voting agreement, the agreement with Global and related agreements described in this document and updated the Board on how certain of the remaining open issues had been resolved. The Qwest Board then received a financial presentation from DLJ and received DLJ's opinion as to the fairness, from a financial point of view, to Qwest shareholders of the merger consideration. The Qwest Board discussed the issues presented by management and by the financial and legal advisors, including the factors discussed under "--Reasons for the Merger; Recommendation of the Qwest Board." After discussion and due consideration, the Qwest Board unanimously approved the merger agreement and related agreements and merger matters described in this document.

    At a July 16 special meeting, the U S WEST Board received a presentation from senior management, Merrill Lynch and Lehman Brothers, its financial advisors, and Cadwalader, Wickersham & Taft, its legal advisor, regarding the terms and conditions of the proposed merger agreement with Qwest, the termination of the Global merger agreement, the voting agreement with certain affiliates of Mr. Anschutz and other matters relating thereto. As part of their financial presentations to the U S WEST Board, both Merrill Lynch and Lehman Brothers presented oral fairness opinions (subsequently confirmed in writing). The U S WEST Board discussed the issues presented by management and by the financial and legal advisors, including the factors discussed under "--Reasons for the Merger; Recommendations of the U S WEST Board." After discussion and due consideration, the U S WEST Board unanimously approved the termination of the Global merger agreement, and then approved the Qwest merger agreement and the agreements and the transactions related thereto and authorized management to execute and deliver all necessary agreements.

    On July 17 and 18, Qwest, U S WEST and Global representatives and outside counsel continued discussions with the goal of resolving remaining open issues. These issues included governance issues, the payment of the termination fee, the agreements relating to the stock of Global acquired by U S WEST in the tender offer and the terms of the commercial arrangement between Global and Qwest relating to Qwest's purchase of services from Global.

    On July 18, upon reaching the agreement on remaining open issues, Qwest and U S WEST executed the merger agreement and related agreements described in this document. At the same time, upon reaching agreement on the issues remaining among the three parties, Global and U S WEST executed an agreement terminating the Global/U S WEST merger agreement, and Global and Qwest executed the agreement providing for payment of termination fees and the commercial arrangements described above.

                                                        CHAPTER ONE - THE MERGER

Qwest and U S WEST issued a joint press release immediately thereafter announcing the execution of the merger agreement, the withdrawal of Qwest's offer for Frontier and the termination of U S WEST's agreement with Global.

    On September 8, Qwest and U S WEST executed an amendment to the merger agreement to increase from and after the closing of the merger (1) the number of authorized shares of Qwest common stock from 2.0 billion to 5.0 billion to permit Qwest to consummate the merger, to effect acquisitions, to grant options, to provide for stock splits, to raise capital and for other corporate purposes and (2) the number of shares of Qwest common stock eligible for award under the Qwest Equity Incentive Plan to ensure that Qwest can continue to make awards that will help the combined company attract, retain and motivate the most qualified executives and employees.

OUR REASONS FOR THE MERGER; RECOMMENDATIONS OF OUR BOARDS OF DIRECTORS

    In the past several years, the communications industry has experienced a significant increase in mergers, acquisitions and consolidations among local service providers, long distance providers, broadband Internet providers, cable television companies and other emerging technology companies. These industry changes have resulted from significant competitive, regulatory and technological changes over the last few years and are an indication that the most effective competitors in the communications industry are expected to be those companies that offer the most complete array of products and services without geographic limitations. Strong national and international players, which have formed and are forming through mergers, acquisitions and alliances, are looking to lead the telecommunications industry by offering customers one-stop shopping for their communications services, including broadband Internet services.

    Qwest has been implementing its strategy of being a leading broadband Internet communications company through its national high-capacity fiber communications network, and providing Internet and multimedia services. U S WEST has also been implementing its strategy of providing customers with integrated advanced communications products and services through its enhanced network capacity and capability, custom calling features, integration of wireline and wireless services, and its broadband Internet products and services. Through its directories business, U S WEST also provides directory services throughout its 14 state region, and is expanding that service onto the Internet. By combining, we expect to bring together Qwest's advanced network and broadband Internet service capability with U S WEST's innovative local communications and broadband Internet access capability. Through this combination we will be able to offer customers in the United States and worldwide more choices and greater access to next generation telecommunications and broadband Internet based services including web hosting and value added web based applications. We will also be able to share resources and capitalize on synergies that will speed our ability to compete effectively at the top tier of the telecommunications industry. The merger will enable both companies to achieve our mutual goals more quickly than either company could have achieved them separately.

    We believe that the merger will create a stronger competitor and will provide significant value for our shareholders, employees and customers for the following reasons, among others:

    - We believe that the combination of Qwest and U S WEST will create the benchmark large-capitalization growth company in the communications/Internet sector for the new millennium, with approximately $18.5 billion of pro forma year-2000 revenue and $7.4 billion pro forma year-2000 EBITDA and will be accretive to Qwest's earnings per share and cash flow per share beginning in the first year of combined operations. See "Projections and Synergies" and "Information Regarding Forward Looking Statements."

CHAPTER ONE - THE MERGER

    - We believe that during the period from 2000 through 2005 the combination of Qwest and U S WEST will enable us to achieve gross revenue synergies of more than $12 billion and net financial and operational synergies of approximately $10.5 billion to $11 billion. We expect that these synergies will be comprised of (1) incremental revenues as the combined company expands its local, data, Internet Protocol and long-distance service; (2) operating cost savings in areas such as network operations and maintenance, sales and marketing, billing and customer and back office support; and (3) capital savings through elimination of duplication in the companies' planned network buildouts and in other infrastructure and back-office areas. See "Projections and Synergies" and "Information Regarding Forward Looking Statements."

    - We believe the combination of Qwest and U S WEST will accelerate our strategic development and will enable us to grow faster than each of us could grow alone and will increase our revenues and profits faster than each of us would accomplish alone. In particular, it is our expectation that the combination will accelerate the delivery of Internet-based broadband communications services provided by Qwest to the large customer base of U S WEST and will bring together our complementary assets, resources and expertise and the network infra-structure, applications, services and customer distribution channels of our companies and that the combination of our customer bases, assets, resources and expertise in a timely manner will permit each of us to compete more effectively in our rapidly consolidating industries. We believe the combination will also enable us to rapidly increase our customer base for our respective products by acquiring the other company's customer bases: the combined company would have an expanding client base of more than 29 million customers, including many multinational corporations.

    - We believe worldwide broadband end-to-end infrastructure, expanded range of products and services, access to each other's customers, people and processes and combined use of our distribution and operating systems will create growth for the combined company and that, as a large company with global scale and scope, multiple capabilities, end-to-end broadband connectivity, and a full suite of data, voice and video products and services, we can successfully compete in the telecommunications industry in the long-term.

    - We believe we will be able to redeploy our capital in the years 2000 through 2005 in the aggregate amount of approximately $7.5 billion toward new investment in Internet applications and hosting, out-of-region facilities based competitive local exchange service, out-of-region broadband access and Internet services, wireless expansion and video entertainment. We believe we can fund this redeployment of capital with approximately $5.3 billion of savings from the reduction in the dividends currently paid by U S WEST and $2.2 billion of savings from capital expenditure synergies. See "Projection and Synergies" and "Information Regarding Forward Looking Statements."

    - We believe we will be able to obtain the required regulatory approvals to permit us to close the merger in a timely manner without the imposition by regulators of conditions that would prevent us from obtaining substantially all of the expected benefits of the merger.

QWEST

    In approving the transaction and making its recommendation that Qwest shareholders approve the merger agreement and the related transactions, the Qwest Board consulted with Qwest's management as

                                                        CHAPTER ONE - THE MERGER

well as its outside legal counsel and financial advisor and considered the following material factors, among others:

    - the reasons described above under "Our Reasons for the Merger" and the risks described under "Risk Factors";

    - the fact that the merger consideration payable to the shareholders of U S WEST is fixed at $69.00 in Qwest common stock, subject to a "collar" when the price of Qwest common stock is between $28.26 and $39.90 and that Qwest retains the ability to pay a portion of the merger consideration in cash, subject to U S WEST's approval;

    - the familiarity of the Qwest Board with the business, properties and prospects of Qwest, including the opportunities and alternatives available to Qwest if the merger were not to be undertaken;

    - DLJ's financial presentation and opinion to the Qwest Board to the effect that, as of July 18, 1999 and based on and subject to the assumptions, limitations and qualifications stated in the opinion, the merger consideration to be paid by Qwest in the merger was fair from a financial point of view to the holders of Qwest common stock, as described under "Opinion of Qwest's Financial Advisor";

    - the qualification of the merger as a tax-free transaction for U.S. federal income tax purposes (except for tax resulting from any cash received by U S WEST shareholders);

    - the right of U S WEST to terminate the merger agreement if the average price of Qwest common stock during the 15 randomly selected trading days during the pricing period prior to closing is below $22.00 per share or the closing price of Qwest common stock is below $22.00 per share for 20 consecutive trading days between the signing of the merger agreement and the completion of the merger;

    - the terms and conditions of the merger agreement, including the conditions to closing, the termination fees payable under certain circumstances, and the restrictions imposed on the conduct of the businesses of Qwest and U S WEST in the period prior to closing;

    - the provisions of the merger agreement which do not permit either Qwest or U S WEST to terminate the merger agreement if it receives an acquisition proposal that is superior to the Qwest-U S WEST transaction but do permit Qwest or U S WEST to terminate if the board of the other party changes its recommendation that its shareholders vote in favor of the merger;

    - the voting agreement of certain shareholders of Qwest which requires them to vote in favor of the merger;

    - the decreased likelihood of a third party making an acquisition proposal with respect to Qwest pre-closing because of the voting agreement, and post-closing because of the anti-takeover provisions of the combined company's charter and bylaws, including the classified board provisions;

    - the reduction in the beneficial ownership of Qwest's principal shareholder as a result of the merger;

    - the amount of the termination fee payable to Global by U S WEST, the composition of such termination fee, the obligation of Qwest to lend part of such fee to U S WEST, and the circumstances under which part of the loan might be repayable to Qwest;

    - the governance structure of the combined company, including the creation of the Office of the Chairman with Messrs. Anschutz, Nacchio and Trujillo as its initial members; the right of each of Qwest and U S WEST to designate seven of the initial fourteen members of the board of directors

CHAPTER ONE - THE MERGER

      of the combined company; and the initial substantially equal participation by senior officers of each of Qwest and U S WEST in the management of the combined company;

    - the interests of the officers and directors of Qwest and U S WEST in the merger, as described under "Interests of Officers and Directors in the Merger";

    - the effect of the merger on Qwest's existing joint ventures and other relationships with third parties, including KPNQwest, BellSouth Corporation and Microsoft Corporation; and

    - the satisfactory completion of Qwest's due diligence investigation of U S WEST.

    The foregoing discussion of the information and factors considered by the Qwest Board is not intended to be exhaustive. In view of the wide variety of the material factors considered in connection with its evaluation of the merger and the complexity of these matters, the Qwest Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, the Qwest Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the Qwest Board's ultimate determination, but rather the Qwest Board conducted an overall analysis of the factors described above, including through discussions with and questioning of Qwest's management and legal and financial advisors. In considering the factors described above, individual members of the Qwest Board may have given different weight to different factors.

    There can be no assurance that any of the potential savings, synergies or opportunities considered by the Qwest Board will be achieved through consummation of the merger. See "Risk Factors," "Projections and Synergies" and "Information Regarding Forward-Looking Statements."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF QWEST

    THE QWEST BOARD BELIEVES THAT THE MERGER IS ADVISABLE AND IS FAIR TO AND IN THE BEST INTERESTS OF QWEST AND ITS SHAREHOLDERS AND RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER, INCLUDING THE ISSUANCE OF SHARES OF QWEST COMMON STOCK IN THE MERGER, THE QWEST CHARTER AMENDMENTS CONTEMPLATED BY THE MERGER AGREEMENT AND THE INCREASE IN THE NUMBER OF SHARES OF QWEST COMMON STOCK ELIGIBLE FOR AWARD UNDER QWEST'S EQUITY INCENTIVE PLAN CONTEMPLATED BY THE MERGER AGREEMENT.

U S WEST

    In reaching its decision, the U S WEST Board consulted with its financial and legal advisors and its senior management, reviewed a significant amount of information and considered a number of factors. The most relevant information reviewed and factors considered are set forth below.

    - the reasons described above under "Our Reasons for the Merger" and the risks described under "Risk Factors";

    - the fact that the terms and benefits of the merger agreement are significantly better than the terms and benefits of the Global-U S WEST merger agreement, including:

       - the premium to the U S WEST shareholders represented by the Qwest offer compared to the Global offer and compared to the historical trading price of U S WEST common stock;

       - the fact that the cumulative synergies expected to result from the merger exceed the cumulative synergies that were expected to result from the Global-U S WEST merger;

       - the fact that the merger agreement provides price protection for the U S WEST shareholders for the collar range of $28.26 through $39.90 of Qwest's average price; and

                                                        CHAPTER ONE - THE MERGER

       - the ability of U S WEST to terminate the merger agreement if Qwest's average stock price is less than $22 for 15 randomly selected trading days during the 30 trading day pricing period before the completion of the merger or the closing price of Qwest common stock is less than $22 for 20 consecutive trading days before the completion of the merger;

    - the fact that U S WEST will be able to designate seven of the initial fourteen directors to the Qwest Board and a substantial number of senior executives after the merger, as well as the fact that Solomon D. Trujillo will serve as one of the initial members of the Office of the Chairman, thus enabling U S WEST to provide substantial input into the policies and operation of the combined businesses and effect the long-term goals of U S WEST;

    - the strategic and financial alternatives available to U S WEST in the rapidly changing industry environment and U S WEST's belief that expanding its broadband Internet-based communications business was essential to its growth and development as a full service telecommunications provider;

    - the strategic fit between U S WEST and Qwest, and the belief that the combined company has the potential to enhance shareholder value through additional opportunities and operating efficiencies;

    - the opportunity for the U S WEST shareholders to participate in a larger, more diversified, competitive company in the telecommunications industry which has the potential to become a significant worldwide Internet-based broadband services provider with one of the highest capacity networks in the industry;

    - information concerning the financial performance, business operations, debt capacity and asset quality of U S WEST and Qwest and of the two companies on a combined basis;

    - the opinions of Merrill Lynch and Lehman Brothers that, as of June 18, 1999 and subject to the assumptions and limitations set forth in the opinions, the consideration to be received by U S WEST shareholders in the merger was fair from a financial point of view to such holders, and the financial presentations made by Merrill Lynch and Lehman Brothers to the U S WEST Board in connection with the delivery of their opinions;

    - the likely impact of the merger on U S WEST's employees and customers;

    - the existence of an agreement of holders of approximately 39% of the Qwest common stock to vote in favor of the merger, increasing the likelihood of Qwest shareholder approval of the merger transaction;

    - the reduction in the termination fee payable to Global upon the termination of the Global-U S WEST merger agreement;

    - the effect of the merger on Qwest's existing joint ventures and other relationships with third parties;

    - the interests of officers and directors of U S WEST in the merger, as described under "Interests of Officers and Directors in the Merger";

    - the fact that in the event Qwest elects to pay a portion of the merger consideration in cash, U S WEST and Qwest will jointly agree on the amount of such cash;

    - the fact that neither U S WEST nor Qwest is permitted to terminate the merger agreement upon receipt of a superior acquisition proposal, but that either U S WEST or Qwest is permitted to terminate the merger agreement if the other party's board changes its recommendation that its shareholders vote in favor of the merger; and

    - the qualification of the merger as a tax-free transaction for U.S. federal income tax purposes (except for tax resulting from any cash received by U S WEST shareholders).

Chapter One - The Merger

    The foregoing discussion of the information and factors considered by the U S WEST Board is not intended to be exhaustive. In view of the wide variety of the material factors considered in connection with its evaluation of the merger and the complexity of these matters, the U S WEST Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, the U S WEST Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the U S WEST Board's ultimate determination, but rather the U S WEST Board conducted an overall analysis of the factors described above, including through discussions with and questioning of U S WEST's management and legal and financial advisors. In considering the factors described above, individual members of the U S WEST Board may have given different weight to different factors.

    There can be no assurance that any of the potential savings, synergies or opportunities considered by the U S WEST Board will be achieved through consummation of the merger. See "Risk Factors," "Projections and Synergies" and "Information Regarding Forward-Looking Statements."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF U S WEST

    THE U S WEST BOARD BELIEVES THAT THE MERGER IS ADVISABLE AND IS FAIR TO AND IN THE BEST INTERESTS OF U S WEST AND ITS SHAREHOLDERS AND RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion summarizes the material United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this joint proxy statement/prospectus, all of which may change, possibly with retroactive effect.

    This discussion does not address all aspects of federal income taxation that may be important to a U S WEST shareholder in light of that shareholder's particular circumstances or to a U S WEST shareholder subject to special rules, such as:

    - a shareholder who is not a citizen or resident of the United States,

    - a financial institution or insurance company,

    - a tax-exempt organization,

    - a dealer or broker in securities,

    - a shareholder that holds its U S WEST common stock as part of a hedge, appreciated financial position, straddle or conversion transaction, or

    - a shareholder who acquired his U S WEST common stock pursuant to the exercise of options or otherwise as compensation.

    TAX OPINIONS. Qwest has received an opinion of Davis Polk & Wardwell, and U S WEST has received an opinion of Cadwalader, Wickersham & Taft (together with Davis Polk & Wardwell, "tax counsel"), each dated as of the date of this joint proxy statement/prospectus, that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Qwest and U S WEST will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. It is a condition to the obligation of each of Qwest and U S WEST to complete the merger that the relevant tax counsel confirm its opinion as of the closing date. Neither Qwest nor U S WEST intends to waive this condition.

                                                        CHAPTER ONE - THE MERGER

    Another condition to the obligation of each of Qwest and U S WEST to complete the merger is that Cadwalader, Wickersham & Taft opine to U S WEST that the merger will not affect the tax-free qualification of the prior spin-off of U S WEST from MediaOne Group, Inc. Neither Qwest nor U S WEST intends to waive this condition.

    The opinions of tax counsel regarding the merger have relied, and the confirmation opinions regarding the merger as of the closing date, and the opinion regarding the prior spin-off of U S WEST (together with the confirmation merger opinions, the "closing date opinions"), will each rely, on (1) representations and covenants made by Qwest and U S WEST, including those contained in certificates of officers of Qwest and U S WEST, and (2) specified assumptions, including an assumption regarding the completion of the merger in the manner contemplated by the merger agreement. In addition, the opinions of tax counsel have assumed, and tax counsel's ability to provide the closing date opinions will depend on, the absence of changes in existing facts or in law between the date of this joint proxy statement/prospectus and the closing date. If any of those representations, covenants or assumptions is inaccurate, tax counsel may not be able to provide one or more of the required closing date opinions and/or the tax consequences of the merger could differ from those described in the opinions that tax counsel have delivered. Tax counsel's opinions neither bind the Internal Revenue Service ("IRS") nor preclude the IRS or the courts from adopting a contrary position. Qwest and U S WEST do not intend to obtain a ruling from the IRS on the tax consequences of the merger.

    FEDERAL INCOME TAX TREATMENT OF THE MERGER. The merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Qwest and U S WEST will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

    FEDERAL INCOME TAX CONSEQUENCES TO U S WEST SHAREHOLDERS. For federal income tax purposes:

       - A holder of U S WEST common stock will not recognize any gain or loss upon its exchange in the merger of its shares of U S WEST common stock for shares of Qwest common stock. If Qwest and U S WEST elect to pay a portion of the merger consideration in cash, a holder will be taxed on any gain on the shares of U S WEST common stock surrendered in the merger to the extent of cash received as merger consideration. This gain will be capital gain, and will be long-term capital gain if the shares of U S WEST common stock exchanged for the merger consideration were held for more than one year on the closing date of the merger.

       - If a holder of U S WEST common stock receives cash instead of a fractional share of Qwest common stock, the holder will be required to recognize gain or loss, measured by the difference between the amount of cash received instead of that fractional share and the portion of the tax basis of that holder's shares of U S WEST common stock allocable to that fractional share. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the share of U S WEST common stock exchanged for that fractional share of Qwest common stock was held for more than one year on the closing date of the merger.

       - A holder of U S WEST common stock will have a tax basis in the Qwest common stock received in the merger equal to (1) the tax basis of the U S WEST common stock surrendered by that holder in the merger, plus (2) any gain that is recognized by that holder as a result of the receipt of cash (other than cash received instead of any fractional share of Qwest common stock), if any, in the merger, less (3) any tax basis of the U S WEST common stock surrendered that is allocable to any fractional share of Qwest common stock for which cash is received, less
         (4) the cash (other than cash received instead of any fractional share of Qwest common stock), if any, received by that holder in the merger.

CHAPTER ONE - THE MERGER

       - The holding period for shares of Qwest common stock received in exchange for shares of U S WEST common stock in the merger will include the holding period for the shares of U S WEST common stock surrendered in the merger.

    FEDERAL INCOME TAX CONSEQUENCES TO QWEST SHAREHOLDERS. For federal income tax purposes, holders of Qwest common stock will not recognize gain or loss as a result of the merger.

    This discussion of material federal income tax consequences is intended to provide only a general summary, and is not a complete analysis or description of all potential federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. ACCORDINGLY, WE STRONGLY URGE EACH U S WEST SHAREHOLDER TO CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE OR LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO HIM OF THE MERGER.

REGULATORY MATTERS RELATING TO THE MERGER

    ANTITRUST REVIEW

    The parties have satisfied their obligation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated under the Hart-Scott-Rodino Act to give notice and provide certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the specified review period has ended without either the DOJ or FTC taking action. Notwithstanding the FTC's grant of early termination of the review period, at any time prior to or after the consummation of the merger, the DOJ or the FTC could take action under the federal antitrust laws, including seeking to enjoin the merger or seeking conditions thereon. State antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or impose conditions. Qwest and U S WEST believe that the merger promotes competition and is in the public interest in part because the combined company will be able to compete more effectively with larger telecommunications companies, such as AT&T, MCI Worldcom, and the proposed SBC-Ameritech and Bell Atlantic-GTE companies, than either Qwest or U S WEST could alone. However, there can be no assurance that a challenge to the merger on antitrust grounds will not be made and that, if made, will not be successful.

    FCC APPROVAL

    Under the Communications Act of 1934, as amended, the prior approval of the FCC for transfer of control of radio licenses and other FCC issued authorizations is necessary before the merger may be consummated. On August 19, 1999, Qwest and U S WEST filed a joint application for approval of the transfer of the licenses and other authorizations with the FCC. In reviewing this application for its approval of the transfer of the licenses and other authorizations, the FCC will consider whether the merger will serve the public interest and meet other applicable requirements. Third parties also have an opportunity to file petitions requesting the FCC to deny approval of the transfer of the licenses and other authorizations, or to file comments requesting conditions on that approval. Upon grant of FCC approval and satisfaction or waiver of other closing conditions, the transaction may be consummated by the parties. However, for a period after issuance of that approval the FCC action remains subject to judicial review upon the appeal of a third party, or subject to reconsideration by the FCC itself. Parties who close transactions during this period assume the risk that the FCC's approval could be reversed or modified by the FCC or a reviewing court. It is possible that Qwest and U S WEST will close the merger during this period depending upon the overall circumstances at the time.

                                                        CHAPTER ONE - THE MERGER

    Third parties have asked the FCC to condition mergers involving other Regional Bell Operating Companies ("RBOCs") on further actions to expand local exchange competition. For example, the FCC is currently considering conditions to its approval of the proposed SBC-Ameritech merger that would include requirements that the merged company create a separate affiliate to provide advanced broadband services, take additional steps to open its local telephone markets to competition, extend broadband services to a minimum number of rural and low income urban locations, and other conditions, subject to significant financial penalties for failure to comply. Qwest and U S WEST believe that their merger is fundamentally different from the previous RBOC mergers because it does not involve any material increase in the number of local exchange telephone customers to be served by one company. Nevertheless, it is possible that third parties may request conditions to the FCC's approval of the merger similar to those under discussion with respect to the SBC-Ameritech transaction or otherwise, and that FCC consideration of the requests could result in a delay of the merger review process and/or the imposition of materially adverse conditions. Approval of the merger also could be delayed by issues related to the current restrictions on the provision of interLATA long distance services within the U S WEST region. Qwest expects to take actions to comply with those restrictions as of the closing of the merger, including, without limitation, the divestiture or termination of its interLATA services in the U S WEST region, pending FCC approval at a later date after closing of applications demonstrating that the requirements of Section 271 of the Telecommunications Act with respect to local exchange competition have been met. Nevertheless, there can be no assurance that the FCC will grant its approval of the merger on a timely basis or without materially adverse conditions.

    STATE APPROVALS

    Certain state public utility commissions will, and others may, have jurisdiction to approve the merger or address related issues. Qwest and U S WEST have filed applications for approval of the merger in several states, and shortly will file similar applications in all other states where public utility commission approval is required. Third parties generally have an opportunity to comment on such applications and in some cases the PUCs may request additional information or hold hearings. State PUC proceedings involving changes in ownership resulting from combinations involving other RBOCs have sometimes been slowed by third party or PUC interest in conditioning such transfers on commitments by the RBOC to take certain actions regarding its services, or regarding its implementation of the requirements of the Telecommunications Act related to opening the local exchange market to competition. Sometimes such conditions have been imposed. There is a risk that such conditions will be sought in the context of our merger. There can be no assurance that the PUC approval process will be resolved on a timely basis or without materially adverse conditions.

APPRAISAL RIGHTS

    Holders of Qwest common stock do not have dissenters' appraisal rights under Delaware law in connection with the merger because the holders of shares of Qwest common stock will not be required to accept any consideration in respect of their shares of common stock and Qwest common stock will continue to be listed on the Nasdaq at the record date and at the closing of the merger. Except in the event that any cash, other than cash received in lieu of fractional shares, is received by U S WEST shareholders as consideration in connection with the merger, holders of U S WEST common stock do not have dissenters' appraisal rights under Delaware law in connection with the merger because the shares of Qwest common stock that the holders will be entitled to receive in the merger will be listed on the Nasdaq at the closing of the merger.

    If Qwest and U S WEST elect to pay a portion of the merger consideration in cash, U S WEST shareholders will be entitled under Delaware law to appraisal rights for their shares of U S WEST common

CHAPTER ONE - THE MERGER

stock. In that event, any U S WEST shareholder who does not wish to accept the consideration provided for in the merger agreement has the right to demand appraisal of, and to be paid the fair market value for, the shareholder's shares of U S WEST common stock. The value of the U S WEST common stock for this purpose will exclude any element of value arising from the accomplishment or expectation of the merger.

    In order for a U S WEST shareholder to exercise his right to an appraisal, if any, he must deliver to U S WEST a written demand for an appraisal of his shares of U S WEST common stock as provided by Delaware law prior to the date of the U S WEST meeting.

    Simply voting against the merger will not be considered a demand for appraisal rights. Any U S WEST shareholder who fails to send a demand to the corporate secretary of U S WEST, Inc. at 1801 California Street, Denver, Colorado 80202, will lose the right to an appraisal. In addition, any shareholder who votes for the merger will lose the right to an appraisal.

    The preceding discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the full text of Section 262 which is attached as Annex F to this joint proxy statement/prospectus.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION AGREEMENTS

    This joint proxy statement/prospectus does not cover any resales of the Qwest common stock to be received by the shareholders of U S WEST upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

    All shares of Qwest common stock received by U S WEST shareholders in the merger will be freely transferable, except that shares of Qwest common stock received by persons who are deemed to be "affiliates" of U S WEST under the Securities Act of 1933, as amended, at the time of the U S WEST meeting may be resold by them only in transactions permitted by Rule 145 under the 1933 Act or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of U S WEST for such purposes generally include individuals or entities that control, are controlled by or are under common control with U S WEST and include directors and executive officers of U S WEST. The merger agreement requires that U S WEST use all commercially reasonable efforts to cause each of such affiliates to execute a written agreement to the effect that such persons will not offer, sell or otherwise dispose of any of the shares of Qwest common stock issued to them in the merger in violation of the 1933 Act or the related SEC rules.

ACCOUNTING TREATMENT

    Qwest will account for the merger under the purchase method of accounting, with U S WEST being the acquiror for accounting purposes. Under this method of accounting, the assets and liabilities of U S WEST will be brought forward at their net book values, a new basis will be established for Qwest's assets and liabilities and any excess of the consideration over the fair value of Qwest's assets and liabilities will be accounted for as goodwill. The revenues and expenses of U S WEST and Qwest will be consolidated from the date of consummation of the merger. The pre-merger historical results of operations and financial condition of the combined company will represent those of U S WEST.

LEGAL PROCEEDINGS

    On July 22, 1999, a putative derivative action was filed by a purported shareholder of Qwest in the District Court for the City and County of Denver, Colorado, naming as defendants Philip F. Anschutz and Qwest, as nominal defendant. The action is styled BORNFREUND V. ANSCHUTZ, ET AL. The complaint alleges, among other things, that, on the date of the closing of the sale and before the public announcement of the

                                                        CHAPTER ONE - THE MERGER

offer, Mr. Anschutz was aware of Qwest's preparations to propose a formal offer to purchase U S WEST, that Mr. Anschutz failed to disclose any information regarding Qwest's planned offer, that Mr. Anschutz knew that a formal Qwest offer to purchase U S WEST would substantially depress the price of Qwest common stock and that, by selling shares of Qwest common stock prior to the announcement of the U S WEST merger proposal, Mr. Anschutz was able to secure an illegal insider trading profit of over $437 million. The plaintiff seeks declarations, among other things, that the lawsuit is properly maintained as a derivative action, that Mr. Anschutz has committed an abuse of trust and has breached his fiduciary and other duties to the plaintiff and to Qwest, and that Mr. Anschutz be required to disgorge all profits and gains he received as a result of his actions constituting unjust enrichment. The plaintiff also seeks an award of compensatory and punitive damages against Mr. Anschutz. These claims are based on Mr. Anschutz's sale of approximately 33 million shares of Qwest common stock on May 27, 1999 pursuant to a definitive agreement that was entered into on April 19, 1999. On August 26, 1999, defendants removed the action to the United States District Court for the District of Colorado. The action is in its earliest stages. On or about September 1, 1999, a second putative derivative action, styled LESK V. ANSCHUTZ, ET AL., was filed by a purported shareholder of Qwest in the District Court for the City and County of Denver, Colorado, naming the same defendants as in the BORNFREUND action. The complaint in the LESK action makes allegations substantially similar to the allegations in the BORNFREUND complaint and seeks similar relief. The defendants believe that the claims asserted in the two actions are without merit and intend to vigorously defend the actions.

    The following four actions have been filed against U S WEST and the directors of U S WEST in California, New York and Colorado: ADELE BRODY V. USWC, ET AL. in Los Angeles Superior Court on May 19, 1999; BARNETT STEPAK AND BYRNA THISTLETHWAITE V. USW, ET AL. in the Supreme Court for the City and County of New York on June 18, 1999; and PAMELA CAGAN V. USWC, ET AL. and LORRAINE LUBOW
V. USW, ET AL., each filed in the District Court for the City and County of Denver on May 18, 1999 and May 25, 1999, respectively. Additionally, the following eight actions have been filed against U S WEST and the directors of U S WEST in the Court of Chancery for the State of Delaware: ADELE BRODY V. USWC, ET AL. on June 14, 1999; KENNETH ELAN V. USWC, ET AL. on June 14, 1999; H.A. FAMILY TRUST V. USW, ET AL. on June 14, 1999; JEROME KAPLAN, KENNETH STEINER AND MORRIS MONDSCHEIN V. USW, ET AL. on June 15, 1999; JOHN MIZZARO V. USW, ET AL. on June 14, 1999; JOSEPH ORLIAN V. USW, ET AL. on June 18, 1999; BRADLEY REICH
V. USW, ET AL. on June 16, 1999; and STUART WERMAN AND LYNN MCFARLANE, JTROS V. USW, ET AL. on July 13, 1999. These actions are purported class actions brought on behalf of all persons, other than the defendants, who own the common stock of U S WEST against U S WEST and the directors of U S WEST. Each of the complaints makes substantially similar allegations that the defendants breached their fiduciary duties to the class members by refusing to seek all bona fide offers for U S WEST and refusing to consider the Qwest proposal, resulting in the shareholders being prevented from maximizing the value of their common stock. The complaints seek injunctive and monetary relief, including orders: (1) requiring defendants to act in accordance with their fiduciary duties by considering any bona fide proposal which would maximize shareholder value; (2) requiring the directors to undertake an evaluation of U S WEST as a merger/ acquisition candidate and take steps to enhance that value and create an active auction for U S WEST; (3) preventing defendants from using a shareholder rights plan to impede any bona fide offer for U S WEST; (4) enjoining the consummation of the proposed Global-U S WEST merger until all alternatives are explored; (5) requiring defendants to account for all damages suffered by plaintiffs as a result of defendants' actions with respect to the tender offer for the shares of Global common stock by U S WEST and the proposed Global-U S WEST merger; and (6) requiring defendants to pay damages to plaintiffs. The defendants intend to vigorously defend these actions.

CHAPTER ONE - THE MERGER

               INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

    In considering the recommendations of the Qwest Board and the U S WEST Board with respect to the merger, shareholders of Qwest and U S WEST should be aware that the officers and directors of Qwest and U S WEST have interests in the merger that are different from, or in addition to, their interests as shareholders of Qwest and U S WEST generally. The Qwest Board and the U S WEST Board were aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

QWEST BOARD; MANAGEMENT

    Qwest and U S WEST have agreed in the merger agreement that, as of the effective time of the merger, the Qwest Board will consist of fourteen members, seven of whom will be designated by Qwest and seven of whom will be designated by U S WEST. It is expected that these designees will be selected from the current Qwest and U S WEST directors. Qwest and U S WEST have also agreed that Philip F. Anschutz, Qwest's Chairman of the Board, will become Qwest's Non-Executive Chairman, Joseph P. Nacchio, Qwest's Chairman and Chief Executive Officer, will continue as Chairman and Chief Executive Officer of Qwest, and Solomon D. Trujillo, U S WEST's Chairman, President and Chief Executive Officer, will become Chairman of Qwest and President of the broadband local and wireless division of Qwest. Messrs. Anschutz, Nacchio and Trujillo will together constitute the Office of the Chairman which will have the authority described under "The Merger Agreement--Office of the Chairman."

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    See "The Merger Agreement--Indemnification; Directors' and Officers' Insurance."

QWEST'S STOCK OPTIONS AND GROWTH SHARE PLAN

    A portion of the options outstanding under Qwest's option plans contain change of control provisions that will give rise to accelerated vesting as a result of the merger. In addition, the payments due under "growth shares" previously awarded to certain of Qwest's executive officers and directors under Qwest's Growth Share Plan will also be accelerated as a result of the merger. Furthermore, under the terms of the merger agreement, Qwest may elect to accelerate the vesting of stock options and/or growth shares for up to 25 unspecified individuals. Any outstanding option under Qwest's option plans that is not exercised before the date the merger becomes effective will be converted into an option to purchase common stock of the combined company. The merger agreement also provides that Qwest will maintain its current employee severance policy through the first year following the merger.

    The following table shows the number of unvested options held by Qwest's executive officers and directors whose vesting will accelerate as a result of the merger and the estimated value of such options,

                                                        CHAPTER ONE - THE MERGER

assuming the merger is completed on June 30, 2000, as well as the current value of the payments under such individuals' growth shares that will become due as a result of the merger.

                                                                              AGGREGATE VALUE OF    DOLLAR VALUE
                                                        NUMBER OF UNVESTED     UNVESTED OPTIONS      OF GROWTH
                                                        QWEST OPTIONS THAT           THAT           SHARES THAT
                                                         ACCELERATE AS A       ACCELERATE AS A       VEST AS A
                                                              RESULT                RESULT         RESULT OF THE
NAME                                                     OF THE MERGER(1)      OF THE MERGER(2)        MERGER
-----------------------------------------------------  --------------------  --------------------  --------------
Lewis O. Wilks.......................................           840,000         $   15,225,000                --
Stephen M. Jacobsen..................................           660,000             16,170,000      $  1,110,913
Robert S. Woodruff...................................           480,000              7,200,000                --
All other executive officers as a group..............         1,320,000             24,502,500                --
Nonemployee directors as a group.....................         1,335,000             24,727,000         1,626,788

------------------------------

(1) This represents the number estimated to be unvested as of June 30, 2000.

(2) The estimated value of unvested options shown in this table assumes a hypothetical price of Qwest common stock of $30 per share.

QWEST'S RETENTION GRANTS

    In connection with the merger, effective August 13, 1999, the Compensation Committee of the Qwest Board granted options to purchase shares of Qwest common stock to Mr. Nacchio and to certain executive officers. The exercise price of the options is $28.50, the options generally become exercisable on May 13, 2009, provided the executive remains an employee of Qwest at that time, and the options will terminate on August 13, 2009.

MODIFICATION OF OPTIONS UPON COMPLETION OF THE MERGER

    Upon completion of the merger, however, the terms of the options will be modified as described below:

    The options awarded to Mr. Nacchio will vest and become exercisable in four equal annual installments beginning with the first anniversary of the date of the grant, provided that Mr. Nacchio remains employed by Qwest through the applicable anniversary date. Of the options granted to Mr. Nacchio, 500,000 are subject to the additional condition that the published closing price of Qwest common stock equals or exceeds $45 per share for each of 30 consecutive trading days ending on or before the second anniversary of the completion of the merger. If this condition is met, these 500,000 options will vest according to the same four-year schedule described above. If this condition is not met, these 500,000 options will vest in full on May 13, 2009.

    If Mr. Nacchio's employment is terminated by Qwest without cause (as the term is used in the option agreement) or by Mr. Nacchio for good reason (as the term is used in the option agreement) following the merger (but before the occurrence of a subsequent change of control of Qwest), then (1) in addition to any portion of the option then vested, Mr. Nacchio's options will be subject to pro rata monthly vesting through the date of the termination, and (2) if Mr. Anschutz is not a member of the Qwest Board as of the date of the termination, Mr. Nacchio's options will immediately vest and become exercisable in their entirety (subject, in each case, to successful satisfaction of the $45 per share price target described above for 500,000 of the options). If Mr. Nacchio's employment is terminated by reason of his death or disability (1) before completion of the merger, his options will immediately vest and become exercisable upon completion of the merger and, in the case of 500,000 of the options, upon satisfaction on or before the second anniversary of the closing of the merger of the $45 per share price target described above, and (2) after completion of the merger, his options will immediately vest and become exercisable, provided that 500,000 of the options shall not vest until the $45 per share price target described above is satisfied on or before the second anniversary of the closing of the merger.

CHAPTER ONE - THE MERGER

    If, after completion of the merger and a subsequent change of control of Qwest, Mr. Nacchio's employment is terminated by Qwest without cause or by Mr. Nacchio for good reason, the options awarded to Mr. Nacchio will immediately vest and become exercisable.

    Upon completion of the merger, the options granted to executives other than Mr. Nacchio also will vest and become exercisable in four equal annual installments beginning with the first anniversary of the date of the grant, provided the executive remains employed by Qwest through the applicable anniversary date. In addition, the options will immediately vest and become exercisable in their entirety if the executive's employment is terminated by reason of death or disability after completion of the merger. Finally, if, after completion of the merger and a subsequent change of control of Qwest, the executive's employment is terminated by Qwest without cause (as used in the option agreements) or by the executive because of a material diminution in his duties, the option will immediately vest and become exercisable in its entirety.

    The following table shows the number of options awarded to Mr. Nacchio and certain other executive officers of Qwest in connection with the merger as of the date of this joint proxy statement/prospectus:

                                                                                                     NUMBER OF
NAME                                                                                              OPTIONS AWARDED
------------------------------------------------------------------------------------------------  ----------------
Joseph P. Nacchio...............................................................................       9,000,000
Lewis O. Wilks..................................................................................       1,000,000
Stephen M. Jacobsen.............................................................................         700,000
Robert S. Woodruff..............................................................................         600,000
All other executive officers as a group.........................................................       3,300,000

MODIFICATION OF COMPENSATION TERMS FOR QWEST'S CHIEF EXECUTIVE OFFICER

    In connection with the merger, and in recognition of the additional duties and responsibilities incumbent upon Mr. Nacchio in connection with effectuation of the merger and his anticipated role in the management of the combined company, Qwest and Mr. Nacchio have entered into certain modifications to the terms of his employment. The modifications are contingent upon the closing of the merger.

    The modifications provide that, effective upon closing of the merger, Mr. Nacchio's annual base salary will be increased from $680,000 to $1,000,000, and his target annual bonus will be increased from 110% to 150% of his base salary. In addition, at the earlier of the closing of the merger and January 1, 2001, Mr. Nacchio will receive a cash payment of $750,000.

    The Compensation Committee also agreed to make Mr. Nacchio's "growth share" payment of $25,482,004 on January 1, 2001. The payment was due during the calendar year 2001 in connection with growth shares awarded to Mr. Nacchio under Qwest's Growth Share Plan in 1997 for his contributions to Qwest before its initial public offering in June 1997.

U S WEST'S STOCK AND STOCK OPTION PLANS

    As a result of the merger, all outstanding options and restricted stock grants awarded under U S WEST's Stock and Stock Option Plans prior to the announcement of the proposed merger, whether or not fully vested, will, with regard to options, accelerate, vest and become fully exercisable, and will, with regard to restricted stock, become unrestricted and freely transferable, subject to restrictions under the federal securities laws. Any option that is not exercised before the date the merger becomes effective will be converted into an immediately exercisable option to purchase Qwest common stock following the merger. Under the merger agreement, U S WEST may, in its discretion, accelerate the vesting of options and restricted stock of an employee, who is not necessary for the operations prior to the effective date of the merger, in the event such employee is terminated without cause, resigns for good reason prior to the effective date of the merger, or otherwise, in the discretion of U S WEST's Chief Executive Officer.

                                                        Chapter One - The Merger

    The following table shows the number of unvested options and the estimated value of unvested options that will become exercisable and the number of shares of restricted stock which become unrestricted for executive officers of U S WEST, assuming the merger is completed on June 30, 2000.

                                                   NUMBER OF UNVESTED    AGGREGATE VALUE OF
                                                    U S WEST OPTIONS      UNVESTED OPTIONS    NUMBER OF RESTRICTED
                                                  THAT ACCELERATE AS A  THAT ACCELERATE AS A   SHARES THAT BECOME
                                                     RESULT OF THE         RESULT OF THE       UNRESTRICTED AS A
NAME                                                   MERGER(1)             MERGER(2)        RESULT OF THE MERGER
------------------------------------------------  --------------------  --------------------  --------------------
Solomon D. Trujillo.............................         1,254,334         $   17,752,721                  --
Gregory M. Winn.................................           435,000(3)           6,434,875              39,600(3)
Allan R. Spies..................................           207,767              2,701,860               5,004
Mark Roellig....................................           209,834              2,741,909              35,912
James A. Smith..................................           172,167              2,444,298                  --
Other executive officers as a group.............         1,171,554             15,390,720             112,270

------------------------------

(1) The number of unvested U S WEST options estimated to be outstanding as of June 30, 2000. Unvested stock options and restricted stock will become vested upon termination of employment under certain circumstances following a "Change of Control," as defined in the executives' individual change of control agreements.

(2) The estimated value of unvested options shown in this table assumes a hypothetical price of U S WEST common stock of $69 per share.

(3) Mr. Winn was granted 30,000 shares of restricted U S WEST common stock in tandem with a grant of 300,000 options on August 6, 1998. This tandem grant cliff vests in four years. Upon vesting, Mr. Winn shall only be entitled to receive one of the tandem grants with the other grant being forfeited.

    In addition, 34,019 shares of restricted stock of U S WEST and unvested options to purchase 110,000 shares of U S WEST common stock previously awarded to U S WEST's non-employee directors will become unrestricted and vest, respectively, upon the completion of the merger.

U S WEST LONG-TERM INCENTIVE PLAN

    The U S WEST Long-Term Incentive Plan (the "U S WEST LTIP") is intended to provide key executives of U S WEST with incentive compensation based upon the sum of regular cash dividends, if any, paid on U S WEST stock, and the achievement of pre-established, objective performance goals. Eligibility under this plan is limited to executives and key employees of U S WEST selected by the Human Resources Committee of the U S WEST Board. The Human Resources Committee assigns dividend equivalent units ("DEUs") to participants with respect to three-year performance periods. Each DEU represents the right to receive an amount equal to cumulative dividends paid on U S WEST common stock during a performance period, multiplied by a percentage representing the extent to which U S WEST achieves certain performance goals based on financial results, revenue, productivity and efficiency, service and customer care, employee satisfaction, and customer performance.

    As a result of the merger, for any DEUs issued in any calendar year(s) prior to the change of control (which is the effective date of the merger), the total dividend payout shall be determined as if the change of control occurred on the date on which the pre-set performance period is scheduled to end, as described in the plan. No DEUs have been issued under that plan since 1998 and the plan will terminate at the end of the 1998-2000 performance period. The value of dividends yet to be paid in any current performance period shall be valued at the amount of the most recent dividend paid prior to the change of control, and assuming that dividends would continue to be paid for the full duration of such performance period with the same frequency as prior to the change of control. As a result of the change of control, the performance goals shall be deemed to have been met in full, and the participants are to be paid immediately in shares of

CHAPTER ONE - THE MERGER

common stock or their equivalent. The table below shows DEUs granted to named executive officers of U S WEST in 1998 and the maximum future payout at the effective time of the merger.

                                                                      PERFORMANCE
                                                                        PERIOD
                                                                         UNTIL       ESTIMATED PAYMENTS UNDER
                                                     NUMBER OF UNITS  MATURATION    NON-STOCK PRICED-BASED PLAN
NAME                                                 ISSUED IN 1998    OR PAYOUT   AS A RESULT OF THE MERGER(1)
---------------------------------------------------  ---------------  -----------  -----------------------------
Solomon D. Trujillo................................       231,000      1998-2000           $   1,532,685
Gregory M. Winn....................................        47,000      1998-2000                 311,845
Allan R. Spies.....................................        41,500      1998-2000                 275,353
Mark Roellig.......................................        46,100      1998-2000                 305,874
James A. Smith.....................................        33,000      1998-2000                 218,955
Other executive officers as a group................       148,300      1998-2000                 983,971

------------------------------

(1) Estimated future payouts assume a quarterly dividend rate of $0.535 per share over the performance period (except that on August 2, 1999, the quarterly dividend was $0.75). Any changes to the quarterly dividend rate would vary the payouts.

U S WEST EXECUTIVE SHORT-TERM INCENTIVE PLAN

    The U S WEST Executive Short-Term Incentive Plan (the "U S WEST ESTIP") provides certain officers with the opportunity to earn annual cash awards based upon the accomplishment of corporate objectives and individual contributions to business results. Eligibility under this plan is limited to the Chief Executive Officer of U S WEST and any individuals employed by U S WEST at the end of any calendar year who appear in the summary compensation table of U S WEST's annual proxy statement to shareholders for that year. In U S WEST's 1999 annual proxy statement, Messrs. Trujillo, Winn, Spies, Roellig and Smith were listed in the summary compensation table. The individuals listed in U S WEST's summary compensation table reflecting 1999 compensation may be different. Participants in this plan are eligible to receive equal shares of a cash bonus pool established annually. The cash bonus pool for any performance period (January 1 through December 31) will be one-quarter of one percent (0.25%) of cash provided by operating activities for U S WEST and its consolidated subsidiaries, determined in accordance with the standards of the Financial Accounting Standards Board, less any amounts that the Human Resources Committee of U S WEST deems appropriate.

    As a result of the merger, the performance period that will commence on January 1, 2000 will end early on the effective date of the merger instead of December 31, 2000. Each participant's share of the cash bonus will be determined in accordance with the terms of the U S WEST ESTIP and each participant will be paid his or her share of the cash bonus pool. Based on 1999 ESTIP opportunities, we currently estimate a target pay of $1,125,000 for Mr. Trujillo, $382,500 for Mr. Winn, $323,000 for Mr. Spies, $323,000 for Mr. Roellig and $276,250 for Mr. Smith.

OTHER BENEFITS

    Upon completion of the merger, all benefits under the U S WEST Nonqualified Pension Plan, Deferred Compensation Plan and Mid-Career Pension Plan will vest, the present value of benefits under each plan will be funded into a rabbi trust, and participants may elect to receive lump sum payments equal to 94% of the present value of their benefits under each plan. In addition, for three years following completion of the merger, the Executive Life Insurance Plan, the Executive Disability Plan and the plans listed above may not be amended to reduce benefit accruals. After completion of the merger, the cash values of the basic policies under the Executive Life Insurance Plan may not be withdrawn by the plan

                                                        CHAPTER ONE - THE MERGER

sponsor, and three years after the merger, collateral assignment of the supplemental policies will be released to the participant in an amount sufficient to fund a 50% death benefit.

U S WEST'S RETENTION PLAN

    On August 6, 1999, the Human Resources Committee of the U S WEST Board approved and the U S WEST Board ratified various retention agreements and arrangements for Mr. Trujillo and for certain executive officers (including named executive officers) and certain other key executives and critical employees of U S WEST. The purpose for such retention awards and grants is to provide additional incentives to individuals who are critical to the business both in terms of completing the merger and beyond, and who are likely targets for competitive offers from other companies. The stock options and restricted stock grants made since the announcement of the merger and those described below will not vest or become unrestricted as a result of the consummation of the merger.

    In order to provide retention incentives for Mr. Trujillo and given the demand for senior executives in the telecommunications industry, the Human Resources Committee approved and the U S WEST Board ratified the terms of a retention agreement with Mr. Trujillo. The retention agreement with Mr. Trujillo modifies the current terms of his change of control agreement and expires on August 31, 2003 or earlier if U S WEST and Qwest cease their efforts to complete the merger. Termination or expiration of the retention agreement will not affect any rights that would have accrued to Mr. Trujillo before the date of termination. Under the retention agreement, Mr. Trujillo agreed (1) not to engage, directly or indirectly, within the United States, in any business that is competitive with U S WEST or the combined company for a period of eighteen months following his separation from employment for any reason and (2) for the same period not to solicit or entice away any employee, sales representative or customer from U S WEST or the combined company. Mr. Trujillo also agreed under the retention agreement that mandatory arbitration would apply to all disputes with respect to the retention agreement and to his change of control agreement.

    In connection with Mr. Trujillo's agreement not to compete, not to solicit and to mandatorily arbitrate any disputes with U S WEST, and to further provide retention incentives for his employment, the Human Resources Committee approved and the US WEST Board ratified (1) a grant of an option to purchase 1 million shares of U S WEST common stock which vests 25 percent each year over four years and agreed to grant an option to purchase 2 million additional shares of U S WEST common stock on January 3, 2000 which will also vest 25 percent each year over four years following the August 6, 1999 approval date and (2) 300,000 shares of restricted stock of U S WEST, 50 percent of which become unrestricted on August 6, 2001, and 25 percent each year thereafter and which will be forfeited if the merger is not consummated. Such restricted stock grants will be grossed-up upon the lapse of the restrictions to cover Mr. Trujillo's income, employment, excise or other tax liability. The tax gross-up is to ensure Mr. Trujillo will not have to sell the shares to satisfy tax obligations. The value of the tax gross-up, plus the value of 100,000 shares of the restricted stock grant, to the extent unrestricted, will be deducted from any payment Mr. Trujillo would receive under his change of control agreement. Under the retention agreement, Mr. Trujillo will forfeit any right to any unvested portion of the stock option grant and any unvested portion of the restricted stock grant if (1) U S WEST or the combined company after the merger terminates his employment for cause (as described under his change of control agreement), (2) Mr. Trujillo voluntarily resigns with or without good reason (as described under his change of control agreement) before completion of the merger, or (3) Mr. Trujillo resigns for any reason other than involuntary termination prior to the second anniversary of the date of the consummation of the merger. Following the completion of the merger, if Mr. Trujillo is discharged without cause or is involuntarily terminated, all such unvested stock options will continue to vest, and all the restrictions on such restricted stock will lapse over time as if he had continued his employment for the full restricted period. Involuntary termination under the retention agreement includes

CHAPTER ONE - THE MERGER

resignation following an assignment of duties inconsistent with the status, title and duties attributed to Mr. Trujillo under the merger agreement within two years following the consummation of the merger, termination of employment other than for cause or his resignation (except in certain circumstances) for any reason following the second anniversary of the consummation of the merger, and any reduction in the level of annual cash compensation, perquisites and benefits that existed as of the date of the retention agreement.

    In order to provide retention incentives for executive officers (including named executive officers) of U S WEST and given the demand for senior executives in the telecommunications industry, the Human Resources Committee approved of the following terms of retention agreements for Messrs. Winn, Spies, Roellig and Smith, and other executives of the company. The retention agreement for these executives modify the current terms of their respective change of control agreements and would expire on December 21, 2001 or earlier if U S WEST and Qwest cease their efforts to complete the merger. Termination or expiration of the retention agreement will not affect any rights that would have accrued to the executive before the date of termination or expiration. Under the retention agreement, the executives would agree to mandatory arbitration of all disputes which also would apply to their change of control agreements. In connection with the retention agreements, the Human Resources Committee approved of the following retention cash awards and option and restricted stock grants:

                                                                         RETENTION
                                                                        CASH AWARDS      U S WEST       U S WEST
                                                                            (IN            STOCK       RESTRICTED
NAME                                                                   MILLIONS)(1)     OPTIONS(2)      STOCK(3)
--------------------------------------------------------------------  ---------------  -------------  -------------
Greg M. Winn........................................................     $     3.9          300,000         50,000
Allan R. Spies......................................................           3.2          200,000         40,000
Mark Roellig........................................................           3.2          200,000         40,000
James A. Smith......................................................           2.6          175,000         25,000
All other executive officers as a group.............................          11.9          950,000        135,000

------------------------

(1) Upon completion of the merger, the executive would receive the greater of the payments provided under such executive's change of control agreement or the amounts shown in the table. The retention cash awards shown in the table equal the estimated cash payments provided under such executive officer's change of control agreement using 1999 salary and bonus potential amounts. Since salary and bonus potential amounts for 2000 have not been established, the possibly greater amount of cash payments provided under such executive officer's change of control agreement cannot be determined at this time. For a discussion of payments provided under an executive officer's change of control agreement, you are encouraged to review U S WEST's 1999 Proxy Statement filed with the SEC on March 24, 1999. The retention cash awards are accelerated upon involuntary termination without cause prior to the merger or upon termination for any reason following the merger. The retention agreements would also result in a vesting of other benefits under the change of control agreements as long as the executive remained employed through the completion of the merger.

(2) The stock options vest in one-quarter increments each year over four years following date of grant (August 6, 1999).

(3) The grants of restricted stock are forfeited if the merger is not completed. The restricted stock becomes 50 percent unrestricted two years from the date of completion of the merger and 25 percent each year thereafter.

    Under the retention agreements, the executives are not entitled to any unearned retention cash award (which will be earned in full upon completion of the merger), any unvested portion of the stock options, or any unvested portion of the restricted stock if (1) U S WEST or the combined company after the merger terminates the executive's employment for cause (as described under the executive's change of control agreement), (2) the executive resigns with or without good reason (as defined in the change of control agreement) before completion of the merger or (3) the executive resigns without good reason after the completion of the merger (good reason includes a reduction in new job duties established within two months after the merger). If the executive is discharged without cause before the consummation of the

                                                        CHAPTER ONE - THE MERGER

merger and the merger is subsequently consummated, the executive's retention cash award is payable at the time of the merger as described above, unless the termination is caused by the merger and then the terms of the changes of control agreement would apply. If the merger occurs and U S WEST or the combined company provides the executive with notice of involuntary termination, the stock options granted will continue to vest and the restricted stock will continue to become unrestricted in accordance with its terms.

    In order to provide retention incentives for certain other key executives and critical employees of U S WEST and given the demand for such individuals in the telecommunications industry, the Human Resources Committee approved of a retention plan for such executives and employees consisting of retention cash awards, stock options and restricted stock. Depending upon the grade level of the selected executive or employee, limited retention packages may range in value from 0.5 to 2 times base salary per year for the stay period.

RECENT DEVELOPMENTS

    In August 1999, U S WEST Capital Funding, Inc., a wholly owned subsidiary of U S WEST, completed the issuance of $1,150,000,000 6 7/8% notes due August 2001. The proceeds of the notes were utilized to retire commercial paper.

Chapter One - The Merger

                              THE MERGER AGREEMENT

    The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A.

STRUCTURE OF THE MERGER

    Under the merger agreement, U S WEST will merge with and into Qwest, with Qwest continuing as the surviving corporation.

TIMING OF CLOSING

    The closing will occur as soon as practicable after the conditions set forth in the merger agreement have been satisfied or waived. We expect that, as promptly as practicable after the closing, we will file a certificate of merger with the Secretary of State of the State of Delaware, at which time the merger will become effective.

MERGER CONSIDERATION

    The merger agreement provides that each share of U S WEST common stock outstanding immediately prior to the effective time of the merger will, at the effective time of the merger, be converted into the right to receive, subject to the collar and the cash option described below, a number of shares of Qwest common stock equal to $69 divided by the "Average Price." The number of shares of Qwest common stock to be received per share of U S WEST common stock is referred to in this joint proxy statement/prospectus as the "exchange ratio." However, any shares of U S WEST common stock held by U S WEST as treasury stock or owned by Qwest will be canceled without any payment for those shares. Shares held in U S WEST's employee pension and compensation plans will be deemed issued and outstanding and will not be treated as treasury stock for this purpose. "Average Price" means the average of the volume weighted averages of the trading prices of Qwest common stock on the Nasdaq National Market for the 15 trading days randomly selected by lot by Qwest and U S WEST together from the 30 consecutive trading days ending on the third trading day immediately preceding the date on which all the conditions to the closing of the merger (other than conditions that, by their terms, cannot be satisfied until the closing date so long as it is reasonably apparent that such conditions will be able to be satisfied on the closing date) have been satisfied or waived.

    The value of the consideration received by U S WEST shareholders for each of their shares will remain at $69 so long as the Average Price is between $28.26 and $39.90. If the Average Price is below $28.26, U S WEST shareholders will receive (and the exchange ratio will equal), subject to the cash option described below, 2.44161 shares of Qwest common stock for each of their shares of U S WEST. If the Average Price is above $39.90, U S WEST shareholders will receive (and the exchange ratio will equal) 1.72932 shares of Qwest common stock for each of their shares of U S WEST. If the Average Price is below $22.00, or if the closing price of Qwest common stock is less than $22.00 for 20 consecutive trading days before the merger is completed, U S WEST may choose to terminate the merger agreement (these circumstances are sometimes referred to as U S WEST's "Walkaway Point").

    It is not possible to know until the date on which we calculate the exchange ratio if the Average Price of Qwest common stock during the measurement period will be less than $22.00. It is likewise not possible to know if the closing price of Qwest common stock will be less than $22.00 for 20 consecutive trading days at any point prior to the consummation of the merger. The U S WEST Board has not decided whether it would exercise its right to terminate the merger agreement if the Walkaway Point were reached. We cannot

                                                        CHAPTER ONE - THE MERGER

predict whether the U S WEST Board will exercise its right to terminate the merger agreement if the Walkaway Point were reached.

    Adoption of the merger agreement by U S WEST shareholders at the U S WEST meeting will give the U S WEST Board the power to complete the merger even if the Average Price is less than $22.00 without any further action by, or resolicitation of, the U S WEST shareholders.

    The following table illustrates the number of shares of Qwest common stock which U S WEST shareholders will receive per share of U S WEST common stock at different Average Prices and the value of these shares based on the Average
Price:

                                                                                      TOTAL VALUE
                                                              AVERAGE    EXCHANGE    PER U S WEST
                                                               PRICE       RATIO         SHARE
                                                             ---------  -----------  -------------
                                                             $   46.00     1.72932     $   79.55
                                                                 44.00     1.72932         76.09
                                                                 42.00     1.72932         72.63
                                                                 40.00     1.72932         69.17
Top of Collar..............................................      39.90     1.72932         69.00
                                                                 38.70     1.78300         69.00
                                                                 38.00     1.81579         69.00
                                                                 36.00     1.91667         69.00
                                                                 34.00     2.02941         69.00
                                                                 32.00     2.15625         69.00
                                                                 30.00     2.30000         69.00
Bottom of Collar...........................................      28.26     2.44161         69.00
                                                                 26.00     2.44161         63.48
                                                                 24.00     2.44161         58.60
Walkaway Point.............................................      22.00     2.44161         53.72

    NOTE THAT THE NUMBER OF SHARES OF QWEST COMMON STOCK THAT YOU RECEIVE IN THE MERGER WILL BE BASED UPON THE AVERAGE PRICE, WHICH WILL BE AN AVERAGE MARKET PRICE OVER 15 RANDOMLY SELECTED TRADING DAYS DURING A 30-DAY PRICING PERIOD PRIOR TO CLOSING AND WILL NOT BE BASED ON THE CLOSING PRICE PER SHARE OF QWEST COMMON STOCK ON THE CLOSING DATE. THE AVERAGE PRICE CAN, AND PROBABLY WILL, DIFFER FROM THE TRADING PRICE OF THE QWEST COMMON STOCK ON THE CLOSING DATE OF THE MERGER.

    THE TOTAL VALUE PER U S WEST SHARE DOES NOT REPRESENT THE ACTUAL CASH VALUE PER SHARE OF QWEST COMMON STOCK THAT YOU COULD EXPECT TO RECEIVE FROM SELLING THE SHARES OF QWEST COMMON STOCK THAT YOU WILL RECEIVE IN THE MERGER. THE CASH VALUE MAY BE GREATER THAN THE TOTAL VALUE PER U S WEST SHARE OR LESS THAN THE TOTAL VALUE PER U S WEST SHARE, AND THE CASH VALUE WILL IN ANY CASE CHANGE OVER TIME. THE CASH AMOUNT MAINLY DEPENDS UPON THE TRADING PRICE PER SHARE OF QWEST COMMON STOCK WHEN YOU SELL THE QWEST SHARES. THE TRADING PRICE PER SHARE OF QWEST COMMON STOCK WILL VARY DEPENDING UPON THE FACTORS THAT GENERALLY INFLUENCE THE TRADING PRICES OF SECURITIES.

    YOU MAY CALL 1-888-339-9805 ANYTIME AFTER MONDAY, OCTOBER 4, 1999 UNTIL THE MERGER CLOSES TO HEAR A TAPE RECORDED MESSAGE STATING WHAT THE EXCHANGE RATIO IN THE MERGER WOULD BE IF THE AVERAGE PRICE WERE EQUAL TO THE MOST RECENT CLOSING PRICE OF QWEST COMMON STOCK.

    If the Average Price is less than $38.70, Qwest may elect, two trading days before the closing, to pay each U S WEST shareholder a portion of the merger consideration in cash instead of in Qwest common

CHAPTER ONE - THE MERGER

stock. If a portion of the merger consideration is paid in cash, U S WEST and Qwest will jointly determine the amount of the merger consideration to be paid in cash by considering (1) U S WEST's desire to provide a meaningful cash element for its shareholders, (2) Qwest's desire to reduce dilution to its shareholders and (3) both parties' desire to maintain a strong financial position for the combined company. If Qwest elects to pay cash, each holder of U S WEST common stock will receive for each share of U S WEST common stock:

    - a number of shares of Qwest common stock equal to the "True Up Exchange Ratio"; and

    - an amount in cash equal to the "Per Share Cash True Up."

    "Per Share Cash True Up" means the quotient of (1) the "Cash Amount" divided by (2) the number of outstanding shares of U S WEST common stock.

    "Cash Amount" means the aggregate amount of cash to be paid to U S WEST shareholders as mutually agreed upon by U S WEST and Qwest, which amount will not be greater than the product of (1) the difference between the exchange ratio and 1.783 multiplied by (2) the number of outstanding shares of U S WEST common stock multiplied by (3) (A) if the Average Price is greater than or equal to $28.26, the Average Price or (B) if the Average Price is less than $28.26, $28.26.

    "True Up Exchange Ratio" means the quotient of (1) the difference between $69 and the Per Share Cash True Up divided by (2) (A) if the Average Price is greater than or equal to $28.26, the Average Price or (B) if the Average Price is less than $28.26, $28.26.

    The following table illustrates the number of shares of Qwest common stock and the amount of cash which U S WEST shareholders will receive per share of U S WEST common stock at different Average Prices, and the total value of this stock and cash based upon the Average Price, assuming Qwest and U S WEST elect to pay the maximum amount of cash which could be paid at each Average Price:

                                                              TRUE UP                    TOTAL VALUE
                                                  AVERAGE    EXCHANGE      PER SHARE    PER U S WEST
                                                   PRICE       RATIO     CASH TRUE UP       SHARE
                                                 ---------  -----------  -------------  -------------
                                                 $   46.00     1.72932     $    0.00      $   79.55
                                                     44.00     1.72932          0.00          76.09
                                                     42.00     1.72932          0.00          72.63
                                                     40.00     1.72932          0.00          69.17
Top of Collar..................................      39.90     1.72932          0.00          69.00
                                                     38.70     1.78300          0.00          69.00
                                                     38.00     1.78300          1.25          69.00
                                                     36.00     1.78300          4.81          69.00
                                                     34.00     1.78300          8.38          69.00
                                                     32.00     1.78300         11.94          69.00
                                                     30.00     1.78300         15.51          69.00
Bottom of Collar...............................      28.26     1.78300         18.61          69.00
                                                     26.00     1.78300         18.61          64.97
                                                     24.00     1.78300         18.61          61.40
Walkaway Point.................................      22.00     1.78300         18.61          57.84

                                                        CHAPTER ONE - THE MERGER

TREATMENT OF U S WEST STOCK OPTIONS

    At the effective time of the merger, each outstanding option, warrant and other right granted by U S WEST to purchase shares of U S WEST common stock will be converted into an option, warrant or other right to acquire Qwest common stock that, except as described in the next sentence, has the same terms and conditions as the U S WEST stock option, warrant or right had before the effective time of the merger. The number of shares that the new Qwest option, warrant or right will be exercisable for and the exercise price of the new Qwest option, warrant or right will be adjusted to reflect the exchange ratio in the merger. To the extent the merger consideration includes a cash payment, the shares subject to and the exercise price and such other terms and conditions of each U S WEST option, warrant or right will be adjusted pursuant to the terms of such option, warrant or right or in accordance with the provisions of any plan or agreement applicable to such option, warrant or right so as to preserve the economic benefit of such cash payment for the holders of such option, warrant or right without negative effect on such holders' interest.

EXCHANGE OF SHARES

    Qwest will appoint an exchange agent to handle (1) the exchange of U S WEST stock in the merger for Qwest stock, (2) the payment of cash as part of the merger consideration, if applicable, and (3) the transfer of cash to U S WEST shareholders instead of fractional shares of Qwest common stock. Soon after the effective time of the merger, the exchange agent will send to each holder of U S WEST common stock a letter of transmittal for use in the exchange and instructions explaining how to surrender U S WEST stock certificates to the exchange agent. Holders of certificates representing shares of U S WEST common stock that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, and holders of uncertificated shares of U S WEST common stock that deliver to the exchange agent a properly completed letter of transmittal will receive the appropriate merger consideration. Holders of unexchanged shares of U S WEST common stock will not be entitled to receive any dividends or other distributions payable by Qwest after the effective time of the merger until their certificates are surrendered or, with respect to uncertificated shares, until a properly completed letter of transmittal is delivered to the exchange agent.

    Qwest will not issue any fractional shares in the merger. Instead, as promptly as practicable following the effective time of the merger, the exchange agent will sell the "Excess Shares" of Qwest common stock at then prevailing prices on the Nasdaq National Market. "Excess Shares" means the number of shares of Qwest common stock delivered by Qwest to the exchange agent over the aggregate number of shares of Qwest common stock to be distributed to U S WEST shareholders. Qwest has the option, in lieu of the issuance and sale of Excess Shares, to pay the exchange agent an amount sufficient for the exchange agent to pay each U S WEST shareholder the amount such holder would have received if the sales of Qwest common stock were made at a price equal to the average of the closing prices of the Qwest common stock on the Nasdaq National Market for the ten consecutive trading days immediately following the effective time of the merger. As soon as practicable after the determination of the amount of cash to be paid to U S WEST shareholders with respect to any fractional share interests, holders of U S WEST common stock will receive a cash payment equal to the value of their fractional shares.

QWEST BOARD AND BOARD COMMITTEES

    After the merger, the initial Qwest Board will consist of fourteen members, seven of whom will be designated by Qwest and seven of whom will be designated by U S WEST. Additionally, each Qwest Board committee will consist of an equal number of U S WEST and Qwest Board designees. The bylaw

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CHAPTER ONE - THE MERGER

provisions that implement the board structure, including the establishment of the Office of the Chairman described below, will survive for three years after the effective time of the merger and during such period may not be changed except with the approval of 75% of the Qwest Board.

OFFICE OF THE CHAIRMAN

    Following the merger, Philip F. Anschutz, Qwest's Chairman of the Board, Joseph P. Nacchio, Qwest's Chairman and Chief Executive Officer, and Solomon D. Trujillo, U S WEST's Chairman, President and Chief Executive Officer, together will constitute the Office of the Chairman. The Office of the Chairman will, through one of its members so designated, chair all meetings of the Qwest Board and will have exclusive power and final authority with respect to decisions relating to material acquisitions and dispositions, the approval of any merger, consolidation of similar transactions, the allocation of capital resources, the termination of any of the eight most senior executive officers of Qwest (other than Mr. Nacchio and Mr. Trujillo) and general corporate strategy. The Office of the Chairman will take action by a majority vote among its three members. Any member of the Office of the Chairman will have the right to bring any decision of the Office of the Chairman to the Qwest Board for its consideration.

EXECUTIVE OFFICERS

    After the merger, Philip F. Anschutz will be the Non-Executive Chairman of Qwest, Joseph P. Nacchio will be Chairman and Chief Executive Officer of Qwest and Solomon D. Trujillo will be Chairman of Qwest and President of the broadband local and wireless division of Qwest. For a period of one year following the closing of the merger, the twenty most senior policy-making executive officers of Qwest will be substantially equally represented by officers of Qwest and U S WEST. Messrs. Anschutz, Nacchio and Trujillo will jointly appoint these twenty executive officers.

CERTAIN COVENANTS

    Each of Qwest and U S WEST has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

    NO SOLICITATION. U S WEST and Qwest have agreed that they and their subsidiaries and their officers, directors, employees and advisers will not take action to solicit or encourage an offer for an alternative acquisition transaction involving U S WEST or Qwest of a nature defined in the merger agreement.

    Restricted actions include engaging in any discussions with or furnishing any information to a potential bidder, or knowingly taking any other action designed to facilitate an alternative transaction. Qwest or U S WEST, as the case may be, is permitted to take these actions in response to an unsolicited offer, however, if the unsolicited offer is made prior to the time that the U S WEST or Qwest shareholder approval, as the case may be, is obtained and if prior to taking any of these actions: (1) the Qwest or U S WEST Board, as the case may be, determines in good faith that taking any of these actions is reasonably likely to result in a superior proposal, and (2) U S WEST or Qwest, as the case may be, receives from such person an executed confidentiality agreement substantially similar to the existing confidentiality agreement between U S WEST and Qwest.

    Each of U S WEST and Qwest must keep the other reasonably informed of the status and details of any offer.

    U S WEST BOARD'S COVENANT TO RECOMMEND. The U S WEST Board has agreed to recommend the approval and adoption of the merger agreement to U S WEST's shareholders. However, the U S WEST

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                                                        CHAPTER ONE - THE MERGER

Board is permitted to withdraw or to modify in a manner adverse to Qwest this recommendation if (1) the U S WEST Board determines in good faith, based in part on the advice of a nationally recognized financial advisor, that an unsolicited acquisition proposal is superior to the merger and (2) the U S WEST Board has given Qwest five business days to match the superior proposal.

    QWEST BOARD'S COVENANT TO RECOMMEND. The Qwest Board has agreed to recommend the approval of the merger agreement to Qwest's shareholders. However, the Qwest Board is permitted to withdraw or to modify in a manner adverse to U S WEST this recommendation if (1) the Qwest Board determines in good faith, based in part on the advice of a nationally recognized financial advisor, that an unsolicited acquisition proposal is superior to the merger with U S WEST and (2) the Qwest Board has given U S WEST five business days to match the superior proposal.

    COVENANT TO HOLD SHAREHOLDER MEETINGS. Qwest and U S WEST have agreed to submit the merger and the merger agreement to their shareholders at the meetings even if their boards of directors no longer recommend approval and adoption of the merger and the merger agreement.

    INTERIM OPERATIONS OF QWEST AND U S WEST. Qwest and U S WEST are required to conduct their business in the ordinary course consistent with past practice until the effective time of the merger and, subject to certain exceptions, may not engage in certain material transactions during this period such as material acquisitions or dispositions and issuances or repurchases of stock.

    EQUITY INCENTIVE PLAN COVENANT. Qwest has agreed in the merger agreement to increase the number of shares of Qwest common stock eligible for award under Qwest's equity incentive plan to an amount equal to the lesser of (1) 200 million and (2) 10% of the total number of shares of Qwest common stock outstanding as of the close of business on the date on which the effective time of the merger occurs, in each case reduced by the number of shares of Qwest common stock issuable upon the exercise of U S WEST options and Qwest options (other than Qwest options awarded under the Qwest equity incentive plan) outstanding as of the close of business on the date on which the effective time of the merger occurs.

    COOPERATION COVENANT. Qwest and U S WEST have agreed to cooperate with each other to take all actions and do all things necessary or advisable under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement.

    INDEMNIFICATION AND INSURANCE OF QWEST AND U S WEST DIRECTORS AND
OFFICERS. The merger agreement provides that for six years after the effective time of the merger:

       - Qwest will maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of U S WEST and Qwest and each of their respective subsidiaries and any directors, officers or employees indemnification agreements of U S WEST and Qwest and their respective subsidiaries;

       - Qwest will maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by U S WEST and Qwest, respectively (except that Qwest may substitute policies which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the effective time of the merger; and

       - Qwest will indemnify the directors and officers of U S WEST and Qwest, respectively, to the fullest extent to which they are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law.

    CERTAIN OTHER COVENANTS. The merger agreement contains other mutual covenants of the parties that are typical for a transaction similar to the merger.

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Chapter One - The Merger

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains substantially reciprocal representations and warranties made by Qwest and U S WEST customary for a transaction similar to the merger. In addition, the merger agreement also contains a representation by Qwest that its annual revenues for the four fiscal quarters immediately prior to the completion of the merger derived from services, activities or interests which could be determined to be in violation of the Communications Act of 1934 if engaged in by a Bell Operating Company are no more than $500 million.

CONDITIONS TO THE COMPLETION OF THE MERGER

    The obligations of Qwest and U S WEST to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - approval of the merger by the Qwest and U S WEST shareholders;

    - absence of a legal prohibition on completion of the merger;

    - absence of an imposition by any regulatory authority of any condition, requirement or restriction that would (1) reasonably be expected to have a material adverse effect on the combined company after the merger, or (2) result in a reduction in aggregate revenues of Qwest and U S WEST on a pro forma, combined basis for the last four fiscal quarters prior to the closing of the merger of more than $750 million or require any additional capital investment of more than $500 million;

    - receipt by each party of consents or approvals from any person required for completion of the merger, except for those which the failure to obtain would not have a material adverse effect on Qwest or U S WEST;

    - approval for the listing on the Nasdaq National Market of the shares of Qwest common stock to be issued in the merger;

    - receipt by Qwest and U S WEST of opinions from Davis Polk & Wardwell and Cadwalader, Wickersham & Taft, respectively, that the merger will qualify as a tax-free reorganization;

    - receipt by U S WEST of the opinion of Cadwalader, Wickersham & Taft that the merger will not affect the tax-free qualification of the prior spin-off of U S WEST and delivery of a copy of that opinion to Qwest;

    - accuracy as of closing of the representations and warranties made by the other party to the extent specified in the merger agreement, except for such inaccuracies which in the aggregate would not reasonably be expected to result in a material adverse effect to the other party;

    - performance in all material respects by the other party of the obligations required to be performed by it at or prior to closing; and

    - receipt by each party of a certificate from the other party that it has complied with the prior two bullet points.

TERMINATION OF THE MERGER AGREEMENT

    RIGHT TO TERMINATE. The merger agreement may be terminated at any time prior to the effective time of the merger in any of the following circumstances:

    - The merger agreement may be terminated by mutual written consent of Qwest and U S WEST.

                                                        CHAPTER ONE - THE MERGER

    - The merger agreement may be terminated by either Qwest or U S WEST if:

       - the merger has not been completed by July 30, 2000. However, that date is automatically extended to December 31, 2000 if the reason the merger has not been completed by July 30, 2000 is the failure of the regulatory conditions specified in the merger agreement to be satisfied; or

       - Qwest or U S WEST shareholders fail to give the necessary approval of the merger at a duly held meeting; or

       - there is a final and nonappealable legal prohibition to closing the merger; or

       - the board of directors of the other party withdraws or modifies in a manner adverse to the party seeking to terminate the merger agreement its approval or recommendation of the merger or recommends an alternative acquisition transaction; or

       - the other party breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements in a manner that renders a related closing condition incapable of being satisfied by July 30, 2000.

    - The merger agreement may be terminated by U S WEST if:

       - the average price of Qwest common stock on 15 randomly selected trading days during the 30 trading day pricing period prior to the closing is less than $22.00; or

       - at any time prior to the completion of the merger, the closing price for Qwest common stock on NASDAQ is below $22.00 for 20 consecutive trading days.

    Neither Qwest nor U S WEST can terminate the merger agreement if the merger has not been completed by July 30, 2000 (or December 31, 2000, as applicable) if its failure to fulfill in any material respect its obligations under the merger agreement has resulted in the failure to complete the merger.

    If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party unless such party is in willful breach of the merger agreement. However, the provisions of the merger agreement relating to expenses and termination fees, as well as the confidentiality agreement entered into between Qwest and U S WEST, will continue in effect notwithstanding termination of the merger agreement.

    Although the Qwest and U S WEST Boards are entitled to withdraw their recommendations of the merger in response to a superior acquisition proposal, neither Qwest nor U S WEST is permitted to terminate the merger agreement to accept a superior acquisition proposal made by a third party. Accordingly, it is expected that the Qwest and U S WEST meetings will be held even if Qwest or U S WEST receives a superior acquisition proposal from a third party.

    TERMINATION FEES PAYABLE BY U S WEST. U S WEST has agreed to pay Qwest a cash amount equal to $850 million in any of the following circumstances:

    - Qwest terminates the merger agreement because the U S WEST Board withdraws or modifies in a manner adverse to Qwest its approval or recommendation of the merger or recommends an alternative acquisition transaction; or

    - the merger agreement is terminated after the shareholders of U S WEST fail to approve the merger and, prior to such termination, the U S WEST Board withdrew or modified in a manner adverse to

CHAPTER ONE - THE MERGER

      Qwest its approval or recommendation of the merger or recommended an alternative acquisition transaction; or

    - the merger agreement is terminated because the U S WEST shareholders fail to approve the merger and:

       - at any time prior to the U S WEST shareholder vote there had been an offer or proposal for an alternative acquisition transaction for at least 50% of U S WEST; and

       - within 12 months after such termination, U S WEST enters into an agreement with any third party with respect to an alternative transaction; or

    - Qwest terminates the merger agreement because U S WEST fails to honor its non-solicitation obligations.

    TERMINATION FEES PAYABLE BY QWEST. Qwest has agreed to pay U S WEST a cash amount equal to $850 million in any of the following circumstances:

    - U S WEST terminates the merger agreement because the Qwest Board withdraws or modifies in a manner adverse to U S WEST its approval or recommendation of the merger or recommends an alternative acquisition transaction; or

    - the merger agreement is terminated after the shareholders of Qwest fail to approve the merger and, prior to such termination, the Qwest Board withdrew or modified in a manner adverse to U S WEST its approval or recommendation of the merger or recommended an alternative acquisition transaction; or

    - the merger agreement is terminated because the Qwest shareholders fail to approve the merger and:

       - at any time prior to the Qwest shareholder vote there had been an offer or proposal for an alternative acquisition transaction for at least 50% of Qwest; and

       - within 12 months after such termination, Qwest enters into an agreement with any third party with respect to an alternative transaction; or

    - U S WEST terminates the merger agreement because Qwest fails to honor its non-solicitation obligations.

    PAYMENTS TO GLOBAL IN CONNECTION WITH THE TERMINATION OF THE GLOBAL-U S WEST MERGER AGREEMENT AND RELATED MATTERS. Immediately before the signing of the merger agreement, U S WEST and Global agreed to terminate their merger agreement. In connection with the termination of the Global-U S WEST merger agreement, U S WEST paid Global $140 million in cash and 2,231,076 shares of Global common stock, Qwest loaned $140 million in cash to U S WEST and Qwest entered into an agreement to buy $140 million in services from Global. If the merger agreement between Qwest and U S WEST is terminated, Qwest will not receive repayment from U S WEST of its $140 million loan and will have to deliver to U S WEST the same number of shares of Global common stock delivered to Global by U S WEST (or pay their market value in cash at such time). However, if the termination of the merger agreement is the result of U S WEST changing its recommendation of the merger, U S WEST will be obligated to repay $70 million (plus interest at LIBOR plus .15%) in cash to Qwest and will receive only 1,115,538 shares of Global common stock (or their market value in cash at such time) from Qwest. No other payments have been made in connection with the termination of the Global-U S WEST merger agreement.

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                                                        CHAPTER ONE - THE MERGER

OTHER EXPENSES

    All expenses incurred by Qwest and U S WEST in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, except that expenses incurred by Qwest and U S WEST in connection with the printing of this joint proxy statement/prospectus and the filing of the registration statement in which this joint proxy statement/ prospectus is included will be shared equally by Qwest and U S WEST.

AMENDMENTS AND WAIVERS

    AMENDMENTS. Any provision of the merger agreement may be amended prior to the effective time of the merger if the amendment is in writing and signed by Qwest and U S WEST. After the approval of the merger agreement by the shareholders of either Qwest or U S WEST, no amendment may be made which would:

    - alter or change the amount or kinds of consideration to be received by the holders of U S WEST common stock upon completion of the merger;

    - alter or change any term of the Qwest or U S WEST charter; or

    - alter or change any of the terms and conditions of the merger agreement if such alteration or change would adversely affect the holders of any class or series of securities of Qwest or U S WEST.

    WAIVER. At any time before the effective time of the merger, by a waiver in writing and signed by the party against whom the waiver is to be effective, any party may:

    - extend the time for the performance of any of the obligations or other acts of the other party;

    - waive any inaccuracies in the representations and warranties contained in the merger agreement; or

    - waive compliance with any of the agreements or conditions contained in the merger agreement.

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Chapter One - The Merger

                                VOTING AGREEMENT

    In connection with the merger agreement, U S WEST has entered into a voting agreement with Anschutz Company and Anschutz Family Investment Company LLC, two shareholders of Qwest common stock and affiliates of Mr. Anschutz. The following summary of the voting agreement is qualified by reference to the complete text of the voting agreement, which is incorporated by reference and attached as Annex B.

AGREEMENT TO VOTE

    Under the terms of the voting agreement, each of the shareholders agrees to vote its shares of Qwest common stock in favor of approval of the transactions contemplated by the merger agreement and against any competing acquisition proposal involving Qwest, against any action that could reasonably be expected to impede consummation of the merger, and in favor of the election of directors to the Qwest Board as contemplated by the merger agreement.

RESTRICTIONS ON TRANSFER

    Under the terms of the voting agreement, each shareholder is free to sell or otherwise transfer its shares of Qwest common stock; PROVIDED that, subject to the exception described in the next sentence, the shareholder continues to hold at least 250,000,000 shares of Qwest common stock (approximately 33% of the shares of Qwest common stock outstanding as of the date of the joint proxy statement/prospectus). If, as a result of a sale of other transfer of shares of Qwest common stock by either of the shareholders, the shareholder would no longer hold at least 250,000,000 shares of Qwest common stock, the sale or other transfer may be completed only if the person receiving the shares of Qwest common stock agrees to be bound by the transfer and voting restrictions included in the voting agreement.

TERMINATION

    Except for the agreement by the shareholders to vote in favor of the election of directors to the Qwest Board as contemplated by the merger agreement, which agreement survives for a period of three years following the completion of the merger, the voting agreement will terminate upon the first to occur of the following events:

    - The completion of the merger; or

    - The termination of the merger agreement solely for reasons that are not directly or indirectly related to a third party having made a superior proposal for Qwest; or

    - The termination of the merger agreement by U S WEST; or

    - July 18, 2001.

    Unless otherwise agreed to by the parties, the voting agreement will survive any termination of the merger agreement and will remain in effect even if the Qwest Board withdraws its recommendation to vote in favor of the merger (unless U S WEST decides to terminate the merger agreement in response to the change in the Qwest Board recommendation).

                                                        CHAPTER ONE - THE MERGER

                             THE GLOBAL AGREEMENTS

    The following summaries of the Qwest-Global agreement, the U S WEST-Global termination agreement, the amendment to the U S WEST-Global tender offer and purchase agreement and the Qwest-Global capacity purchase agreement are qualified by reference to the complete text of such agreements, all of which are incorporated herein by reference and attached as exhibits to the registration statement of which this joint proxy statement/prospectus is a part.

THE QWEST-GLOBAL AGREEMENT

    On July 18, 1999, Qwest and Global entered into an agreement pursuant to which (1) Global agreed to terminate its merger agreement with U S WEST and not to interfere with or seek to impede the Qwest-U S WEST merger and (2) Qwest agreed to withdraw its publicly announced offer to acquire Frontier Corporation and not to interfere with or seek to impede Global's pending acquisition of Frontier. Qwest and Global also agreed in the Qwest-Global agreement to enter into the Qwest-Global capacity purchase agreement described below and to a general release of all claims against the other arising out of the U S WEST and Frontier transactions.

THE U S WEST-GLOBAL TERMINATION AGREEMENT

    On July 18, 1999, U S WEST entered into an agreement with Global to terminate the U S WEST-Global merger agreement dated as of May 16, 1999. In connection with the negotiated termination, U S WEST agreed to pay Global $140,000,000 and 2,231,076 shares of Global common stock (which it had recently purchased in a tender offer it had commenced in connection with the proposed U S WEST-Global merger), and Global agreed to discharge U S WEST from all obligations to Global under the terminated merger agreement. U S WEST and Global also agreed in the termination agreement to a general release of all claims against the other arising out of the transactions contemplated by the Global-U S WEST merger agreement.

THE AMENDMENT TO THE U S WEST-GLOBAL TENDER OFFER AND PURCHASE AGREEMENT

    On July 18, 1999, U S WEST and Global agreed to amend the tender offer and purchase agreement that they had entered into in connection with the U S WEST-Global merger agreement and pursuant to which U S WEST had made a tender offer for and purchased 9.5% of the outstanding shares of Global common stock. Under the terms of the amendment, U S WEST agreed to give up its right to designate a member to the Global Board, and Global agreed not to grant any person registration rights that are more favorable to such person than the registration rights provided to U S WEST under the tender offer and purchase agreement are to U S WEST.

THE QWEST-GLOBAL CAPACITY PURCHASE AGREEMENT

    On July 18, 1999 Qwest and Global entered into a purchase agreement pursuant to which Qwest agreed to purchase services from Global over a four year period in a total amount of $140,000,000. At the end of the two year period following the signing of the agreement, Qwest must pay Global an amount equal to the difference between $140,000,000 and the amount of the services purchased under the agreement at that time. The amount of the differential payment will be credited by Global against all purchases by Qwest of services from Global during the remaining two years of the agreement. Under the agreement, Qwest is entitled to purchase services on any of Global's network segments, whether such segments are presently functioning or constructed during the term of the agreement, and is entitled to purchase the services at the most favorable commercially available prices offered by Global.

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                         OPINIONS OF FINANCIAL ADVISORS

OPINION OF FINANCIAL ADVISOR TO QWEST

    DLJ has acted as exclusive financial advisor to Qwest in connection with the merger. In its role as financial advisor to Qwest, DLJ was asked by Qwest to render an opinion to the Qwest Board as to the fairness of the merger consideration, from a financial point of view, to the holders of Qwest common stock. On July 16, 1999, at a meeting of the Qwest Board held to evaluate the merger, DLJ delivered to the Qwest Board an oral opinion, subsequently confirmed by delivery of a written opinion dated July 18, 1999, the date of execution of the merger agreement, to the effect that, as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications stated in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Qwest common stock.

    A COPY OF THE DLJ OPINION IS ATTACHED HERETO AS ANNEX C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY DLJ IN ARRIVING AT ITS OPINION. DLJ'S OPINION WAS PREPARED FOR THE QWEST BOARD AND IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF QWEST COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO THE MERGER AGREEMENT OR THE MERGER.

    The Qwest Board selected DLJ to act as its exclusive financial advisor in the merger because DLJ is an internationally recognized investment banking firm with substantial expertise in the media and telecommunication industries and in transactions similar to the merger and because it is familiar with Qwest and its business. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    DLJ was not requested to, and did not, make any recommendation as to the form or amount of the merger consideration to be paid by Qwest, which matters were determined through negotiations between Qwest and U S WEST. DLJ's opinion does not address the relative merits of the merger or the merger agreement or the other business strategies considered by the Qwest Board, nor does it address the Qwest Board's decision to proceed with the merger or the merger agreement. No restrictions or limitations were imposed by Qwest upon DLJ with respect to the investigations made or procedures followed by DLJ in rendering its opinion.

    In arriving at its opinion, DLJ:

    - reviewed the merger agreement and related documents;

    - reviewed financial and other information that was publicly available or furnished to it by Qwest and U S WEST, including financial projections prepared by the managements of Qwest and U S WEST and other information provided during discussions with Qwest and U S WEST;

    - compared financial and securities data of Qwest and U S WEST with various other companies whose securities are traded in public markets;

    - reviewed the historical stock prices and trading volumes of Qwest common stock and US WEST common stock;

    - reviewed prices and premiums paid in other business combinations; and

                                                        CHAPTER ONE - THE MERGER

    - conducted other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion.

    In rendering its opinion, DLJ relied on and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Qwest, U S WEST or their respective representatives, or that it otherwise reviewed. In particular, DLJ relied on the estimates of the managements of Qwest and U S WEST as to the operating synergies anticipated to result from the merger. With respect to the financial projections relating to Qwest and U S WEST supplied to it, DLJ assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of Qwest and U S WEST as to the future operating and financial performance of Qwest and U S WEST and the operating synergies anticipated to result from the merger. DLJ did not assume any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information that it reviewed. DLJ assumed that in the course of obtaining the necessary regulatory and third party consents for the merger and the transactions contemplated by the merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the merger or the transactions contemplated by the merger. DLJ also relied as to certain legal matters on advice of counsel to Qwest.

    DLJ's opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion. It should be understood that DLJ's opinion speaks only as of July 18, 1999 and that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion. Furthermore, the Qwest Board may not necessarily request that DLJ confirm its opinion as of any later date. DLJ expressed no opinion as to the prices at which the Qwest common stock will actually trade at any time.

    The following is a summary of the material analyses that DLJ performed in connection with its opinion and presented to the Qwest Board at its July 16, 1999 meeting. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND DLJ'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF DLJ'S FINANCIAL ANALYSES. Valuations for U S WEST were calculated on an equity value basis converted to a per share basis based on $12,463 million of net debt, 504.7 million outstanding shares and 24.7 million outstanding options with an average exercise price of $41.11 per share.

    SELECTED PUBLIC COMPANY ANALYSIS. DLJ compared financial and operating data of U S WEST with the following selected regional bell operating companies:

       - Ameritech Corporation

       - BellSouth Corporation

       - Bell Atlantic Corporation

       - SBC Communications Inc.

    DLJ reviewed enterprise values, calculated as equity value, plus debt and minority interests, less cash and investments in unconsolidated affiliates, as multiples of, among other things, latest 12 months and estimated calendar year 1999 earnings before interest, taxes, depreciation and amortization, commonly known as "EBITDA." DLJ also reviewed equity values as multiples of estimated calendar years 1999 and 2000 net income and estimated calendar year 1999 after-tax cash flow, calculated as net income, plus

CHAPTER ONE - THE MERGER

depreciation and amortization. Estimated financial and operating data for the selected companies were based on research analysts' estimates and estimated financial and operating data for U S WEST were based on internal estimates of the management of U S WEST.

    DLJ then applied a range of selected multiples of latest 12 months and estimated calendar year 1999 EBITDA, estimated calendar years 1999 and 2000 net income and estimated calendar year 1999 after-tax cash flow for the selected companies to corresponding financial and operating data for U S WEST. This analysis produced an implied equity reference range for U S WEST of approximately $63.00 to $80.00 per share, as compared to the equity value for U S WEST implied in the merger of approximately $69.00 per share based on the closing stock price of Qwest common stock on July 14, 1999.

    No company utilized in the "Selected Public Company Analysis" is identical to U S WEST. Accordingly, an analysis of the above results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of U S WEST and other factors that could affect the public trading value of U S WEST and the selected companies to which it is being compared. Mathematical analysis is not in itself a meaningful method of using selected company data.

    SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS. Using public information, DLJ reviewed the purchase prices and implied transaction multiples paid in the following selected transactions involving companies in the long distance, regional bell, incumbent local exchange carrier and competitive local exchange carrier markets of the telecommunications industry:

                         TARGET                                                   ACQUIROR
--------------------------------------------------------  --------------------------------------------------------
    - MCI Communications Corp.                                - WorldCom, Inc.
    - GTE Corporation                                         - Bell Atlantic Corporation
    - Ameritech Corporation                                   - SBC Communications, Inc.
    - NYNEX Corporation                                       - Bell Atlantic Corporation
    - Pacific Telesis Group                                   - SBC Communications, Inc.
    - Aliant Communications                                   - ALLTEL Corporation
    - Anchorage Telephone Utility                             - Alaska Communication Systems, Inc.
    - Century Telephone Enterprises, Inc.                     - Alaska Communication Systems, Inc.
    - Lufkin-Conroe Communications Company                    - Texas Utilities Company
    - Consolidated Communications, Inc.                       - McLeod USA Incorporated
    - Teleport Communications Group Inc.                      - AT&T Corporation
    - MFS Communications Company, Inc.                        - WorldCom, Inc.

    DLJ reviewed enterprise values as multiples of latest 12 months revenues, EBITDA and earnings before interest and taxes, commonly known as "EBIT." DLJ also reviewed equity values as multiples of latest 12 months net income. All multiples were based on financial information available at the time of announcement of the relevant transaction. Estimated financial and operating data for U S WEST were based on internal estimates of the management of U S WEST.

    DLJ then applied a range of selected multiples of latest 12 months revenues, EBITDA, EBIT and net income for the selected transactions to corresponding financial and operating data for U S WEST. This analysis produced an implied equity reference range for U S WEST of approximately $65.00 to $90.00 per share, as compared to the equity value for U S WEST implied in the merger of approximately $69.00 per share based on the closing stock price of Qwest common stock on July 14, 1999.

    No transaction utilized in the "Selected Merger and Acquisition Transactions Analysis" is identical to the merger. Accordingly, an analysis of the above results necessarily involves complex considerations and

                                                        CHAPTER ONE - THE MERGER

judgments concerning differences in financial and operating characteristics that could affect the acquisition values of U S WEST or the companies to which it is being compared. Mathematical analysis is not in itself a meaningful method of using selected transaction data.

    PREMIUMS PAID ANALYSIS. DLJ reviewed the premiums paid in 43 merger and acquisition transactions announced since June 7, 1996 with transaction values in excess of $10.0 billion involving stock consideration. DLJ then applied the median premiums derived from these transactions based on the per share market prices of the target company's common stock one trading day, one week and four weeks prior to public announcement of the transaction to the per share market price of U S WEST common stock one day, one week, and four weeks prior to public announcement of the proposed Global and U S WEST merger transaction on May 17, 1999. This analysis produced the following median premiums and implied equity values for U S WEST:

                                                                                     PERIOD PRIOR TO ANNOUNCEMENT
                                                                                 -------------------------------------
                                                                                   ONE DAY     ONE WEEK    FOUR WEEKS
                                                                                 -----------  -----------  -----------
U S WEST share price...........................................................   $   62.25    $   54.94    $   55.06
Median premiums................................................................        26.3%        32.0%        34.1%
Implied equity values per share................................................   $   78.64    $   72.50    $   73.82

    DISCOUNTED CASH FLOW ANALYSIS. DLJ performed a discounted cash flow analysis of U S WEST based on internal estimates of the management of U S WEST in order to estimate the net present value of the unlevered, after-tax cash flows that U S WEST could generate for the remainder of fiscal year 1999 through fiscal year 2005. Applying discount rates of 9.0% to 11.0% and multiples of terminal year 2005 EBITDA of 8.0x to 10.0x, this analysis produced an implied equity reference range for U S WEST of approximately $76.00 to $109.00 per share, as compared to the equity value for U S WEST implied in the merger of approximately $69.00 per share based on the closing stock price of Qwest common stock on July 14, 1999.

    PRO FORMA MERGER ANALYSIS. DLJ analyzed the potential pro forma effect of the merger on Qwest's projected 2001 book earnings per share, commonly known as "EPS," cash EPS and EBITDA per share both in the case where the merger consideration consists entirely of Qwest common stock (sometimes referred to as a "stock make-whole" payment) and where the merger consideration consists partially of cash (sometimes referred to as a "cash make-whole" payment). This analysis indicated that the merger would be accretive to Qwest's book EPS, cash EPS and EBITDA per share under either payment alternative, assuming the cost savings and other potential synergies anticipated by the managements of Qwest and U S WEST to result from the merger are achieved. The actual results achieved by the combined company may vary from projected results and the variations may be material.

    CONTRIBUTION ANALYSIS. DLJ analyzed the respective contributions of Qwest and U S WEST to the estimated calendar years 1999 and 2000 revenues, EBITDA and funds from operations (calculated as net income to common stock plus depreciation, amortization and other non-cash charges) of the combined company based on internal estimates of the managements of Qwest and U S WEST. This analysis indicated the following relative contributions of U S WEST and Qwest and the pro forma equity ownership of

CHAPTER ONE - THE MERGER

holders of U S WEST common stock and Qwest common stock in the combined company based both on a stock make-whole and cash make-whole basis:

                                                                                    ESTIMATED 1999   ESTIMATED 2000
                                                                                     CONTRIBUTION     CONTRIBUTION
                                                                                    ---------------  ---------------
REVENUES
U S WEST..........................................................................         78.3%            73.9%
Qwest.............................................................................         21.7%            26.1%

EBITDA
U S WEST..........................................................................         88.5%            86.0%
Qwest.............................................................................         11.5%            14.0%

FUNDS FROM OPERATIONS
U S WEST..........................................................................         85.8%            83.3%
Qwest.............................................................................         14.2%            16.7%

                                                                                       PRO FORMA EQUITY OWNERSHIP
                                                                                    --------------------------------
                                                                                      STOCK MAKE-
                                                                                         WHOLE       CASH MAKE- WHOLE
                                                                                    ---------------  ---------------
U S WEST..........................................................................         56.9%            53.7%
Qwest.............................................................................         43.1%            46.3%

    OTHER FACTORS. In the course of preparing its opinion, DLJ considered and reviewed other information and data, including:

    - research analysts' price targets for U S WEST common stock both before and after public announcement of the proposed Global and U S WEST merger transaction on May 17, 1999, which indicated a selected range of 12-month price targets for U S WEST common stock of approximately $67.00 to $76.00 per share in the case of reports dated prior to the May 17, 1999 announcement and approximately $64.25 to $100.00 per share in the case of reports dated either before or after the May 17, 1999 announcement which included a sum of the parts analysis;

    - the net present value of the potential pre-tax annual cost savings and synergies that could be achieved in the merger based on internal estimates of the managements of Qwest and U S WEST;

    - financial and operating data of the business segments of U S WEST as compared to other companies in similar businesses, which indicated an implied equity reference range for U S WEST of approximately $79.00 to $118.00 per share; and

    - the possible credit impact of the merger on Qwest.

    The above summary does not purport to be a complete description of DLJ's analyses but describes, in summary form, the material analyses that DLJ presented to the Qwest Board on July 16, 1999 in connection with its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial or summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the merger and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of

                                                        CHAPTER ONE - THE MERGER

the analyses in light of each other and ultimately rendered its opinion based on the results of all of the analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it or focusing on information presented in tabular format, without considering all such factors and analyses or the narrative description of the analyses, could create an incomplete or misleading view of the process underlying its opinion. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by DLJ are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates or those suggested by its analyses.

    Pursuant to the terms of an engagement letter between Qwest and DLJ dated June 11, 1999, Qwest has agreed to pay DLJ upon completion of the merger an aggregate financial advisory fee of $30.0 million. Qwest also has agreed to reimburse DLJ for all out-of-pocket expenses, including the reasonable fees and expenses of counsel, incurred by DLJ in connection with its engagement, and to indemnify DLJ and related persons against liabilities, including liabilities under the federal securities laws, relating to or arising out of its services.

    DLJ provides a full range of financial, advisory and brokerage services and, in the ordinary course of business, DLJ and its affiliates may actively trade the debt and equity securities of Qwest and U S WEST for its own account and for the account of customers and accordingly may at any time hold a long or short position in such securities. DLJ has performed investment banking and other services for Qwest in the past, including participation in the offering of Qwest debt securities, for which services DLJ has received customary compensation.

OPINIONS OF FINANCIAL ADVISORS TO U S WEST

U S WEST FINANCIAL ADVISOR                      LOCATION OF THEIR FULL OPINION
----------------------------------------------  ----------------------------------------------
Merrill Lynch                                   Annex D
Lehman Brothers                                 Annex E

    U S WEST engaged Merrill Lynch and Lehman Brothers as its financial advisors in connection with the merger based on their experience and expertise. Merrill Lynch and Lehman Brothers are internationally recognized investment banking firms that have substantial experience in transactions similar to the merger. The U S WEST financial advisors, as part of their respective investment banking businesses, are continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    At the July 16, 1999 meeting of the U S WEST Board, Merrill Lynch and Lehman Brothers both delivered their oral opinions (subsequently confirmed separately by each in writing) to the effect that, as of the date thereof, and subject to the assumptions, qualifications and limitations set forth therein, the merger consideration was fair, from a financial point of view, to the holders of U S WEST common stock.

Chapter One - The Merger

    The full texts of these opinions, which set forth the assumptions made, matters considered and qualifications and limitations on the review undertaken by the U S WEST financial advisors, are set forth in Annexes D and E and are incorporated herein by reference. The summary of the U S WEST financial advisors' opinions set forth below is qualified in its entirety by reference to the full text of those opinions. U S WEST shareholders are urged to read carefully each of the Merrill Lynch and Lehman Brothers opinions in its entirety. The opinions speak only as of July 18, 1999, and neither financial advisor is under any obligation to confirm its opinion as of any later date. Furthermore, the U S WEST Board may not necessarily request that either Merrill Lynch or Lehman Brothers confirm their respective opinions as of any later date. In reading the following discussion of these fairness opinions, U S WEST shareholders should be aware that the opinions:

       - were provided to the U S WEST Board for its information and are directed only to the fairness, from a financial point of view, of the merger consideration to the holders of U S WEST common stock;

       - did not constitute a recommendation to the U S WEST Board in connection with their consideration of the merger agreement and the merger;

       - do not address the merits of the underlying decision by U S WEST to engage in the merger or the price or range of prices at which shares of U S WEST common stock or Qwest common stock may trade subsequent to the announcement or consummation of the merger; and

       - do not constitute a recommendation to any holder of U S WEST common stock as to how such shareholder should vote on the merger or any matter related thereto.

    Although the U S WEST financial advisors each evaluated the fairness, from a financial point of view, of the merger consideration to the holders of U S WEST common stock, the merger consideration itself was determined by Qwest and U S WEST through arm's-length negotiations. The U S WEST financial advisors provided advice to U S WEST during the course of such negotiations. U S WEST did not provide specific instructions to, or place any limitations on, the U S WEST financial advisors with respect to the procedures to be followed or factors to be considered by them in performing their analyses or providing their opinions.

MERRILL LYNCH OPINION

    In arriving at its opinion, Merrill Lynch, among other things:

       - reviewed certain publicly available business and financial information relating to U S WEST and Qwest that Merrill Lynch deemed to be relevant;

       - reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of U S WEST and Qwest, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger furnished to Merrill Lynch by U S WEST and Qwest, respectively;

       - conducted discussions with members of senior management and representatives of U S WEST and Qwest concerning the matters described in the above two bullet points, as well as their respective businesses and prospects before and after giving effect to the merger and the expected synergies;

                                                        CHAPTER ONE - THE MERGER

       - reviewed the market prices and valuation multiples for shares of U S WEST common stock and Qwest common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

       - reviewed the results of operations of U S WEST and Qwest and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

       - compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

       - participated in certain discussions and negotiations among representatives of U S WEST and Qwest and their financial and legal advisors;

       - reviewed the potential pro forma impact of the merger;

       - reviewed a draft of the merger agreement; and

       - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

    In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of U S WEST or Qwest nor was Merrill Lynch furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of U S WEST or Qwest. With respect to the financial forecast information and the expected synergies furnished to or discussed with Merrill Lynch by U S WEST or Qwest, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of U S WEST's or Qwest's management as to the expected future financial performance of U S WEST or Qwest, as the case may be, and the expected synergies. Merrill Lynch further assumed that the merger will be accounted for as a purchase by U S WEST of Qwest under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by Merrill Lynch.

    Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of its opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, to the merger agreement, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

    Merrill Lynch's opinion did not address the relative merits, financial or otherwise, of the merger as compared to any alternative transaction or business strategy that may be available to U S WEST.

LEHMAN BROTHERS OPINION

    In arriving at its opinion, Lehman Brothers reviewed and analyzed:

       - the merger agreement and the specific terms of the merger;

CHAPTER ONE - THE MERGER

       - publicly available information concerning U S WEST and Qwest that Lehman Brothers believed to be relevant to its analysis, including without limitation, Forms 10-K of U S WEST and Qwest for the fiscal year ended December 31, 1998 and Forms 10-Q of U S WEST and Qwest for the three months ended March 31, 1999;

       - financial and operating information with respect to the business, operations and prospects of U S WEST furnished to Lehman Brothers by U S WEST, including the expected results for the three months ended June 30, 1999 and certain financial forecasts prepared by U S WEST;

       - financial and operating information with respect to the business, operations and prospects of Qwest furnished to Lehman Brothers by Qwest, including the expected results for the three months ended June 30, 1999 and certain financial forecasts prepared by Qwest;

       - a trading history of the U S WEST common stock from June 15, 1998 to the present and of the U S WEST Communications Group common stock (the common stock of U S WEST's predecessor) from November 1, 1995 to June 12, 1998 and a comparison of these trading histories with those of other companies that Lehman Brothers deemed relevant;

       - a trading history of the Qwest common stock from June 24, 1997 to the present and a comparison of this trading history with those of other companies that Lehman Brothers deemed relevant;

       - a comparison of the historical financial results and present financial condition of U S WEST with those of other companies that Lehman Brothers deemed relevant and a comparison of the historical financial results and present financial condition of Qwest with those of other companies that Lehman Brothers deemed relevant;

       - third party research analysts' earnings estimates, valuation analyses, target prices and investment recommendations for U S WEST and Qwest;

       - a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

       - the potential pro forma financial effects of the merger, including the cost savings, operating synergies and strategic benefits expected by management of U S WEST and Qwest to result from a combination of the businesses of U S WEST and Qwest;

       - the terms and conditions of the proposed merger of U S WEST with Global; and

       - such information relating to the business, operations and prospects of Global and Global's common stock that Lehman Brothers deemed relevant.

    Lehman Brothers also had discussions with the managements of U S WEST and Qwest concerning their respective businesses, operations, assets, financial conditions and prospects and had undertaken such other studies, analyses and investigations as it deemed appropriate.

    In arriving at its opinion, Lehman Brothers assumed and relied on the accuracy and completeness of the financial and other information used by it without assuming any responsibility for the independent verification of such information and further relied upon the assurances of the management of U S WEST and Qwest that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts of U S WEST furnished to Lehman Brothers by U S WEST, upon the advice of U S WEST, Lehman Brothers assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the

                                                        CHAPTER ONE - THE MERGER

management of U S WEST as to the future financial performance of U S WEST and that U S WEST would perform in accordance with such forecasts. In addition, with respect to the financial forecasts of Qwest furnished to Lehman Brothers by Qwest, upon the advice of U S WEST and Qwest, Lehman Brothers assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Qwest as to the future financial performance of Qwest and that Qwest would perform in accordance with such forecasts. With respect to the cost savings, operating synergies and strategic benefits expected by the managements of U S WEST and Qwest to result from a combination of the businesses of U S WEST and Qwest, upon the advice of U S WEST and Qwest, Lehman Brothers assumed that cost savings, operating efficiencies and strategic benefits would be realized substantially in accordance with such expectations. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of U S WEST or Qwest and did not make or obtain any evaluations or appraisals of the assets or liabilities of U S WEST or Qwest.

    Upon advice of U S WEST and its legal advisors, Lehman Brothers assumed that the receipt of shares of Qwest common stock by stockholders of U S WEST in the merger will qualify as a tax-free transaction to U S WEST stockholders. Upon advice of U S WEST and its legal advisors, Lehman Brothers also assumed that consummation of the merger will not cause the split-off by MediaOne Group, Inc. (formerly U S WEST, Inc.) of U S WEST on June 12, 1998 to fail to qualify as a tax-free transaction. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

    In addition, Lehman Brothers did not express any opinion as to the prices at which shares of Qwest common stock may trade at any time prior to or following the consummation of the merger and Lehman Brothers' opinion should not be viewed as providing any assurance that the market value of the shares of Qwest common stock to be held by the holders of U S WEST common stock after the consummation of the merger will be in excess of the market value of the shares of U S WEST common stock owned by such shareholders at any time prior to announcement of consummation of the merger.

    FINANCIAL ANALYSES OF THE U S WEST FINANCIAL ADVISORS

    The following is a brief summary of the material valuation, financial and comparative analyses presented by the U S WEST financial advisors to the U S WEST Board in connection with the rendering of the U S WEST financial advisors' opinions. This summary does not purport to be a complete description of the analyses underlying the U S WEST financial advisors' opinions and is qualified in its entirety by reference to the full text of the U S WEST financial advisors' opinions which are incorporated herein by reference.

    In performing their analyses, the U S WEST financial advisors made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the U S WEST financial advisors, U S WEST and Qwest. Any estimates contained in the analyses performed by the U S WEST financial advisors are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the U S WEST financial advisors' opinions were among several factors taken into consideration by the U S WEST Board in making its determination to approve the merger agreement and the merger.

CHAPTER ONE - THE MERGER

    U S WEST VALUATION

    COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. In order to assess how the public market values shares of similar publicly traded companies, the U S WEST financial advisors reviewed and compared specific financial information relating to U S WEST to corresponding financial information, ratios and public market multiples for publicly traded companies in two sectors: Regional Bell Operating Companies (referred to as RBOCs) and incumbent local exchange carriers (referred to as ILECs). In the RBOC sector, the U S WEST financial advisors reviewed the following companies: BellSouth Corporation, SBC Communications Inc. (pro forma for the merger with Ameritech Corporation) and Bell Atlantic Corporation (pro forma for the merger with GTE Corporation). In the ILEC sector, the U S WEST financial advisors reviewed the following companies: ALLTEL Corporation (pro forma for its acquisition of Aliant Communications Inc.), CenturyTel, Inc. and Cincinnati Bell Inc. The comparable companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to U S WEST.

    The U S WEST financial advisors calculated the multiple of each company's current market price to its projected 2000 (calendar year) earnings per share (commonly referred to as a price to earnings ratio, or P/E). The U S WEST financial advisors further calculated each company's projected total return by adding its projected 5-year annual EPS growth rate and its dividend yield and then calculated the multiple of each company's 2000 P/E to projected total return. An appropriate range of 2000 P/E to projected total return multiples derived from this analysis were applied to the projected total return of U S WEST based upon U S WEST's projected 5-year annual EPS growth rate and its current dividend yield to determine an appropriate P/E range for U S WEST. This P/E range was then applied to U S WEST's projected 2000 EPS to arrive at a value range per share of U S WEST common stock of $52.00 to $66.00, as compared to a nominal offer price of $69.00 per share in Qwest common stock.

    However, because of the inherent differences in the businesses, operations, financial conditions and prospects of U S WEST and the comparable companies, the U S WEST financial advisors believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis, and, accordingly, also made quantitative judgments based upon perceived qualitative differences between the characteristics of the comparable companies and U S WEST and Qwest that would affect the trading values of U S WEST, Qwest and such companies.

    DISCOUNTED CASH FLOW ANALYSIS. The U S WEST financial advisors performed a discounted cash flow analysis of the projected after-tax unlevered free cash flows of U S WEST (defined as unlevered after-tax earnings plus amortization and depreciation less capital expenditures and net changes in working capital). The U S WEST financial advisors calculated a range of present values for U S WEST based upon the discounted present value of the sum of the projected stream of after-tax unlevered free cash flows of U S WEST and the projected terminal value of U S WEST based upon a range of multiples of U S WEST's projected EBITDA. Applying discount rates ranging from 9.0% to 11.0% and terminal value multiples of 6.5x to 7.5x, the U S WEST financial advisors calculated implied equity values per share of U S WEST common stock ranging from $63.00 to $77.00, as compared to a nominal offer price of $69.00 per share in Qwest common stock.

    SUM OF THE PARTS ANALYSIS. The U S WEST financial advisors performed a "sum of the parts" analysis of U S WEST by valuing each individual business segment individually and deriving therefrom a range of values for U S WEST as a whole. The U S WEST business segments considered were the core business (the local wireline business and the Dex directories business), the wireless/PCS business, the data business and U S WEST's holdings in public companies. Using various methodologies that the U S WEST financial

                                                        CHAPTER ONE - THE MERGER

advisors deemed appropriate for each business segment analyzed, the analysis indicated a range of equity values per share of U S WEST common stock ranging from $69.00 to $86.00 per share, as compared to a nominal offer price of $69.00 per share in Qwest common stock.

    SELECTED TRANSACTIONS ANALYSIS. This analysis compares selected data with respect to the following seven comparable local exchange carrier transactions since 1996 to the proposed merger:

                         TARGET                                                   ACQUIROR
--------------------------------------------------------  --------------------------------------------------------
    - Aliant Communications Inc.                              - ALLTEL Corporation
    - GTE Corporation                                         - Bell Atlantic Corporation
    - Ameritech Corporation                                   - SBC Communications Inc.
    - Southern New England Telecommunications                 - SBC Communications Inc.
      Corporation
    - Pacific Telecom Inc.                                    - CenturyTel, Inc.
    - NYNEX Corporation                                       - Bell Atlantic Corporation
    - Pacific Telesis Group                                   - SBC Communications Inc.

    The U S WEST financial advisors compared appropriate ranges of various statistics for these transactions to corresponding statistics for the merger. The following table presents the results of this analysis:

                                                                                     RANGE FOR SELECTED     THE
                                                                                        TRANSACTIONS      MERGER
                                                                                     ------------------  ---------
Offer value (in millions)..........................................................   $1,397--$61,700    $  35,475
Transaction value (in millions)....................................................   $1,533--$73,252    $  45,960
Offer price as a multiple of current year EPS......................................     16.0x--25.0x       21.7x
Offer price as a multiple of forward year EPS......................................     14.0x--23.0x       20.8x
Transaction value as a multiple of current year EBITDA.............................     5.9x--10.6x        7.9x
Transaction value as a multiple of forward year EBITDA.............................      5.3x--9.3x        7.3x
Premium over market value paid 1 day prior to announcement date....................     (5.8)--39.0%       20.1%
Premium over market value paid 1 month prior to announcement date..................     (1.9)--42.9%       22.2%

    QWEST VALUATION

    COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. The U S WEST financial advisors reviewed and compared specific financial information relating to Qwest to corresponding financial information, ratios and public market multiples for publicly traded companies in three sectors: Large Capitalization Long Distance, Mid-Size Long Distance and International Long Distance Providers. In the large capitalization sector, the U S WEST financial advisors reviewed AT&T Corp., MCI WorldCom, Inc. and Sprint Corporation (Wireline only). In the mid-size sector, the U S WEST financial advisors reviewed Global Crossing Ltd./Frontier Corporation (on a pro forma basis), Level 3 Communications, Inc. and IXC Communications, Inc. In the international sector, the U S WEST financial advisors reviewed Global Telesystems Group, Inc. and Viatel, Inc.. The comparable companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to Qwest according to the U S WEST financial advisors.

    The U S WEST financial advisors calculated the multiple of each company's current enterprise value (total equity value plus the value of net debt, preferred stock and minority interests) to its projected 2000 (calendar year) EBITDA. Each EBITDA multiple was further compared to each company's projected

CHAPTER ONE - THE MERGER

EBITDA growth rate to calculate an EBITDA multiple to projected EBITDA growth rate ratio. An appropriate range of 2000 EBITDA multiple to EBITDA growth rate ratios derived from this analysis was then applied to Qwest's projected EBITDA growth rate to determine an appropriate range of 2000 EBITDA multiples for Qwest, and this range was then applied to Qwest's projected 2000 EBITDA to imply a range of values per share of Qwest common stock of $34.00 to $42.00 (after subtracting net debt), as compared to a market price per share of Qwest common stock of $34.00 on July 14, 1999.

    However, because of the inherent differences in the businesses, operations, financial conditions and prospects of Qwest and the comparable companies, the U S WEST financial advisors believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis, and, accordingly, also made quantitative judgments based upon perceived qualitative differences between the characteristics of the comparable companies and Qwest that would affect the trading values of Qwest and such companies.

    DISCOUNTED CASH FLOW ANALYSIS. The U S WEST financial advisors performed a discounted cash flow analysis of the projected after-tax unlevered free cash flows of Qwest. The U S WEST financial advisors calculated a range of present values for Qwest based upon the discounted present value of the sum of the projected stream of after-tax unlevered free cash flows of Qwest and the projected terminal value of Qwest based upon a range of multiples of Qwest's projected EBITDA. Applying discount rates ranging from 10.0% to 12.0% and terminal value multiples of 12.0x to 14.0x, the U S WEST financial advisors calculated implied equity values per share of Qwest common stock ranging from $36.00 to $47.00, as compared to a market price per share of Qwest common stock of $34.00 on July 14, 1999.

    PRO FORMA VALUATION

    "HAS-GETS" ANALYSIS. The U S WEST financial advisors compared the range of values for a share of U S WEST common stock based upon the comparable publicly traded companies and discounted cash flow valuation methodologies described above (what a U S WEST shareholder currently "has") to the implied value of the merger consideration which will be received by a U S WEST stockholder in exchange for one share of U S WEST common stock (what a U S WEST shareholder "gets"). The implied value of the merger consideration was determined by applying the same comparable publicly traded companies and discounted cash flow valuation methodologies described above to the pro forma combined company to determine a per share value of the combined company and then multiplying such per share value by the applicable exchange ratio and adding any cash received per share of U S WEST common stock in the merger. This analysis was performed at both the high end of the collar (i.e., a Qwest common stock price of $39.90 per share and an exchange ratio of 1.72932) and the low end of the collar (i.e., a Qwest common stock price of $28.26 per share) using both a "stock true-up" (I.E., an exchange ratio of 2.44161) and a "cash true-up" in which the maximum amount of cash is delivered (i.e., an exchange ratio of 1.7830 and a cash payment of $18.61 per share). In addition, all scenarios were calculated with and without giving effect

                                                        CHAPTER ONE - THE MERGER

to synergies expected to be achieved in the merger. The results of the analysis are presented in the following table:

                                                                      U S WEST "GETS"
                                   --------------------------------------------------------------------------------------
                                               WITHOUT SYNERGIES                             WITH SYNERGIES
                                   ------------------------------------------  ------------------------------------------
                                                       BOTTOM OF COLLAR                            BOTTOM OF COLLAR
                                      TOP OF     ----------------------------     TOP OF     ----------------------------
                                      COLLAR     STOCK TRUE-UP  CASH TRUE-UP      COLLAR     STOCK TRUE-UP  CASH TRUE-UP
                                   ------------  -------------  -------------  ------------  -------------  -------------
                  U S WEST "HAS"
                 ----------------
Publicly traded
  comparable
  companies....   $ 52.00-$66.00   $60.00-$76.00 $70.00-$89.00  $70.00-$87.00  $76.00-$92.00 $88.00-$107.00 $86.00-$102.00
Discounted cash
  flow
  analysis.....   $ 63.00-$77.00   $61.00-$77.00 $71.00-$89.00  $71.00-$87.00  $76.00-$92.00 $89.00-$108.00 $87.00-$103.00

    RELEVANCE OF VARIOUS ANALYSES

    The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would, in the view of the U S WEST financial advisors, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the U S WEST financial advisors' opinions. The U S WEST financial advisors did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support the U S WEST financial advisors' opinions. In arriving at their respective opinions, the U S WEST financial advisors each considered the results of their separate analyses and did not attribute particular weight to any one analysis or factor considered by such firm. The analyses performed by the U S WEST financial advisors, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of the U S WEST financial advisors' analyses of the fairness, from a financial point of view, of the merger consideration to the holders of U S WEST common stock.

    FEE ARRANGEMENTS

    Pursuant to the terms of its engagement letters with Merrill Lynch and Lehman Brothers, U S WEST has agreed to pay customary fees to each of Merrill Lynch and Lehman Brothers in connection with the delivery of the U S WEST financial advisors' opinions. In addition, U S WEST has agreed to reimburse the U S WEST financial advisors for all reasonable out-of-pocket expenses incurred by them in connection with the merger, including reasonable fees and disbursements of their legal counsel. U S WEST has also agreed to indemnify the U S WEST financial advisors against certain liabilities in connection with their respective engagements, including certain liabilities under the federal securities laws.

    Both Merrill Lynch and Lehman Brothers have previously rendered certain investment banking and financial advisory services to U S WEST and Qwest. In addition, Merrill Lynch has rendered financial advisory services to Global in connection with the Global/Frontier merger.

Chapter One - The Merger

                           EMPLOYEE BENEFITS PROPOSAL

    The Qwest Board, effective June 1, 1998, adopted amendments to the Qwest Equity Incentive Plan that, among other things, increased the number of shares of Qwest common stock eligible for award under the plan to 70 million. The plan, which was adopted by the Qwest Board and approved by its shareholders in June 1997 and May 1998, provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and other stock grants to employees of Qwest and its affiliates and consultants to Qwest.

    The purposes of the plan are to provide those who are selected for participation with added incentives to continue in the long-term service of Qwest and to create in such persons a more direct interest in the future success of the operations of Qwest by relating incentive compensation to increases in shareholder value, so that the interests of those participating in the plan is more closely aligned with the interests of Qwest's shareholders. The plan is also designed to provide a financial incentive that will help Qwest attract, retain and motivate the most qualified employees and consultants.

    TO ENSURE THAT QWEST CAN CONTINUE TO MAKE AWARDS UNDER THE PLAN AT LEVELS DETERMINED APPROPRIATE BY QWEST'S COMPENSATION COMMITTEE AND TO CLAIM A FEDERAL INCOME TAX DEDUCTION FOR THE COMPENSATION RESULTING FROM THE EXERCISE OF OPTIONS AND THE VESTING AND PAYMENT OF OTHER AWARDS GRANTED UNDER THE PLAN, THE QWEST BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO REAPPROVE THE PLAN. NEITHER THE QWEST MERGER PROPOSAL NOR THE QWEST EMPLOYEE BENEFITS PROPOSAL IS CONDITIONED ON APPROVAL OF THE OTHER QWEST PROPOSAL. IF THE QWEST MERGER PROPOSAL IS APPROVED AND THE MERGER IS CONSUMMATED, THE NUMBER OF SHARES OF QWEST COMMON STOCK ELIGIBLE FOR AWARD UNDER THE QWEST EQUITY INCENTIVE PLAN WILL BE INCREASED TO AN AMOUNT EQUAL TO THE LESSER OF (1) 200 MILLION AND (2) 10% OF THE TOTAL NUMBER OF SHARES OF QWEST COMMON STOCK OUTSTANDING AS OF THE CLOSE OF BUSINESS ON THE DATE ON WHICH THE EFFECTIVE TIME OF THE MERGER OCCURS, IN EACH CASE REDUCED BY THE NUMBER OF SHARES OF QWEST COMMON STOCK ISSUABLE UPON THE EXERCISE OF U S WEST OPTIONS AND QWEST OPTIONS (OTHER THAN QWEST OPTIONS AWARDED UNDER THE PLAN) OUTSTANDING AS OF THE CLOSE OF BUSINESS ON THE DATE ON WHICH THE EFFECTIVE TIME OF THE MERGER OCCURS. IF THE MERGER WERE TO CLOSE ON THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, APPROVAL OF THE QWEST MERGER PROPOSAL WOULD INCREASE THE NUMBER OF SHARES OF QWEST COMMON STOCK ELIGIBLE FOR AWARD UNDER THE PLAN TO A NUMBER BETWEEN APPROXIMATELY 96.1 MILLION AND 106.6 MILLION. THE CALCULATION OF THIS NUMBER IS BASED ON THE NUMBER OF OUTSTANDING QWEST AND U S WEST OPTIONS ON SEPTEMBER 7, 1999 AND AVERAGE PRICES RANGING FROM $28.26 TO $39.90, THE LIMITS OF THE COLLAR.

    The following summary of the plan is qualified by reference to the complete text of the plan, which is incorporated by reference and attached as Annex G.

    PARTICIPATION. The plan provides that awards may be made to employees and consultants who are responsible for Qwest's growth and profitability. Directors who are not employees of Qwest and its affiliates or consultants to Qwest are not eligible. Qwest currently considers all of its employees and certain of its consultants to be eligible for grant of awards under the plan. As of June 30, 1999, there were approximately 9,300 eligible participants. The plan is a discretionary plan and, accordingly, it is not possible at present to determine the amount or form of awards that will be available for grant to any individual during the term of the plan.

    ADMINISTRATION. The plan is administered by the members of Qwest's compensation committee other than Mr. Anschutz. The committee must be structured at all times so that it satisfies the "non-employee director" requirement of Rule 16b-3 under the Exchange Act. To the extent practicable, Qwest intends to satisfy the similar requirement of Section 162(m) of the Code with respect to grants to employees whose compensation is subject to Section 162(m) of the Code. The committee has the sole discretion to

                                                        CHAPTER ONE - THE MERGER

determine the employees and consultants to whom awards may be granted under the plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and stock units are granted by the committee to employees and consultants in such numbers and at such times during the term of the Plan as the committee shall determine, except that the maximum number of shares subject to one or more options or stock appreciation rights that can be granted during any calendar year to any employee or consultant is 40 million shares of Qwest common stock, and except that incentive options may be granted only to employees. In granting options, stock appreciation rights, restricted stock and stock units, the committee will take into account such factors as it may deem relevant in order to accomplish the plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to Qwest's success.

    The plan provides that the committee may delegate authority to grant stock options and other awards to specified officers of Qwest. Pursuant to that authority, the committee has delegated authority to Joseph P. Nacchio, Chairman and Chief Executive Officer of Qwest, to grant options and other awards to such employees and consultants as he may determine; PROVIDED that the maximum number of shares that may be granted to any one individual by Mr. Nacchio is 200,000 (as adjusted for stock splits, stock dividends, recapitalizations and other dilutive changes in the Qwest common stock), the maximum aggregate number of shares that may be granted to all individuals by Mr. Nacchio is 10 million (as adjusted for stock splits, stock dividends, recapitalizations and other dilutive changes in the Qwest common stock), and no grants of options or other awards may be made by Mr. Nacchio to any employee or consultant who is covered by Section 16(b) of the Exchange Act. References in this section to grants and other actions by the committee shall include a reference to Mr. Nacchio to the extent that the committee has delegated such authority to him.

    EXERCISE OF OPTIONS. The committee determines the exercise price for each option; however, incentive stock options must have an exercise price that is at least equal to the fair market value of the Qwest common stock on the date the incentive stock option is granted (at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns Qwest common stock having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price in (1) cash or certified funds, (2) by the surrender of a number of shares of Qwest common stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, or (3) through a broker's transaction by directing the broker to sell all or a portion of the Qwest common stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may be provided with an election to satisfy the minimum required income tax withholding obligation through the withholding of a portion of the Qwest common stock to be received upon exercise of the option.

    OPTION TERM. The committee determines the term of each Option, which shall be no longer than ten years (five years in the case of an incentive stock option granted to an employee who owns Qwest common stock having more than 10% of the voting power). Unless the committee provides otherwise, the following provisions apply in the event of an employee's termination of employment. If the option holder's services are terminated for cause, as determined by Qwest, the option terminates immediately. If the option holder becomes disabled, the option may be exercised for one year after the option holder terminates employment on account of disability. If the option holder dies during employment or in the one-year period referred to in the preceding sentence or in the three-month period referred to in the next sentence, the option may be exercised for one year after the option holder's death. If the option holder terminates

CHAPTER ONE - THE MERGER

employment for any reason other than cause, disability, or death, the option may be exercised for three months after termination of employment. In all cases, the option can be exercised only to the extent it is vested at the time of termination of employment and only during the term of the option.

    RESTRICTED STOCK. The committee may grant a participant a number of shares of restricted stock as determined by the committee in its sole discretion. Grants of restricted stock may be subject to such restrictions, including for example, continuous employment with Qwest for a stated period of time or the attainment of performance goals and objectives, as determined by the committee in its sole discretion. The restrictions may vary among awards and participants. If a participant dies or becomes disabled or retires pursuant to Qwest's retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment completed at termination of employment from the date of the award to the total number of months of employment required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.

    STOCK UNITS. The committee may grant stock units to participants. The committee determines the number of stock units to be granted, the goals and objectives to be satisfied, the time and manner of payment, and any other terms and conditions applicable to the stock units.

    STOCK APPRECIATION RIGHTS. The committee may grant stock appreciation rights to participants, either separately or in tandem with the grant of options. The committee determines the period during which a stock appreciation right may be exercised and the other terms and conditions applicable to the stock appreciation rights. Upon exercise of a stock appreciation right, a participant is entitled to a payment equal to the number of shares of Qwest common stock as to which the stock appreciation right is exercised times the excess of the fair market value of a share of Qwest common stock on the date the stock appreciation right is exercised over the fair market value of a share of Qwest common stock on the date the stock appreciation right was granted. The amount may be paid in shares of Qwest common stock, in cash, or in a combination of cash and Qwest common stock as the committee determines in its sole discretion. Upon termination of employment, stock appreciation rights are exercisable in the same manner as options. If a stock appreciation right is granted in tandem with an option, exercise of the stock appreciation right or the option will result in an equal reduction in the number of shares subject to the corresponding option or stock appreciation right.

    OTHER STOCK GRANTS. The committee may award stock bonuses to such participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock bonuses may be outright grants or may be conditioned on continued employment or attainment of performance goals as the committee determines in its sole discretion. The Qwest Board may, in its sole discretion, establish other incentive compensation arrangements pursuant to which participants may acquire Qwest common stock or provide that other incentive compensation will be paid in Qwest common stock under the Plan.

    NONTRANSFERABILITY. Except as may be otherwise permitted by the committee, options, stock appreciation rights, stock units and restricted stock awards granted under the plan are not transferable other than by will or by the laws of descent and distribution.

    ADJUSTMENT IN NUMBER OF SHARES; REELIGIBILITY OF SHARES. The number of shares eligible for award under the plan is subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in Qwest common stock. Shares of Qwest common stock covered by unexercised non-qualified or incentive stock options that expire, terminate or are canceled, together with shares of

                                                        CHAPTER ONE - THE MERGER

Qwest common stock that are forfeited pursuant to a restricted stock grant or any other award (other than an option) under the plan or that are used to pay withholding taxes or the option exercise price, will again be available for option or grant under the plan.

    CHANGE IN CONTROL. All awards granted under the plan shall immediately vest upon any "change in control" of Qwest unless otherwise provided by the committee at the time of grant. A "change in control" occurs if (1) 50% or more of Qwest's voting stock or outstanding stock is acquired by a person, entity or group (other than an entity controlled by Mr. Anschutz or a trustee or other fiduciary of a Qwest employee benefit plan) or (2) at any time during any period of three consecutive years, individuals who at the beginning of such period make up the Qwest Board (and any new director approved by two-thirds of the existing or previously approved directors) cease to constitute a majority of the Qwest Board. (Options granted under the plan before June 1, 1998 are subject to a different definition of change in control which will be triggered if, among other events, entities controlled by Mr. Anschutz cease to have beneficial ownership of at least 20% of Qwest's voting stock or outstanding stock. Completion of the merger will give rise to a "change in control" for these options. See "Interests of Officers and Directors in the Merger-- Qwest's Stock Options" above.)

    MERGER AND REORGANIZATION. Upon the occurrence of (1) the reorganization (other than a bankruptcy reorganization), merger or consolidation of Qwest (other than a reorganization, merger or consolidation in which Qwest is the continuing company and that does not result in any change in the outstanding shares of Qwest common stock), (2) the sale of all or substantially all of the assets of Qwest (other than a sale in which Qwest continues as a holding company of an entity that conducts the business formerly conducted by Qwest), or (3) the dissolution or liquidation of Qwest, all outstanding options will terminate automatically when the event occurs if Qwest gives the option holders 30 days' prior written notice of the event. Notice is also given to holders of other awards. Notice is not required for a merger or consolidation or for a sale if Qwest, the successor, or the purchaser makes adequate provision for the assumption of the outstanding options or the substitution of new options or awards on terms comparable to the outstanding options or awards. When the notice is given, all outstanding options fully vest and can be exercised prior to the event and other awards become exercisable and payable.

    AMENDMENT AND TERMINATION. The Qwest Board may amend the plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment can impair any option, stock appreciation right, award or unit previously granted or deprive an option holder, without his or her consent, of any Qwest common stock previously acquired. The plan will terminate on June 22, 2007 unless sooner terminated by the Qwest Board.

    FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS UNDER THE PLAN. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or Qwest. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Qwest common stock on the date of exercise over the exercise price. If, however, the sale of the Qwest common stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act, the option holder will recognize compensation income equal to the excess of (1) the fair market value of the Qwest common stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Qwest common stock without Section 16(b) liability over (2) the exercise price. The option holder can make an election under Section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. Qwest is entitled to a deduction equal to the compensation recognized by the option holder for Qwest's taxable year that ends with or within the taxable year in which the option holder recognized the compensation,

CHAPTER ONE - THE MERGER

assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

    When an incentive stock option is granted, there are no income tax consequences for the option holder or Qwest. When an incentive stock option is exercised, the option holder does not recognize income and Qwest does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Qwest common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Qwest common stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

    If the option holder disposes of the Qwest common stock after the option holder has held the Qwest common stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as capital gain for the option holder. Qwest is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Qwest common stock by disposing of the Qwest common stock before it has been held for at least two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the option holder recognizes compensation income equal to the excess of (1) the fair market value of the Qwest common stock on the date the incentive stock option was exercised or, if less, the amount received on the disposition over (2) the exercise price. At present, Qwest is not required to withhold income or other taxes. Qwest is entitled to a deduction equal to the compensation recognized by the option holder for Qwest's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

    The plan provides that option holders are responsible for making appropriate arrangements with Qwest to provide for any additional withholding amounts. Furthermore, Qwest shall have no obligation to deliver shares of Qwest common stock upon the exercise of any options, stock appreciation rights, awards or units under the plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

    Under Section 162(m) of the Code, Qwest may be limited as to federal income tax deductions to the extent that the total annual compensation in excess of $1 million is paid to Qwest's Chief Executive Officer or any one of the four highest paid executive officers who were employed by Qwest on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by Qwest's stockholders, is not subject to this limitation on deductibility. Qwest has structured the plan with the intention that compensation resulting from options and awards granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

                                  CHAPTER TWO

                             FINANCIAL INFORMATION

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    Qwest common stock is listed on the NASDAQ and U S WEST common stock is listed on the NYSE. Qwest's ticker symbol on the NASDAQ is "QWST" and U S WEST's ticker symbol on the NYSE is "USW." The following table shows, for the calendar quarters indicated, based on published financial sources (1) the high and low last reported closing prices per share of Qwest common stock as reported on the NASDAQ Composite Tape, (2) the high and low last reported closing prices per share of U S WEST common stock (and, prior to June 15, 1998, the U S WEST Communications Group targeted common stock, the targeted stock of U S WEST's predecessor) as reported on the New York Stock Exchange Composite Transaction Tape and (3) the cash dividends per share of each of Qwest and U S WEST common stock.

                                                                  QWEST COMMON STOCK(1)               U S WEST COMMON STOCK
                                                           -----------------------------------  ---------------------------------
                                                             HIGH        LOW       DIVIDEND       HIGH        LOW      DIVIDEND
                                                           ---------  ---------  -------------  ---------  ---------  -----------
1997
  First Quarter..........................................  $     n/a  $     n/a           --    $  37.250  $  31.750   $   0.535
  Second Quarter.........................................  $   7.375  $   6.813           --    $  38.500  $  31.125   $   0.535
  Third Quarter..........................................  $  12.750  $   6.813           --    $  39.438  $  35.625   $   0.535
  Fourth Quarter.........................................  $  16.438  $  11.875           --    $  46.938  $  36.875   $   0.535

1998
  First Quarter..........................................  $  20.219  $  15.094           --    $  56.313  $  45.375   $   0.535
  Second Quarter.........................................  $  19.781  $  13.938           --    $  57.438  $  46.813   $   0.535
  Third Quarter..........................................  $  23.000  $  12.500           --    $  54.938  $  48.438   $   0.535
  Fourth Quarter.........................................  $  25.031  $  14.469           --    $  65.000  $  51.875   $   0.535

1999
  First Quarter..........................................  $  37.406  $  25.625           --    $  65.625  $  53.313   $   0.535
  Second Quarter.........................................  $  48.063  $  32.563           --    $  62.250  $  51.563   $   0.750
  Third Quarter (through September 16)...................  $  35.938  $  26.250           --    $  60.250  $  52.250      --

------------------------------

(1) Qwest prior period share prices have been restated to give effect to (1) a two-for-one stock split effective February 25, 1998 and (2) a second two-for-one stock split effective May 24, 1999.

    On May 14, 1999, the last full trading day prior to the announcement of the signing of the Global-U S WEST merger agreement, the last reported closing price per share of U S WEST stock was $62.25. On June 11, 1999, the last full trading day before Qwest publicly announced its initial proposal for U S WEST, the last reported closing prices per share of Qwest and U S WEST stock were $44.875 and $54.875 respectively. On July 16, 1999, the last full trading day prior to the announcement of the signing of the merger agreement, the last reported closing prices per share of Qwest and U S WEST stock were $35.00 and $60.25, respectively. On September 16, 1999, the most recent practicable date prior to the mailing of this joint proxy statement/prospectus, the last reported closing prices per share of Qwest and U S WEST stock were $29.25 and $56.188, respectively. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

    Unless otherwise agreed to by Qwest and U S WEST, the merger agreement does not permit Qwest to change its dividend policy before the merger. The merger agreement allows U S WEST to continue to pay dividends in a manner consistent with its past practice. The merger agreement provides that Qwest initially will pay a dividend of $0.0125 per quarter after completion of the merger. The payment of dividends by the combined company after the merger, however, will depend on business conditions, the combined company's financial condition and earnings, and other factors.

CHAPTER TWO - FINANCIAL INFORMATION

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA

                                                                                                               (UNAUDITED)
                                                                                                                SIX MONTHS
                                                                 YEARS ENDED DECEMBER 31,                     ENDED JUNE 30,
                                                  -------------------------------------------------------  --------------------
                                                    1994       1995       1996       1997       1998(1)      1998       1999
                                                  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:

Total revenue...................................  $      71  $     125  $     231  $     697   $   2,242   $     571  $   1,752
Total operating expense.........................         82        161        243        673       2,996       1,395      1,599
Earning (loss) from operations..................        (11)       (36)       (12)        24        (754)       (824)       153
Earning (loss) before income taxes..............        (11)       (39)       (10)        24        (850)       (843)        72
Net earnings (loss).............................  $      (7) $     (25) $      (7) $      15   $    (844)  $    (816) $      23
Net earnings (loss) per share--basic............  $   (0.02) $   (0.08) $   (0.02) $    0.04   $   (1.51)  $   (1.82) $    0.03
Net earnings (loss) per share--diluted..........  $   (0.02) $   (0.08) $   (0.02) $    0.04   $   (1.51)  $   (1.82) $    0.03

                                                                                                             (UNAUDITED)
                                                                   AS OF DECEMBER 31,                       AS OF JUNE 30,
                                                  -----------------------------------------------------  --------------------
                                                    1994       1995       1996       1997       1998       1998       1999
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
SUMMARY BALANCE SHEET DATA:

Total assets....................................  $      90  $     184  $     263  $   1,398  $   8,068  $   6,549  $  10,000
Long-term debt..................................  $      27  $      69  $     109  $     631  $   2,307  $   1,365  $   2,336
Total stockholders' equity(2)...................  $      25  $      27  $       9  $     382  $   4,238  $   3,671  $   6,464

                                                                                                             (UNAUDITED)
                                                                                                              SIX MONTHS
                                                                YEARS ENDED DECEMBER 31,                    ENDED JUNE 30,
                                                  -----------------------------------------------------  --------------------
                                                    1994       1995       1996       1997       1998       1998       1999
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OTHER FINANCIAL DATA:

EBITDA(3).......................................  $      (6) $     (26) $       7  $      44  $     294  $      29  $     342
Net cash provided by (used in) operating
  activities....................................  $       3  $     (57) $      33  $     (36) $      45  $     101  $    (109)
Net cash used in investing activities...........  $     (42) $     (59) $     (53) $    (357) $  (1,439) $    (436) $    (913)
Net cash provided by financing activities.......  $      34  $     114  $      26  $     766  $   1,477  $     321  $   1,997
Capital expenditures............................  $      41  $      49  $      57  $     346  $   1,413  $     413  $     764

------------------------------

(1) The selected financial and operating data for the year ended as of December 31, 1998 include the effect of the acquisitions of LCI International, Inc., Icon CMT Corp., EUnet International Limited and Phoenix Network, Inc., which occurred during 1998. (See further discussion of these acquisitions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the 1998 Qwest Form 10-K.)

(2) Qwest has not paid cash dividends on its common stock since becoming a public company in June 1997. The merger agreement provides that Qwest initially will pay a dividend of $0.0125 per quarter subsequent to the consummation of the merger. The payment of dividends by the combined company after the merger, however, will be determined by the Qwest Board and may depend on business conditions, the combined company's financial condition and earnings, and other factors.

(3) EBITDA represents net earnings (loss) before interest, other expense (income), income tax expense (benefit), depreciation and amortization, a non-recurring expense of $2.6 million in the year ended December 31, 1996, the non-recurring gain on sale of telecommunication agreements of $6.1 million in the year ended December 31, 1996, to restructure operations, a non-recurring gain on sale of contract rights of approximately $9.3 million in the year ended December 31, 1997, and non-recurring merger-related expenses of $812.5 million and $846.5 million for the six months ended June 30, 1998 and the year ended December 31, 1998, respectively. EBITDA does not represent cash flow for the periods presented and should not be considered as an alternative to net earnings (loss) as an indicator of Qwest's operating performance or as an alternative to cash flows as a source of liquidity, and may not be comparable with EBITDA as defined by other companies.

                                             Chapter Two - Financial Information

                                 U S WEST, INC.
                            SELECTED FINANCIAL DATA

    The table below shows selected historical financial information for U S WEST. The information has been prepared using the consolidated financial statements of U S WEST as of the dates indicated and for each of the fiscal periods presented.

    On October 25, 1997, the Board of Directors of U S WEST's former parent company (herein referred to as "Old U S WEST") adopted a proposal to separate Old U S WEST into two independent companies (the "Separation"). Old U S WEST conducted its businesses through two groups: (i) the U S WEST Communications Group (the "Communications Group"), which included the communications businesses of Old U S WEST, and (ii) the U S WEST Media Group (the "Media Group"), which included the multimedia and directory businesses of Old U S WEST. On June 4, 1998, shareholders of Old U S WEST voted in favor of the Separation, which became effective June 12, 1998 (the "Separation Date"). As part of the Separation, Old U S WEST contributed to U S WEST the businesses of the Communications Group and the domestic directories business of Media Group known as U S WEST Dex, Inc. ("Dex"). The alignment of Dex with U S WEST is referred to in this joint proxy statement/prospectus as the "Dex Alignment." Old U S WEST has continued as an independent public company comprised of the businesses of Media Group, other than Dex, and has been renamed MediaOne Group, Inc. ("MediaOne").

    The Separation was implemented under the terms of a separation agreement between U S WEST and MediaOne. In the Separation, each share of U S WEST Communications Group common stock was exchanged for one share of U S WEST common stock. In connection with the Dex Alignment: (i) Old U S WEST distributed, as a dividend to holders of Media Group common stock, approximately 16,341,000 shares of U S WEST common stock (net of the redemption of approximately 305,000 fractional shares) with an aggregate value of $850 million and (ii) U S WEST refinanced $3.9 billion of Old U S WEST debt, formerly allocated to the Media Group (the "Dex Indebtedness").

                                                                                                         (UNAUDITED) SIX
                                                                                                        MONTHS ENDED JUNE
                                                               YEAR ENDED DECEMBER 31,                         30,
                                                -----------------------------------------------------  --------------------
                                                  1994       1995       1996       1997       1998       1998       1999
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating revenues............................  $  10,132  $  10,508  $  11,168  $  11,479  $  12,378  $   6,062  $   6,440
Operating expenses............................      7,616      7,931      8,356      8,703      9,329      4,563      4,792
Operating income..............................      2,516      2,577      2,812      2,776      3,049      1,499      1,648
Income before extraordinary item and
  cumulative effect of change in accounting
  principle(1)................................      1,403      1,431      1,501      1,527      1,508        761        818
Net income(2).................................      1,403      1,423      1,535      1,524      1,508        761        818
Pro forma income(3)...........................          *          *          *          *      1,436        689        n/a
Historical earnings per share:(1,2,4)
  Basic.......................................       3.09       3.02       3.21       3.16       3.05       1.56       1.62
  Diluted.....................................       3.03       2.98       3.17       3.12       3.02       1.55       1.61
Average common shares outstanding (thousands):
  Basic.......................................    453,316    470,716    477,549    482,751    494,395    486,424    503,622
  Diluted.....................................    463,801    481,933    488,591    491,232    498,798    490,521    508,255
Pro forma earnings per share:(3)
  Basic.......................................          *          *          *          *  $    2.86  $    1.37        n/a
  Diluted.....................................          *          *          *          *       2.84       1.36        n/a
Pro forma average common shares outstanding
  (thousands):(3)
  Basic.......................................          *          *          *          *    501,827    501,411        n/a
  Diluted.....................................          *          *          *          *    506,230    505,508        n/a

CHAPTER TWO - FINANCIAL INFORMATION

                                                                                                         (UNAUDITED) SIX
                                                                                                        MONTHS ENDED JUNE
                                                               YEAR ENDED DECEMBER 31,                         30,
                                                -----------------------------------------------------  --------------------
                                                  1994       1995       1996       1997       1998       1998       1999
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Dividends per common share....................  $    2.14  $    2.14  $    2.14  $    2.14  $    2.14  $    1.07  $   1.285
Equivalent historical earnings per
  share:(1,2,4,6)
  Basic.......................................       1.57       1.53       1.63       1.60       1.55       0.79       0.82
  Diluted.....................................       1.54       1.51       1.61       1.58       1.53       0.79       0.82
Equivalent average common shares outstanding
  (thousands):(7)
  Basic.......................................    893,680    927,983    941,454    951,709    974,664    958,950    992,855
  Diluted.....................................    914,351    950,096    963,222    968,429    983,345    967,027  1,001,974
Equivalent pro forma earnings per share:(3,6)
  Basic.......................................          *          *          *          *  $    1.45  $    0.69        n/a
  Diluted.....................................          *          *          *          *       1.44       0.69        n/a
Equivalent pro forma average common shares
  outstanding (thousands):(7)
  Basic.......................................          *          *          *          *    989,316    988,496        n/a
  Diluted.....................................          *          *          *          *    997,996    996,573        n/a
Equivalent dividends per common share(6)......  $    1.09  $    1.09  $    1.09  $    1.09  $    1.09  $   0.543  $   0.652
Total assets..................................     16,317     16,960     17,279     17,667     18,407     18,597     21,891
Total debt(5).................................      6,147      6,782      6,545      5,715      9,919     10,699     12,676
Debt to total capital ratio...................       64.7%      65.0%      61.6%      56.7%      92.9%      95.7%      92.2%
Capital expenditures..........................  $   2,513  $   2,770  $   2,831  $   2,672  $   2,905  $   1,331  $   1,768
Telephone network access lines in service
  (thousands).................................     14,299     14,795     15,424     16,033     16,601     16,306     16,816
Billed access minutes of use (millions):
  Interstate..................................     43,768     47,801     52,039     55,362     58,927     29,161     30,720
  Intrastate..................................      8,507      9,504     10,451     11,729     12,366      6,099      6,355
Total employees...............................     55,246     54,552     51,477     51,110     54,483     53,535     55,726
Telephone company employees...................     47,493     47,934     45,427     43,749     46,310     45,497     47,044
Telephone company employees per 10,000 access
  lines.......................................       33.2       32.4       29.5       27.3       27.9       27.9       28.0

------------------------------

(1) 1998 income includes Separation expenses of $68 ($0.13 per diluted share) associated with the Separation of Old U S WEST into two independent companies and an asset impairment charge of $21 ($0.04 per diluted share). 1997 income includes a $152 regulatory charge ($0.31 per diluted share) related primarily to the 1997 Washington State Supreme Court ruling that upheld a Washington rate order, a gain of $32 ($0.07 per diluted share) on the sale of an interest in Bell Communications Research, Inc. and a gain of $48 ($0.10 per diluted share) on the sales of local telephone exchanges. 1996 income includes a gain of $36 ($0.07 per diluted share) on the sales of local telephone exchanges and the current effect of $15 ($0.03 per diluted share) from adopting Statement of Financial Accounting Standards ("FAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." 1995 income includes a gain of $85 ($0.18 per diluted share) on the sales of local telephone exchanges and costs of $8 ($0.02 per diluted share) associated with the 1995 Recapitalization discussed in footnote 4 below. 1994 income includes a gain of $51 ($0.11 per diluted share) on the sales of local telephone exchanges.

(2) 1997 net income was reduced by an extraordinary charge of $3 ($0.01 per diluted share) for the early extinguishment of debt. 1996 net income includes a gain of $34 ($0.07 per diluted share) for the cumulative effect of the adoption of FAS No. 121. 1995 net income was reduced by an extraordinary item of $8 ($0.02 per diluted share) for the early extinguishment of debt.

(3) Pro forma income reflects the incremental interest expense associated with the Dex Indebtedness from the beginning of the period through the Separation Date. The pro forma earnings per share amounts also reflect the issuance of approximately 16,341,000 shares of common stock (net of the redemption of approximately 305,000 fractional shares) issued in connection with the Dex Alignment as if the shares had been issued at the beginning of the period indicated.

(4) The historical average shares outstanding assume a one-for-one conversion of historical Communications Group common shares outstanding into shares of U S WEST as of the Separation Date. The 1998 historical average common shares outstanding include the issuance of approximately 16,341,000 shares of common stock (net of redemption of approximately 305,000 fractional shares)

                                             CHAPTER TWO - FINANCIAL INFORMATION

    issued in connection with the Dex Alignment. Effective November 1, 1995, each share of common stock of Old U S WEST was converted into one share each of Communications Stock and Media Stock (the "1995 Recapitalization"). Earnings per common share and dividends per common share for 1995 and 1994 have been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1994.

(5) 1998 and 1999 debt includes $3,900 of Dex Indebtedness.

(6) The equivalent historical earnings per share, equivalent pro forma earnings per share, and equivalent dividends per common share were calculated by dividing the historical earnings per share, pro forma earnings per share, and dividends per share by a Qwest exchange ratio of 1.9714, reflecting an Average Price of $35.

(7) The equivalent average common shares outstanding and equivalent pro forma average common shares outstanding were calculated by multiplying the average common shares outstanding and pro forma average common shares outstanding by a Qwest exchange ratio of 1.9714, reflecting an Average Price of $35.

*   Information has not been presented.

Chapter Two - Financial Information

           QWEST COMMUNICATIONS INTERNATIONAL INC. AND U S WEST, INC.
                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

                                                                                      AT DECEMBER 31,  AT JUNE 30,
                                                                                           1998           1999
                                                                                      ---------------  -----------
Book value per share
  Qwest historical..................................................................     $    6.11      $    8.68
  U S WEST historical...............................................................     $    1.50      $    2.11
  Qwest/U S WEST pro forma combined.................................................     $   15.61      $   16.34
  U S WEST pro forma equivalent(a)..................................................     $   30.77      $   32.21

                                                                                                       FOR THE SIX
                                                                                       FOR THE YEAR      MONTHS
                                                                                      ENDED DECEMBER   ENDED JUNE
                                                                                         31, 1998       30, 1999
                                                                                      ---------------  -----------
Net earnings (loss) per share
  Qwest historical--basic and diluted...............................................     $   (1.51)     $    0.03
  U S WEST historical--basic........................................................     $    3.05      $    1.62
  U S WEST historical--diluted......................................................     $    3.02      $    1.61
  Qwest/U S WEST pro forma combined--basic..........................................     $    0.07      $    0.35
  Qwest/U S WEST pro forma combined--diluted........................................     $    0.07      $    0.34
  U S WEST pro forma equivalent--basic(a)...........................................     $    0.14      $    0.69
  U S WEST pro forma equivalent--diluted(a).........................................     $    0.14      $    0.67

------------------------------

(a) The U S WEST pro forma equivalent represents the Qwest/U S WEST book value or net income (loss) per share multiplied by a Qwest exchange ratio of
    1.9714 reflecting an Average Price of $35.00.

                                             CHAPTER TWO - FINANCIAL INFORMATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

    The unaudited pro forma information set forth below gives effect to the merger of U S WEST with and into Qwest as if it had been completed on January 1, 1998, for purposes of the statements of operations, and as if it had been completed on June 30, 1999, for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The unaudited pro forma condensed combined financial information is derived from the historical financial statements of Qwest and U S WEST.

    U S WEST will account for the merger under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise for accounting purposes in a business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. U S WEST shareholders will receive between 54% and 62% of the voting rights of the combined company (59% as of the date of the announcement of the merger) and is presumptively the accounting acquiror. Management has analyzed the factors that may indicate U S WEST should not be deemed to be the accounting acquiror, including (1) U S WEST's level of representation on the Board of Directors of the combined company; (2) U S WEST's representation in the surviving company management team; (3) the market value of the shares held by U S WEST and Qwest shareholders; (4) the relative size of the financial measures (for example, revenues, total assets, net income and so forth) of U S WEST and Qwest; and (5) the relative size of non-financial measures of U S WEST and Qwest (for example, customers, employees and so forth). Management has concluded that none of these factors, either individually or in the aggregate, is sufficient to rebut the presumption that U S WEST should be deemed the accounting acquiror. Accordingly, U S WEST will be deemed the acquiror for accounting purposes and its assets and liabilities will be brought forward at their net book values. A new basis will be established for Qwest's assets and liabilities based upon the fair values thereof. The purchase accounting adjustments made in connection with the development of the pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such pro forma condensed combined financial information.

    The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies nor do they include any adjustments to historical sales for any future price changes. Further, the pro forma condensed combined statements of operations do not reflect Qwest's discontinuance of interLATA services within the U S WEST 14 state region. InterLATA revenues earned by Qwest from the U S WEST 14 state region were approximately $96 million for the six months ended June 30, 1999. Upon the closing of the merger, the combined company may incur certain integration related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill if they relate to facilities or workforce previously aligned with Qwest, and would be expensed if they relate to facilities or workforce previously aligned with U S WEST. The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates discussed above, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the exchange of all of the outstanding shares of U S WEST for an aggregate of approximately 994 million shares of Qwest common stock and the exchange of U S WEST stock options for Qwest stock options. If the Average Price is less than $38.70 per share, Qwest and

CHAPTER TWO - FINANCIAL INFORMATION

U S WEST may elect to pay a portion of the merger consideration in cash. The accompanying pro forma financial information assumes no cash component to the merger consideration.

    Qwest and U S WEST are unaware of events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary purchase accounting adjustments will be made upon the completion of a study to be undertaken to determine the fair value of certain of its assets and liabilities, including intangible assets and in-process research and development. Refer to
Note 2 for a discussion of the sensitivity to earnings that may occur as a result of the final determination of fair value. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

           QWEST COMMUNICATIONS INTERNATIONAL INC. AND U S WEST, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1999

                                  (UNAUDITED)

              (AMOUNTS IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                                                                        HISTORICAL
                                                                --------------------------    PRO FORMA     PRO FORMA
                                                                 QWEST(1)     U S WEST(1)    ADJUSTMENTS    COMBINED
                                                                -----------  -------------  -------------  -----------
Revenue:
  Communications services.....................................   $   1,528     $   6,440                    $   7,968
  Construction services.......................................         224            --                          224
                                                                -----------       ------          -----    -----------
                                                                     1,752         6,440                        8,192
                                                                -----------       ------          -----    -----------
Operating expenses:
  Operating expenses..........................................       1,410         3,617                        5,027
  Depreciation and amortization...............................         189         1,175            (77)(4)      1,625
                                                                                                    296(5)
                                                                                                     42(6)
                                                                -----------       ------          -----    -----------
                                                                     1,599         4,792            261         6,652
                                                                -----------       ------          -----    -----------
Earnings from operations......................................         153         1,648           (261)        1,540
Other expense:
  Interest expense, net.......................................          71           316                          387
  Other, net..................................................          10            14                           24
                                                                -----------       ------          -----    -----------
Earnings before income taxes..................................          72         1,318           (261)        1,129
Income tax expense............................................          49           500            (17)(6)        532
                                                                -----------       ------          -----    -----------
Net earnings..................................................   $      23     $     818      $    (244)    $     597
                                                                -----------       ------          -----    -----------
                                                                -----------       ------          -----    -----------
Net earnings per share--basic.................................   $    0.03     $    0.82(7)                 $    0.35(7)
                                                                -----------       ------                   -----------
                                                                -----------       ------                   -----------
Net earnings per share--diluted...............................   $    0.03     $    0.82(7)                 $    0.34(7)
                                                                -----------       ------                   -----------
                                                                -----------       ------                   -----------
Weighted average shares outstanding--basic....................         708           994(7)                     1,702(7)
                                                                -----------       ------                   -----------
                                                                -----------       ------                   -----------
Weighted average shares outstanding--diluted..................         747         1,001(7)                     1,748(7)
                                                                -----------       ------                   -----------
                                                                -----------       ------                   -----------

   See accompanying notes to unaudited pro forma condensed combined financial information.

           QWEST COMMUNICATIONS INTERNATIONAL INC. AND U S WEST, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                                  (UNAUDITED)

              (AMOUNTS IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                                                                        HISTORICAL
                                                                --------------------------
                                                                                             PRO FORMA    PRO FORMA
                                                                 QWEST(1)     U S WEST(1)   ADJUSTMENTS   COMBINED
                                                                -----------  -------------  -----------  -----------
Revenue:
  Communications services.....................................   $   1,554    $    12,378                 $  13,932
  Construction services.......................................         688        --                            688
                                                                -----------  -------------  -----------  -----------
                                                                     2,242         12,378                    14,620
                                                                -----------  -------------  -----------  -----------
Operating expenses:
  Operating expenses..........................................       1,948          7,130                     9,078
  Depreciation and amortization...............................         202          2,199          (92)(4)      2,985
                                                                                                   591(5)
                                                                                                    85(6)
  Merger costs................................................          86        --                             86
  Provision for in-process R&D................................         760        --                            760
                                                                -----------  -------------  -----------  -----------
                                                                     2,996          9,329          584       12,909
                                                                -----------  -------------  -----------  -----------
Earnings (loss) from operations...............................        (754)         3,049         (584)       1,711
Other expense (income):
  Interest expense, net.......................................          97            543                       640
  Other, net..................................................          (1)            87                        86
                                                                -----------  -------------  -----------  -----------
Earnings (loss) before income taxes...........................        (850)         2,419         (584)         985
Income tax expense (benefit)..................................          (6)           911          (34)(6)        871
                                                                -----------  -------------  -----------  -----------
Net earnings (loss)...........................................   $    (844)         1,508    $    (550)   $     114
                                                                -----------  -------------  -----------  -----------
                                                                -----------  -------------  -----------  -----------
Net earnings (loss) per share--basic..........................   $   (1.51)   $      1.55(7)              $    0.07(7)
                                                                -----------  -------------               -----------
                                                                -----------  -------------               -----------
Net earnings (loss) per share--diluted........................   $   (1.51)   $      1.53(7)              $    0.07(7)
                                                                -----------  -------------               -----------
                                                                -----------  -------------               -----------
Weighted average shares outstanding--basic....................         558            975(7)                  1,533(7)
                                                                -----------  -------------               -----------
                                                                -----------  -------------               -----------
Weighted average shares outstanding--diluted..................         558            983(7)         29(11)      1,570(7)
                                                                -----------  -------------  -----------  -----------
                                                                -----------  -------------  -----------  -----------

   See accompanying notes to unaudited pro forma condensed combined financial information.

           QWEST COMMUNICATIONS INTERNATIONAL INC. AND U S WEST, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 JUNE 30, 1999

                                  (UNAUDITED)

                             (AMOUNTS IN MILLIONS)

                                                                       HISTORICAL
                                                                ------------------------   PRO FORMA    PRO FORMA
                                                                QWEST(1)    U S WEST(1)   ADJUSTMENTS   COMBINED
                                                                ---------  -------------  -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents...................................  $   1,437   $       122    $  --        $   1,559
  Trade accounts receivable, net..............................        664         1,730       --            2,394
  Deferred income tax asset...................................         30           153       --              183
  Prepaid expenses and other..................................        210           665       --              875
                                                                ---------  -------------  -----------  -----------
    Total current assets......................................      2,341         2,670                     5,011
Property and equipment, net...................................      3,160        15,480        2,120(6)     20,760
Excess of cost over net assets acquired.......................      3,309       --            (3,309)(8)     23,655
                                                                                              23,655(2)
Other, net....................................................      1,190         3,741         (417)(8)      4,514
                                                                                                 140(3)
                                                                                                (140)(3)
                                                                ---------  -------------  -----------  -----------
Total assets..................................................  $  10,000   $    21,891    $  22,049    $  53,940
                                                                ---------  -------------  -----------  -----------
                                                                ---------  -------------  -----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities...........................................  $     943   $     7,902    $     100 (10  $   9,225
                                                                                                 280(3)
Long-term debt and capital lease obligations..................      2,336         8,458          (68)(9)     10,726
Other long-term liabilities...................................        257         4,465          848(6)      5,570
                                                                ---------  -------------  -----------  -----------
  Total liabilities...........................................      3,536        20,825        1,160       25,521
                                                                ---------  -------------  -----------  -----------
Stockholders' equity
  Common stock and additional paid in capital.................      7,195           589       20,438 (10     28,222
  Retained earnings (accumulated deficit).....................       (853)          394          853 (10        114
                                                                                                (280)(3)
  Accumulated other comprehensive income......................        122            83         (122) 10)         83
                                                                ---------  -------------  -----------  -----------
  Total stockholders' equity..................................      6,464         1,066       20,889       28,419
                                                                ---------  -------------  -----------  -----------
Total liabilities and stockholders' equity....................  $  10,000   $    21,891    $  22,049    $  53,940
                                                                ---------  -------------  -----------  -----------
                                                                ---------  -------------  -----------  -----------

   See accompanying notes to unaudited pro forma condensed combined financial information.

Chapter Two - Financial Information

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. These columns reflect the historical results of operations and financial position of the respective companies.

2. This adjustment reflects the merger of Qwest with U S WEST. U S WEST will be deemed the acquiror for accounting purposes and its assets and liabilities will be brought forward at their net book values. A new basis will be established for Qwest's assets and liabilities by relating the total merger consideration to the fair values thereof.

    All outstanding options to purchase shares of U S WEST will vest upon completion of the merger. These options will be exchanged for options to purchase shares of Qwest common stock. Qwest options granted prior to June 1, 1998, will vest and remain outstanding upon the merger. Qwest options granted on or after June 1, 1998 will remain outstanding and vest in accordance with their original terms. All vested and unvested options of Qwest will be recorded at their fair value by using the Black-Scholes option pricing model.

    This adjustment reflects the step-up of Qwest's assets and liabilities to fair value

       (in millions, except per share amounts):

Equivalent per share merger consideration..........................  $      35
Shares of Qwest common stock outstanding...........................        745
                                                                     ---------
                                                                        26,075
Historical net book value of Qwest.................................     (6,464)
Fair value of Qwest options........................................      1,558
Merger costs incurred by U S WEST (estimate).......................        100
                                                                     ---------
  Step-up of Qwest assets and liabilities to fair value............     21,269
Pro forma adjustments relating to:
  Existing Qwest intangible assets.................................      3,726
  Debt.............................................................        (68)
  Existing fiber optic network.....................................     (2,120)
  Deferred tax impacts.............................................        848
                                                                     ---------
Preliminary goodwill...............................................  $  23,655
                                                                     ---------
                                                                     ---------

    Upon the closing of the merger, the step-up in the fair value of Qwest's assets and liabilities will be allocated to its specific identifiable tangible and intangible assets and liabilities. A preliminary allocation of the purchase price has been made to certain identifiable tangible and intangible assets and liabilities of Qwest, including deferred income tax impacts, based upon information available to management at the date of the preparation of the accompanying pro forma condensed combined financial information. The final allocation of fair value may also include certain in-process research and development projects and other intangible assets such as customer relationships.

    Consideration allocated to in-process research and development projects would be recorded as a charge against net income in the period the merger occurs. Each $1 billion of consideration allocated to in-process research and development would have the effect of increasing net income by $25 million annually by reducing goodwill amortization expense. A preliminary estimate of in-process research and development will not be available until the completion of an independent evaluation of each project, if any, in process as of the merger date.

                                             CHAPTER TWO - FINANCIAL INFORMATION

    Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than goodwill would have the effect of decreasing net income by $45 million annually. Upon the closing of the merger, the combined company may incur certain integration related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill if these costs relate to facilities or workforce previously aligned with Qwest, and would be expensed if these costs relate to facilities or workforce previously aligned with U S WEST.

    The per share merger consideration has been fixed at $69 for each U S WEST common share outstanding provided Qwest's common stock remains between $28.26 and $39.90 per share. The number of Qwest shares to be issued to U S WEST will vary in relation to the market price of Qwest's common stock (the denominator) and $69 per share (the numerator) in order to maintain the value at $69 per share. The equivalent fixed price per share for Qwest shares, after adjustment for the exchange of U S WEST shares for Qwest shares upon consummation of the merger, is $35.00 per share. If the Average Price falls below $38.70 per share, Qwest and U S WEST can elect to pay a portion of the consideration in cash. Using Qwest's incremental borrowing rate at June 30, 1999, each $1 billion of merger consideration paid in cash would reduce net income by approximately $40 million annually due to increased interest expense. If the Average Price falls below $22 per share or if the closing price of Qwest's common stock is less than $22 for any 20 consecutive trading days between the signing of the merger agreement and the completion of the merger, U S WEST may terminate the merger. If the Average Price exceeds $39.90 or falls below $28.26, the value of Qwest will be re-established for accounting purposes since the price established for the U S WEST common shares will no longer be fixed at $69 per share. For every $1 per share change in stock price outside of this range, goodwill amortization would change by approximately $19 million annually, based upon a 40-year life.

3. As a result of the termination of the merger agreement between U S WEST and Global, U S WEST paid Global a termination fee of $280 million. $140 million of the termination fee was funded by Qwest and will be recorded on U S WEST's balance sheet as a note payable to Qwest. $140 million of the termination fee was satisfied by conveying approximately 2.3 million shares of Global stock acquired by U S WEST in June 1999 to Global. Further, Qwest has agreed to acquire $140 million in services from Global over a four year period at the most favorable commercially available prices offered by Global. The $280 million will result in a charge against U S WEST's earnings. The charge has not been reflected in the pro forma condensed combined statement of operations because it is a non-recurring item resulting directly from the merger of U S WEST and Qwest. The pro forma condensed combined balance sheet includes the charge of $280 million against retained earnings and the $140 million prepayment for capacity. For the purpose of the pro forma condensed combined balance sheet, the note payable from U S WEST to Qwest has not been reflected as it would be eliminated in consolidation upon the closing of the merger.

4. Represents the reversal of Qwest amortization as originally recorded. The adjustment discussed in note (5) records amortization expense based on the intangible assets created by the merger.

5. This entry represents the amortization of goodwill resulting from the preliminary allocation of the merger consideration over the fair value of Qwest's identifiable net assets. Qwest expects the amount of excess consideration allocated to goodwill to be amortized over 40 years. Qwest has been informed by the Office of the Chief Accountant of the SEC that it believes that the expiration of goodwill associated with a telecommunications merger could occur sooner than 40 years. The SEC believes a

CHAPTER TWO - FINANCIAL INFORMATION

    more reasonable amortization period would be 20 to 25 years. Qwest continues to believe that consideration allocated to goodwill has an indeterminate life and, accordingly, goodwill should be amortized over the maximum period of 40 years as prescribed under generally accepted accounting principles. Qwest's position on a 40 year goodwill amortization period is consistent with those of other companies in significant telecommunications mergers in the last two years, including AT&T/TCI, MCI/WorldCom, GTE/Bell Atlantic and Vodaphone/AirTouch. The factors considered in determining the appropriate amortization period included the expected life of the associated technology, legal and regulatory issues, future changes in technology, anticipated market demand and competition. An allocation to workforce and other intangible assets with shorter amortization periods will be made, although the amounts allocated are not expected to be material. Qwest will evaluate the periods of amortization continually to determine whether events and circumstances warrant revised estimates of useful lives. If the goodwill were amortized over a period of 20 years, Qwest net income would decrease by $591 million annually or $0.34 per diluted share. As discussed in Note 2, amounts allocated to other assets such as intangible assets may be amortized over shorter periods resulting in a lower net income. Amounts allocated to goodwill will also be impacted by any in-process research and development charge recorded.

6. These entries represent the adjustment to fixed assets and the associated additional depreciation resulting from the restatement of Qwest's fiber optic network to estimated fair value. The preliminary fair value of Qwest's fiber optic network has been estimated based upon recent sales of dark fiber by Qwest to other telecommunication providers. The average remaining life of the network is estimated to be approximately 25 years. The fair value of the network and its useful life are preliminary estimates and will be refined subsequent to the closing of the merger. The increase in the fair value of the network without a corresponding increase in the tax basis of the network because of the tax-free nature of the merger has resulted in deferred income taxes and additional goodwill of $848 million, using an estimated effective tax rate of 40%. The deferred taxes will reverse and a benefit will be recognized as the step-up in the value of the network is depreciated.

7. The pro forma earnings per share assumes the exchange of U S WEST shares for Qwest shares at an exchange ratio of 1.9714 Qwest shares for each U S WEST share. U S WEST's historical earnings per share have been restated to reflect the number of equivalent shares to be received in the merger.

8. Represents the reversal of Qwest's intangible assets recorded in connection with previous Qwest mergers. As discussed in Note 2, a new basis will be established for Qwest's assets and liabilities based upon fair values.

9. Represents a fair market value adjustment on Qwest's fixed rate debt based on current interest rates offered for debt of similar terms and maturity.

10. Represents the elimination of Qwest's accumulated deficit and accumulated other comprehensive income and the increase in common stock and additional paid-in capital for the step-up of Qwest to fair value as follows (in millions):

Increase in additional paid-in capital.............................  $  20,438
Elimination of Qwest's accumulated deficit.........................        853
Elimination of accumulated other comprehensive income..............       (122)
Accrual of estimated merger costs..................................        100
                                                                     ---------
    Step-up to fair value..........................................  $  21,269
                                                                     ---------
                                                                     ---------

                                             CHAPTER TWO - FINANCIAL INFORMATION

11. Represents the incremental weighted average common share equivalents attributable to Qwest securities that were anti-dilutive as a result of Qwest's net loss for the year ended December 31, 1998.

12. Qwest pays a fee to U S WEST for access to its network. The access cost is included in Qwest's operating expenses and U S WEST's revenues. The amounts included in the pro forma income statement information have not been eliminated. The elimination would not have an effect on the pro forma net earnings. There are no other significant transactions between U S WEST and Qwest.

CHAPTER TWO - FINANCIAL INFORMATION

                           PROJECTIONS AND SYNERGIES

    FINANCIAL PROJECTIONS AND SYNERGIES. We believe that together we will be a benchmark large capitalization growth company with increasing revenue and profits. We expect that the combined company will have pro forma revenues of approximately $18.5 billion and pro forma EBITDA of approximately $7.4 billion in 2000, and by 2005 have revenues of approximately $38 billion to $40 billion and EBITDA of approximately $18 billion to $19 billion. During the period 2000 through 2005, we expect the combined company to have a compounded average annual revenue growth rate of approximately 15% to 17%, and a targeted compounded annual EBITDA growth rate of approximately 20%.

    We expect that during the period 2000 through 2005 we will realize net synergies of approximately $10.5 billion to $11.0 billion as a result of the combination of our two companies. These synergies, we believe, will result from the operational and structural synergies described below.

    REVENUE BENEFITS. We expect the combined company will realize gross revenue benefits of more than $12 billion from the following four areas: improved long distance market share gain within the 14 state U S WEST region, improved retention of customer base and increased share of Internet and hosting markets within the U S WEST region, aggressive build out and operation of long distance and competitive local exchange carrier services outside the U S WEST region by leveraging U S WEST's systems and Qwest's broadband network, and aggressive build out of high speed Internet access (DSL) and data local exchange carrier facilities in multiple markets to enable a bundled offering of broadband access, Internet, hosting and long distance services. We believe that during the period 2000 through 2005, these revenue benefits will result in incremental gross margins of approximately $4.0 billion to $4.2 billion.

    OPERATING EXPENSE SAVINGS. We expect to realize operating expense savings primarily in three areas: avoided network operating expenses, reduced sales, general and administrative expenses, and reduced information and operating systems expenses.

    - Avoided network operating expenses. We expect the combined company will avoid the need to duplicate many network operating functions and will enjoy reduced network costs resulting from combining the companies' network facilities.

    - Reduced sales, general and administrative expenses. We expect the increased scale of activities in the combined company's operations will result in opportunities to reduce costs by avoiding expenditures on duplicative activities, greater purchasing power and the adoption of the best practices in cost containment across the combined company.

    - Reduced information and operating systems expenses. We expect to avoid duplicate operations of billing, customer service and fulfillment platforms and functions.

    We believe that during the period 2000 through 2005, these operating expense savings will be approximately $4.3 billion to $4.5 billion.

    CAPITAL EXPENDITURE SAVINGS. Capital expenditure savings are expected to be realized primarily in three areas: the combined company's network activities within the 14 state U S WEST region, the combined company's product development initiatives, and the avoided capital associated with the elimination of duplicative administrative functions. We believe that during the period 2000 through 2005, these capital expenditure savings will be approximately $2.2 billion to $2.3 billion.

    The projection and synergy estimates are based on certain assumptions including, among others, that (1) the merger will be completed by June 30, 2000,
(2) we will receive approval under Section 271 of the Telecommunications Act to provide interLATA services in U S WEST's 14 state region by December 31,

                                             CHAPTER TWO - FINANCIAL INFORMATION

2001, (3) competitive pricing pressures in our long distance and other businesses will not cause material reductions in margins, and (4) regulatory authorities will not require us to commit significant resources to improve service quality or provide additional services.

    The projections and synergy estimates are based on internal projections prepared by Qwest and U S WEST, were not prepared with a view to compliance with the published guidelines of the Commission or the American Institute of Certified Public Accountants, or in accordance with generally accepted accounting principles, and were not prepared with the assistance of, or reviewed by, independent accountants.

    THE PROJECTIONS AND SYNERGY ESTIMATES ARE BASED ON NUMEROUS ASSUMPTIONS RELATING TO THE BUSINESSES OF QWEST AND U S WEST, INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS, DEVELOPMENT OF NEW TECHNOLOGIES, REGULATORY REQUIREMENTS, AND OTHER MATTERS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF QWEST AND U S WEST. THESE ASSUMPTIONS INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC AND COMPETITIVE CONDITIONS, DEVELOPMENTS IN TECHNOLOGY AND REGULATORY DEVELOPMENTS. THE PROJECTIONS AND SYNERGY ESTIMATES, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE INHERENTLY IMPRECISE, AND THERE CAN BE NO ASSURANCE THAT THEY WILL PROVE TO BE RELIABLE. IN FACT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN IN THE PROJECTIONS OR SYNERGY ESTIMATES. WE UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS OR SYNERGY ESTIMATES AT ANY TIME. SEE "INFORMATION REGARDING FORWARD-LOOKING STATEMENTS" AND "RISK FACTORS--DIFFICULTIES IN COMBINING OPERATIONS AND REALIZING SYNERGIES."

                                 CHAPTER THREE
                   INFORMATION ABOUT THE MEETINGS AND VOTING

    The Qwest Board is using this joint proxy statement/prospectus to solicit proxies from the holders of Qwest common stock for use at the Qwest meeting. The U S WEST Board is also using this document to solicit proxies from the holders of U S WEST common stock for use at the U S WEST meeting. We are first mailing this joint proxy statement/prospectus and accompanying form of proxy to Qwest and U S WEST shareholders on or about September 18, 1999.

MATTERS RELATING TO THE MEETINGS

                                        QWEST MEETING                              U S WEST MEETING

         TIME AND PLACE:  November 2, 1999                            November 2, 1999
                          10:00 a.m. (local time)                     9:00 a.m. (local time)
                          Hyatt Regency Denver                        The Auditorium at Equitable Center
                          The Grand Ballroom                          The Equitable Building
                          1750 Welton Street                          787 Seventh Avenue
                          Denver, Colorado 80202                      New York, New York 10019
PURPOSE OF MEETING IS TO  - the proposal to approve and adopt the     - the proposal to approve and adopt the
   VOTE ON THE FOLLOWING    merger agreement and the merger,            merger agreement and the merger
                  ITEMS:    including the issuance of Qwest common
                            stock in the merger, the Qwest charter
                            amendments and the increase in the
                            number of shares of Qwest common stock
                            eligible for award under Qwest's equity
                            incentive plan contemplated by the
                            merger agreement

                          - the proposal to approve and ratify
                            Qwest's equity incentive plan

                          - such other matters as may properly come   - such other matters as may properly come
                            before the Qwest meeting, including the     before the U S WEST meeting, including
                            approval of any adjournment of the          the approval of any adjournment of the
                            meeting                                     meeting
            RECORD DATE:  The record date for shares entitled to      The record date for shares entitled to
                          vote is September 7, 1999.                  vote is September 7, 1999.
 OUTSTANDING SHARES HELD  As of September 7, 1999, there were         As of September 7, 1999, there were
         ON RECORD DATE:  approximately 746,616,439 outstanding       approximately 504,856,275 outstanding
                          shares of Qwest common stock.               shares of U S WEST common stock.
SHARES ENTITLED TO VOTE:  Shares entitled to vote are Qwest common    Shares entitled to vote are U S WEST
                          stock held at the close of business on the  common stock held at the close of business
                          record date, September 7, 1999.             on the record date, September 7, 1999.

                                     III-1

CHAPTER THREE - INFORMATION ABOUT THE MEETINGS AND VOTING

                                        QWEST MEETING                              U S WEST MEETING
                          Each share of Qwest common stock that you   Each share of U S WEST common stock that
                          own entitles you to one vote.               you own entitles you to one vote.

                          Shares held by Qwest in its treasury are    Shares held by U S WEST in its treasury
                          not voted.                                  are not voted.
     QUORUM REQUIREMENT:  A quorum of shareholders is necessary to    A quorum of shareholders is necessary to
                          hold a valid meeting.                       hold a valid meeting.

                          The presence in person or by proxy at the   The presence in person or by proxy at the
                          meeting of holders of a majority of the     meeting of holders of a majority of the
                          shares of Qwest common stock entitled to    shares of U S WEST common stock entitled
                          vote at the meeting is a quorum.            to vote at the meeting is a quorum.
                          Abstentions and broker "non-votes" count    Abstentions and broker "non-votes" count
                          as present for establishing a quorum.       as present for establishing a quorum.
                          Shares held by Qwest in its treasury do     Shares held by U S WEST in its treasury do
                          not count toward a quorum.                  not count toward a quorum.

                          A broker non-vote occurs on an item when a  A broker non-vote occurs on an item when a
                          broker is not permitted to vote on that     broker is not permitted to vote on that
                          item without instruction from the           item without instruction from the
                          beneficial owner of the shares and no       beneficial owner of the shares and no
                          instruction is given.                       instruction is given.
     SHARES BENEFICIALLY  Approximately 292,824,000 shares of Qwest   Approximately 2,002,000 shares of U S WEST
  OWNED BY QWEST AND U S  common stock, including exercisable         common stock, including exercisable
      WEST DIRECTORS AND  options and including shares beneficially   options. These shares represent in total
EXECUTIVE OFFICERS AS OF  owned by Philip F. Anschutz, Qwest's        less than one-half of one percent of the
      SEPTEMBER 7, 1999:  Chairman of the Board. These shares         shares of U S WEST common stock
                          represent in total approximately 39.2% of   outstanding as of September 7, 1999.
                          the shares of Qwest common stock
                          outstanding as of September 7, 1999.

                          These individuals have indicated or agreed  These individuals have indicated that they
                          that they will vote in favor of the Qwest   will vote in favor of the U S WEST
                          proposals.                                  proposal.

                                     III-2

                       CHAPTER THREE - INFORMATION ABOUT THE MEETINGS AND VOTING

VOTE NECESSARY TO APPROVE QWEST AND U S WEST PROPOSALS

       ITEM                                                       VOTE NECESSARY*
PROPOSALS           QWEST:         Approval of the Qwest merger proposal requires the affirmative vote of at least a majority of the outstanding shares of Qwest common stock. Abstentions and broker non-votes have the same effect as a vote against the Qwest merger proposal.

                                   Approval of the Qwest employee benefits proposal requires the affirmative vote of at least a majority of the shares of Qwest common stock present in person or by proxy at the Qwest meeting, assuming a quorum is present. Abstentions have the same effect as a vote against the Qwest employee benefits proposal but broker non-votes have no effect on the outcome of the vote on the Qwest employee benefits proposal.

                                   NEITHER OF THE QWEST PROPOSALS IS CONDITIONED ON APPROVAL OF THE OTHER QWEST
                                   PROPOSAL.

                    U S WEST:      Approval of the U S WEST proposal requires the affirmative vote of at least a majority of the outstanding shares of U S WEST common stock. Abstentions and broker non-votes have the same effect as a vote against.

*  Under New York Stock Exchange or Nasdaq rules, if your broker holds your shares in its name, your broker may not vote your shares absent instructions from you. Without your voting instructions, a broker non-vote will occur and will have the effect of a vote against the Qwest merger proposal and the U S WEST proposal.

PROXIES

    VOTING YOUR PROXY. You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

    Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposal submitted at your meeting or abstain from voting.

                                     III-3

CHAPTER THREE - INFORMATION ABOUT THE MEETINGS AND VOTING

    HOW TO VOTE BY PROXY

                                        QWEST                                        U S WEST
    BY TELEPHONE*:  Call toll-free 1-800-840-1208 and follow the   Call toll-free 1-877-779-8683 and follow the
                    instructions. You will need to give the        instructions. You will need to give the
                    personal identification number contained on    personal identification number contained on
                    your proxy card.                               your proxy card.

     BY INTERNET*:  Go to www.eproxy.com/QWST and follow the       Go to www.eproxyvote.com/USW and follow the
                    instructions. You will need to give the        instructions. You will need to give the
                    personal identification number contained on    personal identification number contained on
                    your proxy card.                               your proxy card.

       IN WRITING:  Complete, sign, date and return your proxy     Complete, sign, date and return your proxy
                    card in the enclosed envelope.                 card in the enclosed envelope.

*  If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers telephone or internet voting.

    VOTING BY QWEST 401k PLAN PARTICIPANTS. If you are a participant in the Qwest Communications International Inc. 401k Plan, your proxy card will also serve as a voting instruction card for the plan's Investment Committee with respect to the shares held in your account. Plan provisions provide that the Investment Committee will vote the shares held in the plan for which proxies are not received in the same proportion as the shares for which proxies are received. However, the Investment Committee will always exercise voting obligations consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974 or other legal requirements.

    VOTING BY QWEST EMPLOYEE STOCK PURCHASE PLAN PARTICIPANTS. If you are a participant in the Qwest Communications International Inc. Employee Stock Purchase Plan, your proxy card will also serve as a voting instruction card for the custodian of the plan with respect to the shares held in your accounts. The custodian will vote the shares held in the plan for which proxies are not received in the same proportion as the shares for which proxies are received.

    VOTING BY U S WEST SHAREOWNER INVESTMENT PLAN PARTICIPANTS. If you are a participant in the U S WEST Shareowner Investment Plan, your proxy card will cover both the number of full shares in your plan account and shares registered in your name.

    If you are a participant in the U S WEST Savings Plan/ESOP, your proxy card will also serve as a voting instruction card for the trustees of the plans with respect to the shares held in your accounts. The trustees will vote the shares held in the plans for which proxies are not received (as well as shares held in the suspense account of the plans) in the same proportion as the shares for which proxies are received. However, the trustees will always exercise voting obligations consistent with their fiduciary duties under the Employee Retirement Income Security Act of 1974 or other legal requirements.

                                     III-4

                       CHAPTER THREE - INFORMATION ABOUT THE MEETINGS AND VOTING

    IF YOU SUBMIT YOUR PROXY BUT DO NOT MAKE SPECIFIC CHOICES, YOUR PROXY WILL FOLLOW THE BOARD'S RECOMMENDATIONS AND VOTE YOUR SHARES:

                         QWEST                                                    U S WEST
- "FOR" the Qwest merger proposal                         - "FOR" the U S WEST proposal
- "FOR" the Qwest employee benefits proposal              - "FOR" any proposal by the U S WEST Board to adjourn
- "FOR" any proposal by the Qwest Board to adjourn the      the U S WEST meeting
  Qwest meeting                                           - In its discretion as to any other business as may
- In its discretion as to any other business as may         properly come before the U S WEST meeting
  properly come before the Qwest meeting

    REVOKING YOUR PROXY.  You may revoke your proxy before it is voted by:

    - submitting a new proxy with a later date, including a proxy given by telephone or internet,

    - notifying your company's Secretary in writing before the meeting that you have revoked your proxy, or

    - voting in person at the meeting.

    VOTING IN PERSON. If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on September 7, 1999, the record date for voting.

    PEOPLE WITH DISABILITIES. We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of your company at least two weeks before your meeting at the number or address under "Summary--The Companies" on page I-2.

    CONFIDENTIAL VOTING. Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

    PROXY SOLICITATION.  We will pay our own costs of soliciting proxies.

    In addition to this mailing, Qwest and U S WEST employees may solicit proxies personally, electronically or by telephone. Qwest and U S WEST each are paying D.F. King & Co., Inc. a fee of $17,500 plus expenses to help with the solicitation.

    The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy by mail, telephone or internet without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

    Do not send in any stock certificates with your proxy cards. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for U S WEST common stock to former U S WEST shareholders as soon as practicable after the completion of the merger.

                                     III-5

CHAPTER THREE - INFORMATION ABOUT THE MEETINGS AND VOTING

OTHER BUSINESS; ADJOURNMENTS

    We are not currently aware of any other business to be acted upon at either meeting. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting.

    Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. None of us currently intends to seek an adjournment of our meeting.

                                     III-6

                                  CHAPTER FOUR
                           CERTAIN LEGAL INFORMATION

              COMPARISON OF QWEST AND U S WEST SHAREHOLDER RIGHTS

    Qwest and U S WEST have agreed in the merger agreement that the Qwest charter and the Qwest bylaws will be amended at the effective time of the merger to reflect the substantive provisions of the U S WEST charter and U S WEST bylaws as in effect immediately prior to the effective time of the merger, the governance arrangements agreed to by Qwest and U S WEST for the three-year period following completion of the merger and an increase in the number of authorized shares of Qwest common stock from 2 billion to 5 billion. See "The Merger--The Merger Agreement" on I-36. Accordingly, the rights of U S WEST shareholders under Delaware law, the U S WEST charter and the U S WEST bylaws prior to the merger are substantially the same as the rights Qwest and U S WEST shareholders will have following the merger under Delaware law and the Qwest amended and restated charter and bylaws. Copies of the U S WEST charter, the U S WEST bylaws, the Qwest charter and the Qwest bylaws, in each case as in effect on the date of this joint proxy statement/prospectus, are incorporated by reference and will be sent to holders of shares of Qwest and U S WEST common stock upon request. See "Where You Can Find More Information." The summary contained in the following chart is not intended to be complete and is qualified by reference to Delaware law, the U S WEST charter, the U S WEST bylaws, the Qwest charter and the Qwest bylaws, in each case as in effect on the date of this joint proxy statement/prospectus. Copies of the Qwest charter and bylaws that will be in effect from and after the closing of the merger if the Qwest merger proposal is approved are attached at Annexes H and I, respectively, to this joint proxy statement/ prospectus.

SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF QWEST AND U S WEST
  SHAREHOLDERS AND RIGHTS THOSE SHAREHOLDERS WILL HAVE AS QWEST SHAREHOLDERS FOLLOWING THE MERGER

                       QWEST SHAREHOLDER RIGHTS            U S WEST SHAREHOLDER RIGHTS
     AUTHORIZED  The authorized capital stock of       The authorized capital stock of U S
 CAPITAL STOCK:  Qwest consists of 2 billion shares    WEST consists of 2 billion shares of
                 of common stock and 25 million        common stock and 200 million shares
                 shares of preferred stock.            of preferred stock.

                 If the merger is completed, the
                 authorized capital stock of Qwest
                 will consist of 5 billion shares of
                 common stock and 200 million shares
                 of preferred stock.
      NUMBER OF  The Qwest Board currently consists    The U S WEST Board currently
     DIRECTORS:  of 12 directors.                      consists of 10 directors.

                 If the merger is completed, the size
                 of the Qwest Board will be increased
                 from 12 to 14. The Qwest Board will
                 consist of 7 directors designated by
                 Qwest and 7 directors designated by
                 U S WEST.

CHAPTER FOUR - CERTAIN LEGAL INFORMATION

                       QWEST SHAREHOLDER RIGHTS            U S WEST SHAREHOLDER RIGHTS
 CLASSIFICATION  Qwest does not currently have a       The U S WEST Board is divided into
    OF BOARD OF  classified board. The Qwest bylaws    three classes as nearly equal in
     DIRECTORS:  currently require that all directors  number of directors as possible, be elected at each annual meeting of  with each class serving a staggered shareholders for a term of one year.  three-year term.

                 If the merger is completed, the
                 Qwest Board will be divided into
                 three classes as nearly equal in
                 number of directors as possible,
                 with each class serving a staggered
                 three-year term and consisting of as
                 nearly equal a number of Qwest and U
                 S WEST Board designees as possible.
     REMOVAL OF  Qwest directors may be removed from   U S WEST directors may be removed
     DIRECTORS:  office with or without cause by the   from office only with cause (as
                 affirmative vote of holders of at     defined below) and only then by the
                 least a majority of the shares of     affirmative vote of the holders of
                 Qwest common stock.                   at least 80% of the shares of U S
                 If the merger is completed, Qwest     WEST common stock. "Cause" means the
                 directors will be able to be removed  willful and continuous failure of a only with cause and then only by the  director to substantially perform
                 affirmative vote of the holders of    duties to U S WEST or the willful
                 at least 80% of the shares of Qwest   engaging in gross misconduct
                 common stock.                         materially and demonstrably
                                                       injurious to U S WEST.
    SHAREHOLDER  Qwest shareholders currently may act  U S WEST shareholders may not act by
      ACTION BY  by written consent in lieu of a       written consent in lieu of a meeting
        WRITTEN  meeting of shareholders.              of shareholders.
       CONSENT:

                 If the merger is completed, Qwest
                 shareholders will no longer be able
                 to act by written consent in lieu of
                 a meeting of shareholders.
     CALLING OF  The Qwest bylaws currently provide    The U S WEST charter provides that
        SPECIAL  that the Qwest Board, the Chairman    only the U S WEST Board and the
    MEETINGS OF  of the Qwest Board and holders of at  Chairman of the U S WEST Board may
  SHAREHOLDERS:  least 25% of the shares of Qwest      each call a special meeting of U S
                 common stock may each call a special  WEST shareholders.
                 meeting of Qwest shareholders.

                 If the merger is completed, the
                 Qwest restated charter will provide
                 that only the Qwest Board and the
                 Office of the Chairman may call a
                 special meeting of Qwest
                 shareholders.

                                        CHAPTER FOUR - CERTAIN LEGAL INFORMATION

                       QWEST SHAREHOLDER RIGHTS            U S WEST SHAREHOLDER RIGHTS
   AMENDMENT OF  The Qwest bylaws currently may be     The U S WEST bylaws may be amended
    CHARTER AND  amended by the affirmative vote of    by the affirmative vote of at least
        BYLAWS:  at least a majority of the Qwest      two- thirds of the U S WEST
                 directors then in office. The Qwest   directors then in office. The U S
                 bylaws may also be amended by the     WEST bylaws may also be amended by
                 affirmative vote of a majority of     the affirmative vote of the holders
                 the votes cast by the holders of      of at least 80% of the shares of U S
                 Qwest common stock.                   WEST common stock.

                 The Qwest charter currently may be    The U S WEST charter generally may
                 amended by the affirmative vote of    be amended by the affirmative vote
                 the majority of the votes cast by     of the holders of at least a
                 the holders of Qwest common stock.    majority of the shares of U S WEST
                                                       common stock.

                 If the merger is completed, the       However, amendments of the U S WEST
                 Qwest restated charter and amended    charter relating to (1)
                 and restated bylaws will only be      classification of the U S WEST
                 able to be amended by the Qwest       Board, (2) removal of U S WEST
                 directors and shareholders to the     directors, (3) shareholder actions
                 same extent as the U S WEST charter   and meetings and (4) requirements
                 and bylaws currently may be amended.  for amendments of the U S WEST charter and bylaws require the
                                                       affirmative vote of the holders of
                                                       at least 80% of the shares of U S
                                                       WEST common stock.
    SHAREHOLDER  Qwest does not have a shareholder     U S WEST has entered into a Rights
   RIGHTS PLAN:  rights plan. While Qwest has no       Agreement, dated as of June 1, 1998,
                 present intention to adopt a          between U S WEST and State Street
                 shareholder rights plan either        Bank and Trust Company, as Rights
                 before or after the merger, the       Agent, as amended, pursuant to which
                 Qwest Board, pursuant to its          U S WEST has issued rights,
                 authority to issue preferred stock,   exercisable only upon the occurrence
                 could do so without shareholder       of certain events, to purchase its
                 approval at any future time. See      Series A Junior Participating
                 "Description of Qwest Capital         Preferred Stock.
                 Stock--Qwest Preferred Stock--Blank
                 Check Preferred Stock."
                                                       U S WEST has taken all action
                                                       necessary to render the rights
                                                       issued pursuant to the terms of the
                                                       Rights Agreement inapplicable to the
                                                       merger and the related agreements
                                                       and transactions.

CHAPTER FOUR - CERTAIN LEGAL INFORMATION

                       QWEST SHAREHOLDER RIGHTS            U S WEST SHAREHOLDER RIGHTS
       BUSINESS  A business combination between Qwest  A business combination between U S
  COMBINATIONS:  and a holder of more than 15% of      WEST and a holder of more than 15%
                 Qwest's voting stock requires the     of U S WEST's voting stock requires
                 approval of holders of at least       the approval of holders of at least
                 66 2/3% of Qwest's voting stock       66 2/3% of U S WEST's voting stock
                 (other than voting stock held by the  (other than voting stock held by the
                 15% holder) unless prior to the       15% holder) unless prior to the
                 business combination, the Qwest       business combination, the U S WEST
                 Board approved the business           Board approved the business
                 combination or the transaction which  combination or the transaction which
                 resulted in the 15% holder becoming   resulted in the 15% holder becoming
                 a 15% holder or three years have      a 15% holder or three years have
                 elapsed since the 15% holder became   elapsed since the 15% holder became
                 a 15% holder or as a result of the    a 15% holder or as a result of the
                 business combination, the 15% holder  business combination, the 15% holder
                 becomes an 85% holder.                becomes an 85% holder.

                 If the merger is completed, a         In addition, a business combination
                 business combination between Qwest    between U S WEST and a holder of
                 and a holder of more than 10% of      more than 10% of U S WEST's voting
                 Qwest's voting stock will require     stock requires the approval of
                 the approval of holders of at least   holders of at least 80% of U S
                 80% of Qwest's voting stock unless    WEST's voting stock unless the
                 the transaction which resulted in     transaction which resulted in the
                 the 10% holder's owning more than     10% holder's owning more than 10% of
                 10% of Qwest voting stock was         U S WEST voting stock was approved
                 approved by a majority of the         by a majority of the directors of
                 directors of the Qwest Board who      the U S WEST Board who were
                 were unaffiliated with the 10%        unaffiliated with the 10% holder or
                 holder or the consideration to be     the consideration to be received by
                 received by Qwest shareholders in     U S WEST shareholders in the
                 the business combination meets        business combination meets certain
                 certain fair price standards.         fair price standards.

                                        CHAPTER FOUR - CERTAIN LEGAL INFORMATION

                       DESCRIPTION OF QWEST CAPITAL STOCK

    The following summary of the terms of the capital stock of Qwest prior to, and after completion of, the merger is not meant to be complete and is qualified by reference to the Qwest charter and Qwest bylaws. Copies of the Qwest charter and Qwest bylaws are incorporated by reference and will be sent to holders of shares of Qwest common stock and U S WEST common stock upon request. See "Where You Can Find More Information."

AUTHORIZED CAPITAL STOCK

    Under the Qwest charter, Qwest's authorized capital stock consists of 2 billion shares of Qwest common stock and 25 million shares of preferred stock. If the Qwest merger proposal is approved by Qwest shareholders at the Qwest meeting, the number of authorized shares of Qwest common stock will increase to 5 billion and the number of authorized shares of Qwest preferred stock will increase to 200 million.

QWEST COMMON STOCK

    QWEST COMMON STOCK OUTSTANDING. The outstanding shares of Qwest common stock are, and the shares of Qwest common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and nonassessable.

    VOTING RIGHTS. Each holder of Qwest common stock is entitled to one vote for each share of Qwest common stock held of record on the applicable record date on all matters submitted to a vote of shareholders.

    DIVIDEND RIGHTS; RIGHTS UPON LIQUIDATION. The holders of Qwest common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Qwest Board, subject to any preferential dividend rights granted to the holders of any outstanding Qwest preferred stock. In the event of liquidation, each share of Qwest common stock is entitled to share pro rata in any distribution of Qwest's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Qwest preferred stock.

    PREEMPTIVE RIGHTS. Holders of Qwest common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

QWEST PREFERRED STOCK

    QWEST PREFERRED STOCK OUTSTANDING. As of the date of this joint proxy statement/prospectus, no shares of Qwest preferred stock were issued and outstanding.

    BLANK CHECK PREFERRED STOCK. Under the Qwest charter, the Qwest Board has the authority, without shareholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such class or series, including the dividend rights, voting rights, the rights and terms of redemption, the rights and terms of conversion, liquidation preferences, the number of shares constituting any such class or series and the designation of such class or series. Acting under this authority, the Qwest Board could create and issue a class or series of preferred stock with rights, privileges or restrictions, and adopt a shareholder rights plan, having the effect of discriminating against an existing or prospective holder of securities as a result of such shareholder beneficially owning or commencing a tender offer for a

CHAPTER FOUR - CERTAIN LEGAL INFORMATION

substantial amount of Qwest common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of Qwest by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Qwest's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of Qwest without any further action by the shareholders of Qwest. Qwest has no present intention to adopt a shareholder rights plan, but could do so without shareholder approval at any future time.

TRANSFER AGENT AND REGISTRAR

    ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Qwest common stock as of the date of this joint proxy statement/prospectus.

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF U S WEST COMMON STOCK

    It is a condition to the merger that the shares of Qwest common stock issuable in the merger be approved for quotation on the Nasdaq National Market, subject to official notice of issuance. If the merger is completed, U S WEST common stock will cease to be listed on the New York Stock Exchange.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

QWEST

    This joint proxy statement/prospectus contains or incorporates by reference financial projections, synergy estimates and other "forward-looking statements" as that term is used in federal securities laws about Qwest's financial condition, results of operations and business. These statements include, among others:

    - statements concerning the benefits that Qwest expects will result from its business activities and certain transactions Qwest has completed, such as increased revenues, decreased expenses and avoided expenses and expenditures,

    - Qwest's plans to complete its communications network, and

    - other statements of Qwest's expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

    These statements may be made expressly in this document, or may be incorporated by reference to other documents Qwest has filed with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this report or incorporated by reference in this report.

    These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause Qwest's actual results to be materially different from any future results expressed or implied by Qwest in those statements. The risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "Risk Factors" in this document, and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K for the year ended December 31, 1998.

                                        CHAPTER FOUR - CERTAIN LEGAL INFORMATION

    The most important facts that could prevent Qwest from achieving its stated goals include, but are not limited to, the following:

    - Qwest's failure to construct its communications network on schedule and on budget;

    - operating and financial risks related to managing rapid growth, integrating acquired businesses and sustaining operating cash flow to meet Qwest's debt service requirements, make capital expenditures and fund operations;

    - potential fluctuation in quarterly results;

    - volatility of stock price;

    - intense competition in the communications services market;

    - dependence on new product development;

    - Qwest's ability to achieve year 2000 compliance;

    - rapid and significant changes in technology and markets;

    - adverse changes in the regulatory or legislative environment affecting Qwest's business;

    - failure to maintain necessary rights of way; and

    - failure to complete the merger timely or at all, and difficulties in combining operations of Qwest and U S WEST and in realizing synergies expected from the merger.

    Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. Qwest cautions you not to place undue reliance on the statements, which speak only as of the date of this report or, in the case of documents incorporated by reference, the date of the document.

    The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. Qwest does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

U S WEST

    Some of the information presented in this joint proxy statement/prospectus or incorporated by reference constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although U S WEST believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its businesses and operations, there can be no assurance that actual results will not differ materially from U S WEST's expectations. Factors that could cause actual results to differ from expectations include:

    - greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition;

    - changes in demand for U S WEST's products and services, including optional custom calling features;

    - higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection and Year 2000 remediation);

    - the loss of significant customers;

Chapter Four - Certain Legal Information

    - pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market;

    - acceleration of the deployment of advanced new services to customers, such as broadband data, wireless and video services, which would require substantial expenditure of financial and other resources;

    - a change in economic conditions in the various markets served by U S WEST's operations;

    - higher than anticipated start-up costs associated with new business opportunities;

    - delays in U S WEST's ability to begin offering interLATA long-distance services;

    - consumer acceptance of broadband services, including telephony, data, video and wireless services;

    - delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations; and

    - timing and completion of the merger.

    These cautionary statements should not be construed by you as an exhaustive list or as any admission by U S WEST regarding the adequacy of disclosures made by U S WEST. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by U S WEST's forward-looking statements or other statements. In addition, you are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear.

    U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

                                 LEGAL MATTERS

    The validity of the Qwest common stock to be issued to U S WEST shareholders in the merger will be passed upon by counsel to Qwest. It is a condition to the completion of the merger that Qwest and U S WEST receive opinions from their respective counsel that the merger will qualify as a tax-free reorganization. It is also a condition to the completion of the merger that U S WEST receive an opinion of its counsel that the merger will not affect the tax-free qualification of the prior spin-off of U S WEST, and that a copy of that opinion be delivered to Qwest.

                                    EXPERTS

    The consolidated financial statements and schedule of Qwest and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated in this registration statement by reference in reliance on the report pertaining to the consolidated financial statements, dated February 2, 1999, and the report dated February 2, 1999 pertaining to the related financial statement schedule, of KPMG LLP, independent certified public accountants, incorporated in this registration statement by reference, and on the authority of that firm as experts in accounting and auditing.

                                        CHAPTER FOUR - CERTAIN LEGAL INFORMATION

    The consolidated financial statements and schedules of LCI International, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998) with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Icon CMT Corp. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, have been incorporated in this joint proxy statement/prospectus by reference to the Registration Statement (No. 333-65095) on Form S-4 of Qwest, dated September 30, 1998, as amended by Amendment No. 1 to the S-4, dated December 10, 1998. Such financial statements, except as they relate to Frontier Media Group, Inc. as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent accountants, and insofar as they relate to Frontier Media Group, Inc. as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997, by Ernst & Young LLP, independent accountants.

    The consolidated financial statements and schedules of U S WEST and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in U S WEST's Annual Report on Form 10-K, as amended by Form 10-K/A filed March 21, 1999, and Proxy Statement on
Schedule 14A dated March 24, 1999 and the selected condensed consolidated financial statements in U S WEST's Current Report on Form 8-K dated February 25, 1999 have been incorporated by reference in this registration statement and have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated January 22, 1999 (except with respect to Note 12 and Note 14, as to which the date is March 22, 1999) with respect thereto, and are included herein in reliance upon the authority of said firm in giving said reports.

                                  CHAPTER FIVE
                    ADDITIONAL INFORMATION FOR SHAREHOLDERS

                          FUTURE SHAREHOLDER PROPOSALS

QWEST

    The deadline for receipt of a proposal to be considered for inclusion in Qwest's proxy statement for the 2000 annual meeting is December 31, 1999. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is January 6, 2000 (however, if the date of the annual meeting is not within 30 days of May 5, 2000, then the deadline for such notice becomes not less than 150 days prior to the date of the annual meeting). Any such notice of a proposal should be directed to the attention of the Secretary, Qwest Communications International Inc., 700 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202.

U S WEST

    U S WEST will hold an annual meeting in the year 2000 only if the merger has not already been completed. If such meeting is held, the deadline for receipt of a proposal to be considered for inclusion in U S WEST's proxy statement for the 2000 annual meeting is November 25, 1999. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is January 21, 2000. Any such notice of a proposal should be directed to the attention of the Secretary, U S WEST, Inc., 1801 California Street, Denver, Colorado 80202.

                      WHERE YOU CAN FIND MORE INFORMATION

    Qwest and U S WEST file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549, and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

    Qwest filed a registration statement on Form S-4 to register with the SEC the Qwest common stock to be issued to U S WEST shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Qwest in addition to being a proxy statement of Qwest and U S WEST for their respective meetings. As allowed by SEC rules, this joint proxy statement/ prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC allows us to "incorporate by reference" information into this joint proxy statement/ prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/prospectus. This joint proxy statement/prospectus

CHAPTER FIVE - ADDITIONAL INFORMATION FOR SHAREHOLDERS

incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

         QWEST SEC FILINGS (FILE NO. 000-22609)                                    PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Fiscal Year ended December 31, 1998

Quarterly Report on Form 10-Q                             Quarters ended March 31, 1999 and June 30, 1999

Current Reports on Form 8-K                               Filed on January 14, 1999, April 27, 1999, April 28,
                                                            1999, June 14, 1999, June 18, 1999, June 22, 1999,
                                                            June 21, 1999, June 23, 1999, June 29, 1999 and July
                                                            20, 1999

Amendment No. 1 to Registration Statement on Form S-4     Filed on December 10, 1998
  (File No. 333-65095)

The description of Qwest common stock set forth in the    Filed on May 28, 1997
  Registration Statement on Form 8-A

        U S WEST SEC FILINGS (FILE NO. 1-14087)                                    PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K/A                              Fiscal Year ended December 31, 1998

Quarterly Report on Form 10-Q                             Quarters ended March 31, 1999 and June 30, 1999

Current Reports on Form 8-K                               Filed on January 13, 1999, January 15, 1999, January 22,
                                                            1999, February 23, 1999, February 25, 1999, February
                                                            26, 1999, April 7, 1999, April 22, 1999, May 12, 1999,
                                                            May 18, 1999, May 21, 1999, May 26, 1999, June 18,
                                                            1999, June 22, 1999, July 7, 1999, July 21, 1999, July
                                                            26, 1999 and July 27, 1999

The description of U S WEST common stock set forth in     Filed on May 1, 1998 (as amended on May 12, 1998), May
  the Registration Statement on Form 8-A                    12, 1998 and August 17, 1999

    We are also incorporating by reference additional documents that we file with the SEC between the date of this joint proxy statement/prospectus and the date of the meetings.

    Qwest has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Qwest and U S WEST has supplied all such information relating to U S WEST.

    If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by

                          CHAPTER FIVE - ADDITIONAL INFORMATION FOR SHAREHOLDERS

reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the Secretary of the appropriate company at the following address:

         Qwest Communications
          International Inc.                        U S WEST, Inc.
           700 Qwest Tower                      1801 California Street
        555 Seventeenth Street                  Denver, Colorado 80202
        Denver, Colorado 80202                   Tel: (303) 672-2700
         Tel: (303) 992-1400

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO BY OCTOBER 25, 1999 TO RECEIVE THEM BEFORE THE MEETINGS.

    You can also get more information by visiting Qwest's web site at www.qwest.com and U S WEST's web site at www.uswest.com. Web site materials are not part of this joint proxy statement/prospectus.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE QWEST PROPOSALS AND THE U S WEST PROPOSAL, AS THE CASE MAY BE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED SEPTEMBER 17, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF QWEST COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                           DATED AS OF JULY 18, 1999*
                                    BETWEEN
                                 U S WEST, INC.
                                      AND
                    QWEST COMMUNICATIONS INTERNATIONAL INC.

* TEXT OF ANNEX A REFLECTS AMENDMENT NO. 1 DATED AS OF SEPTEMBER 8, 1999 TO THE AGREEMENT AND PLAN OF MERGER, BUT THE AGREEMENT AND PLAN OF MERGER DATED AS OF JULY 18, 1999 HAS NOT BEEN AMENDED AND RESTATED.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE 1
                                                     THE MERGER

SECTION 1.01          THE MERGER..........................................................................        A-1
SECTION 1.02          EFFECTIVE TIME......................................................................        A-1
SECTION 1.03          EFFECT OF THE MERGER................................................................        A-1
SECTION 1.04          CERTIFICATE OF INCORPORATION; BYLAWS OF THE SURVIVING CORPORATION...................        A-2

                                                      ARTICLE 2
                                        EFFECT OF MERGER ON STOCK AND OPTIONS

SECTION 2.01          CONVERSION OF SECURITIES............................................................        A-2
SECTION 2.02          CONVERSION..........................................................................        A-2
SECTION 2.03          EXCHANGE OF SHARES..................................................................        A-4
SECTION 2.04          TRANSFER BOOKS......................................................................        A-5
SECTION 2.05          NO FRACTIONAL SHARE CERTIFICATES....................................................        A-5
SECTION 2.06          CERTAIN ADJUSTMENTS.................................................................        A-6
SECTION 2.07          BYLAWS OF THE SURVIVING CORPORATION.................................................        A-6
SECTION 2.08          ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION..............................        A-7
SECTION 2.09          CASH ELECTION PROCEDURES............................................................        A-7
SECTION 2.10          ALTERNATIVE STRUCTURE...............................................................        A-8

                                                      ARTICLE 3
                                       REPRESENTATIONS AND WARRANTIES OF QWEST

SECTION 3.01          ORGANIZATION AND QUALIFICATION; SUBSIDIARIES........................................        A-8
SECTION 3.02          CERTIFICATE OF INCORPORATION AND BYLAWS.............................................        A-8
SECTION 3.03          CAPITALIZATION......................................................................        A-9
SECTION 3.04          AUTHORITY RELATIVE TO THIS AGREEMENT................................................        A-9
SECTION 3.05          NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........................................       A-10
SECTION 3.06          SEC FILINGS; FINANCIAL STATEMENTS...................................................       A-10
SECTION 3.07          ABSENCE OF CERTAIN CHANGES OR EVENTS................................................       A-11
SECTION 3.08          LITIGATION..........................................................................       A-11
SECTION 3.09          NO VIOLATION OF LAW; PERMITS........................................................       A-11
SECTION 3.10          JOINT PROXY STATEMENT...............................................................       A-12
SECTION 3.11          EMPLOYEE MATTERS; ERISA.............................................................       A-12
SECTION 3.12          LABOR MATTERS.......................................................................       A-14
SECTION 3.13          ENVIRONMENTAL MATTERS...............................................................       A-14
SECTION 3.14          BOARD ACTION; VOTE REQUIRED; APPLICABILITY OF SECTION 203...........................       A-15
SECTION 3.15          OPINION OF FINANCIAL ADVISOR........................................................       A-15
SECTION 3.16          BROKERS.............................................................................       A-15
SECTION 3.17          TAX MATTERS.........................................................................       A-15
SECTION 3.18          INTELLECTUAL PROPERTY...............................................................       A-15
SECTION 3.19          INSURANCE...........................................................................       A-16
SECTION 3.20          OWNERSHIP OF SECURITIES.............................................................       A-16
SECTION 3.21          CERTAIN CONTRACTS...................................................................       A-16
SECTION 3.22          LICENSES............................................................................       A-17
SECTION 3.23          YEAR 2000...........................................................................       A-17
SECTION 3.24          FOREIGN CORRUPT PRACTICES AND INTERNATIONAL TRADE SANCTIONS.........................       A-17
SECTION 3.25          DISCLOSURE OF QWEST PLANS...........................................................       A-17

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE 4
                                     REPRESENTATIONS AND WARRANTIES OF U S WEST

SECTION 4.01          ORGANIZATION AND QUALIFICATION; SUBSIDIARIES........................................       A-17
SECTION 4.02          CERTIFICATE OF INCORPORATION AND BYLAWS.............................................       A-18
SECTION 4.03          CAPITALIZATION......................................................................       A-18
SECTION 4.04          AUTHORITY RELATIVE TO THIS AGREEMENT................................................       A-19
SECTION 4.05          NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........................................       A-19
SECTION 4.06          SEC FILINGS; FINANCIAL STATEMENTS...................................................       A-19
SECTION 4.07          ABSENCE OF CERTAIN CHANGES OR EVENTS................................................       A-20
SECTION 4.08          LITIGATION..........................................................................       A-20
SECTION 4.09          NO VIOLATION OF LAW; PERMITS........................................................       A-20
SECTION 4.10          JOINT PROXY STATEMENT...............................................................       A-21
SECTION 4.11          EMPLOYEE MATTERS; ERISA.............................................................       A-21
SECTION 4.12          LABOR MATTERS.......................................................................       A-23
SECTION 4.13          ENVIRONMENTAL MATTERS...............................................................       A-23
SECTION 4.14          BOARD ACTION; VOTE REQUIRED; U S WEST RIGHTS PLAN; APPLICABILITY OF SECTION 203;
                        TERMINATION OF GLOBAL MERGER AGREEMENT............................................       A-23
SECTION 4.15          OPINIONS OF FINANCIAL ADVISORS......................................................       A-24
SECTION 4.16          BROKERS.............................................................................       A-24
SECTION 4.17          TAX MATTERS.........................................................................       A-24
SECTION 4.18          INTELLECTUAL PROPERTY...............................................................       A-24
SECTION 4.19          INSURANCE...........................................................................       A-25
SECTION 4.20          OWNERSHIP OF SECURITIES.............................................................       A-25
SECTION 4.21          CERTAIN CONTRACTS...................................................................       A-25
SECTION 4.22          LICENSES............................................................................       A-25
SECTION 4.23          YEAR 2000...........................................................................       A-25
SECTION 4.24          FOREIGN CORRUPT PRACTICES AND INTERNATIONAL TRADE SANCTIONS.........................       A-26

                                                      ARTICLE 5
                                CONDUCT OF INDEPENDENT BUSINESSES PENDING THE MERGER

SECTION 5.01          TRANSITION PLANNING.................................................................       A-26
SECTION 5.02          CONDUCT OF BUSINESS IN THE ORDINARY COURSE..........................................       A-26
SECTION 5.03          NO SOLICITATION.....................................................................       A-29
SECTION 5.04          SUBSEQUENT FINANCIAL STATEMENTS.....................................................       A-30
SECTION 5.05          CONTROL OF OPERATIONS...............................................................       A-30

                                                      ARTICLE 6
                                                ADDITIONAL AGREEMENTS

SECTION 6.01          JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT................................       A-30
SECTION 6.02          QWEST AND U S WEST STOCKHOLDERS' MEETINGS AND CONSUMMATION OF THE MERGER............       A-31
SECTION 6.03          ADDITIONAL AGREEMENTS...............................................................       A-33
SECTION 6.04          NOTIFICATION OF CERTAIN MATTERS.....................................................       A-34
SECTION 6.05          ACCESS TO INFORMATION...............................................................       A-34
SECTION 6.06          PUBLIC ANNOUNCEMENTS................................................................       A-35
SECTION 6.07          COOPERATION.........................................................................       A-35
SECTION 6.08          INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE.................................       A-35
SECTION 6.09          EMPLOYEE BENEFIT PLANS..............................................................       A-35
SECTION 6.10          COMMERCIALLY REASONABLE EFFORTS.....................................................       A-35

                                                                                                              PAGE
                                                                                                            ---------
SECTION 6.11          NASDAQ LISTING......................................................................       A-36
SECTION 6.12          MANAGEMENT..........................................................................       A-36
SECTION 6.13          NO SHELF REGISTRATION...............................................................       A-36
SECTION 6.14          AFFILIATES..........................................................................       A-36
SECTION 6.15          BLUE SKY............................................................................       A-36
SECTION 6.16          TAX-FREE REORGANIZATION.............................................................       A-36
SECTION 6.17          INTERIM DIVIDEND POLICY.............................................................       A-36
SECTION 6.18          DIVIDEND POLICY.....................................................................       A-36
SECTION 6.19          PERMITTED ACQUISITIONS..............................................................       A-37
SECTION 6.20          EQUAL MANAGEMENT....................................................................       A-37
SECTION 6.21          QWEST EQUITY INCENTIVE PLAN.........................................................       A-37

                                                      ARTICLE 7
                                              CONDITIONS TO THE MERGER

SECTION 7.01          CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER........................       A-37
SECTION 7.02          ADDITIONAL CONDITIONS TO OBLIGATIONS OF QWEST.......................................       A-38
SECTION 7.03          ADDITIONAL CONDITIONS TO OBLIGATIONS OF U S WEST....................................       A-38

                                                      ARTICLE 8
                                          TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01          TERMINATION.........................................................................       A-39
SECTION 8.02          EFFECT OF TERMINATION...............................................................       A-40
SECTION 8.03          AMENDMENT...........................................................................       A-42
SECTION 8.04          WAIVER..............................................................................       A-42

                                                      ARTICLE 9
                                                     DEFINITIONS

SECTION 9.01          CERTAIN DEFINITIONS.................................................................       A-42

                                                     ARTICLE 10
                                                 GENERAL PROVISIONS

SECTION 10.01         NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS..........................       A-45
SECTION 10.02         NOTICES.............................................................................       A-45
SECTION 10.03         EXPENSES............................................................................       A-45
SECTION 10.04         HEADINGS............................................................................       A-46
SECTION 10.05         SEVERABILITY........................................................................       A-46
SECTION 10.06         ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES......................................       A-46
SECTION 10.07         ASSIGNMENT..........................................................................       A-46
SECTION 10.08         GOVERNING LAW.......................................................................       A-46
SECTION 10.09         SUBMISSION TO JURISDICTION; WAIVERS.................................................       A-46
SECTION 10.10         COUNTERPARTS........................................................................       A-46

                                   SCHEDULES

Schedule
3.01             --      Subsidiaries of Qwest
Schedule
3.03             --      Option Plans and Equity Rights of Qwest
Schedule
3.05             --      Required Filings and Consents of Qwest
Schedule
3.07             --      Certain Changes or Events of Qwest
Schedule
3.08             --      Pending or Threatened Litigation against Qwest
Schedule
3.09             --      Violations of Laws, Permits, Regulations, etc. of Qwest
Schedule
3.11             --      Qwest Employee Benefit Plans
Schedule
3.12             --      Collective Bargaining or Labor Agreements of Qwest
Schedule
3.13             --      Environmental Claims Against Qwest
Schedule
3.17             --      Tax Liens or Liabilities of Qwest
Schedule
3.18             --      Qwest Intellectual Property Losses and Claims
Schedule
3.19             --      Termination or Cancellation of Insurance Coverage of Qwest
Schedule
3.20             --      Qwest's Ownership of U S WEST's Common Stock
Schedule
3.21             --      Qwest Contracts
Schedule
3.22             --      Qwest Licenses
Schedule
4.01             --      Subsidiaries of U S WEST
Schedule
4.03             --      Option Plans and Equity Rights of U S WEST
Schedule
4.05             --      Required Filings and Consents of U S WEST
Schedule
4.07             --      Certain Changes or Events of U S WEST
Schedule
4.08             --      Pending or Threatened Litigation against U S WEST
Schedule
4.09             --      Violations of Laws, Permits, Regulations, etc. of U S WEST
Schedule
4.11             --      U S WEST Employee Benefit Plans
Schedule
4.12             --      Collective Bargaining or Labor Agreements of U S WEST
Schedule
4.13             --      Environmental Claims Against U S WEST
Schedule
4.17             --      Tax Liens or Liabilities of U S WEST
Schedule
4.18             --      U S WEST Intellectual Property Losses and Claims
Schedule
4.19             --      Termination or Cancellation of Insurance Coverage of U S WEST
Schedule
4.20             --      U S WEST's Ownership of Qwest's Common Stock
Schedule
4.21             --      U S WEST Contracts
Schedule
5.02             --      Conduct of Business
Schedule
6.14             --      Securities Act Affiliate

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of July 18, 1999**, between U S WEST, Inc., a Delaware corporation ("U S WEST") and Qwest Communications International Inc., a Delaware corporation ("QWEST").

                              W I T N E S S E T H

    WHEREAS, the respective Boards of Directors of U S WEST and Qwest have approved, and deem it advisable and in the best interest of their respective stockholders to consummate the business combination transaction provided for herein in which U S WEST will merge with and into Qwest (the "MERGER").

    WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement be adopted as a plan of reorganization within the meaning of such Section.

    WHEREAS, the Boards of Directors of U S WEST and Qwest have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved this Agreement and the Merger contemplated hereby.

    WHEREAS, the parties hereto intend that the transactions contemplated hereby shall be accounted for using the purchase method of accounting with U S WEST as the acquiror.

    WHEREAS, simultaneously with the execution and delivery of this Agreement, and to induce U S WEST to enter into this Agreement, certain shareholders of Qwest are entering into a Voting Agreement with U S WEST with respect to this Agreement and the Merger (the "VOTING AGREEMENT").

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and subject to Section 1.05 hereof, intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    SECTION 1.01 THE MERGER. At the Effective Time (as defined below), U S WEST shall be merged with and into Qwest in accordance with Delaware Law, whereupon the separate existence of U S WEST shall cease, and Qwest shall be the surviving corporation (the "SURVIVING CORPORATION"). U S WEST and Qwest, as well as any other Person which may become a party to this Agreement after the date of this Agreement, are herein referred to collectively as the "PARTIES" and each individually as a "PARTY."

    SECTION 1.02 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 7 hereof and the consummation of the Closing referred to in Section 6.03 hereof, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the "DELAWARE CERTIFICATE") in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the Delaware Certificate is duly filed with such Secretary of State of Delaware (or at such later time as may be agreed by U S WEST and Qwest and specified in the Delaware Certificate).

    SECTION 1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of

------------------------

** Text reflects Amendment No. 1 dated as of September 8, 1999 to the Agreement and Plan of Merger, but the Agreement and Plan of Merger dated as of July 18, 1999 has not been amended and restated.

U S WEST and Qwest shall continue with, or vest in, as the case may be, the Surviving Corporation, and all debts, liabilities and duties of U S WEST and Qwest shall continue to be, or become, as the case may be, the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.04 CERTIFICATE OF INCORPORATION; BYLAWS OF THE SURVIVING CORPORATION. Unless otherwise agreed by Qwest and U S WEST before the Effective Time, at the Effective Time:

        (a) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of U S WEST as in effect immediately prior to the Effective Time (as amended to reflect the changes specified in Section 2.08), until thereafter amended as provided by law and the Certificate of Incorporation of the Surviving Corporation; and

        (b) the Bylaws of the Surviving Corporation shall be the Bylaws of U S WEST as in effect immediately prior to the Effective Time (as amended to reflect the changes specified in Section 2.07), until thereafter amended as provided by law and the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

                                   ARTICLE 2
                     EFFECT OF MERGER ON STOCK AND OPTIONS

    SECTION 2.01 CONVERSION OF SECURITIES. The manner and basis of converting the shares of common stock of U S WEST and the treatment of shares of Qwest, as well as options, warrants and other rights to purchase or otherwise acquire shares of common stock of U S WEST and Qwest, at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this
Article 2.

    SECTION 2.02 CONVERSION. (a) Each share of common stock, par value $.0l per share, of Qwest ("QWEST COMMON STOCK") issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall at the Effective Time continue to remain outstanding as one share of Qwest Common Stock.

    (b) Each option, warrant and other right issued and outstanding immediately prior to the Effective Time to purchase or otherwise acquire common stock, par value $.01 per share, of U S WEST ("U S WEST COMMON STOCK") (each, a "U S WEST RIGHT") (other than U S WEST Rights owned by Qwest (collectively, the "DISQUALIFIED RIGHTS")) shall at the Effective Time no longer be options, warrants or rights to purchase or otherwise acquire U S WEST Common Stock, as applicable, and shall be converted into the options, warrants or rights, as applicable to purchase such number of shares of Qwest Common Stock determined as provided in Section 2.02(c). Each option, warrant and other right issued and outstanding immediately prior to the Effective Time to purchase or otherwise acquire Qwest Common Stock (each a "QWEST RIGHT") shall at the Effective Time continue in full force and effect on the same terms and conditions that would have applied to the purchase or other acquisition of Qwest Common Stock prior to the Merger. U S WEST and Qwest shall take all such steps as may be required to cause consummation of the transactions contemplated by this Section 2.02(b) and any other disposition of U S WEST equity securities (including derivative securities) or acquisitions of Qwest equity securities (including derivative securities) in connection with this Agreement by each individual who (x) is a director or officer of U S WEST or (y) at the Effective Time, will become a director or officer of Qwest, to be exempt under Rule 16b-3 promulgated under the Exchange Act (as defined in Article 9 hereof), such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the Securities and Exchange Commission (the "SEC") to Skadden, Arps, Slate, Meagher & Flom LLP.

    (c) Subject to the provisions of Section 2.09, each holder of record of U S WEST Common Stock (other than U S WEST Common Stock owned by Qwest or U S WEST ("DISQUALIFIED SHARES")) immediately prior to the Effective Time shall be entitled to receive a number of shares of Qwest Common Stock equal to the product of the Conversion Ratio (as defined below) multiplied by the number of shares of U S WEST Common Stock held by such holder at the Effective Time (such shares of Qwest Common Stock and any other consideration to be received by holders of U S WEST Common Stock in connection with the Merger pursuant to Section 2.09 shall be referred to herein as the "MERGER CONSIDERATION"). The "CONVERSION RATIO" shall be equal to (i) $69.00 divided by the Average Price (as defined below), if the Average Price is greater than or equal to $28.26 and less than or equal to $39.90; (ii) 2.44161, if the Average Price is less than $28.26, or (iii) 1.72932, if the Average Price is greater than $39.90. "AVERAGE PRICE" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Qwest Common Stock on the NASDAQ National Market ("NASDAQ"), as reported by Bloomberg Financial Markets (or such other source as the Parties shall agree in writing), for the 15 trading days randomly selected by lot by Qwest and U S WEST together from the 30 consecutive trading days ending on the third trading day immediately preceding the date on which all the conditions to Closing (other than conditions that, by their terms, cannot be satisfied until the Closing Date so long as it is reasonably apparent that such conditions will be able to be satisfied on the Closing Date) set forth in Article 7 of this Agreement have been satisfied or waived (the "DETERMINATION PERIOD"). Each Disqualified Share shall at the Effective Time be terminated and no longer be outstanding and no shares of Qwest Common Stock will be issued in connection therewith.

    (d) With respect to each U S WEST Right: (i) from and after the Effective Time, each such U S WEST Right may be exercised only for Qwest Common Stock notwithstanding any contrary agreement or document relating to the U S WEST Rights or pursuant to which any U S WEST Rights were issued, (ii) each such U S WEST Right shall at the Effective Time become a right to acquire a number of shares of Qwest Common Stock (rounded up to the next whole share) equal to the product arrived at by multiplying the Conversion Ratio by the number of shares of U S WEST Common Stock subject to such right immediately prior to the Effective Time, and (iii) the exercise price or purchase price per share of Qwest Common Stock for which each such right (as exchanged) is exercisable shall be the amount (rounded up to the next whole cent) arrived at by dividing the exercise price or purchase price per share of U S WEST Common at which such U S WEST Right is exercisable immediately prior to the Effective Time by the Conversion Ratio. Each Disqualified Right at the Effective Time shall be terminated and no longer be outstanding and no shares of Qwest Common Stock will be issued in connection therewith. To the extent that the Merger Consideration includes a cash payment pursuant to Section 2.09 hereof the shares subject to and exercise price and such other terms and conditions of U S WEST Rights shall be adjusted pursuant to the terms of such U S WEST Rights or in accordance with the provisions of any plan or agreement applicable to such U S WEST Rights so as to preserve the economic benefit of such cash payment for the holders of such U S WEST Rights and without negative effect on such holders' interest.

    (e) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of U S WEST Common Stock shall evidence ownership of Qwest Common Stock on the basis hereinbefore set forth. Customary provisions will be made for uncertificated shares to provide for equivalent treatment. Commencing immediately after the Effective Time, each option, warrant or other right which, immediately prior to the Effective Time, represented the right to purchase or otherwise acquire shares of U S WEST Common Stock shall evidence the right to purchase or otherwise acquire shares of Qwest Common Stock on the basis hereinabove set forth and, subject to Section 2.02(d) and 2.05, on the same terms and conditions that would have applied to the purchase or other acquisition of U S WEST Common Stock.

    (f) For all purposes of this Agreement, unless otherwise specified, all shares of U S WEST Common Stock held by employee stock ownership plans or other pension savings, 401(k) or deferred compensation plans of U S WEST (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of U S WEST and (iii) shall be subject to the rights and procedures described in Sections 2.02(c) and 2.03.

    SECTION 2.03 EXCHANGE OF SHARES. (a) Prior to the Effective Time, Qwest shall appoint an agent (the "EXCHANGE AGENT") for the purpose of (i) exchanging certificates representing shares of U S WEST Common Stock for shares of Qwest Common Stock in accordance with Section 2.02 and (ii) paying cash, if applicable, in accordance with Section 2.09. To the extent the Merger Consideration includes cash, the Surviving Corporation shall deposit with the Exchange Agent for inclusion in the Exchange Fund (defined below), from time to time sufficient cash as is necessary to promptly pay to stockholders of U S WEST the cash portion of the Merger Consideration. Promptly after the Effective Time, Qwest shall cause a letter of transmittal to be mailed to the holders of record of shares of U S WEST Common Stock and holders of record of U S WEST Rights at the Effective Time.

    (b) Subject to the terms and conditions hereof, Qwest shall cause the Exchange Agent to effect the exchange of U S WEST Common Stock for the Qwest Common Stock and the payment of cash, if applicable, in accordance with the provisions of this Article 2. From time to time after the Effective Time, Qwest shall deposit, or cause to be deposited, with the Exchange Agent an amount of cash and certificates representing Qwest Common Stock required to effect the conversion of U S WEST Common Stock in accordance with the provisions of Section
2.02 and 2.09 hereof (such certificates, together with any dividends or distributions with respect thereto and any cash deposited, if necessary, being herein referred to as the "EXCHANGE FUND"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, (i) each holder of a certificate or certificates theretofore representing U S WEST Common Stock may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Qwest and (ii) each holder of uncertificated shares of outstanding U S WEST Common Stock may deliver a completed letter or transmittal to the Exchange Agent. Such holder shall be entitled upon such surrender or, with respect to uncertificated shares, the delivery of a duly completed letter of transmittal, to receive in exchange therefor (i) shares representing the number of full shares of Qwest Common Stock into which the U S WEST Common Stock theretofore represented by the shares so surrendered shall have been converted in accordance with the provisions of Sections 2.02 and 2.03 hereof, (ii) cash pursuant to Section 2.09, if applicable, and (iii) a cash payment in lieu of fractional shares, if any, in accordance with Section 2.05 hereof, and all such shares of Qwest Common Stock so issued shall be deemed to have been issued at the Effective Time. Each outstanding certificate which, prior to the Effective Time, represented issued and outstanding U S WEST Common Stock shall, until so surrendered or exchanged, and each uncertificated outstanding share of U S WEST Common Stock shall, be deemed for all corporate purposes of Qwest, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Qwest Common Stock into which the U S WEST Common Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing U S WEST Common Stock is so surrendered, or, with respect to uncertificated shares, a duly completed letter of transmittal shall have been delivered to the Exchange Agent with respect to such shares, no dividend or other distribution, if any, payable to the holders of record of Qwest Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such shares in respect thereof. Upon the surrender of any such shares representing U S WEST Common Stock, however, the record holder of the shares representing shares of Qwest Common Stock issued in exchange therefor shall receive from the Exchange Agent, or from Qwest, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Qwest Common Stock ("PRE-SURRENDER DIVIDENDS"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends upon the surrender of certificates theretofore representing U S WEST Common Stock. After the appointment of the Exchange Agent shall have been terminated, any holders of shares representing U S WEST Common Stock which have not received payment of Pre-Surrender Dividends shall look only to Qwest for payment thereof. Notwithstanding the foregoing provisions of this Section 2.03(b), neither the Exchange Agent nor any Party shall be liable to a holder of U S WEST Common Stock for any Qwest Common Stock, any dividends or distributions thereon or any cash payment as contemplated by Section 2.05 or 2.09, delivered to a public official pursuant to any applicable abandoned property, or escheat or similar law.

    (c) Notwithstanding anything herein to the contrary, shares surrendered for exchange by any affiliate of U S WEST shall not be exchanged until a signed agreement from such affiliate as provided in Section 6.14 hereof has been delivered to Qwest.

    (d) Any portion of the Exchange Fund which remains undistributed for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of U S WEST Common Stock who have not theretofore complied with the provisions of this Article shall thereafter look only to Qwest for satisfaction of their claims for Qwest Common Stock and cash, if applicable, and any Pre-Surrender Dividends.

    SECTION 2.04 TRANSFER BOOKS. The stock transfer books of U S WEST shall be closed at the Effective Time and no transfer of any U S WEST Common Stock will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of U S WEST Common Stock that is not registered in the stock transfer records of U S WEST at the Effective Time, the number of full shares of Qwest Common Stock into which such U S WEST Common Stock shall have been converted shall be issued to the transferee and any cash payable in respect of such U S WEST Common Stock in accordance with Section 2.03(b), 2.05 and 2.09 hereof shall be paid to the transferee if the U S WEST Common Stock is surrendered as provided in Section 2.03 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

    SECTION 2.05 NO FRACTIONAL SHARE CERTIFICATES. (a) No scrip or fractional share certificate for Qwest Common Stock will be issued upon the surrender for exchange of certificates evidencing U S WEST Common Stock or upon exercise of Qwest Rights or U S WEST Rights, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of the Surviving Corporation with respect to such fractional share interest.

    (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Qwest Common Stock to be issued and delivered to the Exchange Agent pursuant to
Section 2.03 hereof, over (ii) the aggregate number of full shares of Qwest Common Stock to be distributed to holders of U S WEST Common Stock pursuant to
Section 2.03 hereof (such excess being herein called the "EXCESS SHARES"). Following the Effective Time, the Exchange Agent, as agent for the holders of U S WEST Common Stock, shall sell the Excess Shares at then prevailing prices on the NASDAQ, all in the manner provided in Section 2.05(c).

    (c) The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all commercially reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of U S WEST Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of U S WEST Common Stock (the "COMMON SHARES TRUST").

    (d) Notwithstanding the provisions of subsections (b) and (c) of this
Section 2.05, Qwest may decide, at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, that Qwest shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of U S WEST Common Stock the amount such holder would have received pursuant to Section 2.05(c) assuming that the sales of Qwest Common Stock were made at a price equal to the average of the closing prices of the Qwest Common Stock on the NASDAQ for the ten (10) consecutive trading days immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event,

Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.05(b) or 2.03(b) hereof.

    (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of U S WEST Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding and net of fees and expenses, to such holders of U S WEST Common Stock, subject to and in accordance with the terms of
Section 2.03 hereof.

    (f) Following the Effective Time, upon the exercise of any U S WEST Right entitling the holder thereof to purchase a fractional share of Qwest Common Stock, Qwest will, in lieu of issuing a fractional share certificate therefor, pay to such holder the value of such fractional interest as determined based on the closing price on the trading day immediately preceding the date of exercise, of a share of Qwest Common Stock on NASDAQ or such other principal security exchange on which the Qwest Common Stock shall then be trading, or, if not so traded, based on such price as shall be determined by, or pursuant to authority delegated by, the Board of Directors of Qwest.

    SECTION 2.06 CERTAIN ADJUSTMENTS. If between the date hereof and the Effective Time, the outstanding shares of U S WEST Common Stock or Qwest Common Stock shall, in accordance with Section 5.02(a), be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Conversion Ratio and other related share prices used in this Agreement shall be adjusted accordingly to provide to the holders of U S WEST Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

    SECTION 2.07 BYLAWS OF THE SURVIVING CORPORATION. The By-Laws of the Surviving Corporation will include the following provisions which will be applicable and in full force and effect until the third anniversary of the Effective Time unless otherwise amended as set forth below:

        (i) The Board of Directors of the Surviving Corporation (the "BOARD OF DIRECTORS") shall consist of 14 members. Initially, U S WEST shall have the right to designate 7 members and Qwest shall have the right to designate 7 members. Thereafter, U S WEST designees on the Board of Directors shall have the right to nominate 7 members of the Board of Directors and Qwest designees on the Board of Directors shall have the right to nominate 7 members of the Board of Directors. Any vacancy created on the Board of Directors as a result of any such nominee leaving the Board of Directors shall be filled by the remaining designees of U S WEST or Qwest, as applicable, on the Board of Directors who nominated such person leaving the Board of Directors. To the extent the Surviving Corporation has a classified Board of Directors, each class of Directors shall contain as even a number of U S WEST designees and Qwest designees as possible.

        (ii) The Surviving Corporation will establish an Office of the Chairman of the Surviving Corporation which initially will consist of 3 members: the Chief Executive Officer/Chairman of U S WEST, the Chief Executive Officer/Chairman of Qwest and Philip F. Anschutz. Only the Board of Directors shall have the authority to remove from office and replace any member of the Office of the Chairman.

       (iii) Subject to the power and authority of the Board of Directors of the Surviving Corporation as required by applicable law, the Office of the Chairman shall, through one of its members so designated, chair all meetings of the Board of Directors and shall have the exclusive power and final authority with respect to the following matters (to the extent Board of Director and/or stockholder action is not required by law):

           (A) the approval of any acquisition or disposition of a business through a merger, strategic acquisition or disposition, asset purchase or sale, joint venture, partnership, lease arrangement or otherwise, in each case involving aggregate sale or purchase proceeds of $25 million or more;

           (B) the approval of any merger, consolidation or other similar type of transaction between the Surviving Corporation and any third party;

           (C) the setting of general corporate strategy and direction involving approval of long term strategic plans and annual budgets and goals;

           (D) the allocation of capital resources including approval of Qwest's annual capital budget and any material amendment or deviation therefrom; and

           (E) the termination or any significant diminution of the responsibilities of the officers in the 8 positions as set forth in the letter of understanding dated July 18, 1999.

        To the extent Board of Directors action is required with respect to any such matters, the Office of the Chairman shall have the sole power and authority to present such matters to the Board of Directors.

        (iv) The Office of the Chairman shall take action by a majority vote. Any member of the Office of the Chairman shall have the right to call a special meeting of the Board of Directors or at a regularly called meeting to present any matter referred to in items (a) through (e) above for consideration by the full Board of Directors.

        (v) U S WEST designees on the Board of Directors and Qwest designees on the Board of Directors will be represented equally on all of the committees of the Board of Directors.

        (vi) The compensation committee of the Board of Directors shall have the right to approve the filling of any vacancy created in the executive positions (exclusive of the Office of the Chairman) as set forth in the letter of understanding dated July 18, 1999 and the setting of compensation levels of such executives. The Board of Directors shall set the compensation of the members of the Office of the Chairman.

       (vii) The foregoing provision of the By-Laws may only be amended or repealed by the affirmative vote of 75% of the Board of Directors of the Surviving Corporation or 75% of the then outstanding Surviving Corporation Common Stock.

    SECTION 2.08 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of the Surviving Corporation will include the following provisions:

        (i) the name of the Surviving Corporation shall be "QWEST COMMUNICATIONS INTERNATIONAL INC.";

        (ii) the provisions of the By-Laws of the Surviving Corporation described in Section 2.07 may only be amended or repealed by the affirmative vote of 75% of the Board of Directors of the Surviving Corporation or 75% of the then outstanding Surviving Corporation Common Stock; and

       (iii) the number of authorized shares of Qwest Common Stock will be 5,000,000,000.

    SECTION 2.09 CASH ELECTION PROCEDURES. (a) If the Average Price is less than $38.70, Qwest upon written notice (a "CASH ALTERNATIVE NOTICE") to U S WEST not more than two days prior to the Effective Time shall have the right to elect (the "QWEST CASH ELECTION") to pay a portion of the Merger Consideration in cash (in lieu of shares of Qwest Common Stock) (the "CASH TRUE-UP"), subject to agreement by U S WEST and Qwest as to the amount of cash as set forth below.

    (a) In the event Qwest makes the Qwest Cash Election, in lieu of the provisions of Section 2.02(c), each holder of record of U S WEST Common Stock (other than a holder of Disqualified Shares) immediately prior to the Effective Time shall receive for each share of U S WEST Common Stock:

        (i) a number of shares of Qwest Common Stock equal to the True Up Exchange Ratio (as defined below); and

        (ii) an amount in cash equal to the Per Share Cash True Up (as defined below).

For purposes of the foregoing, the terms set forth below shall have the meanings indicated:

    "CASH AMOUNT" means the aggregate amount of the Cash True Up as mutually agreed upon by U S WEST and Qwest which shall not be greater than the product of
(x) the difference between the Conversion Ratio and 1.783 multiplied by (y) the number of outstanding shares of U S WEST Common Stock (other than Disqualified Shares) multiplied by (z) (I) if the Average Price is greater than or equal to $28.26, the Average Price or (II) if the Average Price is less than $28.26, $28.26. In determining the cash amount, the Parties shall consider (a) U S WEST's desire to provide a meaningful cash element for its stockholders, (b) Qwest's desire to reduce dilution to its stockholders and (c) both Parties' desire to maintain a strong financial condition.

    "PER SHARE CASH TRUE UP" means the quotient of (x) the Cash Amount divided by (y) the number of outstanding shares of U S WEST Common Stock (other than Disqualified Shares).

    "TRUE UP EXCHANGE RATIO" means the quotient of (x) the difference between $69 and the Per Share Cash True Up divided by (y) (I) if the Average Price is greater than or equal to $28.26, the Average Price or (II) if the Average Price is less than $28.26, $28.26.

    SECTION 2.10 ALTERNATIVE STRUCTURE. U S WEST and Qwest may mutually agree to adopt an alternative merger structure (the "ALTERNATIVE STRUCTURE") whereby U S WEST and Qwest will jointly incorporate a new corporation, to be equally owned by U S WEST and Qwest, under the laws of the State of Delaware ("PARENT") and where Parent will then incorporate two new subsidiaries under the laws of the State of Delaware, to be named U S WEST Merger Sub and Qwest Merger Sub and where, at the effective time, U S WEST will merge into U S WEST Merger Sub, with U S WEST as the surviving corporation and Qwest will merger into Qwest Merger Sub, with Qwest as the surviving corporation. In the event U S WEST and Qwest agree on the Alternative Structure, the Parties will promptly enter into an amendment to this Agreement to make such changes to reflect the Alternative Structure. All other provisions of this Agreement shall remain unchanged.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF QWEST

    Qwest hereby represents and warrants as of the date hereof to U S WEST as follows:

    SECTION 3.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Qwest and each of its Significant Subsidiaries, as listed on Schedule 3.01 hereto, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Qwest Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Qwest. Each of Qwest and its Subsidiaries has the requisite corporate power and authority and any necessary Permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Qwest.

    SECTION 3.02 CERTIFICATE OF INCORPORATION AND BYLAWS. Qwest has heretofore furnished, or otherwise made available, to U S WEST a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of Qwest and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither Qwest nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

    SECTION 3.03 CAPITALIZATION. (a) The authorized capital stock of Qwest consists solely of (i) 2,000,000,000 shares of Qwest Common Stock, of which, as of June 14, 1999, (a) 745,195,731 shares were issued and outstanding, (b) no shares were held in the treasury of Qwest, (c) 53,846,897 shares were issuable upon the exercise of options outstanding under the Qwest option plans listed on
Schedule 3.03 hereto, and (d) (x) 17.2 million shares were issuable upon the exercise of a warrant exercisable on May 23, 2000 at an exercise price of $7.00 per share of Qwest Common Stock, and (y) 600,000 shares were issuable upon the exercise of warrants exercisable in 2007 at an exercise price of $8.905 per share of Qwest Common Stock (collectively, the "QWEST WARRANTS") and (ii) 25,000,000 shares of undesignated preferred stock, $.01 par value, of Qwest, of which, as of June 14, 1999, none were issued and outstanding. Except as set forth on Schedule 3.03 or, after the date hereof, as permitted by Section 5.02 hereof, (i) since June 14, 1999, no shares of Qwest Common Stock have been issued, except upon the exercise of options and warrants described in the immediately preceding sentence, and (ii) there are no outstanding Qwest Equity Rights. For purposes of this Agreement, Qwest Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Qwest or any of Qwest's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of Qwest ("QWEST EQUITY RIGHTS"). Schedule 3.03 hereto sets forth a complete and accurate list of all outstanding Qwest Equity Rights as of June 14, 1999. Since June 14, 1999, no Qwest Equity Rights have been issued except as set forth on Schedule 3.03 or, after the date hereof, as permitted by Section 5.02 hereof.

    (b) Except as set forth on Schedule 3.03, or, after the date hereof, as permitted by Section 5.02 hereof, there are no outstanding obligations of Qwest or any of Qwest's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Qwest.

    (c) All of the issued and outstanding shares of Qwest Common Stock are validly issued, fully paid and nonassessable.

    (d) Except as disclosed on Schedule 3.03 hereto, all the outstanding capital stock of each of Qwest's Significant Subsidiaries which is owned by Qwest is duly authorized, validly issued, fully paid and nonassessable, and is owned by Qwest free and clear of any liens, security interest, pledges, agreements, claims, charges or encumbrances except for any liens, security interest, pledges, agreements, claims, charges or encumbrances which are granted to secure indebtedness permitted by Section 5.02. Except as set forth on Schedule 3.03 or as hereafter issued or entered into in accordance with Section 5.02 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Qwest or any of Qwest's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any Qwest Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by Qwest), and there are no outstanding obligations of Qwest or any of Qwest's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of Qwest's Subsidiaries, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on Qwest. Except for (i) its Subsidiaries, (ii) immaterial amounts of equity securities, (iii) investments of Persons in which Qwest has less than a five percent (5%) interest, and (iv) equity interests disclosed on
Schedule 3.03 hereto or hereafter acquired as permitted under Section 5.02 hereof, Qwest does not directly or indirectly own any equity interest in any other Person.

    (e) No bonds, debentures, notes or other indebtedness of Qwest having the right to vote on any matters on which stockholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 5.02.

    SECTION 3.04 AUTHORITY RELATIVE TO THIS AGREEMENT. Qwest has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the

Merger, this Agreement and the issuance of Qwest Common Stock pursuant to this Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by Qwest and the consummation by Qwest of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Qwest, subject to the approval of this Agreement by Qwest's stockholders required by the rules of the NASDAQ and by Delaware Law. This Agreement has been duly executed and delivered by Qwest and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Qwest, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

    SECTION 3.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except as set forth on Schedule 3.05 or as described in subsection (b) below, the execution and delivery of this Agreement by Qwest does not, and the performance of this Agreement by Qwest will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Qwest, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Qwest or any of its Significant Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of Qwest's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Qwest or any of its Subsidiaries pursuant to, or result in the loss of any material benefit or right, including the benefit of any standstill agreement, or result in an acceleration of any rights or amounts due resulting from a change of control or otherwise, or require the consent of any other party to, any contract, instrument, Permit, license or franchise to which Qwest or any of its Significant Subsidiaries is a party or by which Qwest, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) and (iv) above, for conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Qwest.

    (b) Except for applicable requirements, if any, of state, local, District of Columbia, or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "BLUE SKY" laws or the rules of any applicable stock exchanges, neither Qwest nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by Qwest or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

    (c) The total amount of Qwest's annual revenues for the four fiscal quarters immediately prior to the Closing Date derived from services, activities or interests which could be determined to be in violation of the Communications Act of 1934, as amended (the "TELECOM ACT") if engaged in or owned by a Bell Operating Company are no more than $500 million.

    SECTION 3.06 SEC FILINGS; FINANCIAL STATEMENTS. (a) Qwest has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has heretofore delivered or made available to U S WEST, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (ii) all proxy statements relating to Qwest's meetings of stockholders (whether annual or special) held since January 1, 1998, (iii) Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1999, and (iv) all other reports or registration statements filed by Qwest with the SEC since January 1, 1998 (collectively, the "QWEST SEC REPORTS"). The Qwest SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act (as defined in Article 9 hereof), as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) The financial statements, including all related notes and schedules, contained in the Qwest SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Qwest and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Qwest and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

    SECTION 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Qwest SEC Reports filed prior to the date hereof and on Schedule 3.07, since December 31, 1998, and except as permitted by this Agreement or consented to hereunder, Qwest and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Qwest or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Qwest, and Qwest and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

    SECTION 3.08 LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to Qwest's Knowledge, threatened against Qwest or any of its Subsidiaries, or any properties or rights of Qwest or any of its Subsidiaries, before any Governmental or Regulatory Authority as to which there is a reasonable likelihood of an adverse judgment or determination against Qwest or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Qwest or prevent or materially delay the ability of Qwest to consummate the transactions contemplated by this Agreement except as set forth on Schedule 3.08 hereof. With respect to Tax matters, litigation shall not be deemed threatened unless a Tax authority has delivered a written notice of deficiency to Qwest or any of its Subsidiaries.

    SECTION 3.09 NO VIOLATION OF LAW; PERMITS. The business of Qwest and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) ("LEGAL REQUIREMENTS"), or in violation of any permits, franchises, licenses, privileges, immunities, approvals, certificates, orders, authorizations or consents that are granted by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) ("PERMITS"), except for possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Qwest. Except as disclosed in Qwest SEC Reports and as set forth on Schedule 3.09 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) with respect to Qwest or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Qwest's Knowledge, threatened, nor has any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Qwest. Except as set forth in the Qwest SEC Reports and on
Schedule 3.09 hereto, neither Qwest nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on Qwest, nor has Qwest or any of its Subsidiaries been advised that any Governmental or

Regulatory Authority is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 3.09 are being made with respect to Environmental Laws.

    SECTION 3.10 JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Qwest for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Qwest in connection with the issuance of shares of Qwest Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Qwest for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of Qwest and U S WEST stockholders to be held in connection with the Merger, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "JOINT PROXY STATEMENT") will, at the dates mailed to stockholders and at the times of the Qwest stockholders' meeting and the U S WEST stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to U S WEST) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

    SECTION 3.11  EMPLOYEE MATTERS; ERISA.  Except as set forth on Schedule
3.11:

        (a) Schedule 3.11 contains a true and complete list of all employee benefit plans covering present or former employees or directors of Qwest and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which Qwest or any of its Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation, bonus, stock option, restricted stock, incentive, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, unemployment compensation, severance or change in control agreements, arrangements, programs, policies or plans and any other benefit arrangements or payroll practice (collectively, the "QWEST BENEFIT PLANS"), whether funded or unfunded, insured or uninsured, written or unwritten.

        (b) All contributions and other payments required to be made by Qwest or any of its Subsidiaries to or under any Qwest Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Qwest Financial Statements.

        (c) Each of the Qwest Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to Qwest's Knowledge, no circumstances exist that could reasonably be expected by Qwest to adversely affect such qualification. Qwest is in compliance in all material respects with, and each of the Qwest Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of Qwest or any of its Subsidiaries are subject to liens arising under ERISA or the Code on account of any Qwest Benefit Plan, neither Qwest nor any of its Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.

        (d) With respect to the Qwest Benefit Plans, individually and in the aggregate, no event has occurred and, to Qwest's Knowledge, there does not now exist any condition or set of circumstances, that could subject Qwest or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which Qwest or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No Qwest Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

        (e) None of the Qwest Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provide for any post-employment or retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code, Part 6 of Title I of ERISA, or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

        (f) Qwest has made available to U S WEST a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which Qwest or any of its Subsidiaries is a party or under which Qwest or any of its Subsidiaries has obligations and copies of the following documents with respect to each Qwest Benefit Plan, where applicable; (i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement),
    (iv) the most recent determination of the IRS with respect to the qualified status of such Qwest Benefit Plan, and any currently-pending application for such a letter, (v) the most recent actuarial report or valuation, and (vi) written descriptions of unwritten Qwest Benefit Plans.

        (g) Except as set forth on Schedule 3.11 hereto as made available to U S WEST prior to the date hereof, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any
    (a) payment (whether of severance pay or otherwise) becoming due from Qwest or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (b) benefit under any Qwest Benefit Plan being established or becoming accelerated, vested or payable, or (c) "reportable event" (as defined in Section 4043 of ERISA) with respect to a Qwest Benefit Plan subject to Title IV of ERISA, and (ii) neither Qwest nor any of its Subsidiaries is a party to (a) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (b) any consulting contract with any person who prior to entering into such contract was a director or officer of Qwest or any of its Subsidiaries, or (c) any plan, agreement, arrangement or understanding similar to any of the items described in clause
    (ii)(a) or (b) of this sentence.

        (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the Qwest Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

        (i) Neither Qwest nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
    Section 4975 of the Code, with respect to any Qwest Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
    Section 4975 of the Code upon Qwest or its Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of Qwest or any of its Subsidiaries.

        (j) No Qwest Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither Qwest nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any Qwest Benefit Plan. Neither Qwest nor any of its Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No Qwest Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

    SECTION 3.12 LABOR MATTERS. Except as set forth on Schedule 3.12, neither Qwest nor any of its Subsidiaries is the subject of any pending material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is any such proceeding pending or, to Qwest's Knowledge, threatened, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Qwest.

    SECTION 3.13 ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Qwest, or would not otherwise require disclosure pursuant to the Securities Act, or are listed on Schedule 3.13 hereto (i) each of Qwest and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) Hazardous Substances were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental or Regulatory Authority or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

    As used herein and in Section 4.13, the term "ENVIRONMENTAL LAW" means any federal, state, local, foreign or other law (including common law), statutes, ordinances or codes relating to: (a) the protection, investigation or restoration of the environment, health, safety or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to person or property in connection with any Hazardous Substance.

    As used herein and in Section 4.13, the term "HAZARDOUS SUBSTANCES" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

    SECTION 3.14  BOARD ACTION; VOTE REQUIRED; APPLICABILITY OF SECTION 203.

    (a) The Board of Directors of Qwest has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Qwest and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

    (b) The approval of this Agreement and the issuance of Qwest Common Stock pursuant to this Agreement by a majority of the votes entitled to be cast by all holders of Qwest Common Stock is the only vote of the holders of any class or series of the capital stock of Qwest required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    (c) The provisions of Section 203 of Delaware Law will not, assuming the accuracy of the representation specified in Section 4.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby.

    SECTION 3.15 OPINION OF FINANCIAL ADVISOR. Qwest has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of Qwest Common Stock.

    SECTION 3.16 BROKERS. Except for Donaldson, Lufkin & Jenrette Securities Corporation, the arrangements with which have been disclosed to U S WEST prior to the date hereof, who have been engaged by Qwest, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Qwest or any of its Subsidiaries.

    SECTION 3.17 TAX MATTERS. Except as set forth on Schedule 3.17 attached hereto and except to the extent that the failure of the following representations to be true would not have a Material Adverse Effect on Qwest:

        (a) All Tax Returns required to be filed by Qwest or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all respects, and all Taxes due by Qwest or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

        (b) All unpaid Taxes in respect of Qwest or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of Qwest or its Subsidiaries on or prior to the Effective Time;

        (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of Qwest or any of its Subsidiaries resulting from any unpaid Taxes;

        (d) No audit or other proceeding with respect to Taxes due from Qwest or any of its Subsidiaries, or any Tax Return of Qwest or any of its Subsidiaries, is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority; and

        (e) No extension of the statute of limitations on the assessment of any Taxes has been granted by Qwest or any of its Subsidiaries and is currently in effect.

    SECTION 3.18 INTELLECTUAL PROPERTY. Qwest and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) that is individually or in the aggregate material to the conduct of the businesses of Qwest and its Subsidiaries taken as a whole ("QWEST INTELLECTUAL PROPERTY"). Except as disclosed in Schedule 3.18, Qwest and its Subsidiaries (i) have not defaulted in any material respect under any license to use Qwest Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property, (iii) have no Knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation, and (iv) have no Knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of Qwest Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the conduct of the businesses of Qwest and its Subsidiaries taken as a whole. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing.

    SECTION 3.19 INSURANCE. Except as set forth on Schedule 3.19 hereto, each of Qwest and each of its Significant Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Qwest and its Subsidiaries during such time period. Except as set forth on Schedule 3.19 hereto, since January 1, 1998, neither Qwest nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Qwest or its Subsidiaries which has not been cured. The insurance policies of Qwest and its Subsidiaries are valid and enforceable policies.

    SECTION 3.20 OWNERSHIP OF SECURITIES. Except as set forth on Schedule 3.20 hereto, as of the date hereof, neither Qwest nor, to Qwest's Knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act),
(a) (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of U S WEST, which in the aggregate represent ten percent (10%) or more of the outstanding shares of U S WEST Common Stock (other than shares held by Qwest Benefit Plans), nor
(b) is an "interested stockholder" of U S WEST within the meaning of Section 203 of Delaware Law. Except as set forth on Schedule 3.20 hereto, Qwest owns no shares of U S WEST Common Stock which would constitute Disqualified Shares.

    SECTION 3.21 CERTAIN CONTRACTS. Except as set forth on Schedule 3.21 hereto, all material contracts required to be described in Item 601(b)(l0) of Regulation S-K to which Qwest or its Subsidiaries is a party or may be bound have been filed as exhibits to, or incorporated by reference in, Qwest's Annual Report on Form 10-K for the year ended December 31, 1998. Schedule 3.21 lists all material joint venture or strategic alliance agreements to which Qwest is a party. All contracts, licenses, consents, royalty or other agreements which are material to Qwest and its Subsidiaries, taken as a whole, to which Qwest or any of its Subsidiaries is a party (the "QWEST CONTRACTS") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or, to the extent such invalidity would not have a Material Adverse Effect on Qwest, and, to Qwest's Knowledge, neither Qwest nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Qwest Contract, except for defaults which individually and in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Qwest. Schedule 3.21 separately identifies each Qwest Contract which contains a change-in-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby.

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    SECTION 3.22  LICENSES.  Qwest and each of its Subsidiaries are the authorized legal holders or otherwise have rights to all material Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "QWEST LICENSES"). All Qwest Licenses were duly obtained and are validly issued and in full force and effect. Qwest is in compliance in all respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all applicable Governmental or Regulatory Authorities, except for such failure to comply which would not have a Material Adverse Effect on Qwest. There is not now pending and, to Qwest's Knowledge, there is not threatened in each case as of the date hereof, any action by or before the FCC or any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the Qwest Licenses. Schedule 3.22 sets forth a complete list of all Qwest Licenses.

    SECTION 3.23 YEAR 2000. Qwest has (i) initiated a review and assessment of all areas within its and each of its existing Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant (as defined below), (ii) developed a plan and timeline for addressing Year 2000 compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Subject to the qualification contained in the Qwest SEC Reports, based on the foregoing, to Qwest's Knowledge, all Systems that are material to its or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

    SECTION 3.24  FOREIGN CORRUPT PRACTICES AND INTERNATIONAL TRADE
SANCTIONS. To Qwest's Knowledge, neither Qwest, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in non-compliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in each case where there would be no Material Adverse Effect on Qwest.

    SECTION 3.25 DISCLOSURE OF QWEST PLANS. Qwest has disclosed to U S WEST all plans, projections or the like (written or otherwise) relating to its or its affiliates' efforts to compete in U S WEST's 14 state region.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF U S WEST

    U S WEST hereby represents and warrants as of the date hereof to Qwest as follows:

    SECTION 4.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. U S WEST and each of its Significant Subsidiaries, as listed on Schedule 4.01 hereto, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the U S WEST Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on U S WEST. Each of U S WEST and its Subsidiaries has the requisite corporate power and authority and any necessary Permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on U S WEST.

    SECTION 4.02 CERTIFICATE OF INCORPORATION AND BYLAWS. U S WEST has heretofore furnished, or otherwise made available, to Qwest a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of U S WEST and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither U S WEST nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

    SECTION 4.03 CAPITALIZATION. (a) The authorized capital stock of U S WEST consists solely of (i) 10,000,000 shares of Series A Junior Preferred Stock, par value $1.00 per share, none of which are outstanding and all of which are reserved for issuance under the Rights Agreement (as defined in Section 4.14),
(ii) 190,000,000 shares of Preferred Stock, par value $1.00 per share, none of which are outstanding and none of which are reserved for issuance, and (iii) 2,000,000,000 shares of U S WEST Common Stock, of which, as of July 12, 1999, 504,527,735 shares were issued and outstanding, 304,003 shares were held in the treasury of U S WEST and 24,672,931 shares were issuable upon the exercise of options outstanding under the U S WEST option plans listed on Schedule 4.03 hereto. Except as set forth on Schedule 4.03 or, after the date hereof, as permitted by Section 5.02 hereof, (x) since July 12, 1999, no shares of U S WEST Common Stock have been issued, except upon the exercise of options and rights described in the immediately preceding sentence, and (y) there are no outstanding U S WEST Equity Rights. For purposes of this Agreement, U S WEST Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from U S WEST or any of U S WEST's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of U S WEST ("U S WEST EQUITY RIGHTS"). Schedule 4.03 hereto sets forth a complete and accurate list of all outstanding U S WEST Equity Rights as of July 12, 1999. Since July 12, 1999, no U S WEST Equity Rights have been issued except as set forth on
Schedule 4.03 or, after the date hereof, as permitted by Section 5.02 hereof.

    (b) Except as set forth on Schedule 4.03, or, after the date hereof, as permitted by Section 5.02 hereof, there are no outstanding obligations of U S WEST or any of U S WEST's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of U S WEST.

    (c) All of the issued and outstanding shares of U S WEST Common Stock are validly issued, fully paid and nonassessable.

    (d) Except as disclosed on Schedule 4.01 hereto, all the outstanding capital stock of each of U S WEST's Significant Subsidiaries which is owned by U S WEST is duly authorized, validly issued, fully paid and nonassessable, and is owned by U S WEST free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances except for liens, security interests, pledges, agreements, claims, charges or encumbrances which are granted to secure indebtedness permitted by Section 5.02. Except as set forth on
Schedule 4.03, or hereafter issued or entered into in accordance with Section
5.02 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from U S WEST or any of U S WEST's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any U S WEST Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by U S WEST), and there are no outstanding obligations of U S WEST or any of U S WEST's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of U S WEST's Subsidiaries, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST. Except for (i) its Subsidiaries, (ii) immaterial amounts of equity securities, (iii) investments of Persons in which U S WEST has less than a five percent (5%) interest, and (iv) equity interests disclosed on Schedule 4.03 hereto or hereafter acquired as permitted under Section 5.02 hereof, U S WEST does not directly or indirectly own any equity interest in any other Person.

    (e) No bonds, debentures, notes or other indebtedness of U S WEST having the right to vote on any matters on which stockholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 5.02.

    SECTION 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT. U S WEST has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger and this Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by U S WEST and the consummation by U S WEST of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of U S WEST, subject to the approval of the U S Merger and of this Agreement by U S WEST's stockholders required by Delaware Law. This Agreement has been duly executed and delivered by U S WEST and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of U S WEST, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

    SECTION 4.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except as listed on Schedule 4.05 hereto or as described in subsection (b) below, the execution and delivery of this Agreement by U S WEST does not, and the performance of this Agreement by U S WEST will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of U S WEST, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to U S WEST or any of its Significant Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of U S WEST's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of U S WEST or any of its Subsidiaries pursuant to, or result in the loss of any material benefit or right, including the benefit of any standstill agreement, or result in an acceleration of any rights or amounts due resulting from a change of control or otherwise, or require the consent of any other party to any contract, instrument, permit, license or franchise to which U S WEST or any of its Significant Subsidiaries is a party or by which U S WEST, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii), and (iv) above, for conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on U S WEST.

    (b) Except for applicable requirements, if any, of state, local, District of Columbia, or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither U S WEST nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by U S WEST or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

    SECTION 4.06 SEC FILINGS; FINANCIAL STATEMENTS. (a) U S WEST has filed all forms, reports and documents required to be filed with the SEC since June 12, 1998, and has heretofore delivered or made available to Qwest, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 1998, (ii) all proxy statements relating to U S WEST's meetings of stockholders (whether annual or special) held since June 12, 1998, (iii) Quarterly Reports on Form l0-Q for the fiscal quarter ended March 31, 1999 and (iv) all other reports or registration statements filed by U S WEST with the SEC since June 12, 1998 (collectively, the "U S WEST SEC

REPORTS"). The U S WEST SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) The financial statements, including all related notes and schedules, contained in the U S WEST SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of U S WEST and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of U S WEST and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

    SECTION 4.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the U S WEST SEC Reports filed prior to the date hereof and on Schedule 4.07, since December 31, 1998, and except as permitted by this Agreement or consented to hereunder, U S WEST and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of U S WEST or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on U S WEST, and U S WEST and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

    SECTION 4.08 LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to U S WEST's Knowledge, threatened against U S WEST or any of its Subsidiaries, or any properties or rights of U S WEST or any of its Subsidiaries, before any Governmental or Regulatory Authority as to which there is a reasonable likelihood of an adverse judgment or determination against U S WEST or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on U S WEST, or prevent or materially delay the ability of U S WEST to consummate the transactions contemplated by this Agreement, except as set forth on Schedule
4.08 hereto. With respect to Tax matters, litigation shall not be deemed threatened unless a Tax authority has delivered a written notice of deficiency to U S WEST or any of its Subsidiaries.

    SECTION 4.09 NO VIOLATION OF LAW; PERMITS. The business of U S WEST and its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on U S WEST. Except as disclosed in U S WEST SEC Reports and as set forth in the U S WEST SEC Reports and on Schedule 4.09 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self regulatory body) with respect to U S WEST or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to U S WEST's Knowledge, threatened, nor has any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on U S WEST. Except as set forth in the U S WEST SEC Reports and on Schedule 4.09 hereto, neither U S WEST nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on U S WEST, nor has U S WEST or any of its Subsidiaries been advised that any Governmental or Regulatory Authority is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section
4.09 are being made with respect to Environmental Laws.

    SECTION 4.10 JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of U S WEST for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of U S WEST for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the Qwest stockholders' meeting and the U S WEST stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Qwest) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

    SECTION 4.11  EMPLOYEE MATTERS; ERISA.  Except as set forth on Schedule
4.11:

        (a) Schedule 4.11 contains a true and complete list of all employee benefit plans covering present or former employees or directors of U S WEST and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which U S WEST or any of its Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any deferred compensation, bonus, stock option, restricted stock, incentive, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, unemployment compensation, severance or change in control agreements, arrangements, programs, policies or plans and any other benefit arrangements or payroll practice (collectively, the "U S WEST BENEFIT PLANS"), whether funded or unfunded, insured or uninsured, written or unwritten.

        (b) All contributions and other payments required to be made by U S WEST or any of its Subsidiaries to or under any U S WEST Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the U S WEST Financial Statements.

        (c) Each of the U S WEST Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to U S WEST's Knowledge, no circumstances exist that could reasonably be expected by U S WEST to adversely affect such qualification. U S WEST is in compliance in all material respects with, and each of the U S WEST Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of U S WEST or any of its Subsidiaries are subject to liens arising under ERISA or the Code on account of any U S WEST Benefit Plan, neither U S WEST nor any of its Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.

        (d) With respect to the U S WEST Benefit Plans, individually and in the aggregate, no event has occurred and, to U S WEST's Knowledge, there does not now exist any condition or set of circumstances, that could subject U S WEST or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which U S WEST or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No U S WEST Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

        (e) None of the U S WEST Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provides for any post-employment or retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code, Part 6 of Title I of ERISA or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

        (f) U S WEST has made available to Qwest a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which U S WEST or any of its Subsidiaries is a party or under which U S WEST or any of its Subsidiaries has obligations and copies of the following documents with respect to each U S WEST Benefit Plan, where applicable, (i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three
    (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such U S WEST Benefit Plan, and any currently-pending application for such a letter, (v) the most recent actuarial report or valuation, and (vi) written description of unwritten U S WEST Benefit Plans.

        (g) Except as set forth on Schedule 4.11 hereto as made available to Qwest prior to the date hereof, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any
    (a) payment (whether of severance pay or otherwise) becoming due from U S WEST or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (b) benefit under any U S WEST Benefit Plan being established or becoming accelerated, vested or payable, or (c) "reportable event" (as defined in Section 4043 of ERISA) with respect to a U S WEST Benefit Plan subject to Title IV of ERISA, and (ii) neither U S WEST nor any of its Subsidiaries is a party to (a) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (b) any consulting contract with any person who prior to entering into such contract was a director or officer of U S WEST or any of its Subsidiaries, or (c) any plan, agreement, arrangement or understanding similar to any of the items described in clause
    (ii)(a) or (b) of this sentence.

        (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the U S WEST Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

        (i) Neither U S WEST nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
    Section 4975 of the Code, with respect to any U S WEST Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code upon U S WEST or its Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of U S WEST or any of its Subsidiaries.

        (j) No U S WEST Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither U S WEST nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any U S WEST Benefit Plan. Neither U S WEST nor any of its Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No U S WEST Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

    SECTION 4.12 LABOR MATTERS. Except as set forth on Schedule 4.12, neither U S WEST nor any of its Subsidiaries is the subject of any pending material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is any such proceeding pending or, to U S WEST's Knowledge, threatened, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on U S WEST.

    SECTION 4.13 ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on U S WEST, or would not otherwise require disclosure pursuant to the Securities Act, or are listed on Schedule 4.13 hereto, (i) each of U S WEST and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) Hazardous Substances were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental or Regulatory Authority or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

    SECTION 4.14 BOARD ACTION; VOTE REQUIRED; U S WEST RIGHTS PLAN; APPLICABILITY OF SECTION 203; TERMINATION OF GLOBAL MERGER AGREEMENT. (a) The Board of Directors of U S WEST has unanimously determined that the transactions contemplated by this Agreement are in the best interests of U S WEST and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

    (b) The approval of this Agreement and the Merger by a majority of the votes entitled to be cast by all holders of U S WEST Common Stock is the only vote of the holders of any class or series of the capital stock of U S WEST required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    (c) The provisions of Section 203 of Delaware Law will not, assuming the accuracy of the representations contained in Section 3.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

    (d) The Board of Directors of U S WEST have taken all actions necessary to render Article IX of the U S WEST Certificate of Incorporation inapplicable to the transactions contemplated hereby.

    (e) The Rights Agreement dated as of June 1, 1998 between U S WEST and State Street Bank and Trust Company (the "RIGHTS AGREEMENT") has been amended so as to provide that (x) none of Qwest or any of its Subsidiaries will be an "Acquiring Person" thereunder and (y) the changes pursuant to Amendment No. 1 to the Rights Agreement have been cancelled in their entirety.

    (f) The Agreement and Plan of Merger dated as of May 16, 1999 (the "GLOBAL MERGER AGREEMENT") between U S WEST and Global Crossing Ltd. ("GLOBAL") has been duly terminated.

    SECTION 4.15 OPINIONS OF FINANCIAL ADVISORS. U S WEST has received the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), and Lehman Brothers Inc. ("LEHMAN BROTHERS"), dated the date hereof, and each to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of U S WEST Common Stock.

    SECTION 4.16 BROKERS. Except for Merrill Lynch and Lehman Brothers, the arrangements with which have been disclosed to Qwest prior to the date hereof, who have been engaged by U S WEST, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of U S WEST or any of its Subsidiaries.

    SECTION 4.17 TAX MATTERS. Except as set forth on Schedule 4.17 attached hereto and except to the extent that the failure of the following representations to be true would not have a Material Adverse Effect on U S WEST:

        (a) All Tax Returns required to be filed by U S WEST or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all respects, and all Taxes due by U S WEST or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

        (b) All unpaid Taxes in respect of U S WEST or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of U S WEST or its Subsidiaries on or prior to the Effective Time;

        (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of U S WEST or any of its Subsidiaries resulting from any unpaid Taxes;

        (d) No audit or other proceeding with respect to Taxes due from U S WEST or any of its Subsidiaries, or any Tax Return of U S WEST or any of its Subsidiaries, is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority; and

        (e) No extension of the statute of limitations on the assessment of any Taxes has been granted by U S WEST or any of its Subsidiaries and is currently in effect.

    SECTION 4.18 INTELLECTUAL PROPERTY. U S WEST and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property that is individually or in the aggregate material to the conduct of the businesses of U S WEST and its Subsidiaries taken as a whole ("U S WEST INTELLECTUAL PROPERTY"). Except as disclosed in Schedule 4.18, U S WEST and its Subsidiaries (i) have not defaulted in any material respect under any license to use U S WEST Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property, (iii) have no Knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation, and (iv) have no Knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of U S WEST Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the conduct of the businesses of U S WEST and its Subsidiaries taken as a whole.

    SECTION 4.19 INSURANCE. Except as set forth on Schedule 4.19 hereto, each of U S WEST and each of its Significant Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by U S WEST and its Subsidiaries during such time period. U S WEST maintains self-insurance programs as described on Schedule 4.19. Except as set forth on such Schedule 4.19, since January 1, 1998, neither U S WEST nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of U S WEST or its Subsidiaries which has not been cured. The insurance policies of U S WEST and its Subsidiaries are valid and enforceable policies.

    SECTION 4.20 OWNERSHIP OF SECURITIES. Except as set forth on Schedule 4.20, as of the date hereof, neither U S WEST nor, to U S WEST's Knowledge, any of its affiliates or associates (as such terms are defined under the Exchange
Act), (a) beneficially owns, directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Qwest, which in the aggregate represent ten percent (10%) or more of the outstanding shares of Qwest Common Stock (other than shares held by U S WEST Benefit Plans) nor (b) is an "Interested Stockholder" of Qwest within the meaning of Section 203 of Delaware Law. Except as set forth on Schedule 4.20 hereto, U S WEST owns no shares of Qwest Common Stock which would constitute Disqualified Shares.

    SECTION 4.21 CERTAIN CONTRACTS. Except as set forth on Schedule 4.21, all material contracts required to be described in Item 601(b)(10) of Regulation S-K to which U S WEST or its Subsidiaries is a party or may be bound have been filed as exhibits to, or incorporated by reference in, U S WEST's Annual Report on Form 10-K for the year ended December 31, 1998. Schedule 4.21 lists all material joint venture or strategic alliance agreements to which U S WEST is a party. All contracts, licenses, consents, royalty or other agreements which are material to U S WEST and its Subsidiaries, taken as a whole, to which U S WEST or any of its Subsidiaries is a party (the "U S WEST CONTRACTS") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or to the extent such invalidity would not have a Material Adverse Effect on U S WEST, and, to U S WEST's Knowledge, neither U S WEST nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any U S WEST Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on U S WEST.
Schedule 4.21 separately identifies each U S WEST Contract which contains a change-in-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby.

    SECTION 4.22 LICENSES. U S WEST and each of its Subsidiaries are the authorized legal holders or otherwise has rights to all material Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "U S WEST LICENSES"). All U S WEST Licenses were duly obtained and are validly issued and in full force and effect. U S WEST is in compliance in all respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all applicable Governmental or Regulatory Authorities except for such failure to comply which would not have a Material Adverse Effect on U S WEST. There is not now pending and, to U S WEST's Knowledge, there is not threatened, in each case as of the date hereof, any action by or before the FCC or any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the U S WEST Licenses. Schedule 4.22 sets forth a complete list of all U S WEST Licenses.

    SECTION 4.23 YEAR 2000. U S WEST has (i) initiated a review and assessment of all areas within its and each of its existing Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant, (ii) developed a plan and timeline for addressing

Year 2000 compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Subject to the qualification contained in the U S WEST SEC Reports, based on the foregoing, to U S WEST's Knowledge, all Systems that are material to its or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

    SECTION 4.24  FOREIGN CORRUPT PRACTICES AND INTERNATIONAL TRADE
SANCTIONS. To U S WEST's Knowledge, neither U S WEST, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations except in each case which would not have a Material Adverse Effect on U S WEST.

                                   ARTICLE 5
              CONDUCT OF INDEPENDENT BUSINESSES PENDING THE MERGER

    SECTION 5.01 TRANSITION PLANNING. A six-person committee (the "TRANSITION COMMITTEE"), the members of which will be designated within 10 business days from the date hereof, shall be established promptly following the date hereof to coordinate the numerous administrative matters necessary to consummate the Merger. If any of such persons is unable to serve on the Transition Committee for any reason, then Qwest and U S WEST shall take such action as may be required so that the Transition Committee consists of three (3) persons designated by each of Qwest and U S WEST. The Transition Committee shall be responsible for coordinating all aspects of administrative planning and implementation relating to the Merger and the other transactions contemplated hereby. The affirmative vote of four (4) members of the Transition Committee shall be required for such committee to take action.

    SECTION 5.02 CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Each of Qwest and U S WEST covenants and agrees that, between the date hereof and the Effective Time, unless the Transition Committee shall otherwise consent in writing, and except as described on Schedule 5.02 hereto or as otherwise expressly contemplated hereby, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and all Legal Requirements and Permits; and each of Qwest and U S WEST and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations; provided, however, that no action by Qwest or U S WEST or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section
5.02 shall be deemed a breach of this sentence unless such action would constitute a breach of one or more of such other provisions. By way of amplification and not limitation, unless the Transition Committee shall otherwise consent in writing, and except as set forth on Schedule 5.02 hereto or as otherwise expressly contemplated by this Agreement, each of Qwest and U S WEST agrees on behalf of itself and its Subsidiaries that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the other:

        (a) (i) except for (a) the issuance of shares of Qwest Common Stock and U S WEST Common Stock in the ordinary course of business and in a manner consistent with past practice in amounts not exceeding the amounts set forth in Schedule 5.02 in order to satisfy obligations under employee benefit plans disclosed in Schedule 3.03 or 4.03 and U S WEST Equity Rights or Qwest Equity Rights issued thereunder and under existing dividend reinvestment plans, (b) grants of stock options with respect to Qwest Common Stock or U S WEST Common Stock to employees as set forth on Schedule 5.02 hereto in the ordinary course of business and in a manner consistent with past practice, (c) issuances of equity securities as set forth on Schedule 5.02, (d) the issuance of securities by a Subsidiary to any Person which is directly or indirectly wholly-owned by Qwest or U S WEST (as the case may be), or (e) liens granted to secure indebtedness permitted by Schedule 5.02: issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or Bylaws (or other comparable organizational document) of such Party or any of its Subsidiaries, or adopt, amend or propose to amend any stockholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Qwest Common Stock or U S WEST Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of Qwest Common Stock or U S WEST Common Stock, except pursuant to Section 6.17; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, except that Qwest shall be permitted to acquire shares of Qwest Common Stock and U S WEST shall be permitted to acquire shares of U S WEST Common Stock, from time to time in open market transactions, consistent with past practice and in compliance with Legal Requirements and the provisions of any applicable employee benefit plan, program or arrangement, for issuance upon the exercise of options and other rights granted, and the lapsing of restrictions, under such Party's respective employee benefit plans, programs and arrangements and dividend reinvestment plans and, in the case of U S WEST, under any stock repurchase programs previously authorized and announced or otherwise set forth in Schedule 5.02 hereof; (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.02(a); or (vi) with respect to Qwest, its Subsidiaries, affiliates, agents and employees, take any action which may reasonably be expected to effect, change or manipulate the Average Price, including but not limited to (x) purchases or sales of Qwest Common Stock, and (y) public announcements other than normal earnings announcements or announcements made in the ordinary course of business;

        (b) (i) except as permitted by Schedule 5.02 hereto, and acquisitions pursuant to 6.19 hereof, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make or increase any investment in another entity (other than an entity which is a wholly-owned Subsidiary of such Party as of the date hereof and other than incorporation of a wholly-owned Subsidiary) or joint ventures in connection with network buildouts, and investments in customers in the ordinary course of business and investments permitted by Schedule 5.02; (ii) except in the ordinary course of business and in a manner consistent with past practice or as may be required by, or in accordance with, law or any Governmental or Regulatory Authority in order to permit or facilitate the consummation of the transactions contemplated hereby, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Party or any of its Subsidiaries, except for transactions permitted by Schedule 5.02 and acquisitions pursuant to Section 6.19 hereof;
    (iii) except in the ordinary course of business and in a manner consistent with past practice and all Legal Requirements and Permits, authorize or make capital expenditures; (iv) except as permitted by Schedule 5.02 and acquisitions pursuant to Section 6.19 hereof, enter into any other agreement, contract or commitment except (1) in the ordinary course of business of operating the existing businesses of Qwest or U S WEST, as the case may be, or (2) in accordance with the then current business plan for any of the other existing businesses of Qwest or U S WEST, as the case may be; or (v) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.02(b);

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
        (c) incur indebtedness (from that shown on its balance sheet as of December 31, 1998) except (i) as permitted by Schedule 5.02 hereto and (ii) refinancing of existing indebtedness;

        (d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party's cost of financing, provided, however, that employee stock ownership plans and other pension and deferred compensation plans of Qwest or U S WEST may enter into derivative contracts as part of their ordinary course investment strategy;

        (e) take any action with respect to the grant of any severance or termination pay, or stay, bonus, or other incentive arrangements (otherwise than pursuant to Benefit Plans and policies of such Party in effect on the date hereof or in the ordinary course of such Party's business) or with respect to any increase in benefits payable under its severance or termination pay policies, or stay, bonus or other incentive arrangements in effect on the date hereof, if all such actions taken were to result, in the payment, or the obligation to pay, of an amount, in any particular case, in excess of the amount permitted by Schedule 5.02;

        (f) except, in each case, as listed on Schedule 5.02, make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Qwest Benefit Plan or U S WEST Benefit Plan, as the case may be) under any Qwest Benefit Plan or any U S WEST Benefit Plan, as the case may be, to any director or officer of, or independent contractor or consultant to, such Party or any of its Subsidiaries, adopt or otherwise materially amend (except for amendments required or made advisable by Legal Requirements) any Qwest Benefit Plan or U S WEST Benefit Plan, as the case may be (other than any such adoption or amendment which affects retirees generally as a group), or enter into or amend any employment or consulting agreement of the type which would be required to be disclosed hereunder pursuant to Section 3.11 hereof with respect to Qwest or Section 4.11 hereof with respect to U S WEST, or grant or establish any new awards under any such existing Qwest Benefit Plan or U S WEST Benefit Plan or agreement with respect to officers or directors (except in the ordinary course of business and in amounts and in a manner consistent with past practice);

        (g) file any material amended Tax Returns, settle any material Tax audits or other proceedings, other than in connection with currently pending proceedings or subsequent related proceedings, or change in any material respect (i) its method of tax accounting or tax practice or (ii) its accounting policies, methods or procedures, except as required by GAAP; (h) take any action which could reasonably be expected to materially adversely affect or delay the ability of any of the Parties to obtain any approval of any Governmental or Regulatory Authority required to consummate the transactions contemplated hereby;

        (i) take any action that would prevent or impede the Merger from qualifying for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

        (j) other than pursuant to this Agreement, take any action to cause the shares of their respective Common Stock to cease to be quoted on any of the stock exchanges on which such shares are now quoted;

        (k) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights, except as set forth in Section 5.02(a) and except in the ordinary course of business and in a manner consistent with past practice and as set forth on Schedule 5.02; (ii) materially modify any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP; (iii) materially modify the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation;
    (iv) subject to any ERISA fiduciary obligation,

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
    enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts, provided that U S WEST and Qwest may enter into any such contracts that may be terminated within two years; (v) offer any new or extend any existing retirement incentive, "window" or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or (ix) adopt, implement or maintain any "split dollar" life insurance program;

        (l) except as provided in Schedule 5.02, agree to enter into any merger, reorganization, share exchange, business combination or similar transaction pursuant to which the stockholders of U S WEST or Qwest, as applicable, will receive any consideration (whether payable in cash, securities, property or other consideration) in exchange for their shares of Qwest Common Stock or U S WEST Common Stock, as applicable; or

        (m) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.02(b).

    Qwest and U S WEST agree that any written approval obtained under this
Section 5.02 may be relied upon by a Party if signed by a member of the Transition Committee appointed by the other Party.

    SECTION 5.03 NO SOLICITATION. (a) From and after the date hereof, Qwest and U S WEST shall not, nor shall they permit any of their respective Subsidiaries to, nor shall they authorize or permit any of their respective officers, directors or employees to, and shall use their commercially reasonable efforts to cause any investment banker, financial advisor, attorney, accountants or other representatives retained by them or any of their respective Subsidiaries not to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any Alternative Transaction (as hereinafter defined), or (ii) participate in any discussions regarding any Alternative Transaction; PROVIDED, HOWEVER, that if, at any time prior to the time the Qwest Stockholders' Approval or the U S WEST Stockholders' Approval is obtained, the Board of Directors of Qwest or U S WEST, as the case may be, determines in good faith, that to provide such information or to participate in such negotiations or discussions is reasonably likely to result in a Qwest Superior Proposal or a U S WEST Superior Proposal (as such terms are defined in
Section 6.02 hereof), as the case may be, that was not initially solicited by it and that did not otherwise result from a breach of this Section 5.03, U S WEST or Qwest, as applicable, may, subject to the Party receiving the Qwest Superior Proposal or U S WEST Superior Proposal, as the case may be, giving the other Party written notice of its intention to do so, after obtaining a confidentiality agreement substantially similar to the Confidentiality Agreement dated July 8, 1999 between the Parties, (x) furnish information with respect to Qwest or U S WEST, as the case may be, and (y) engage in discussion and negotiations regarding such proposal. Each of Qwest and U S WEST shall promptly notify the other Party orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Each of Qwest and U S WEST will keep the other Party reasonably informed of the status (including amendments or proposed amendments) of such request or proposal on a current basis. Each of Qwest and U S WEST shall immediately cease and terminate any existing solicitation, initiation, encouragement activity, discussion or negotiation with any persons conducted heretofore by them or their representatives with respect to the foregoing.

    (b) Each of Qwest and U S WEST (i) agrees not to release any Third Party (as defined in Section 5.03(c)) from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreement to which it is a party related to, or which could affect, an Alternative Transaction and agrees that either Party shall be entitled to enforce the other Party's rights and remedies under and in connection with such agreements (provided Qwest shall have no such right with respect to the Global Merger Agreement) and

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
(ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement. Nothing contained in this Section 5.03 or in
Section 6.02 shall prohibit either Party (i) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of such Party, after receipt of advice from outside counsel, failure to disclose would result in a reasonable likelihood that such Board of Directors would breach its duties to such Party's stockholders under applicable law.

    (c) For purposes of this Agreement, "ALTERNATIVE TRANSACTION" means a proposal or intended proposal, regarding any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than a Party and its Subsidiaries (a "THIRD PARTY") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of more than twenty percent (20%) of the outstanding shares of Qwest or U S WEST, as the case may be, whether from Qwest of U S WEST, as the case may be, or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of, or business combination with U S WEST or any of its Significant Subsidiaries, or Qwest or any of its Significant Subsidiaries, as applicable, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not U S WEST or any of its Significant Subsidiaries or Qwest or any of its Significant Subsidiaries, as the case may be, is the entity surviving any such merger or business combination), or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of U S WEST or Qwest, as the case may be, and any entity surviving the merger or business combination including any of them) of U S WEST or any of its Subsidiaries or Qwest or any of its Subsidiaries, as the case may be, for consideration equal to twenty percent (20%) or more of the fair market value of all of the outstanding shares of U S WEST Common Stock or twenty percent (20%) or more of the fair market value of all of the outstanding shares of Qwest Common Stock, as the case may be, on the date of this Agreement.

    SECTION 5.04 SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Effective Time, each of Qwest and U S WEST will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of Qwest and U S WEST, as the case may be, included in such reports will fairly present the financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

    SECTION 5.05 CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give U S WEST, directly or indirectly, the right to control or direct Qwest's operations prior to the Effective Time. Nothing contained in this Agreement shall give Qwest, directly or indirectly, the right to control or direct U S WEST's operations prior to the Effective Time. Prior to the Effective Time, each of U S WEST and Qwest shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

                                   ARTICLE 6
                             ADDITIONAL AGREEMENTS

    SECTION 6.01 JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT. (a) As promptly as practicable after the execution and delivery of this Agreement, Qwest and U S WEST will prepare and file with the

SEC the Joint Proxy Statement and Registration Statement, or an amendment thereto, and Qwest U S WEST shall use all reasonable efforts to have the Joint Proxy Statement and Registration Statement declared effective by the SEC under the Securities Act, and promptly thereafter shall mail to the holders of record of shares of U S WEST Common Stock and Qwest Common Stock, the Joint Proxy Statement; PROVIDED, HOWEVER, that Qwest and U S WEST shall not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

        (i) they have received notice from the SEC that the Registration Statement is effective under the Securities Act;

        (ii) Qwest shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Qwest, in form and substance reasonably satisfactory to Qwest and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of U S WEST included in the Joint Proxy Statement and the Registration Statement; and

       (iii) U S WEST shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to U S WEST, in form and substance reasonably satisfactory to U S WEST and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Qwest included in the Joint Proxy Statement and the Registration Statement.

    (b) The Parties will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

    SECTION 6.02 QWEST AND U S WEST STOCKHOLDERS' MEETINGS AND CONSUMMATION OF THE MERGER. (a) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, Qwest shall duly give notice of, convene and hold a meeting of its stockholders (the "QWEST STOCKHOLDERS' MEETING") in accordance with Delaware Law for the purposes of obtaining the approval of Qwest stockholders required to approve this Agreement and the other transactions contemplated hereby (the "QWEST STOCKHOLDER APPROVAL") and shall, subject to the provisions of Section 6.02(b) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the other transactions contemplated hereby and shall use its commercially reasonable efforts to obtain the Qwest Stockholder Approval.

    (b) Neither the Board of Directors of Qwest nor any committee thereof shall
(i) except as expressly permitted by this Section 6.02(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to U S WEST, the approval or recommendation of such Board of Directors or such committee of this Agreement, the Merger and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause Qwest to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "QWEST ACQUISITION AGREEMENT") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the time the Qwest Stockholder Approval is obtained, Qwest receives a Qwest Superior Proposal (as defined below), the Board of Directors of Qwest may (subject to this and the following sentences) inform Qwest stockholders that it no longer believes that the transactions contemplated by this Agreement are advisable and no longer recommends approval of this Agreement and the transactions contemplated hereby (a "QWEST SUBSEQUENT DETERMINATION"), but only at a time that is after the fifth business day following U S WEST's receipt of written notice advising U S WEST that the Board of Directors of Qwest has received a Qwest Superior Proposal specifying the material terms and conditions of such Qwest Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Qwest Superior Proposal and stating that it intends to make a Qwest Subsequent Determination. After providing such notice, Qwest shall provide a reasonable opportunity to U S WEST to make such adjustments in the terms and conditions of this Agreement as would enable Qwest to proceed with its recommendation to its stockholders without a Qwest Subsequent Determination; PROVIDED, HOWEVER, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "QWEST SUPERIOR PROPOSAL" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of Qwest determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to Qwest's stockholders than the transactions contemplated by this Agreement taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Qwest, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by U S WEST in response to such Alternative Transaction). Qwest shall submit this Agreement to its stockholders at the Qwest Stockholders' Meeting even if the Board of Directors of Qwest shall have made a Qwest Subsequent Determination.

    (c) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, U S WEST shall duly give notice of, convene and hold a meeting of its stockholders (the "U S WEST STOCKHOLDERS' MEETING") in accordance with Delaware Law, for the purposes of obtaining the approval of U S WEST Stockholders required to approve this Agreement and the transactions contemplated hereby (the "U S WEST STOCKHOLDER APPROVAL") and shall, subject to the provisions of Section 6.02(d) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and shall use its commercially reasonable efforts to obtain the U S WEST Stockholder Approval.

    (d) Neither the Board of Directors of U S WEST nor any committee thereof shall (i) except as expressly permitted by this Section 6.02(d), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Qwest, the approval or recommendation of such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause U S WEST to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "U S WEST ACQUISITION AGREEMENT") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the time U S WEST Stockholder Approval is obtained, U S WEST receives a U S WEST Superior Proposal (as defined below), the Board of Directors of U S WEST may (subject to this and the following sentences) inform U S WEST stockholders that it no longer believes that the transactions contemplated by this Agreement are advisable and no longer recommends approval of this Agreement and the transactions contemplated hereby (a "U S WEST SUBSEQUENT DETERMINATION"), but only at a time that is after the fifth business day following Qwest's receipt of written notice advising Qwest that the Board of Directors of U S WEST has received a U S WEST Superior Proposal specifying the material terms and conditions of such U S WEST Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such U S WEST Superior Proposal and stating that it intends to make a U S WEST Subsequent Determination. After providing such notice, U S WEST shall provide a reasonable opportunity to Qwest to make such adjustments in the terms and conditions of this Agreement as would enable U S WEST to proceed with its recommendation to its stockholders without a U S WEST Subsequent Determination; PROVIDED, HOWEVER, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "U S WEST SUPERIOR PROPOSAL" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of U S WEST determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to U S WEST's stockholders than the transactions contemplated by this Agreement taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of U S WEST, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third

Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Qwest in response to such Alternative Transaction). U S WEST shall submit this Agreement to its stockholders at the U S WEST Stockholders' Meeting even if the Board of Directors of U S WEST shall have made a U S WEST Subsequent Determination.

    SECTION 6.03 ADDITIONAL AGREEMENTS. (a) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in
Article 7 hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Delaware Law and deliver to and file with the Secretary of State of the State of Delaware such instruments and agreements as may be required by Delaware Law, and the Parties shall take all such other and further actions as may be required by law, to make the Merger effective. Prior to the filings referred to in this Section 6.03(a), a closing (the "CLOSING") will be held at the offices of Cadwalader, Wickersham & Taft (or such other place as the Parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article 7 of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "CLOSING DATE").

    (b) Each of the Parties will comply in all material respects with all Legal Requirements in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of Qwest and U S WEST shall promptly prepare and file a Premerger Notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable.

    (c) Each of U S WEST and Qwest shall:

        (i) take or cause to be taken and to do or cause to be done prior to the Effective Time all things necessary, proper or advisable to ensure compliance with the Telecom Act and all other Legal Requirements or Permits, and to obtain in a timely manner all necessary Permits or waivers from, approvals or consents of, or declarations, registrations or filings with, and all expirations of waiting periods imposed by, any Governmental or Regulatory Authority which are necessary for the consummation of the transactions contemplated hereby, other than such of the foregoing the failure of which to obtain would not prevent or materially delay the consummation of the transactions contemplated hereby or have a Material Adverse Effect on U S WEST or Qwest (the "REQUIRED REGULATORY APPROVALS"), including, without limitation:

           (1) the amendment of this Agreement as may be necessary, proper or advisable in order to ensure compliance with the Telecom Act and all other Legal Requirements or Permits;

           (2) the divestiture, sale or termination of any services, activities or interests in order to comply with restrictions contained in the Telecom Act or in any other Legal Requirements or Permits including, without limitation, those restrictions relating to long distance service, electronic publishing or manufacturing;

           (3) the divestiture, sale or restructuring of any joint ventures with or ownership interests in Third Parties or the termination of any commercial relationships with Third Parties to comply with restrictions contained in the Telecom Act or in any other Legal Requirements or Permits including, without limitation, those restrictions relating to long distance, electronic publishing or manufacturing;

           (4) in determining which actions need to be taken pursuant to subsections (2) and (3) above, the Parties shall give priority to obtaining the Required Regulatory Approvals on an expedited basis, and shall refrain from taking or adopting positions that are likely to result in substantial additional regulatory proceedings or otherwise delay the granting of the Required Regulatory Approvals; and

            (ii) take or cause to be taken and to do or cause to be done prior to the Effective Time all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

    Nothing contained in this Section 6.02(c) shall require U S WEST or Qwest to consent to: (1) any restriction, limitation, or obligation with respect to the businesses of U S WEST or Qwest or any sale or disposition of any assets of U S WEST or Qwest which is reasonably expected to result in, directly or indirectly, a reduction in aggregate proportional revenues of U S WEST and Qwest on a pro forma, combined basis for the last four fiscal quarters prior to the Closing Date (the "MAXIMUM REVENUE REDUCTION AMOUNT") in excess of the amount set forth on the letter of understanding dated July 18, 1999 or (2) the occurrence of any additional capital investment (which has an IRR of less than ten percent (10%) as determined in the sole discretion of U S WEST) as a result of, or in order to, obtain any Required Regulatory Approval (the "INCREMENTAL CAPITAL INVESTMENT AMOUNT") in excess of the amount set forth in the letter of understanding dated July 18, 1999.

    SECTION 6.04 NOTIFICATION OF CERTAIN MATTERS. Each of Qwest and U S WEST shall give prompt notice to the other of the following:

        (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue, inaccurate or incomplete in any material respect at any time from the date hereof to the Effective Time, in which case such Party shall promptly update and deliver to the other Party any Schedules hereto which require an update to remain true, accurate and complete, or (ii) directly or indirectly, any Material Adverse Effect on such Party;

        (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

        (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice; and

        (d) its becoming aware of any facts, event or other information which reveals or indicates that the consummation of the Merger would or may result in any illegality, forfeiture or loss on the part of either U S WEST or any of its Subsidiaries, or Qwest or any of its Subsidiaries.

    SECTION 6.05 ACCESS TO INFORMATION. (a) From the date hereof to the Effective Time, each of Qwest and U S WEST shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party reasonable access during regular business hours to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

    (b) Each of Qwest and U S WEST agrees that all non-public, confidential information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated as of July 8, 1999, between Qwest and U S WEST (the "CONFIDENTIALITY AGREEMENT") and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors, attorneys, accountants, consultants and agents ("PARTY REPRESENTATIVES") to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

    SECTION 6.06 PUBLIC ANNOUNCEMENTS. Qwest and U S WEST shall develop a joint communications plan and each Party shall use all commercially reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other Parties.

    SECTION 6.07 COOPERATION. (a) Upon the terms and subject to the conditions hereof, each of the Parties agrees to cooperate with each other (i) to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (ii) to obtain all necessary waivers, consents and approvals from any Governmental or Regulatory Authority or other Person, including Required Regulatory Approvals and (iii) to effect all necessary filings under the Securities Act, the Exchange Act and the HSR Act or any other Legal Requirements or Permits. The Parties shall (i) cooperate in responding to inquiries from, and making presentations to, Governmental or Regulatory Authorities; (ii) promptly inform the other Party of any material oral or written communication received by such Party from, or given by such party to any Governmental or Regulatory Authority and of any material communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby; and (iii) consult with each other in advance of any meeting or conference with, or of making any filing or other written submission to, any such Governmental or Regulatory Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental or Regulatory Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences, or to review and approve any such filing or other written submission, in each case regarding the Merger.

    (b) Each of U S WEST and Qwest shall cooperate with each other to eliminate or reduce to the extent possible any illegality, forfeiture or loss of which one may have notified the other pursuant to Section 6.04(d) in order to permit the consummation of the Merger.

    SECTION 6.08 INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE. For a period of six (6) years after the Effective Time, (a) the Surviving Corporation shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of U S WEST and Qwest and each of their respective Subsidiaries and any directors, officers or employees indemnification agreements of U S WEST and Qwest and their respective Subsidiaries, (b) the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by U S WEST and Qwest, respectively (provided that Qwest may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, and
(c) the Surviving Corporation shall indemnify the directors and officers of U S WEST and Qwest, respectively, to the fullest extent to which U S WEST and Qwest are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law.

    SECTION 6.09 EMPLOYEE BENEFIT PLANS. Except as otherwise provided herein or set forth on Schedule 5.02, Qwest and U S WEST agree that, unless otherwise mutually agreed, the Surviving Corporation (and its Subsidiaries) may, but shall have no obligation to, maintain the U S WEST Benefit Plans and the Qwest Benefit Plans as separate plans after the Effective Time with respect to employees covered by such plans immediately prior to the Effective Time. The Parties Agree that the benefits provided pursuant to U S WEST's severance and retention programs and agreements, as specifically set forth in Schedule 5.02, will be provided in accordance with the terms of those programs and agreements.

    SECTION 6.10 COMMERCIALLY REASONABLE EFFORTS. Each of Qwest and U S WEST shall use its commercially reasonable efforts to obtain the opinions referred to in Sections 7.02(d), 7.03(d) and 7.03(e).

    SECTION 6.11 NASDAQ LISTING. Qwest shall use its commercially reasonable efforts to cause, prior to the Effective Time, the shares of Qwest Common Stock to be issued in the Merger and the shares of Qwest Common Stock to be issued upon the exercise of the U S WEST Rights to be approved for listing on NASDAQ, effective upon official notice of issuance.

    SECTION 6.12 MANAGEMENT. (a) The Chief Executive Officer of Qwest shall be appointed the initial Chief Executive Officer of the Surviving Corporation and the Chief Executive Officer of U S WEST shall be appointed the initial President of the Broadband Local and Wireless Division of the Surviving Corporation. The Chief Executive Officer of Qwest, the Chief Executive Officer of U S WEST and Philip F. Anschutz shall serve as initial Chairmen of the Board of Directors and as members of the Office of the Chairman of the Surviving Corporation.

    (b) The executive positions of the Surviving Corporation listed on Schedule 6.12(b) will be appointed jointly by the Chief Executive Officer of Qwest, Chief Executive Officer of U S WEST and Philip F. Anschutz.

    (c) The headquarters of the Surviving Corporation will be 1801 California Street, Denver, Colorado.

    SECTION 6.13 NO SHELF REGISTRATION. Qwest shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Qwest received pursuant hereto by the Persons who may be deemed to be "affiliates" of Qwest or U S WEST within the meaning of Rule 145 promulgated under the Securities Act. The shares of Qwest Common Stock issuable upon exercise of options pursuant to Section 2.02(b) hereof shall be registered under the Securities Act and such registration shall be effective at the time of issuance.

    SECTION 6.14  AFFILIATES.  U S WEST (i) has disclosed to Qwest on Schedule
6.14 hereof all persons who are, or may be, as of the date hereof its Affiliates for purposes of Rule 145 under the Securities Act, and (ii) shall use all commercially reasonable efforts to cause each person who is identified as its "affiliate" on Schedule 6.14 to deliver to Qwest as promptly as practicable but in no event later than the Closing Date, a signed agreement substantially in the form previously agreed to by Qwest and U S WEST. U S WEST shall notify Qwest from time to time of any other persons who then are, or may be, such an "affiliate" and use all commercially reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 6.14.

    SECTION 6.15 BLUE SKY. Qwest and U S WEST will use their commercially reasonable efforts to obtain prior to the Effective Time all necessary state securities or "blue sky" Permits and approvals required to permit the distribution of the shares of Qwest Common Stock to be issued in accordance with the provisions of this Agreement.

    SECTION 6.16 TAX-FREE REORGANIZATION. Each of the Parties will use its commercially reasonable efforts, and each agrees to cooperate with the other Parties and provide one another with such documentation, information and materials, as may be reasonably necessary, proper or advisable, to cause the Merger to qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

    SECTION 6.17 INTERIM DIVIDEND POLICY. Except as set forth on Schedule 6.17, Qwest shall not, without the prior written consent of U S WEST, declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise (a "DIVIDEND") with respect to shares of Qwest Common Stock. U S WEST shall be permitted, without the prior written consent of Qwest, to declare and pay Dividends with respect to shares of U S WEST Common Stock in the ordinary course of business and in a manner consistent with past practice not in excess of the amounts set forth on Schedule 6.17.

    SECTION 6.18 DIVIDEND POLICY. Following the Closing, the Surviving Corporation shall declare and pay initially quarterly dividends with respect to its common stock of $0.0125 per share.

    SECTION 6.19 PERMITTED ACQUISITIONS. During the period from the date of this Agreement through the Closing Date, each of Qwest and U S WEST may engage in acquisition transactions taking the form of a stock acquisition, asset acquisition, merger or similar type or form of transaction ("ACQUISITIONS"); PROVIDED, HOWEVER, that such transactions comply with this Section 6.19. Each of Qwest and U S WEST may engage in Acquisitions provided that the value of the aggregate consideration payable by such Party in such Acquisitions shall not exceed $1,000,000,000 (including assumptions of debt). Any Acquisitions in excess of such amount shall require the prior written consent of the other party. Additionally, U S WEST may engage in like kind asset swaps of telephone exchanges of equivalent value.

    SECTION 6.20 EQUAL MANAGEMENT. Subject to the Board of Directors of the Surviving Corporation or its affiliates, each of U S WEST and Qwest agree for a period of one (1) year following the Effective Time that the twenty (20) most senior policy-making executives of the Surviving Corporation shall be substantially equally represented by officers of U S WEST and Qwest, and U S WEST and Qwest shall be proportionally represented at each level of senior management.

    SECTION 6.21 QWEST EQUITY INCENTIVE PLAN. Qwest and U S WEST hereby agree that Qwest shall increase the number of shares of Qwest Common Stock eligible for award under the Qwest Equity Incentive Plan from and after the Effective Time to an amount equal to the lesser of (x) 200 million and (y) 10% of the total number of shares of Qwest Common Stock outstanding as of the close of business on the date on which the Effective Time occurs, in each case reduced by the number of shares of Qwest Common Stock issuable upon the exercise of U S WEST Rights and Qwest options (other than Qwest options awarded under the Qwest Equity Incentive Plan) outstanding as of the close of business on the date on which the Effective Time occurs.

                                   ARTICLE 7
                            CONDITIONS TO THE MERGER

    SECTION 7.01  CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

        (a) STOCKHOLDER APPROVAL. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of U S WEST and this Agreement, the Merger and the issuance of Qwest Common Stock pursuant to the Merger shall have been approved by the requisite vote of the stockholders of Qwest, in each case in accordance with Delaware Law and the rules of the NYSE and the NASDAQ, as applicable;

        (b) LEGALITY. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority which is in effect and has the effect of (i) making the Merger illegal or otherwise prohibiting the consummation of the Merger, or (ii) creating a Material Adverse Effect on the Surviving Corporation; PROVIDED, HOWEVER, all Required Regulatory Approvals are governed by Section 7.01(g) below;

        (c) HSR ACT. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

        (d) REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have become effective prior to the mailing by each of Qwest and U S WEST of the Joint Proxy Statement to its respective stockholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

        (e) BLUE SKY. All state securities or "blue sky" Permits or approvals required to carry out the transactions contemplated hereby shall have been received;

        (f) STOCK EXCHANGE LISTING. The shares of Qwest Common Stock to be issued in the Merger shall have been duly approved for listing on NASDAQ, subject to official notice of issuance;

        (g) REGULATORY MATTERS. All Required Regulatory Approvals shall be in full force and effect; PROVIDED, HOWEVER, that a Required Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental or Regulatory Authority of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental or Regulatory Authority, which would reasonably be expected to cause the Maximum Revenue Reduction Amount or Incremental Capital Investment Amount to be exceeded.

    SECTION 7.02 ADDITIONAL CONDITIONS TO OBLIGATIONS OF QWEST. The obligations of Qwest to effect the Merger are also subject to the fulfillment of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of U S WEST set forth in this Agreement shall have been true and correct on the date hereof and, without giving effect to any materiality qualifications or limitations therein, on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 5.02 hereof or otherwise contemplated by this Agreement, and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on U S WEST.

        (b) AGREEMENTS AND COVENANTS. U S WEST shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; PROVIDED, HOWEVER, that for purposes of this Section 7.02(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Qwest, either with or without giving effect to the Merger, or a material adverse effect on the consummation of the transactions contemplated hereby.

        (c) CERTIFICATES. Qwest shall have received a certificate of an executive officer of U S WEST to the effect set forth in paragraphs (a) and
    (b) above.

        (d) TAX OPINION. Qwest shall have received an opinion of Davis Polk & Wardwell, dated as of the Closing Date, in form and substance reasonably satisfactory to Qwest, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Qwest and U S WEST will be a party to the reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Davis Polk & Wardwell may require and shall be entitled to rely upon customary representations of officers of Qwest and U S WEST.

        (e) SPIN-OFF TAX OPINION. Qwest shall have received a copy of the opinion delivered by Cadwalader, Wickersham & Taft to U S WEST pursuant to
    Section 7.03 (e).

        (f) CONSENTS UNDER U S WEST AGREEMENTS. U S WEST shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST or Qwest.

    SECTION 7.03 ADDITIONAL CONDITIONS TO OBLIGATIONS OF U S WEST. The obligations of U S WEST to effect the Merger are also subject to the fulfillment of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Qwest set forth in this Agreement shall have been true and correct on the date hereof and, without giving effect to any materiality qualifications or limitations therein, on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 5.02 hereof or otherwise contemplated by this Agreement, and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Qwest.

        (b) AGREEMENTS, COVENANTS. Qwest shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; PROVIDED, HOWEVER, that for purposes of this Section 7.03(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on U S WEST, either with or without giving effect to the Merger, or a material adverse effect on the consummation of the transactions contemplated hereby.

        (c) CERTIFICATES. U S WEST shall have received a certificate of an executive officer of Qwest to the effect set forth in paragraphs (a) and (b) above.

        (d) TAX OPINION. U S WEST shall have received an opinion of Cadwalader, Wickersham & Taft, dated as of the Closing Date, in form and substance reasonably satisfactory to U S WEST, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the consummation of the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Qwest and U S WEST will be a party to the reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Cadwalader, Wickersham & Taft may require and shall be entitled to rely upon customary representations of officers of U S WEST and Qwest.

        (e) SPIN-OFF TAX OPINION. U S WEST shall have received an opinion of Cadwalader, Wickersham & Taft, dated as of the Closing Date, in form and substance reasonably satisfactory to U S WEST, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger pursuant to this Agreement will not affect the tax-free qualification of the Exchange-Distribution under Section 355 of the Code. In rendering such opinion, Cadwalader, Wickersham & Taft may require and shall be entitled to rely upon customary representations of officers of U S WEST and Qwest.

        (f) CONSENTS UNDER QWEST AGREEMENTS. Qwest shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST or Qwest.

                                   ARTICLE 8
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01 TERMINATION. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of Qwest or U S WEST:

        (a) By mutual written consent of each of Qwest and U S WEST;

        (b) By either Qwest or U S WEST if the Merger shall not have been consummated on or before July 30, 2000 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and PROVIDED FURTHER, however, that if on the Termination Date the conditions to the Closing set forth in Sections 7.01(c) or 7.01(g) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be automatically extended to December 31, 2000;

        (c) By either Qwest or U S WEST if any Governmental or Regulatory Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

        (d) (i) By Qwest, (a) if U S WEST shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by U S WEST prior to the Termination Date, and (2) renders any condition under Sections
        7.01 or 7.02 incapable of being satisfied prior to the Termination Date, or (b) if a condition under Sections 7.01 or 7.02 to Qwest's obligations hereunder is incapable of being satisfied prior to the Termination Date;

            (ii) By U S WEST, (a) if Qwest shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Qwest prior to the Termination Date, and (2) renders any condition under Sections 7.01 or 7.03 incapable of being satisfied prior to the Termination Date, or
       (b) if a condition under Sections 7.01 or 7.03 to U S WEST's obligation hereunder is incapable of being satisfied prior to the Termination Date;

        (e) By either Qwest or U S WEST if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall fail to include in the Joint Proxy Statement its recommendation without modification or qualification that its stockholders approve this Agreement and the Merger, (ii) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, (iii) shall approve or recommend any Alternative Transaction or (iv) shall resolve to take any of the actions specified in this Section 8.01(e);

        (f) By either Qwest or U S WEST if the Qwest Stockholder Approval or the U S WEST Stockholder Approval shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof; or

        (g) By U S WEST, if (i) the Average Price is less than $22.00, or (ii) at any time prior to the Closing Date the closing price for Qwest Common Stock on NASDAQ is below $22.00 for any 20 consecutive trading days and within 5 business days of the end of such period U S WEST has notified Qwest of such termination.

    SECTION 8.02 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement as provided in Section 8.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 8.02 and in Sections 3.16, 4.16, 6.05, and 10.03 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

    (b) If this Agreement (i) is terminated by Qwest pursuant to Section 8.01(e) hereof, (ii) could have been (but was not) terminated by Qwest pursuant to
Section 8.01(e) hereof and is subsequently terminated by U S WEST or Qwest pursuant to Section 8.01(f) because of the failure to obtain the U S WEST Stockholder Approval, (iii) (a) could not have been terminated by Qwest pursuant to Section 8.01(e) hereof but is subsequently terminated by U S WEST or Qwest pursuant to Section 8.01(f) because of the failure to obtain the U S WEST Stockholder Approval, (b) at any time after the date of this Agreement and prior to the U S WEST Stockholders' Meeting there shall have been (or been renewed or continued) an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 5.03(c) hereof) except that for the purposes of this Section 8.02(b), the applicable percentage in clause (i) of such definition shall be fifty percent (50%), and (c) within twelve (12) months after the termination of this Agreement, U S WEST enters into a definitive agreement with any Third Party with respect to an Alternative Transaction or
(iv) is terminated by Qwest as a result of

U S WEST's material breach of Section 6.01, 6.02(c) or Section 6.02(d) hereof which in the case of Section 6.01 and Section 6.02(c) only, is not cured within thirty (30) days after notice thereof to U S WEST, U S WEST shall pay to Qwest a termination fee of $850 million plus in the case of (i), (ii) or (iii) of the first sentence of this Section 8.02 (b) only, repay to Qwest an amount equal to one half of the cash amount paid to Global by U S WEST pursuant to the Termination Agreement (the "TERMINATION AGREEMENT") between U S WEST and Global dated as of July 18, 1999 (the "GLOBAL TERMINATION FEE") in cash, together with interest thereon, at a rate equal to the London Interbank Offered Rate plus .15% from the date hereof to the date such amount is due pursuant to this Agreement (collectively, the "NOTE REPAYMENT AMOUNT"), reflecting repayment of one half of the principal and interest on the note evidencing funds transferred by a subsidiary of Qwest to U S WEST on the date hereof to pay the cash amount paid to Global by U S WEST pursuant to the Termination Agreement (which amount in the event of the termination of this Agreement will be repaid only on the terms and to the extent set forth in this Section 8.02(b) with respect to the Note Repayment Amount (and not in excess of one half of the the Note Repayment Amount). If this Agreement is terminated for any reason (other than as described in the case of (i), (ii) or (iii) of the first sentence of this Section 8.02
(b)), Qwest shall deliver to U S WEST, at Qwest's election, either (x) 2,231,076 shares of Global common stock (subject to any adjustment for reclassification, recapitalization, split-up, combination or exchange of Global common stock after the date hereof) (the "GLOBAL SHARE AMOUNT") or (y) an amount in cash equal to the average closing price of Global common stock for the five trading days preceding the date of such termination multiplied by the Global Share Amount. If this Agreement is terminated for any reason described in (i), (ii) or (iii) of the first sentence of this Section 8.02 (b), Qwest shall deliver to U S WEST, at Qwest's election, either (x) 1,115,538 shares of Global common stock (subject to any adjustment for reclassification, recapitalization, split-up, combination or exchange of Global common stock after the date hereof) or (y) one-half of an amount in cash equal to the average closing price of Global common stock for the five trading days preceding the date of such termination multiplied by the Global Share Amount. For the avoidance of doubt, in the event the Note Repayment Amount is not paid when due, interest on the Note Repayment Amount shall be paid thereon from the due date to the date of the repayment pursuant to the provisions of Section 8.02 (e) and not pursuant to the provisions of Section
8.02 (b).

    (c) If this Agreement (i) is terminated by U S WEST pursuant to Section 8.01(e) hereof, (ii) could have been (but was not) terminated by U S WEST pursuant to Section 8.01(e) hereof and is subsequently terminated by Qwest or U S WEST pursuant to Section 8.01(f) because of the failure to obtain the Qwest Stockholder Approval, (iii) (a) could not have been terminated by U S WEST pursuant to Section 8.01(e) hereof but is subsequently terminated by Qwest or U S WEST pursuant to Section 8.01(f) because of the failure to obtain the Qwest Stockholder Approval, (b) at any time after the date of this Agreement and prior to the Qwest Stockholders' Meeting there shall have been an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 5.03(c) hereof) except that for the purposes of this Section 8.02(c), the applicable percentage in clause (i) of such definition shall be fifty percent (50%) involving Qwest or any of Qwest's Subsidiaries, and (c) within twelve (12) months after the termination of this Agreement, Qwest enters into a definitive agreement with any Third Party with respect to an Alternative Transaction or (iv) is terminated by U S WEST as a result of Qwest's material breach of Section 6.01, Section 6.02(a) or Section 6.02(b) hereof which, in the case of Section 6.01 and Section 6.02(a) only, is not cured within thirty (30) days after notice thereof to Qwest, Qwest shall pay to U S WEST a termination fee of $850 million (the "U S WEST TERMINATION FEE").

    (d) Each termination fee payable under Sections 8.02(b) or (c) above and Note Repayment Amount payable under Section 8.02(b) above shall be payable in cash, payable no later than one business day following the delivery of notice of termination to the other Party, or, if such fee shall be payable pursuant to clause (iii) of Section 8.02(b), such fee shall be payable no later than one business day following the day such Party enters into the definitive agreement referenced in such clause (iii).

    (e) Qwest and U S WEST agree that the agreements contained in Sections 8.02(b) and (c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any fee due under such Sections 8.02(b) or
(c), then the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A., from the date such fee was required to be paid.

    SECTION 8.03 AMENDMENT. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; PROVIDED, HOWEVER, that, after approval of this Agreement by the stockholders of Qwest or U S WEST, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of U S WEST Common Stock or Qwest Common Stock upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of Qwest or U S WEST, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Qwest or U S WEST. This Agreement may not be amended except by an instrument in writing signed by the Parties.

    SECTION 8.04  WAIVER.  At any time before the Effective Time, any Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                                   ARTICLE 9
                                  DEFINITIONS

    SECTION 9.01 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

        "AFFILIATE" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

        "AGREEMENT" means this Agreement and Plan of Merger, together with all of its schedules and exhibits.

        "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

        "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

        "DELAWARE LAW" means the Delaware General Corporation Law, as amended.

        "DISTRIBUTINGCO" means MediaOne Group, Inc., a Delaware corporation and the holder of all of the U S WEST Common Stock prior to the Exchange-Distribution.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

        "EXCHANGE-DISTRIBUTION" means (i) DistributingCo's exchange on June 12, 1998 with the holders of DistributingCo Communications Group Common Stock of U S WEST Common Stock for DistributingCo Communications Group Common Stock and (ii) DistributingCo's distribution on June 12, 1998 of U S WEST Common Stock to holders of DistributingCo Media Group Common Stock.

        "FCC" means the United States Federal Communications Commission.

        "GAAP" means United States generally accepted accounting principles.

        "GOVERNMENTAL OR REGULATORY AUTHORITY" means any domestic or foreign, national, federal, state, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, arbitrator, office, principality, registry (including, but not limited to, with respect to patents, trademarks, designs, or copyrights), legislative or regulatory body, instrumentality, or non-governmental, quasi-governmental, or private agency, commission or authority or any arbitral tribunal exercising any regulatory or taxing authority.

        "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

        "KNOWLEDGE" of any Party means the actual knowledge of the executive officers of such Party.

        "MATERIAL ADVERSE EFFECT" means any change in or effect on the business of the referenced Person or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), management, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in
    (i) the telecommunications industry, (ii) the United States economy, or
    (iii) the United States securities markets.

        "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, entity or group (as defined in the Exchange
    Act) or a Governmental or Regulatory Authority.

        "SECURITIES ACT" means the Securities Act of 1933, as the same may be amended from time to time.

        "SIGNIFICANT SUBSIDIARY" means any Subsidiary which on the date of determination is a "SIGNIFICANT SUBSIDIARY" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

        "SUBSIDIARY," "QWEST SUBSIDIARY," or "U S WEST SUBSIDIARY" means any Person on the date of determination of which Qwest or U S WEST, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

        "TAX" or "TAXES" means any U.S. federal, state or local or foreign taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties, or similar fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts thereon.

        "TAX RETURNS" means any U.S. federal, state or local or foreign return, report, or statement required to be filed with any Governmental or Regulatory Authority with respect to Taxes.

        "YEAR 2000 COMPLIANT" means, with respect to any computer hardware, software, databases, automated systems or other computer and telecommunications equipment owned or used by a Person, or included or incorporated in such Person's products ("SYSTEMS"), that such Systems are designed to be used prior to, during and after the calendar year 2000 A.D. and will (i) operate normally, (ii) record, process, calculate, compare, sequence, or use dates properly, (iii) accurately determine intervals between and time elapsed among dates before, within and after such year, and
    (iv) otherwise operate without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, "YEAR 2000 COMPLIANT" means that such Person's Systems:

            (i) will not abnormally terminate, malfunction or stop processing upon encountering date data either from before, within or after such year;

            (ii) will properly identify leap years and process related date data;

           (iii) have been designed to ensure Year 2000 Compliance, including, but not limited to, recognizing and recording the proper century associated with date data and properly calculating same century and multi-century formulas and date values;

            (iv) include user interfaces that properly display, record and accept date data in single century and multi-century cases; and

            (v) properly send date data to, receive date data from, any other hardware, software and systems with which such Systems normally operate and interact, including on-site backup, hot-site companion and disaster recovery systems, as well as properly recording, retaining and manipulating such date data; PROVIDED, HOWEVER, that such other hardware, software and Systems are themselves Year 2000 Compliant.

                                   ARTICLE 10
                               GENERAL PROVISIONS

    SECTION 10.01  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01 hereof, as the case may be, except that (a) the agreements set forth in Article 1 and Sections 2.03, 2.04, 2.05, 2.06, 6.08 and
6.12 hereof shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 3.10, 3.16, 4.10, 4.16, 6.05(b), 8.02 and 10.03 hereof shall survive termination indefinitely, and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

    SECTION 10.02 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

       (a) if to Qwest:
           Qwest Communications International Inc.
           700 Qwest Tower
           555 Seventeenth Street
           Denver, Colorado 80202
           Attention:  Chief Financial Officer
           Facsimile:  (303) 992-1798

       with a copy to:
           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, New York 10017
           Attention:  Dennis S. Hersch, Esq.
                     Joseph R. Rinaldi, Esq.
           Facsimile:  (212) 450-4800

       (b) if to U S WEST:
           U S WEST, Inc.
           1801 California Street
           Denver, Colorado 80202
           Attention:  Mark Roellig, Esq.
           Facsimile:  (303) 298-8763

       with a copy to:
           Cadwalader, Wickersham & Taft
           100 Maiden Lane
           New York, New York 10038-4892
           Attention:  Dennis J. Block, Esq.
           Facsimile:  (212) 504-6666

    SECTION 10.03 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act, shall be shared equally by Qwest and U S WEST.

    SECTION 10.04 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 10.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

    SECTION 10.06 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 6.08 (Indemnification, Directors' and Officers' Insurance) and
Section 6.12 (Governance; Name), is not intended to confer upon any person other than Qwest, U S WEST, and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

    SECTION 10.07 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

    SECTION 10.08 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

    SECTION 10.09 SUBMISSION TO JURISDICTION; WAIVERS. Each of the parties hereof irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware, and each of the parties hereto hereby irrevocable submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10.09, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

    SECTION 10.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, U S WEST and Qwest have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                U S WEST, INC.

                                By:  /s/ SOLOMON D. TRUJILLO
                                Name: --------------------------------------
                                Title: Solomon D. Trujillo
                                     Chairman, President and Chief Executive
                                     Officer

                                QWEST COMMUNICATIONS
                                INTERNATIONAL INC.

                                By:  /s/ JOSEPH P. NACCHIO
                                Name: --------------------------------------
                                Title: Joseph P. Nacchio
                                     Chairman and Chief Executive Officer

                             INDEX OF DEFINED TERMS

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
Acquisitions..............................................................................................       A-37
Affiliate.................................................................................................       A-42
Agreement.................................................................................................       A-42
Alternative Structure.....................................................................................        A-8
Alternative Transaction...................................................................................       A-30
Average Price.............................................................................................        A-3

Board of Directors........................................................................................        A-6
blue sky..................................................................................................       A-10

Cash Alternative Notice...................................................................................        A-7
Cash Amount...............................................................................................        A-8
Cash True-Up..............................................................................................        A-7
Closing...................................................................................................       A-33
Closing Date..............................................................................................       A-33
Code......................................................................................................       A-42
Common Shares Trust.......................................................................................        A-5
Confidentiality Agreement.................................................................................       A-34
Control...................................................................................................       A-42
controlled by.............................................................................................       A-42
Conversion Ratio..........................................................................................        A-3

Delaware Certificate......................................................................................        A-1
Delaware Law..............................................................................................       A-42
Determination Period......................................................................................        A-3
Disqualified Rights.......................................................................................        A-2
Disqualified Shares.......................................................................................        A-2
DistributingCo............................................................................................       A-42
Dividend..................................................................................................       A-36

Effective Time............................................................................................        A-1
Environmental Law.........................................................................................       A-14
ERISA.....................................................................................................       A-12
Excess Shares.............................................................................................        A-5
Exchange Act..............................................................................................       A-43
Exchange Agent............................................................................................        A-4
Exchange Fund.............................................................................................        A-4
Exchange-Distribution.....................................................................................       A-43

FCC.......................................................................................................       A-43

GAAP......................................................................................................       A-43
Global....................................................................................................       A-24
Global Merger Agreement...................................................................................       A-24
Global Share Amount.......................................................................................       A-41
Global Termination Fee....................................................................................       A-41
Governmental or Regulatory Authority......................................................................       A-43

Hazardous Substances......................................................................................       A-14
HSR Act...................................................................................................       A-43

Incremental Capital Investment Amount.....................................................................       A-34

                                    Index-1

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
Intellectual Property.....................................................................................       A-16
IRS.......................................................................................................       A-12

Joint Proxy Statement.....................................................................................       A-12

Knowledge.................................................................................................       A-43

Legal Requirements........................................................................................       A-11
Lehman Brothers...........................................................................................       A-24

Material Adverse Effect...................................................................................       A-43
Maximum Revenue Reduction Amount..........................................................................       A-34
Merger....................................................................................................        A-1
Merger Consideration......................................................................................        A-3
Merrill Lynch.............................................................................................       A-24

NASDAQ....................................................................................................        A-3
Note Repayment Amount.....................................................................................       A-41

Parent....................................................................................................        A-8
Parties...................................................................................................        A-1
Party.....................................................................................................        A-1
Party Representatives.....................................................................................       A-34
PBGC......................................................................................................       A-13
Per Share Cash True Up....................................................................................        A-8
Permits...................................................................................................       A-11
Person....................................................................................................       A-43
Pre-Surrender Dividends...................................................................................        A-4

Qwest.....................................................................................................        A-1
Qwest Acquisition Agreement...............................................................................       A-31
Qwest Benefit Plans.......................................................................................       A-12
Qwest Cash Election.......................................................................................        A-7
Qwest Common Stock........................................................................................        A-2
Qwest Communications International Inc....................................................................        A-7
Qwest Contracts...........................................................................................       A-16
Qwest Equity Rights.......................................................................................        A-9
Qwest Intellectual Property...............................................................................       A-15
Qwest Licenses............................................................................................       A-17
Qwest Right...............................................................................................        A-2
Qwest SEC Reports.........................................................................................       A-10
Qwest Stockholder Approval................................................................................       A-31
Qwest Stockholders' Meeting...............................................................................       A-31
Qwest Subsequent Determination............................................................................       A-31
Qwest Subsidiary..........................................................................................       A-43
Qwest Superior Proposal...................................................................................       A-32
Qwest Warrants............................................................................................        A-9

Registration Statement....................................................................................       A-12
Required Regulatory Approvals.............................................................................       A-33
Rights Agreement..........................................................................................       A-24

SEC.......................................................................................................        A-2
Securities Act............................................................................................       A-43

                                    Index-2

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
Significant Subsidiary....................................................................................       A-43
Subsidiary................................................................................................       A-43
Surviving Corporation.....................................................................................        A-1
Systems...................................................................................................       A-44

Tax.......................................................................................................       A-43
Tax Returns...............................................................................................       A-44
Taxes.....................................................................................................       A-43
Telecom Act...............................................................................................       A-10
Termination Agreement.....................................................................................       A-41
Termination Date..........................................................................................       A-39
Third Party...............................................................................................       A-30
Transition Committee......................................................................................       A-26
True Up Exchange Ratio....................................................................................        A-8

U S WEST..................................................................................................        A-1
U S WEST Acquisition Agreement............................................................................       A-32
U S WEST Benefit Plans....................................................................................       A-21
U S WEST Common Stock.....................................................................................        A-2
U S WEST Contracts........................................................................................       A-25
U S WEST Equity Rights....................................................................................       A-18
U S WEST Intellectual Property............................................................................       A-24
U S WEST Licenses.........................................................................................       A-25
U S WEST Right............................................................................................        A-2
U S WEST SEC Reports......................................................................................       A-19
U S WEST Stockholder Approval.............................................................................       A-32
U S WEST Stockholders' Meeting............................................................................       A-32
U S WEST Subsequent Determination.........................................................................       A-32
U S WEST Subsidiary.......................................................................................       A-43
U S WEST Superior Proposal................................................................................       A-32
U S WEST Termination Fee..................................................................................       A-41
under common control with.................................................................................       A-42

Voting Agreement..........................................................................................        A-1

Year 2000 Compliant.......................................................................................       A-44

                                    Index-3

                                                                         ANNEX B

                                VOTING AGREEMENT

    Agreement dated as of July 18, 1999 among each of the shareholders listed on the signature page hereto (each, a "Shareholder") and U S WEST, Inc., a Delaware corporation (the "Company").

    (A) Capitalized terms used herein and not otherwise defined shall have the meaning assigned such terms in the Agreement and Plan of Merger dated as of July 18, 1999 between the Company and Qwest Communications International Inc. ("Qwest") (the "Merger Agreement").

    (B) U S WEST has agreed to enter into the Merger Agreement only if the parties hereto enter into this Voting Agreement.

    Accordingly, the parties hereto agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER. Each Shareholder hereby represents and warrants, severally and not jointly, to the Company, with respect to itself, as follows:

        (a) TITLE. As of July 12, 1999, such Shareholder beneficially owns the number of shares, or warrants to acquire such shares, as the case may be, set forth after such Shareholder's name on EXHIBIT A attached hereto, of common stock, $0.01 par value per share, of Qwest (with respect to each Shareholder, the shares of common stock of Qwest beneficially owned by such Shareholder or warrants to acquire common stock of Qwest beneficially owned by such Shareholder, or shares of common stock of Qwest into which options or warrants beneficially owned by such Shareholder is exercisable, as the case may be, specified after such Shareholder's name on Exhibit A hereto shall be referred to herein as the "Shares"). Such Shareholder owns the Shares free and clear of all liens, claims, options, charges or other encumbrances.

        (b) RIGHT TO VOTE. Such Shareholder has (subject only in the case of warrants or options to the exercise of such warrants or options into shares of common stock of Qwest) full legal power, authority and right to vote all Shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement or as otherwise permitted by this Agreement, such Shareholder has not entered into any voting agreement with any person or entity with respect to any Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any Shares, deposited any Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Shares in favor of the transactions contemplated by the Merger Agreement. As of the date of the Qwest Stockholders' Meeting, except for this Agreement or as otherwise permitted by this Agreement and, with respect to warrants or options which constitute Shares, subject only to the exercise of such warrants or options into shares of common stock of Qwest, such Shareholder will have full legal power, authority and right to vote all Shares beneficially owned by such Shareholder in favor of the approval of the transactions contemplated by the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. From and after the date hereof, except as otherwise permitted by this Agreement, such Shareholder will not commit any act that could restrict or otherwise affect such legal power, authority and right to vote all Shares in favor of the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, except as otherwise permitted by this Agreement, from and after the date hereof, such Shareholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement limiting or affecting such Shareholder's legal power, authority or right to vote the Shares in favor of the approval of the transactions contemplated by the Merger Agreement (other than this Agreement).

        (c) AUTHORITY. Such Shareholder has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        (d) CONFLICTING INSTRUMENTS. Neither the execution and delivery of this Agreement nor the performance by such Shareholder of its agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Shareholder is a party or by which such Shareholder (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or affect such Shareholder's ability to perform its obligations under this Agreement.

    2. RESTRICTION ON TRANSFER; OTHER RESTRICTIONS. Such Shareholder shall not transfer (as defined below) record ownership or beneficial ownership, or both, of any Shares, except in each case to the extent permitted below. Such Shareholder may transfer record ownership or beneficial ownership, or both, of any Shares, and the Shares so transferred shall cease to be subject to this Agreement; PROVIDED that if, as a result of such transfer, less than the Minimum Amount (as defined below) would be subject to this Agreement, then the Person to whom record ownership or beneficial ownership, or both, of such transferred shares shall be transferred shall execute and deliver to the Company an agreement reasonably acceptable to the Company by which such transferee agrees that such transferred shares shall be Shares that are subject to this Agreement and agrees to be bound by Sections 2, 3 and 4 of this Agreement with respect to such transferred shares. For the purposes of this Agreement, the term (x) "transfer" means a sale, an assignment, a grant, a transfer, a pledge, the creation of a lien or other disposition of any Shares or any interest of any nature in any Shares, including, without limitation, the beneficial ownership of such Shares and (y) "Minimum Amount" means 250,000,000 shares of Qwest Common Stock; PROVIDED that if prior to the termination of this Agreement the number of outstanding shares of Qwest Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if any dividend payable in stock or other securities shall be declared on the Qwest common stock with a record date prior to the date of termination of this Agreement, then the Minimum Amount shall be adjusted accordingly.

    (a) Notwithstanding anything in this Agreement to the contrary, such Shareholder may pledge, or otherwise grant security in respect of, any Shares held by such Shareholder in connection with any BONA FIDE lending or hedging or other financing transaction entered into by such Shareholder and, upon any foreclosure or other exercise of remedies in respect of such Shares, none of the restrictions under this Agreement shall apply to such Shares or any Person exercising such remedies or acquiring any interest in such Shares.

    (b) Except as otherwise specifically provided herein, such Shareholder further agrees not to take any action which may reasonably be expected to effect, change or manipulate the trading prices of Qwest common stock.

    3. AGREEMENT TO VOTE OF SHAREHOLDER. Such Shareholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted all Shares at the Qwest Stockholders' Meeting and at any other annual or special meeting of shareholders of Qwest or action by written consent where such matters arise (a) in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (b) against (i) approval of any proposal made in opposition to or in competition with the

Merger or any of the other transactions contemplated by the Merger Agreement,
(ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Qwest or any of its subsidiaries, with or involving any party other than the Company, (iii) any liquidation or winding up of Qwest, (iv) any extraordinary dividend by Qwest,
(v) any change in the capital structure of Qwest (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Qwest under the Merger Agreement which would materially and adversely affect Qwest or its ability to consummate the transactions contemplated by the Merger Agreement and (c) in favor of the election of directors of Qwest, as the surviving corporation, contemplated by Section 2.07 of the Merger Agreement at each meeting of the stockholders of Qwest, as the surviving corporation, where such directors are nominated subsequent to the Effective Time. The obligations of the Shareholders specified in this Section 3 shall apply whether or not the Board of Directors of Qwest makes a Qwest Subsequent Determination.

    4. SATISFACTION OF CONDITIONS TO THE MERGERS. Each of the Shareholders shall assist and cooperate with the parties to the Merger Agreement in doing all things necessary, proper or advisable under applicable law as promptly as practicable to consummate and make effective the Mergers and the other transactions contemplated by the Merger Agreement and such Shareholder shall not take any action that would or is reasonably likely to result in any of the representations and warranties set forth in this Agreement being untrue or in any of the conditions set forth in Article 7 of the Merger Agreement not being satisfied.

    5. INVALID PROVISIONS. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

    6. ADDITIONAL SHARES. If, after the date hereof, such Shareholder acquires beneficial ownership of any additional shares of capital stock of Qwest (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire Shares of capital stock of Qwest or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by any Shareholder of beneficial ownership of such Additional Shares.

    7. EXECUTED IN COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

    8. SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason any Shareholder fails to perform any of its agreements or obligations under this Agreement irreparable harm or injury to the Company would be caused if or which money damages would not be an adequate remedy. Accordingly, such Shareholder agrees that, in seeking to enforce this Agreement against such Shareholder, the Company shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief. The provisions of this Section 8 are without prejudice to any other rights or remedies, whether at law or in equity, that the Company may have against such Shareholder for any failure to perform any of its agreements or obligations under this Agreement.

    9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

    10. AMENDMENTS; TERMINATION. (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

    (b) The provisions of this Agreement (other than Section 3(c)) shall terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the date which is two years after the date hereof, (iii) the termination of the Merger Agreement if, but only if, the Merger Agreement is terminated solely for reasons that are not directly or indirectly related to the commencement of, or any Person's direct or indirect indication of interest in making, a Qwest Superior Proposal or (iv) the termination of the Merger Agreement by U S WEST.
Section 3(c) of this Agreement shall terminate on the date which is three years after the date hereof.

    (c) For purposes of this Agreement, the term "Merger Agreement" includes the Merger Agreement, as the same may be modified or amended from time to time, other than a modification or amendment to the Merger Agreement changing the Merger Consideration or otherwise materially adversely affecting the rights of Qwest shareholders.

    11. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successos (including, in the case of such Shareholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Shareholder or such individual) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations, under this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 18(th) day of July, 1999.

                                U S WEST, INC.

                                By:  /s/ SOLOMON D. TRUJILLO
                                     -----------------------------------------
                                     Name: Solomon D. Trujillo
                                     Title: Chairman, President and Chief
                                     Executive Officer

                                ANSCHUTZ FAMILY INVESTMENT
                                COMPANY LLC

                                By:  /s/ CRAIG D. SLATER
                                     -----------------------------------------
                                     Name: Craig D. Slater
                                     Title: Executive Vice President

                                ANSCHUTZ COMPANY

                                By:  /s/ CRAIG D. SLATER
                                     -----------------------------------------
                                     Name: Craig D. Slater
                                     Title: Executive Vice President

                                   EXHIBIT A

SHAREHOLDER NAME                                           AMOUNT OF SHARES
---------------------------------------------------------  -----------------------------------
Anshutz Company..........................................  287,089,328

Anschutz Family Investment Company LLC...................  17,200,000 shares issuable upon exercise of a warrant

                                                                         ANNEX C

                              [LETTERHEAD OF DLJ]

                                                                   July 18, 1999

Board of Directors
Qwest Communications International Inc.
700 Qwest Tower
555 Seventeenth Street
Denver, Colorado 80202

Dear Members of the Board:

    You have requested our opinion as to the fairness from a financial point of view to the holders of common stock of Qwest Communications International Inc. ("Qwest") of the Merger Consideration (defined below) provided for in the Agreement and Plan of Merger, dated as of July 18, 1999 (the "Merger Agreement"), between Qwest and U S WEST, Inc. ("U S WEST").

    Pursuant to the Merger Agreement, among other things, (i) U S WEST will be merged with and into Qwest (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of U S WEST ("U S WEST Common Stock") will be converted, subject to certain exceptions and the Qwest Cash Election (defined below), into the right to receive that number of shares of the common stock, par value $0.01 per share, of Qwest ("Qwest Common Stock") equal to (x) $69.00 divided by the average of the volume weighted averages of the trading prices of Qwest Common Stock on the NASDAQ National Market for the 15 trading days randomly selected by Qwest and U S WEST from the 30 consecutive trading days ending on the third trading day immediately preceding the date on which certain conditions to the closing of the Merger are satisfied or waived (the "Average Price"), if the Average Price is greater than or equal to $28.26 and less than or equal to $39.90, (y) 2.44161, if the Average Price is less than $28.26 or (z) 1.72932, if the Average Price is greater than $39.90. The Merger Agreement further provides that if the Average Price is less than 38.70, Qwest will have the right to elect to pay a portion of the Merger Consideration in cash (the "Qwest Cash Election"), in an amount to be mutually agreed upon by Qwest and U S WEST, in which event, in lieu of the consideration described above, each holder of U S WEST Common Stock will be entitled to receive for each share of U S WEST Common Stock, subject to certain exceptions, (i) a number of shares of Qwest Common Stock equal to the True Up Exchange Ratio (as defined in the Merger Agreement) and (ii) an amount of cash equal to the Per Share Cash True Up (as defined in the Merger Agreement). The number of shares of Qwest Common Stock, and in the case of the Qwest Cash Election the cash amount, into which shares of U S WEST Common Stock will be so converted in the Merger is referred to herein as the "Merger Consideration."

    In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents. We also have reviewed certain financial and other information that was publicly available or furnished to us by Qwest and U S WEST, including information provided during discussions with Qwest and U S WEST. Included in the information provided during discussions with Qwest and U S WEST were certain financial projections of Qwest and U S WEST prepared by the managements of Qwest and U S WEST. In addition, we have compared certain financial and securities data of Qwest and U S WEST with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Qwest Common Stock and U S WEST Common Stock, reviewed prices and premiums paid in certain other business combinations, and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by

Qwest, U S WEST or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the managements of Qwest and U S WEST as to the operating synergies anticipated to result from the proposed Merger. With respect to the financial projections relating to Qwest and U S WEST supplied to us, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of Qwest and U S WEST as to the future operating and financial performance of Qwest and U S WEST and the operating synergies anticipated to result from the proposed Merger. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have assumed that in the course of obtaining the necessary regulatory and third party consents for the proposed Merger and the transactions contemplated thereby, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Merger or the transactions contemplated thereby. In addition, we have relied as to certain legal matters on advice of counsel to Qwest.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Qwest Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger Agreement or the proposed Merger or other business strategies being considered by Qwest's Board of Directors, nor does it address the Board's decision to proceed with the Merger Agreement or the Merger. Our opinion does not constitute a recommendation to any stockholder with respect to the Merger Agreement or the proposed Merger.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for Qwest in the past and has been compensated for such services.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Qwest Common Stock from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION

                                By:  /s/ LOUIS P. FRIEDMAN
                                     -----------------------------------------
                                     Louis P. Friedman
                                     Managing Director

                                                                         ANNEX D

   [LOGO]

                                                                   July 18, 1999

Board of Directors
U S WEST, Inc.
1801 California Street
Denver, Colorado 80202

Members of the Board of Directors:

    U S WEST, Inc. ("U S WEST") and Qwest Communications International Inc. ("Qwest") have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which U S WEST will merge with and into Qwest in a transaction (the "Merger") in which each outstanding share of common stock, par value $.01 per share, of U S WEST ("U S WEST Common Stock") (other than shares of U S WEST Common Stock owned by U S WEST or any of its subsidiaries) will be converted into the number of shares of common stock, par value $.01 per share, of Qwest ("Qwest Common Stock") (and possibly an amount in cash) as determined in accordance with Sections 2.02 and 2.09 of the Merger Agreement (the "Merger Consideration").

    You have asked us whether, in our opinion, the Merger Consideration is fair from a financial point of view to the holders of U S WEST Common Stock.

    In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to U S WEST and Qwest that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of U S WEST and Qwest, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by U S WEST and Qwest, respectively;

     (3) Conducted discussions with members of senior management and representatives of U S WEST and Qwest concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

     (4) Reviewed the market prices and valuation multiples for shares of U S WEST Common Stock and the Qwest Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (5) Reviewed the results of operations of U S WEST and Qwest and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

     (7) Participated in certain discussions and negotiations among representatives of U S WEST and Qwest and their financial and legal advisors;

     (8) Reviewed the potential pro forma impact of the Merger;

     (9) Reviewed the Merger Agreement; and

    (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of U S WEST or Qwest or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of U S WEST or Qwest. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by U S WEST or Qwest, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of U S WEST's or Qwest's management as to the expected future financial performance of U S WEST or Qwest, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a purchase by U S WEST of Qwest under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, to the Merger Agreement, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

    We are acting as financial advisor to U S WEST in connection with the Merger and will receive a fee from U S WEST for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, U S WEST has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently and have, in the past, provided financial advisory and financing services to U S WEST and Qwest (and certain of their affiliates) and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade shares of U S WEST Common Stock and other securities of U S WEST, as well as shares of Qwest Common Stock and other securities of Qwest, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of U S WEST. Our opinion does not address the merits of the underlying decision by U S WEST to engage in the Merger and does not constitute a recommendation to any shareholder of U S WEST as to how such shareholder should vote on the proposed Merger or any matter related thereto. Also our opinion does not address the relative merits, financial or otherwise, of the Merger as compared to any alternative transaction or business strategy that may be available to U S WEST.

    We are not expressing any opinion herein as to the prices at which the shares of U S WEST Common Stock or Qwest Common Stock will trade following the announcement or consummation of the Merger.

    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of U S WEST Common Stock.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH

                                                       INCORPORATED

                                                                         ANNEX E

                             [LEHMAN BROTHERS LOGO]

                                                                   July 18, 1999

Board of Directors
U S WEST, Inc.
1801 California Street
Denver, Colorado 80202

Members of the Board:

    We understand that U S WEST, Inc. ("U S WEST" or the "Company") and Qwest Communications International Inc. ("Qwest") intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which U S WEST will merge with and into Qwest, with Qwest continuing as the surviving corporation (the "Proposed Transaction"). In the Proposed Transaction, each share of the Company's Common Stock (the "U S WEST Common Stock") will be converted into a number of shares of Qwest's Common Stock (the "Qwest Common Stock") equal to the Exchange Ratio (as defined below). The "Exchange Ratio" means (i) $69.00 divided by (ii) the Qwest Price (as defined below); provided that if the Qwest Price is less than $28.26, the Exchange Ratio will equal 2.44161 and if the Qwest Price is greater than $39.90, the Exchange Ratio will equal 1.72932. The "Qwest Price" means the volume-weighted average trading price per share of Qwest Common Stock for the 15 trading days randomly selected from the 30 trading days ending on the trading day immediately preceding the consummation of the Proposed Transaction. If the Qwest Price is less than $38.70, Qwest will have the option of paying a portion of the consideration to be issued per share of U S WEST Common Stock in the Proposed Transaction in cash in lieu of shares of Qwest Common Stock, with the actual amount of cash to be paid to be mutually agreed upon by U S WEST and Qwest. In addition, U S WEST will have the right to terminate the Merger Agreement if the trading price of the Qwest Common Stock is less than $22.00 during certain periods prior to the consummation of the Proposed Transaction. The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement.

    We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of U S WEST Common Stock of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and Qwest that we believe to be relevant to our analysis, including without limitation, Forms 10-K of the Company and Qwest for the fiscal year ended December 31, 1998 and Forms 10-Q of the Company and Qwest for the three months ended March 31, 1999; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including the expected results for the three months ended June 30, 1999 and certain financial forecasts prepared by the Company; (4) financial and operating information with respect to the business, operations and prospects of Qwest furnished to us by Qwest, including the expected results for the three months ended June 30, 1999 and certain financial forecasts prepared by Qwest; (5) a trading history of the U S WEST Common Stock from June 15, 1998 to the present and of the U S WEST Communications Group Common Stock (the common stock of the Company's predecessor) from November 1, 1995 to June 12, 1998 and a comparison of these trading histories with those of other companies that we deemed relevant; (6) a trading history of the Qwest Common Stock from June 24, 1997 to the present and a comparison of this trading history with those of other companies that we deemed relevant; (7) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant and a comparison of the historical financial results and present financial condition of Qwest with those of other companies that we deemed relevant; (8) third party research analysts' earnings estimates, valuation analyses, target prices and investment recommendations for the Company and Qwest; (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (10) the potential pro forma financial effects of the Proposed Transaction, including the cost savings, operating synergies and strategic benefits expected by management of the Company and Qwest to result from a combination of the businesses of the Company and Qwest; (11) the terms and conditions of the proposed merger of U S WEST with Global Crossing Ltd. ("Global Crossing"); and (12) such information relating to the business, operations and prospects of Global Crossing and Global Crossing's common stock that we deemed relevant. We also have had discussions with the managements of the Company and Qwest concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and Qwest that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts of the Company furnished to us by the Company, upon advice of the Company we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform in accordance with such forecasts. In addition, with respect to the financial forecasts of Qwest furnished to us by Qwest, upon advice of U S WEST and Qwest we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Qwest as to the future financial performance of Qwest and that Qwest will perform in accordance with such forecasts. With respect to the cost savings, operating synergies and strategic benefits expected by management of the Company and Qwest to result from a combination of the businesses of U S WEST and Qwest, upon advice of the Company and Qwest we have assumed that such cost savings, operating efficiencies and strategic benefits will be realized substantially in accordance with such expectations. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Qwest and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Qwest.

    Upon advice of the Company and its legal advisors, we have assumed that the receipt of shares of Qwest Common Stock by stockholders of U S WEST in the Proposed Transaction will qualify as a tax-free transaction to U S WEST stockholders. Upon advice of the Company and its legal advisors, we also have assumed that consummation of the Proposed Transaction will not cause the split-off by MediaOne Group, Inc. (formerly U S WEST, Inc.) of the Company on June 12, 1998 to fail to qualify as a tax-free transaction. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    In addition, we do not express any opinion as to the prices at which shares of the Qwest Common Stock may trade at any time prior to or following the consummation of the Proposed Transaction and this opinion should not be viewed as providing any assurance that the market value of the shares of Qwest Common Stock to be held by the holders of U S WEST Common Stock after the consummation of the Proposed Transaction will be in excess of the market value of the shares of U S WEST Common Stock owned by such stockholders at any time prior to announcement of consummation of the Proposed Transaction.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the holders of U S WEST Common Stock in the Proposed Transaction is fair to such stockholders.

    We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company and its predecessor in the past, and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and Qwest for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                Very truly yours,
                                LEHMAN BROTHERS

                                                                         ANNEX F

                          SECTION 262 OF THE DELAWARE
                            GENERAL CORPORATION LAW

    262 APPRAISAL RIGHTS--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX G

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                             EQUITY INCENTIVE PLAN
                           (effective June 23, 1997)
              (amended and restated, effective as of June 1, 1998)

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE 1
                                                    INTRODUCTION

SECTION 1.01.         ESTABLISHMENT.......................................................................        G-1
SECTION 1.02.         PURPOSES............................................................................        G-1
SECTION 1.03.         EFFECTIVE DATE; AMENDMENT...........................................................        G-1

                                                      ARTICLE 2
                                                     DEFINITIONS

SECTION 2.01.         DEFINITIONS.........................................................................        G-1
SECTION 2.02.         GENDER AND NUMBER...................................................................        G-3

                                                      ARTICLE 3
                                                 PLAN ADMINISTRATION

SECTION 3.01.         GENERAL.............................................................................        G-3
SECTION 3.02.         DELEGATION BY COMMITTEE.............................................................        G-3

                                                      ARTICLE 4
                                              STOCK SUBJECT TO THE PLAN

SECTION 4.01.         NUMBER OF SHARES....................................................................        G-4
SECTION 4.02.         OTHER SHARES OF STOCK...............................................................        G-4
SECTION 4.03.         ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC....................................        G-4
SECTION 4.04.         OTHER DISTRIBUTIONS AND CHANGES IN THE STOCK........................................        G-4
SECTION 4.05.         GENERAL ADJUSTMENT RULES............................................................        G-5
SECTION 4.06.         DETERMINATION BY THE COMMITTEE, ETC.................................................        G-5

                                                      ARTICLE 5
                                     CORPORATE REORGANIZATION; CHANGE IN CONTROL

SECTION 5.01.         REORGANIZATION OF QWEST.............................................................        G-5
SECTION 5.02.         REQUIRED NOTICE.....................................................................        G-5
SECTION 5.03.         ACCELERATION OF EXERCISABILITY......................................................        G-6
SECTION 5.04.         CHANGE IN CONTROL OF QWEST..........................................................        G-6
SECTION 5.05.         REORGANIZATION OF AFFILIATED CORPORATIONS...........................................        G-6

                                                      ARTICLE 6
                                                    PARTICIPATION

                                                      ARTICLE 7
                                                       OPTIONS

SECTION 7.01.         GRANT OF OPTIONS....................................................................        G-7
SECTION 7.02.         STOCK OPTION CERTIFICATES...........................................................        G-7
SECTION 7.03.         RESTRICTIONS ON INCENTIVE OPTIONS...................................................       G-10
SECTION 7.04.         SHAREHOLDER PRIVILEGES..............................................................       G-10

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE 8
                                               RESTRICTED STOCK AWARDS

SECTION 8.01.         GRANT OF RESTRICTED STOCK AWARDS....................................................       G-10
SECTION 8.02.         RESTRICTIONS........................................................................       G-10
SECTION 8.03.         PRIVILEGES OF A STOCKHOLDER, TRANSFERABILITY........................................       G-11
SECTION 8.04.         ENFORCEMENT OF RESTRICTIONS.........................................................       G-11

                                                      ARTICLE 9
                                                     STOCK UNITS

                                                     ARTICLE 10
                                              STOCK APPRECIATION RIGHTS

SECTION 10.01.        PERSONS ELIGIBLE....................................................................       G-11
SECTION 10.02.        TERMS OF GRANT......................................................................       G-11
SECTION 10.03.        EXERCISE............................................................................       G-11
SECTION 10.04.        NUMBER OF SHARES OR AMOUNT OF CASH..................................................       G-12
SECTION 10.05.        EFFECT OF EXERCISE..................................................................       G-12
SECTION 10.06.        TERMINATION OF SERVICES.............................................................       G-12

                                                     ARTICLE 11
                                                    STOCK BONUSES

                                                     ARTICLE 12
                                              OTHER COMMON STOCK GRANTS

                                                     ARTICLE 13
                                               RIGHTS OF PARTICIPANTS

SECTION 13.01.        SERVICE.............................................................................       G-12
SECTION 13.02.        NONTRANSFERABILITY..................................................................       G-12
SECTION 13.03.        NO PLAN FUNDING.....................................................................       G-13

                                                     ARTICLE 14
                                                GENERAL RESTRICTIONS

SECTION 14.01.        INVESTMENT REPRESENTATIONS..........................................................       G-13
SECTION 14.02.        COMPLIANCE WITH SECURITIES LAWS.....................................................       G-13
SECTION 14.03.        CHANGES IN ACCOUNTING RULES.........................................................       G-13

                                                     ARTICLE 15
                                               OTHER EMPLOYEE BENEFITS

                                                     ARTICLE 16
                                    PLAN AMENDMENT, MODIFICATION AND TERMINATION

                                                     ARTICLE 17
                                                     WITHHOLDING

SECTION 17.01.        WITHHOLDING REQUIREMENT.............................................................       G-14
SECTION 17.02.        WITHHOLDING WITH STOCK..............................................................       G-14

                                                                                                              PAGE
                                                                                                            ---------
                                                     ARTICLE 18
                                                 REQUIREMENTS OF LAW

SECTION 18.01.        REQUIREMENTS OF LAW.................................................................       G-15
SECTION 18.02.        FEDERAL SECURITIES LAW REQUIREMENTS.................................................       G-15
SECTION 18.03.        GOVERNING LAW.......................................................................       G-15

                                                     ARTICLE 19
                                                DURATION OF THE PLAN

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                             EQUITY INCENTIVE PLAN

                                   ARTICLE 1
                                  INTRODUCTION

    SECTION 1.01. ESTABLISHMENT. Qwest Communications International Inc., a Delaware corporation, effective June 23, 1997, established the Qwest Communications International Inc. Equity Incentive Plan (the "PLAN") for certain employees of the Company (as defined in subsection 2.1(f)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain key employees of the Company and to certain consultants to the Company.

    SECTION 1.02. PURPOSES. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

    SECTION 1.03. EFFECTIVE DATE; AMENDMENT. The initial effective date of the Plan was June 23, 1997. The Plan is amended and restated, as of June 1, 1998. The provisions of the Plan, as so amended and restated, shall apply to any Award (as defined in subsection 2.1(b)) granted on or after June 1, 1998, and, to the extent that the provisions of this amended and restated Plan do not adversely affect the Award, shall also apply to Awards granted prior to June 1, 1998.

                                   ARTICLE 2
                                  DEFINITIONS

    SECTION 2.01. DEFINITIONS. The following terms shall have the meanings set forth below:

        (a) "AFFILIATED CORPORATION" means any corporation or other entity that is affiliated with Qwest through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

        (b) "AWARD" means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

        (c) "BOARD" means the Board of Directors of Qwest.

        (d) "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

        (e) "COMMITTEE" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 ACT"). Except as provided in
    Section 3.2, the Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

        (f) "COMPANY" means Qwest and the Affiliated Corporations.

        (g) "DISABLED" or "DISABILITY" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

        (h) "EFFECTIVE DATE" means the original effective date of the Plan, June 23, 1997.

        (i) "ELIGIBLE EMPLOYEES" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees within the meaning of section 414(n) of the Code shall not be treated as employees under this Plan.

        (j) "ELIGIBLE CONSULTANTS" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

        (k) "FAIR MARKET VALUE" means the average of the mean between the bid and the asked prices of the Stock or the closing price, as applicable, on the Nasdaq National Market, the principal stock exchange or other market on which the Stock is traded, over the five consecutive trading days ending on a particular date or by such other method as the Committee, or the individual or individuals to whom the Committee has delegated authority to grant Awards, may specify at the time an Award is granted. If the price of the Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Stock on a particular date shall be as determined by the Committee. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

        (l) "INCENTIVE OPTION" means an Option designated as such and granted in accordance with Section 422 of the Code.

        (m) "NON-QUALIFIED OPTION" means any Option other than an Incentive Option.

        (n) "OPTION" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

        (o) "OPTION CERTIFICATE" shall have the meaning given to such term in
    Section 7.2 hereof.

        (p) "OPTION HOLDER" means a Participant who has been granted one or more Options under the Plan.

        (q) "OPTION PRICE" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

        (r) "PARTICIPANT" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

        (s) "QWEST" means Qwest Communications International Inc. and any successor thereto.

        (t) "RESTRICTED STOCK AWARD" means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

        (u) "SHARE" means a share of Stock.

        (v) "STOCK" means the $0.01 par value common stock of Qwest.

        (w) "STOCK APPRECIATION RIGHT" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

        (x) "STOCK BONUS" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

        (y) "STOCK UNIT" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

    SECTION 2.02. GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   ARTICLE 3
                              PLAN ADMINISTRATION

    SECTION 3.01. GENERAL. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of Qwest and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

    SECTION 3.02. DELEGATION BY COMMITTEE. The Committee may, from time to time, delegate, to specified officers of Qwest, the power and authority to grant Awards under the Plan to specified groups of employees and consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the Qwest officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any employee or consultant who is covered by Section 16(b) of the 1934 Act shall not be delegated by the Committee.

                                   ARTICLE 4
                           STOCK SUBJECT TO THE PLAN

    SECTION 4.01. NUMBER OF SHARES. The number of Shares that are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary shall not exceed 35,000,000, subject to the provisions regarding changes in capital described below. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 20,000,000 Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by Qwest. This authorization may be increased from time to time by approval of the Board and by the stockholders of Qwest if, in the opinion of counsel for Qwest, stockholder approval is required. Shares of Stock that may be issued upon exercise of Options or Stock Appreciation Rights, that are issued as Restricted Stock Awards or Stock Bonuses, that are issued with respect to Stock Units, and that are issued as incentive compensation or other Stock grants under the Plan shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. Qwest shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

    SECTION 4.02. OTHER SHARES OF STOCK. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by Qwest as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 20,000,000 shares of Stock may be awarded pursuant to Incentive Options.

    SECTION 4.03. ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC. If Qwest shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan and (ii) the Shares then included in each outstanding Award granted hereunder.

    SECTION 4.04.  OTHER DISTRIBUTIONS AND CHANGES IN THE STOCK.

    (a) Qwest shall at any time distribute with respect to the Stock assets or securities of persons other than Qwest (excluding cash or distributions referred to in Section 4.3), or

    (b) Qwest shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of Qwest, or

    (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant's becoming a holder of record of the Stock.

    SECTION 4.05. GENERAL ADJUSTMENT RULES. No adjustment or substitution provided for in this Article IV shall require Qwest to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

    SECTION 4.06.  DETERMINATION BY THE COMMITTEE, ETC.  Adjustments under this
Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   ARTICLE 5
                  CORPORATE REORGANIZATION; CHANGE IN CONTROL

    SECTION 5.01. REORGANIZATION OF QWEST. Except as provided otherwise by the Committee at the time an Award is granted, upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.2 and 5.3, without the necessity for any additional notice or other action by the Board or Qwest:
(a) the merger or consolidation of Qwest with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of Qwest (other than a consolidation, merger, or reorganization in which Qwest is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of Qwest as an entirety or substantially as an entirety (other than a sale or conveyance in which the Qwest continues as holding company of an entity or entities that conduct the business or business formerly conducted by Qwest); or (c) the dissolution or liquidation of Qwest.

    SECTION 5.02. REQUIRED NOTICE. At least 30 days' prior written notice of any event described in Section 5.1 shall be given by Qwest to each Option Holder and Participant unless (a) in the case of the events described in clauses (a) or
(b) of Section 5.1, Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article V shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

    SECTION 5.03. ACCELERATION OF EXERCISABILITY. Participants notified in accordance with Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with
Section 5.2, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately, all Stock Units shall become payable immediately and all Stock Appreciation Rights shall become exercisable. Any Options, Stock Appreciation Rights or Stock Units that are not assumed or substituted under clauses (a) or (b) of Section 5.2 that have not been exercised prior to the event described in Section 5.1 shall automatically terminate upon the occurrence of such event.

    SECTION 5.04.  CHANGE IN CONTROL OF QWEST.

    (a) IN GENERAL. Unless provided otherwise by the Committee at the time of the grant of an Award, upon a change in control of Qwest as defined in subsection 5.4(b), then (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees or consultants of the Company; (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse; (iii) all Stock Units shall become immediately payable; and (iv) all other Awards shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time.

    (b) DEFINITION. For purposes of this Plan, a "change in control" shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz (collectively, the "ANSCHUTZ ENTITIES") or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of Stock ("OUTSTANDING SHARES") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("VOTING POWER") or (ii) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

    SECTION 5.05. REORGANIZATION OF AFFILIATED CORPORATIONS. If an Affiliated Corporation is merged or consolidated with another corporation (other than a merger or consolidation pursuant to which the Affiliated Corporation continues to be, or the continuing corporation is, affiliated with Qwest through stock ownership or control), or if all or substantially all of the assets or more than fifty percent (50%) of the stock of the Affiliated Corporation is acquired by any other corporation, business entity or person (other than a transaction in which the successor is affiliated with Qwest through stock ownership or control), or in the case of a reorganization (other than a reorganization under the United States Bankruptcy Code) including a divisive reorganization under
Section 355 of the Code, or liquidation of the Affiliated Corporation, the Committee may, as to outstanding Awards, make appropriate provision for the protection of outstanding Awards granted to Eligible Employees of, and Eligible Consultants to, the affected Affiliated Corporation by (i) providing for the assumption of outstanding Options or the substitution of new Options for outstanding Options by the successor on terms comparable to the outstanding Options, (ii) providing for the adjustment of outstanding Awards, or (iii) taking such other action with respect to outstanding Awards as the Committee deems appropriate.

                                   ARTICLE 6
                                 PARTICIPATION

    Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with Qwest, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                   ARTICLE 7
                                    OPTIONS

    SECTION 7.01. GRANT OF OPTIONS. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

    SECTION 7.02. STOCK OPTION CERTIFICATES. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "OPTION CERTIFICATE"). An Option Certificate shall be issued by Qwest in the name of the Participant to whom the Option is granted (the "OPTION HOLDER") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

    (a) NUMBER OF SHARES. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

    (b) PRICE. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but, in the case of an Incentive Option, in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

    (c) DURATION OF OPTIONS; RESTRICTIONS ON EXERCISE. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "OPTION PERIOD"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

    (d) TERMINATION OF SERVICES, DEATH, DISABILITY, ETC. The Committee may specify the period, if any, after which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

        (i) If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.

        (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

       (iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

        (iv) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

    (e) TRANSFERABILITY. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners. Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, and siblings (including half brothers and sisters and adopted siblings). During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

    (f) CONSIDERATION FOR GRANT OF OPTION. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee or to terminate the consulting services of any consultant.

    (g)  EXERCISE, PAYMENTS, ETC.

        (i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to Qwest of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of Qwest within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to Qwest in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by Qwest regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, Qwest shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

        (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

           (A) in cash;

           (B) by certified check, cashier's check or other check acceptable to the Company, payable to the order of Qwest;

           (C) by delivery to Qwest of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to Qwest; provided however, that no Option may be exercised by delivery to Qwest of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

           (D) by delivery to Qwest of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to Qwest promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

    (h) DATE OF GRANT. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

    (i)  WITHHOLDING.

        (I) NON-QUALIFIED OPTIONS. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

        (ii) INCENTIVE OPTIONS. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

    SECTION 7.03.  RESTRICTIONS ON INCENTIVE OPTIONS.

    (a) INITIAL EXERCISE. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

    (b) TEN PERCENT STOCKHOLDERS. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of Qwest shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

    SECTION 7.04. SHAREHOLDER PRIVILEGES. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

                                   ARTICLE 8
                            RESTRICTED STOCK AWARDS

    SECTION 8.01. GRANT OF RESTRICTED STOCK AWARDS. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

    SECTION 8.02. RESTRICTIONS. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such

Award shall be forfeited and shall be immediately returned to Qwest. If a Participant's employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to Qwest.

    SECTION 8.03. PRIVILEGES OF A STOCKHOLDER, TRANSFERABILITY. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 13.2.

    SECTION 8.04. ENFORCEMENT OF RESTRICTIONS. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

        (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of Qwest while the restrictions remain in effect; or

        (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                   ARTICLE 9
                                  STOCK UNITS

    A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

                                   ARTICLE 10
                           STOCK APPRECIATION RIGHTS

    SECTION 10.01. PERSONS ELIGIBLE. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees or Eligible Consultants.

    SECTION 10.02. TERMS OF GRANT. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

    SECTION 10.03. EXERCISE. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to Qwest, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to Qwest, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, Qwest shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/ or (ii) a cash payment, in accordance with Section 10.4 below. The date Qwest receives written notice of such exercise hereunder is referred to in this
Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of Qwest within 30 days following delivery of such notice.

    SECTION 10.04. NUMBER OF SHARES OR AMOUNT OF CASH. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

    SECTION 10.05. EFFECT OF EXERCISE. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

    SECTION 10.06. TERMINATION OF SERVICES. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in Section 7.2(d) with respect to Options.

                                   ARTICLE 11
                                 STOCK BONUSES

    The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

                                   ARTICLE 12
                           OTHER COMMON STOCK GRANTS

    From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                                   ARTICLE 13
                             RIGHTS OF PARTICIPANTS

    SECTION 13.01. SERVICE. Nothing contained in the Plan or in any Award, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

    SECTION 13.02. NONTRANSFERABILITY. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. Notwithstanding the foregoing, the Option Holder may not transfer an Incentive Option during the Option Holder's lifetime. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

    SECTION 13.03. NO PLAN FUNDING. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

                                   ARTICLE 14
                              GENERAL RESTRICTIONS

    SECTION 14.01. INVESTMENT REPRESENTATIONS. Qwest may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock Bonus, to give written assurances in substance and form satisfactory to Qwest and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as Qwest deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

    SECTION 14.02. COMPLIANCE WITH SECURITIES LAWS. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to Qwest shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require Qwest to apply for or to obtain such listing, registration or qualification.

    SECTION 14.03. CHANGES IN ACCOUNTING RULES. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of Qwest, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

                                   ARTICLE 15
                            OTHER EMPLOYEE BENEFITS

    The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

                                   ARTICLE 16
                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

    The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if Qwest, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable. No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Awards.

                                   ARTICLE 17
                                  WITHHOLDING

    SECTION 17.01. WITHHOLDING REQUIREMENT. Qwest's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

    SECTION 17.02. WITHHOLDING WITH STOCK. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have Qwest withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to Qwest a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to Qwest and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "TAX DATE"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

        (a) All elections must be made prior to the Tax Date.

        (b) All elections shall be irrevocable.

        (c) If the Participant is an officer or director of Qwest within the meaning of Section 16 of the 1934 Act ("SECTION 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                   ARTICLE 18
                              REQUIREMENTS OF LAW

    SECTION 18.01. REQUIREMENTS OF LAW. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

    SECTION 18.02. FEDERAL SECURITIES LAW REQUIREMENTS. If a Participant is an officer or director of Qwest within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

    SECTION 18.03. GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   ARTICLE 19
                              DURATION OF THE PLAN

    Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on June 22, 2007, and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

                                                                         ANNEX H

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                                   ARTICLE 1
                                      NAME

    The name of the corporation is Qwest Communications International Inc. (the "CORPORATION").

                                   ARTICLE 2
             ADDRESS OF REGISTERED OFFICE; NAME OF REGISTERED AGENT

    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE 3
                                    PURPOSE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "CORPORATION LAW").

                                   ARTICLE 4
                                     POWERS

    The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Corporation Law.

                                   ARTICLE 5
                                 CAPITAL STOCK

    SECTION 5.01. AUTHORIZATION. The aggregate number of shares of stock which the Corporation shall have authority to issue is five billion two hundred million (5,200,000,000) shares, of which five billion (5,000,000,000) shares shall be shares of common stock having a par value of $0.01 per share (the "COMMON STOCK"), and two hundred million (200,000,000) shares shall be shares of a class of preferred stock having a par value of $1.00 per share (the "PREFERRED STOCK") and issuable in one or more series as hereinafter provided. For purposes of this Article 5, references to the "BOARD OF DIRECTORS" shall refer to the Board of Directors of the Corporation, as established in accordance with Article VI of the Certificate of Incorporation of the Corporation and references to "the Certificate of Incorporation of the Corporation" shall refer to this Restated Certificate of Incorporation as the same may be amended from time to time.

    SECTION 5.02. COMMON STOCK. The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the terms of any outstanding series of Preferred Stock, the entire voting power of the stockholders of the Corporation shall be vested in the holders of Common Stock of the Corporation, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall, by law or by the provisions of the Certificate of Incorporation or bylaws of the Corporation, be entitled to vote.

    SECTION 5.03. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to fix the number of shares in each series, the designation thereof, the voting powers, preferences and relative, participating, optional or other special rights thereof, and the qualifications or restrictions thereon, of each series and the variations in such voting powers and preferences and rights as between series. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in such resolution or resolutions.

                                   ARTICLE 6
                               BOARD OF DIRECTORS

    SECTION 6.01. NUMBER OF DIRECTORS. The number of Directors shall be fixed by the bylaws of the Corporation, but shall not be less than six nor more than seventeen.

    SECTION 6.02. POWERS OF THE BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors selected as provided by law and the Certificate of Incorporation and the bylaws of the Corporation. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

    (a) adopt, amend, alter, change or repeal bylaws of the Corporation; PROVIDED, HOWEVER, that no bylaw hereafter adopted shall invalidate any prior act of the Corporation that would have been valid if such new bylaws had not been adopted;

    (b) subject to the bylaws as from time to time in effect, determine the rules and procedures for the conduct of the business of the Board of Directors and the management and direction by the Board of Directors of the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, or authorize the appointment of, and empower officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, and the manner of conducting, Board meetings, as well as other notice requirements for, and the manner of taking, Board action; and

    (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the Corporation Law and the Certificate of Incorporation and bylaws of the Corporation.

    SECTION 6.03. CLASSIFIED BOARD OF DIRECTORS. The directors, other than those who may be elected solely by the holders of shares of any class or series of stock having a preference over the common stock of the Corporation as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation pursuant to the terms of Article V of the Certificate of Incorporation of the Corporation, shall be classified, with respect to the time for which they severally hold office, into three classes, with each class to hold office until its successors are elected and qualified. Subject to the rights of the holders of any series of Preferred Stock, at each annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    SECTION 6.04. VACANCIES. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, any vacancy in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (and not by the stockholders), by resolution adopted by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum (or by a sole remaining director); PROVIDED, HOWEVER, that if not so filled, any such vacancy shall be filled by the stockholders at the next annual meeting or at a special meeting called for that purpose. Any director so appointed shall hold office until the next meeting of stockholders at which directors of the class for which such director has been chosen are to be elected and until his or her successor is elected and qualified.

    SECTION 6.05. REMOVAL OF DIRECTORS. Except as may be provided in respect of any series of Preferred Stock pursuant to Article 5 with respect to any directors elected solely by the holders of such series of Preferred Stock, any director (including all members of the Board of Directors) may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. For the purposes of this Section 6.05, "CAUSE" shall mean the wilful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

                                   ARTICLE 7
                STOCKHOLDER ACTIONS AND MEETINGS OF STOCKHOLDERS

    Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent in lieu of a meeting of such holders. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors of the Corporation or the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the bylaws. For purposes of all meetings of stockholders, a quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law or, in respect of a meeting of the holders of any series of Preferred Stock, by the provisions of
Section 5.03 of Article 6.05.

                                   ARTICLE 8
                      LIMITATION ON LIABILITY OF DIRECTORS

    No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors; PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment, repeal or modification of this Article 8 shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                   ARTICLE 9
                         CERTAIN BUSINESS COMBINATIONS

    SECTION 9.01. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. Except as otherwise expressly provided in Section 9.02 of this Article, in addition to any affirmative vote required by law or by any other provision of the Certificate of Incorporation of the Corporation, the affirmative vote of the holders of not less than 80% of the outstanding shares of "VOTING STOCK" (as hereinafter defined) of the Corporation voting together as a single class shall be required for the approval or authorization of any "BUSINESS

COMBINATION" (as hereinafter defined) of the Corporation with any "RELATED PERSON" (as hereinafter defined). For the purpose of this Article:

    (a) The term "BUSINESS COMBINATION" shall mean (1) any merger or consolidation of the Corporation or a Subsidiary (as hereinafter defined) of the Corporation with or into a Related Person or of a Related Person with or into the Corporation or a Subsidiary of the Corporation; (2) any sale, lease, exchange, transfer, or other disposition, including, without limitation, a mortgage or any other hypothecation or transfer as collateral, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a Subsidiary) or of a Subsidiary of the Corporation to a Related Person; (3) the issuance of any securities (other than by way of a distribution to stockholders made pro rata to all holders of the class of stock to receive the distribution) of the Corporation or a Subsidiary of the Corporation to a Related Person; (4) the acquisition by the Corporation or a Subsidiary of the Corporation of any securities of a Related Person; (5) any recapitalization that would have the effect, directly or indirectly, of increasing the voting power of a Related Person; (6) any merger of the Corporation into a Subsidiary of the Corporation; or (7) any agreement, contract, or other arrangement providing for any of the transactions described in this definition of "BUSINESS COMBINATION."

    (b) The term "CONTINUING DIRECTOR" shall mean any member of the Board of Directors who is neither Affiliated (as defined below) nor Associated (as defined below) with the Related Person and who was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Directors then members of the Board of Directors.

    (c) The term "RELATED PERSON" shall mean and include any individual, corporation, partnership, or other person or entity which, together with its "AFFILIATES" and "ASSOCIATES," "Beneficially Owns" (as hereinafter defined), in the aggregate ten percent (10%) or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity.

    (d) The term "SUBSTANTIAL PART" shall mean more than 80% of the book value of the total consolidated assets of the Corporation as reported in the consolidated financial statements of the Corporation and its subsidiaries as of the end of its most recent fiscal year ending prior to the time as of which a "Substantial Part" is to be determined.

    (e) The term "VOTING STOCK" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation and each reference to a percentage of shares of Voting Stock shall refer to such percentage of the votes entitled to be cast by such shares.

    (f) The terms "AFFILIATE" and "ASSOCIATE" shall have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on the Effective Date (as defined in subsection 2.6).

    (g) The term "BENEFICIALLY OWNS" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the Effective Date (as defined in subsection 2.6), PROVIDED, HOWEVER, that, any shares of Voting Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed Beneficially Owned by the Related Person whether immediately exercisable or exercisable within ten years of the date as of which Beneficial Ownership is to be determined.

    (h) The term "SUBSIDIARY" with respect to the Corporation shall mean any corporation, partnership, limited liability company, business trust or similar entity in which a majority of any class of any equity security is owned directly or indirectly by the Corporation.

    SECTION 9.02.  WHEN HIGHER VOTE IS NOT REQUIRED.  The provisions of Section
9.01 of this Article shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as may be required by law or by any other provision of this Certificate of

Incorporation of the Corporation, if all of the conditions specified in either of the following paragraphs (a) or (b) are met:

    (a) the Business Combination shall have been approved by a vote of not less than a majority of the Continuing Directors, or

    (b) all of the following conditions shall have been met:

        (i) The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of the consideration, other than cash, to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

           (a) if applicable, the highest price per share (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Related Person for any shares of Common Stock acquired by it (i) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the "ANNOUNCEMENT DATE") or (ii) in the transaction in which it became a Related Person; or

           (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to in this Article as the "DETERMINATION DATE"), whichever is higher; and

               (1) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of the consideration, other than cash, to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (B)(2) shall be required to be met with respect to every class or series of outstanding capital stock of the Corporation other than Common Stock, whether or not the Related Person has previously acquired any shares of such class or series of Voting Stock):

                   (aa) if applicable, the highest per share price (including any brokerage commission, transfer taxes, and soliciting dealers'
               fees) paid by the Related Person for any shares of such class or series of Voting Stock acquired by it (i) within the two year period immediately prior to the Announcement Date or (ii) in the transaction in which it became a Related Person, whichever is higher; or

                   (bb) if applicable, the Redemption Price (as hereinafter
               defined) of the shares of such class or series, or if such shares have no Redemption Price, the highest amount per share which such class or series would be entitled to receive upon liquidation of the Corporation on the Announcement Date or the Determination Date, whichever is higher; or

                   (cc) the Fair Market Value per share of such class or series of Voting stock on the Announcement Date or on the Determination Date, whichever is higher; and

        (ii) the consideration to be received in such Business Combination holders of each class or series of outstanding Voting Stock (including Common stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of Voting Stock; PROVIDED, HOWEVER, that if the Related Person has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it; and

       (iii) a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of the Business Combination and shall have contained at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the Business Combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of the opinion).

    SECTION 9.03. CERTAIN DEFINITIONS AND ADDITIONAL PROVISIONS. For the purposes of this Article:

    (a) "FAIR MARKET VALUE" shall mean:

        (i) in the case of stock, the highest closing sale price during the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in Market Value on the date in question of a share of such stock as determined by the Continuing Directors in good faith, which determination shall be final; and

        (ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Continuing Directors in good faith, which determination shall be final.

    (b) The Board of Directors, with the approval of a majority of the total number of Continuing Directors, shall have the power and duty to determine, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (i) whether a person is a Related Person, (ii) the number of shares of Voting Stock Beneficially Owned by any person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the applicable conditions set forth in paragraph (B) of Section 9.02(b) have been met with respect to any Business Combination, and (v) whether the proposed transaction is a Business Combination. Any such determinations shall be final.

    SECTION 9.04. AMENDMENT OF THIS ARTICLE. This Article may be amended, altered, changed, or repealed only by the affirmative vote of the holders of at least 80% of the outstanding shares of Voting Stock voting together as a single class unless the proposed amendment, alteration, change, or repeal has been recommended to the stockholders by the Board of Directors with the approval of at least two-thirds of the Continuing Directors, in which event the proposed amendment, alteration, change, or repeal shall require for approval the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Voting Stock, voting as a single class.

                                   ARTICLE 10
                                     BYLAWS

    The Board of Directors shall have the power to adopt, amend, alter, change or repeal bylaws of and for the Corporation by the affirmative vote of 66 2/3% of the members then in office; PROVIDED, HOWEVER, that the first, third, and fourth sentences of Section 3.02(a), the second sentence of Section 4.01,
Section 5.01(a), the second sentence of Section 5.02, Section 5.05 (except for the third, fourth, and fifth sentences of the last paragraph thereof), the third sentence of Section 5.13, the proviso in the first sentence of Article 10, and the last sentence of Article 10 of the bylaws may only be amended or repealed by an affirmative vote of 75% of the Board of Directors of the Corporation. The affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class shall be required to adopt, amend, alter, change or repeal bylaws of the Corporation (notwithstanding the fact that approval by a lesser percentage may be permitted by the Corporation Law); PROVIDED, HOWEVER, that the first, third, and fourth sentences of Section 3.02(a), the second sentence of Section 4.01, Section 5.01(a), the second sentence of Section 5.02,
Section 5.05 (except for the third, fourth, and fifth sentences of the last paragraph thereof), the third sentence of Section 5.13, the proviso in the first sentence of Article 10, and the last sentence of Article 10 of the bylaws may be amended or repealed by the affirmative vote of 75% of the then outstanding shares of Common Stock.

                                   ARTICLE 11
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

    The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in the Certificate of Incorporation of the Corporation in any manner permitted by the Corporation Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, and except as may otherwise be provided in Article 5 or 9 hereof, any such amendment, alteration, change or repeal shall require approval of both (i) the Board of Directors by the affirmative vote of a majority of the members then in office and (ii) the holders of a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, except that any proposal to amend, alter, change or repeal the provisions of Section 6.03 of Article6, Section 6.05 of Article 6, Article 7, Article 10 and this Article 11 shall require the affirmative vote of the holders of 80% of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

    IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates, integrates and amends the provisions of the certificate of incorporation of the Corporation, and which has been duly adopted by written consent of the sole stockholder of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law,
has been executed by [            ], its Corporate Secretary, this [  ]th day of
[            ], [      ].

                                          QWEST COMMUNICATIONS INTERNATIONAL
                                          INC.

                                          By:

                                          --------------------------------------

                                         Name:
                                            Title: Corporate Secretary

[All references to Series A Preferred Stock have been deleted since the combined company after the merger will not have a shareholder rights plan.]

                                                                         ANNEX I

                                     BYLAWS
                                       OF
                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                                   ARTICLE 1
                                    OFFICES

    SECTION 1.01. REGISTERED OFFICE. The registered office of Qwest Communications International Inc. (the "CORPORATION") in the State of Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and its registered agent at such address shall be The Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the "BOARD") shall from time to time select.

    SECTION 1.02. OTHER OFFICES. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

    SECTION 2.01. PLACE OF MEETING. All meetings of the stockholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board.

    SECTION 2.02. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Friday of June in each year, at an hour to be named in the notice of the meeting, unless such day should fall on a legal holiday in the State of Colorado, in which event the meeting shall be held on the next succeeding business day that is not a legal holiday, or on such date and at such hour as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

    SECTION 2.03. SPECIAL MEETINGS. Except as otherwise required by law or the Certificate of Incorporation of the Corporation (the "CERTIFICATE"), special meetings of the stockholders for any purpose or purposes may be called by any Chairman (as defined below), the Chief Executive Officer or a majority of the entire Board. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

    SECTION 2.04. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall sign a written waiver of notice thereof, whether before or after such meeting. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

    SECTION 2.05. QUORUM. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders; PROVIDED, HOWEVER, that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class shall constitute a quorum for the transaction of business by such class.

    SECTION 2.06. ADJOURNMENTS. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class. At such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

    SECTION 2.07. ORDER OF BUSINESS. (a) At each meeting of the stockholders, any Chairman or, in the absence of all three members of the Office of the Chairman, the Chief Executive Officer or, in the absence of the Chief Executive Officer, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

    (b) At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting, (ii) pursuant to the notice provided for in Section 2.04 of this Article II or (iii) by any stockholder who is a holder of record at the time of the giving of such notice provided for in this
Section 2.07, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.07.

    (c) For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the "SECRETARY"). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the date of an annual meeting of stockholders. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business and all persons or entities acting in concert with the stockholder; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and all persons or entities acting in concert with such stockholder; and (iv) any material interest of the stockholder in such business. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; PROVIDED, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.07. The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.07 and, if the chairman should so determine, the chairman shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.

    SECTION 2.08. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

    SECTION 2.09. VOTING. (a) Except as otherwise provided by law or by the Certificate, each stockholder of record of any class or series of capital stock of the Corporation shall be entitled at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, registered in such stockholder's name on the books of the Corporation:

        (1) on the date fixed pursuant to Section 7.06 of Article VII of these bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

        (2) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

    (b) Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

    (c) At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate or these bylaws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class who are present in person or represented by proxy shall be the act of such class.

    (d) Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy.

    SECTION 2.10. INSPECTORS. The chairman of the meeting shall appoint one or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

                                   ARTICLE 3
                               BOARD OF DIRECTORS

    SECTION 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

    SECTION 3.02. NUMBER, QUALIFICATION AND ELECTION. (a) Upon the merger of U S WEST, Inc. ("U S WEST") with and into the Corporation becoming effective (the "Effective Time"), and thereafter until the third anniversary of the Effective Time (the "Third Anniversary"), except as otherwise provided in the Certificate, the total number of directors constituting the whole Board shall be fourteen. After the Third Anniversary, the total number of directors constituting the whole Board initially shall be fourteen and thereafter shall be as determined from time to time by the Board, provided, however, that any reduction in the total number of directors constituting the whole Board shall not terminate the term of any director then in office. Initially upon the Effective Time, U S WEST shall have designated seven members of the Board (the "U S WEST Designees") and the Corporation shall have designated seven members of the Board (the "Corporation Designees"). Upon and after the Effective Time, until the Third Anniversary: U S WEST Designees shall have the right to nominate seven members of the Board and Corporation Designees shall have the right to nominate seven members of the Board; any vacancy created on the Board as a result of any such nominee leaving the Board shall be filled by the remaining U S WEST Designees or Corporation Designees, as applicable, on the Board who nominated such person leaving the Board; and to the extent the Corporation has a classified Board, each class of directors shall contain as even a number of U S WEST Designees and Corporation Designees as possible.

    (b) The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation pursuant to the terms of
Article V of the Certificate or any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible, with each class to hold office until its successors are elected and qualified. Subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, at each such annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    (c) Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

    (d) In any election of directors held at a meeting of stockholders, the persons receiving a plurality of the votes cast by the stockholders entitled to vote thereon at such meeting who are present or represented by proxy, up to the number of directors to be elected in such election, shall be deemed elected.

    SECTION 3.03. NOTIFICATION OF NOMINATION. Subject to Section 3.02(a), and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3.03 of this Article III and who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days prior to the date of such annual meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, within 15 days following the public announcement of the date of such special meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination, of all persons or entities acting in concert with the stockholder, and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or entities acting in concert with the stockholder (naming such person or entities) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the class and number of shares of the Corporation that are beneficially owned by the stockholder and all persons or entities acting in concert with the stockholder; an (f) the consent of each nominee to being named in a proxy statement as nominee and to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made after compliance with the foregoing procedure. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.03 of this Article III (or in accordance with Section 3.02(a)) shall be eligible to serve as directors of the Corporation.

    SECTION 3.04. QUORUM AND MANNER OF ACTING. Except as otherwise provided by law, the Certificate or these bylaws, a majority of the entire Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

    SECTION 3.05. PLACE OF MEETING. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notice or waivers of notice thereof.

    SECTION 3.06. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and places as the Office of the Chairman or the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

    SECTION 3.07. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Office of the Chairman or by a majority of the directors.

    SECTION 3.08. NOTICE OF MEETINGS. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or telecopy or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

    SECTION 3.09. RULES AND REGULATIONS. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

    SECTION 3.10.  PARTICIPATION IN MEETING BY MEANS OF COMMUNICATION
EQUIPMENT. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

    SECTION 3.11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the Board or of such committee.

    SECTION 3.12. RESIGNATIONS. Any director of the Corporation may at any time resign by giving written notice to the Board, any Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 3.13. REMOVAL OF DIRECTORS. Directors may be removed only as provided in Section 5 of Article VI of the Certificate.

    SECTION 3.14. VACANCIES. Subject to Section 3.02(a), and subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.03 of
Article II of these bylaws. Any director elected in accordance with the preceding sentence of this Section 3.14 of this Article III shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

    SECTION 3.15. COMPENSATION. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 3.15 of this Article III shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

                                   ARTICLE 4
                      COMMITTEES OF THE BOARD OF DIRECTORS

    SECTION 4.01. ESTABLISHMENT OF COMMITTEES OF THE BOARD OF DIRECTORS; ELECTION OF MEMBERS OF COMMITTEES OF THE BOARD OF DIRECTORS; FUNCTIONS OF COMMITTEES OF THE BOARD OF DIRECTORS. The Board may, in accordance with and subject to the General Corporation Law of the State of Delaware, from time to time establish committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board may from time to time determine. Upon and after the Effective Time, until the Third Anniversary, U S WEST Designees and Corporation Designees will be represented equally on all of the commitees of the Board.

    SECTION 4.02. PROCEDURES; MEETINGS; QUORUM. Regular meetings of committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board shall be called at the request of a majority of the members thereof. Notice of each special meeting of any committee of the Board shall be given by overnight delivery service or mailed to each member, in either case addressed to such member at such member's residence or normal place of business, at least two days before the day on which the meeting is to be held or shall be sent to such members at such place by telegraph or telecopy or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to it or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these bylaws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

                                   ARTICLE 5
                                    OFFICERS

    SECTION 5.01. NUMBER; TERM OF OFFICE. The officers of the Corporation shall be such officers as the Board may from time to time determine, which (a) upon and after the Effective Time, until the Third Anniversary, shall include an Office of the Chairman, which initially upon the Effective Time will consist of three members, namely, the person serving as Chief Executive Officer/Chairman of U S WEST immediately prior to the Effective Time, the Chief Executive Officer/Chairman of the Corporation immediately prior to the Effective Time, and Philip F. Anschutz; and (b) may include a Chief Executive Officer, President, Chief Financial Officer, General Counsel and one or more Vice Presidents (including, without limitation, Assistant, Executive and Senior Vice Presidents) and a Treasurer, Secretary and Controller and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as provided in these bylaws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more of said officers; PROVIDED, HOWEVER, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

    SECTION 5.02. REMOVAL. Any officer may be removed, either with or without cause, by the Board at any meeting thereof or, except in the case of any officer elected by the Board, by any superior officer upon whom such power may be conferred by the Board. Upon and after the Effective Time, until the Third Anniversary, notwithstanding anything else in these bylaws, only the Board shall have the authority to remove from office and replace any member of the Office of the Chairman.

    SECTION 5.03. RESIGNATION. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 5.04. VACANCIES. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election to such office.

    SECTION 5.05. OFFICE OF THE CHAIRMAN; MEMBERS, POWERS AND DUTIES. Upon and after the Effective Time, until the Third Anniversary, (i) the Office of the Chairman will consist of three members, each of whom will individually be considered a Chairman of the Corporation (each member individually, a "CHAIRMAN"); and (ii) subject to the power and authority of the Board as required by applicable law, the Office of the Chairman shall, through one of its members so designated, chair all meetings of the Board and shall have the exclusive power and final authority with respect to the following matters (to the extent Board and/or stockholder action is not required by law):

    (a) the approval of any acquisition or disposition of a business through a merger, stategic acquisition or disposition, asset purchase or sale, joint venture, partnership, lease arrangement or otherwise, in each case involving aggregate sale or purchase proceeds of $25 million or more;

    (b) the approval of any merger, consolidation or other similar type of transaction between the Corporation and any third party;

    (c) the setting of general corporate strategy and direction involving approval of long term strategic plans and annual budgets and goals;

    (d) the allocation of capital resources including approval of the Corporation's annual capital budget and any material amendment or deviation therefrom; and

    (e) the termination or any significant diminution of the responsibilities of the officers in the eight most senior executive officers of the Corporation (or its subsidiaries) other than any member of the Office of the Chairman.

    Upon and after the Effective Time, until the Third Anniversary, to the extent Board action is required with respect to any matter referred to in items
(a) through (e) above, the Office of the Chairman shall have the sole power and authority to present such matters to the Board.

    Upon and after the Effective Time, until the Third Anniversary, the Office of the Chairman shall take action by a majority vote. Upon and after the Effective Time, until the Third Anniversary, any Chairman shall have the right to call a special meeting of the Board or at a regularly called meeting to present any matter referred to in items (a) through (e) above for consideration by the full Board. Unless otherwise precluded from doing so by these bylaws, any Chairman may be a member of the committees of the Board. Any Chairman may be designated by the Board as an officer of the Company and may be elected by the Board as the Chief Executive Officer. In case of the absence or disability of all three members of the Office of the Chairman or a vacancy in the Office of the Chairman, Chief Executive Officer or, if none, the President shall exercise all the powers and perform all the duties of the Office of the Chairman. Upon and after the Effective Time, until the Third Anniversary, the Board shall set the compensation of the members of the Office of the Chairman.

    SECTION 5.06. CHIEF EXECUTIVE OFFICER; POWERS AND DUTIES. Subject to the control of the Board, the Chief Executive Officer shall supervise and direct generally all the business and affairs of the Corporation. Any document may be signed by the Chief Executive Officer or any other person who may be thereunto authorized by the Board or the Chief Executive Officer. The Chief Executive Officer may appoint such assistant officers as are deemed necessary.

    SECTION 5.07. PRESIDENT, EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS; POWERS AND DUTIES. The President shall be the chief operating officer of the Corporation. The President and each Executive Vice President, each Senior Vice President, and each Vice President shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer.

    SECTION 5.08. SECRETARY AND ASSISTANT SECRETARIES; POWERS AND DUTIES. The Secretary shall attend all meetings of the stockholders and the Board and shall keep the minutes for such meetings in one or more books provided for that purpose. The Secretary shall be custodian of the corporate records, except those required to be in the custody of the Treasurer or the Controller, shall keep the seal of the Corporation, and shall execute and affix the seal of the Corporation to all documents duly authorized for execution under seal on behalf of the Corporation, and shall perform all of the duties incident to the office of Secretary, as well as such other duties as may be assigned by the Chief Executive Officer or the Board.

    The Assistant Secretaries shall perform such of the Secretary's duties as the Secretary shall from time to time direct. In case of the absence or disability of the Secretary or a vacancy in the office, an Assistant Secretary designated by the Chief Executive Officer or by the Secretary, if the office is not vacant, shall perform the duties of the Secretary.

    SECTION 5.09. CHIEF FINANCIAL OFFICER; POWERS AND DUTIES. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation, and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be assigned by the Chief Executive Officer or the Board.

    SECTION 5.10. TREASURER AND ASSISTANT TREASURERS; POWERS AND DUTIES. The Treasurer shall have care and custody of the funds and securities of the Corporation, shall deposit such funds in the name and to the credit of the Corporation with such depositories as the Treasurer shall approve, shall disburse the funds of the Corporation for proper expenses and dividends, and as may be ordered by the Board, taking proper vouchers for such disbursements. The Treasurer shall perform all of the duties incident to the office of Treasurer, as well as such other duties as may be assigned by the Chief Executive Officer or the Board.

    The Assistant Treasurers shall perform such of the Treasurer's duties as the Treasurer shall from time to time direct. In case of the absence or disability of the Treasurer or a vacancy in the office, an Assistant Treasurer designated by the Chief Executive Officer or by the Treasurer, if the office is not vacant, shall perform the duties of the Treasurer.

    SECTION 5.11. GENERAL COUNSEL; POWERS AND DUTIES. The General Counsel shall be the chief legal officer of the Corporation. The General Counsel shall have such power and exercise such authority and provide such counsel to the Corporation as deemed necessary or desirable to enforce the rights and protect the property and integrity of the Corporation, shall also have the power, authority, and responsibility for securing for the Corporation all legal advice, service, and counseling, and shall perform all of the duties incident to the office of General Counsel, as well as such other duties as may be assigned by the Chief Executive Officer or the Board.

    SECTION 5.12. CONTROLLER AND ASSISTANT CONTROLLERS; POWERS AND DUTIES. The Controller shall be the chief accounting officer of the Corporation and shall keep and maintain in good and lawful order all accounts required by law and shall have sole control over, and ultimate responsibility for, the accounts and accounting methods of the Corporation and the compliance of the Corporation with all systems of accounts and accounting regulations prescribed by law. The Controller shall audit, to such extent and at such times as may be required by law or as the Controller may think necessary, all accounts and records of corporate funds or property, by whomsoever kept, and for such purposes shall have access to all such accounts and records. The Controller shall make and sign all necessary and proper accounting statements and financial reports of the Corporation, and shall perform all of the duties incident to the office of Controller, as well as such other duties as may be assigned by the Chief Executive Officer or the Board.

    The Assistant Controllers shall perform such of the Controller's duties as the Controller shall from time to time direct. In case of the absence or disability of the Controller or a vacancy in the office, an Assistant Controller designated by the Chief Executive Officer or the Controller, if the office is not vacant, shall perform the duties of the Controller.

    SECTION 5.13. SALARIES. Subject to the last sentence of Section 5.05, the salaries of all officers of the Corporation shall be fixed by or in the manner provided by the Board. Subject to the last sentence of Section 5.05, if authorized by a resolution of the Board, the salary of any officer other than the Chief Executive Officer may be fixed by the Chief Executive Officer or a Committee of the Board. Upon and after the Effective Time, until the Third Anniversary, the compensation committee of the Board shall have the right to approve the filling of any vacancy created in any of the officer positions (exclusive of the Office of the Chairman) as set forth in the letter of understanding between U S WEST and the Corporation dated July 18, 1999 and the setting of salary levels of such executives. No officer shall be disqualified from receiving a salary by reason of also being a director of the Corporation.

                                   ARTICLE 6
                                INDEMNIFICATION

    SECTION 6.01. SCOPE OF INDEMNIFICATION. (a) The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, except to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law or where a judgment or other final adjudication adverse to the indemnified representative establishes, or where the Corporation determines, that his or her acts or omissions (i) were in breach of such person's duty of loyalty to the Corporation or its stockholders, (ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution, or advancement of expenses may be entitled under any statute, certificate of incorporation, agreement, contract of insurance, vote of stockholders or disinterested directors, or otherwise. The rights of indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

    (b) If an indemnified representative is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such indemnified representative to the maximum extent for the remaining portion of the liabilities.

    (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

    (d) To the extent permitted by law, the payment of indemnification provided for by this Article, including the advancement of expenses pursuant to Section
6.02 of this Article VI, with respect to proceedings other than those brought by or in the right of the Corporation, shall be subject to the conditions that the indemnified representative shall give the Corporation prompt notice of any proceeding, that the Corporation shall have complete charge of the defense of such proceeding and the right to select counsel for the indemnified representative, and that the indemnified representative shall assist and cooperate fully in all matters respecting the proceeding and its defense or settlement. The Corporation may waive any or all of the conditions set forth in the preceding sentence. Any such waiver shall be applicable only to the specific payment for which the waiver is made and shall not in any way obligate the Corporation to grant such waiver at any future time. In the event of a conflict of interest between the indemnified representative and the Corporation that would disqualify the Corporation's counsel from representing the indemnified representative under the rules of professional conduct applicable to attorneys, it shall be the policy of the Corporation to waive any or all of the foregoing conditions subject to such limitations or conditions as the Corporation shall deem to be reasonable in the circumstances.

    (e) For purposes of this Article:

        (1) "INDEMNIFIED CAPACITY" means any and all past, present, or future services by an indemnified representative in one or more capacities as a director, officer, employee, or agent of the Corporation or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise; any indemnified representative serving an affiliate of the Corporation in any capacity shall be deemed to be doing so at the request of the Corporation;

        (2) "AFFILIATE OF THE CORPORATION" means an entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation;

        (3) "INDEMNIFIED REPRESENTATIVE" means any and all directors, officers, and employees of the Corporation and any other person designated as an indemnified representative by the Board;

        (4) "LIABILITY" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damage, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, expert witness fees, costs of investigation, litigation and appeal costs, attorneys' fees, and disbursements); and

        (5) "PROCEEDING" means any threatened, pending, or completed action, suit, appeal, or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, whether external or internal to the Corporation, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

    SECTION 6.02. ADVANCING EXPENSES. All reasonable expenses incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 6.01 of this Article VI shall be advanced to the indemnified representative by the Corporation. Before making any such advance payment of expenses, the Corporation shall receive an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined that such indemnified representative is not entitled to be indemnified by the Corporation pursuant to this Article VI. No advance shall be made by the Corporation if a determination is reasonably and promptly made by a majority vote of disinterested directors, even if the disinterested directors constitute less than a quorum, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, the indemnified representative has acted in such a manner as to permit or require the denial of indemnification pursuant to the provisions of Section 6.01 of this Article VI.

                                   ARTICLE 7
                                 CAPITAL STOCK

    SECTION 7.01. SHARE OWNERSHIP. (a) Holders of shares of stock of each class of the Corporation shall be recorded on the books of the Corporation and ownership of such stock shall be evidenced by a certificate or other form as shall be approved by the Board. Certificates representing shares of stock of each class, if any, shall be signed by, or in the name of, the Corporation by any Chairman or the President, any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

    (b) The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

    SECTION 7.02. TRANSFER OF SHARES. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and on surrender of the certificate or certificates, if any, for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; PROVIDED, HOWEVER, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

    SECTION 7.03.  REGISTERED STOCKHOLDERS AND ADDRESSES OF
STOCKHOLDERS. (a) The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

    (b) Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be delivered or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be delivered to such person by mail directed to such person at such person's post office address, if any, as the same appears on the stock record books of the Corporation or at such person's last known post office address.

    SECTION 7.04. LOST, DESTROYED AND MUTILATED CERTIFICATES. The Corporation may issue to any holder of shares of stock the certificate for which has been lost, stolen, destroyed or mutilated a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

    SECTION 7.05. REGULATIONS. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

    SECTION 7.06. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

    SECTION 7.07. TRANSFER AGENTS AND REGISTRARS. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

                                   ARTICLE 8
                                      SEAL

    The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures of "CORPORATE SEAL DELAWARE", or such other words or figures as the Board may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE 9
                                  FISCAL YEAR

    The fiscal year of the Corporation shall end on the 31st day of December in each year.

                                   ARTICLE 10
                                   AMENDMENTS

    Any bylaw may be adopted, repealed, altered or amended by two-thirds of the entire Board at any meeting thereof; PROVIDED THAT notwithstanding anything else in these bylaws, the first, third, and fourth sentences of Section 3.02(a), the second sentence of Section 4.01, Section 5.01(a), the second sentence of Section 5.02, Section 5.05 (except for the third, fourth, and fifth sentences of the last paragraph thereof), the third sentence of Section 5.13, this proviso in this first sentence of Article 10, and the last sentence of Article 10 may only be amended or repealed by an affirmative vote of three-fourths of the Board at any meeting thereof. The stockholders of the Corporation shall have the power to amend, alter or repeal any provision of these bylaws only to the extent and in the manner provided in the Certificate.

                                                                       [LOGO]

              [LOGO]

                                                                     WSTNC-SP-99

     [LOGO]
                                                                      PROXY CARD
-----------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON NOVEMBER 2, 1999.
The undersigned hereby appoints Soloman D. Trujillo, Marilyn C. Nelson, Frank P. Popoff and Mark Roellig, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of U S WEST of the undersigned on the reverse side of this proxy at the Special Meeting to be held at the Auditorium at Equitable Center, The Equitable Building, 787 7th Avenue, New York, New York, beginning at 9:00 A.M., on November 2, 1999, and at any adjournments or postponements thereof, upon all subjects that may properly come before the Special Meeting including the matters described in the Joint Proxy Statement/Prospectus furnished herewith. The undersigned hereby revokes any previous proxies with respect to matters covered by this proxy.

This proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN AND RETURN THIS PROXY; NO BOXES NEED TO BE CHECKED.

If you are a participant in the U S WEST Shareowner Investment Plan, your proxy card will cover both the number of full shares in your plan account and shares registered in your name.

If you are a participant in the U S WEST Savings Plan/ESOP, your proxy card will also serve as a voting instruction card for the trustees of the plans with respect to the shares held in your accounts. The trustees will vote the shares held in the plans for which proxies are not received (as well as shares held in the suspense account of the plans) in the same proportion as the shares for which proxies are received.

YOUR VOTE IS IMPORTANT. FAILURE TO SIGN AND RETURN THIS PROXY, OR ATTEND THE SPECIAL MEETING AND VOTE BY BALLOT, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL.

        [LOGO]

To vote for a proposal, mark the "FOR" box relating to the proposal. To vote against a proposal, mark the "AGAINST" box relating to the proposal. To abstain from voting for a proposal, mark the "ABSTAIN" box relating to the proposal. To vote in accordance with the Board's recommendation, just sign and return this proxy. No boxes need to be checked.
--------------------------------------------------------------------------------
                        DIRECTORS RECOMMEND A VOTE "FOR"
--------------------------------------------------------------------------------

1.         Approval and adoption of the Agreement and Plan of Merger dated as of July 18, 1999, as amended, between U S
            WEST, Inc., a Delaware corporation, and Qwest Communications International Inc., a Delaware corporation, and the merger. The merger agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Annex A.
2.         Approval of any proposal to adjourn or postpone the meeting.
3.         In the discretion of the proxies, to vote upon such other business as may properly come before meeting, including any adjournment or postponement thereof.

1.
            For / /   Against / /    Abstain / /
2.          For / /   Against / /    Abstain / /
3.
            For / /   Against / /    Abstain / /



                                             Date ________________________, 1999
                                             Sign here as name appears
                                             x _________________________________
                                             x _________________________________
                                             Please sign this proxy and return
                                             promptly whether or not you plan to
                                             attend the Special Meeting.

                                           WHEN SHARES ARE HELD BY JOINT
                                           TENANTS, BOTH SHOULD SIGN. WHEN
                                           SIGNING AS ATTORNEY, EXECUTOR,
                                           ADMINISTRATOR, TRUSTEE, GUARDIAN,
                                           CORPORATE OFFICER OR PARTNER, PLEASE
                                           GIVE FULL TITLE AS SUCH. IF A
                                           CORPORATION, PLEASE SIGN IN CORPORATE
                                           NAME BY PRESIDENT OR OTHER AUTHORIZED
                                           OFFICER. IF A PARTNERSHIP, PLEASE
                                           SIGN IN PARTNERSHIP NAME BY
                                           AUTHORIZED PERSON. THIS PROXY VOTES
                                           ALL SHARES HELD IN ALL CAPACITIES.

Mark here if you plan to attend the Special Meeting / /